THIRD AMENDED AND RESTATED LOAN AGREEMENT

                            Dated as of June 19, 1996

                                      Among

                     FINE HOST CORPORATION (the "Borrower"),

             FINE HOST SERVICES CORPORATION ("Fine Host Services"),

        FINE HOST INTERNATIONAL CORPORATION ("Fine Host International"),

              FINE HOST OF VERMONT, INC. ("Fine Host of Vermont"),

                           FANFARE, INC. ("Fanfare"),

                    GLOBAL FANFARE, INC. ("Global Fanfare"),

                     CREATIVE FOOD MANAGEMENT, INC. ("CFM"),

                   NORTHWEST FOOD SERVICE, INC. ("Northwest"),

             TARRANT COUNTY CONCESSIONS, L.L.C. ("Tarrant County"),

                        SUN WEST SERVICES, INC. ("SWSI"),

               USTRUST AS LENDER ("UST") AND AGENT FOR THE BANKS,

                    THE SUMITOMO BANK, LIMITED ("Sumitomo"),

                  STATE STREET BANK AND TRUST COMPANY ("SSB"),

                       BANK OF BOSTON CONNECTICUT ("BBC"),

                        MELLON BANK, N.A. ("Mellon") and

                          THE BANK OF NEW YORK ("BNY")

            (UST, SUMITOMO, SSB, BBC, MELLON AND BNY ARE COLLECTIVELY
                           REFERRED TO AS THE "BANKS")

                                TABLE OF CONTENTS


Item                                                                    Page No.

1.  DEFINITIONS

    1.1      General Terms.....................................................3
    1.2      Accounting Terms.................................................20
    1.3      Other Terms Defined in Uniform Commercial Code...................20
    1.4      Construction.....................................................20

2.  LOANS

    2.1      Working Capital Loans............................................20
    2.2      Guidance Loans...................................................22
    2.3      Letters of Credit Under Working Capital Line.....................24
    2.4      Borrower's Loan Account..........................................26
    2.5      Statements.......................................................27
    2.6      Fees.............................................................27
    2.7      Method of Making Payments........................................27
    2.8      Termination Date; Cancellation Fee...............................28
    2.9      Limitation on Charges............................................28
    2.10     Capital Adequacy Provisions......................................29
    2.11     Additional Collateral Following Termination......................29

3.  SECURITY FOR THE LIABILITIES; GUARANTIES

    3.1      Security.........................................................29
    3.2      Chattel Paper Instruments........................................30
    3.3      Vehicles.........................................................30
    3.4      Equipment........................................................31
    3.5      Equipment Records................................................31
    3.6      Safekeeping of Equipment.........................................31
    3.7      Maintenance of Properties........................................31

4.  CONDITIONS OF ADVANCES

    4.1      Borrower's Request...............................................32
    4.2      Financial Condition..............................................32
    4.3      No Event of Default..............................................32
    4.4      Representations and Warranties...................................32
    4.5      Additional Conditions for Approval of Guidance Loan..............32
    4.6      Additional Conditions for Approval of Working Capital Loans......34

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    4.7      Other Requirements...............................................34
    4.8      Additional Conditions for Making Loans...........................34

5.  REPRESENTATIONS AND WARRANTIES

    5.1      Corporate Existence..............................................35
    5.2      Corporate Authority..............................................36
    5.3      Binding Effect...................................................36
    5.4      Financial Data...................................................36
    5.5      Tangible Assets..................................................37
    5.6      Title to Collateral..............................................37
    5.7      Real Property; Leases............................................38
    5.8      Solvency.........................................................38
    5.9      Principal Place of Business......................................39
    5.10     Other Corporate Names............................................39
    5.11     Tax Liabilities..................................................39
    5.12     Loans............................................................39
    5.13     Margin Securities................................................39
    5.14     Subsidiaries; Divisions..........................................40
    5.15     Litigation and Proceedings.......................................40
    5.16     Registration Statement...........................................40
    5.17     Material Agreements..............................................41
    5.18     Largest Customers................................................41
    5.19     Employee Controversies and Employment and Labor Agreements.......41
    5.20     Compliance with Laws and Regulations.............................42
    5.21     Intellectual Property Rights.....................................43
    5.22     Pension Related Matters..........................................43
    5.23     Environmental Matters............................................44
    5.24     Broker's Fee.....................................................45
    5.25     Securities Matters...............................................45
    5.26     Equity Beneficial Ownership......................................45
    5.27     Disclosure.......................................................45
    5.28     Capitalization...................................................45
    5.29     Corporate Structure..............................................48
    5.30     Facility Agreements with Change in Stock Ownership Restrictions..48

6.  AFFIRMATIVE COVENANTS

    6.1      Financial Covenants..............................................49
             6.1.1    Debt to Operating Cash Flow Ratio.......................49
             6.1.2    Operating Cash Flow to Fixed Charge-Ratio...............49
             6.1.3    Operating Cash Flow to Cash Interest Expense Ratio......49
             6.1.4    Minimum Net Worth.......................................49
             6.1.5    Minimum Operating Cash Flow.............................50

             6.1.6    Minimum Tangible Capital Base...........................50
    6.2      Financial Statements.............................................50
    6.3      Inspection.......................................................53
    6.4      Conduct of Business..............................................54
    6.5      Claims and Taxes.................................................54
    6.6      The Agent's and the Banks' Costs and
                      Expenses as Additional Liabilities......................55
    6.7      Borrower's Liability Insurance...................................55
    6.8      Borrower's Insurance.............................................55
    6.9      Pension Plans....................................................57
    6.10     Notice of Suit...................................................58
    6.11     Supervening Changes in Law.......................................58
    6.12     Environmental Notices............................................58
    6.13     Use of the Proceeds..............................................58
    6.14     Depository Accounts..............................................59
    6.15     Collateral Assignments of Licenses and
                      Management Agreements...................................59
    6.16     Application of Net Contract Proceeds.............................59
    6.17     Covenants in Subordinated Debt Documents.........................59

7.  NEGATIVE COVENANTS

    7.1      Encumbrances.....................................................60
    7.2      Indebtedness.....................................................60
    7.3      Mergers and Consolidations.......................................61
    7.4      Acquisitions.....................................................61
    7.5      Disposal of Property.............................................62
    7.6      Investment or Loans..............................................62
    7.7      Guaranties.......................................................63
    7.8      Capital Expenditure Limitations..................................64
    7.9      Distributions....................................................64
    7.10     Compensation.....................................................65
    7.11     Transactions with Affiliates.....................................65
    7.12     Prepayment of Other Liabilities..................................65
    7.13     Modification of Indebtedness.....................................65
    7.14     Amendment of Certificate or Articles of Incorporation or By-Laws.65
    7.15     ERISA Termination Event..........................................66
    7.16     Subordinated Debt Documents......................................66
    7.17     CFM Notes........................................................66

8.  DEFAULT, RIGHTS AND REMEDIES OF THE AGENT

    8.1      Event of Default.................................................66
    8.2      Termination of Obligation to Make Loans and Acceleration.........69

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    8.3      Rights and Remedies Generally....................................69
    8.4      Entry Upon Premises and Access to Information....................69
    8.5      Sale or Other Disposition of Collateral by the Agent.............70
    8.6      Waiver of Demand.................................................70
    8.7      Waiver of Notice.................................................70
    8.8      Advice of Counsel................................................70

9.  THE AGENT

    9.1      Appointment of the Agent.........................................71
    9.2      Administration of the Loans/Letters of Credit....................71
    9.3      Agent's Duty of Care.............................................75
    9.4      Reliance by Agent................................................75
    9.5      Notice of Default................................................76
    9.6      Non-Reliance on Agent and Other Banks............................76
    9.7      Indemnification..................................................77
    9.8      Successor Agent..................................................77
    9.9      Rescission of Loan Payments......................................77
    9.10     Sharing of Payments..............................................78
    9.11     Representations and Warranties of the Other Banks
                      and of the Agent........................................78
    9.12     Notices..........................................................78

10. MISCELLANEOUS

    10.1     Waiver...........................................................78
    10.2     Attorneys' Fees and Expenses.....................................79
    10.3     Expenditures by the Agent........................................79
    10.4     Custody and Preservation by Collateral...........................79
    10.5     Reliance by the Banks............................................80
    10.6     Successors and Assignees.........................................80
    10.7     Applicable Law; Severability.....................................80
    10.8     Submission to Jurisdiction; Jury Trial Waiver; Waiver of Bond....80
    10.9     Application of Payments..........................................81
    10.10    Marshalling; Payments Set Aside..................................81
    10.11    Section Titles...................................................81
    10.12    Continuing Effect................................................81
    10.13    Notices..........................................................81
    10.14    Equitable Relief.................................................82
    10.15    Entire Agreement; Amendments.....................................82
    10.16    Participations and Assignments...................................82
    10.17    Changes in Accounting Principles.................................84
    10.18    Indemnity........................................................85
    10.19    Representations and Warranties, etc..............................85

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    10.20    Treatment of Certain Information.................................85
    10.21    Independence of Covenants........................................85
    10.22    Time of the Essence..............................................86
    10.23    Closing Date.....................................................86

             Exhibit A Form of Commercial Promissory Note (Working Capital Loan) Exhibit B Form of Commercial Promissory Note (Guidance Line of
                       Credit)
             Exhibit C Form of Application for Commercial Letter of Credit and
                       Agreement, with Addendum
             Exhibit D Form of First Amended and Restated Unlimited Guaranty Exhibit E Form of First Amended and Restated Security Agreement -
                       All Assets for Borrower and Unlimited Guarantors
             Exhibit F Form of First Amended and Restated Assignment of
                       Receivables and Proceeds for Borrower and Unlimited Guarantors
             Exhibit G Form of First Amended and Restated Limited Guaranty Exhibit H Form of First Amended and Restated Security Agreement -
                       All Assets for Limited Guarantors
             Exhibit I Form of First Amended and Restated Assignment of
                       Receivables and Proceeds for Limited Guarantors Exhibit J
             Form of First Amended and Restated Stock Pledge Agreement Exhibit K Form of First Amended and Restated LLC Pledge Agreement Exhibit L Form of First Amended and Restated Joint Venture Pledge
                       Agreement
             Exhibit M Form of Assignment and Assumption

             Schedule 3.4              Equipment
             Schedule 5.1              Corporate Existence
             Schedule 5.4              Financial Data
             Schedule 5.5              Tangible Assets
             Schedule 5.6              Title to Collateral
             Schedule 5.7              Real Property; Leases
             Schedule 5.10             Other Corporate Names
             Schedule 5.12             Loans
             Schedule 5.14             Subsidiaries
             Schedule 5.15             Litigation and Proceedings
             Schedule 5.17             Material Agreements
             Schedule 5.18             Largest Customers
             Schedule 5.19             Employment Controversies and Employment
                              and Labor Agreements
             Schedule 5.20(b)          Material Licenses
             Schedule 5.20(c)          License Violations
             Schedule 5.23             Environmental Matters
             Schedule 5.24             Broker's Fees
             Schedule 5.26             Capital Stock
             Schedule 5.29             Interest in Other Entities

             Schedule 5.30             Facility Agreements
             Schedule 7.1              Permitted Liens
             Schedule 7.2              Permitted Indebtedness
             Schedule 7.6              Ongoing Investments
             Schedule 7.7              Guaranties
             Schedule 7.10             Compensation to Affiliates
             Schedule 7.11             Transactions with Affiliates

         This THIRD AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is executed and effective (subject to all of the conditions contained herein) on June 19, 1996, but is dated as of the Closing Date (as defined below), by and among (a) FINE HOST CORPORATION, a Delaware corporation, with its principal place of business and chief executive office at 3 Greenwich Office Park, Greenwich, Connecticut 06831 ("Borrower" or the "Borrower"), (b) FINE HOST SERVICES CORPORATION, a Delaware corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 3 Greenwich Office Park, Greenwich, Connecticut 06831 ("Fine Host Services"), (c) FINE HOST OF VERMONT, INC., a Vermont corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 255 Maple Street, Stowe, Vermont 05672 ("Fine Host of Vermont"), (d) FANFARE, INC., a Massachusetts corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 797 Turnpike Street, North Andover, Massachusetts 01845 ("Fanfare"), (e) GLOBAL FANFARE, INC., an Indiana corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 4000 Parnell Avenue, Fort Wayne, Indiana 46805 ("Global Fanfare"), (f) FINE HOST INTERNATIONAL CORPORATION, a Delaware corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 3 Greenwich Office Park, Greenwich, Connecticut 06831 ("Fine Host International"), (g) CREATIVE FOOD MANAGEMENT, INC., an Ohio corporation (formerly known as VGE Acquisition Corp.), which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 6061 Telegraph Road, Suite MM, Toledo, Ohio 43612 ("CFM"), (h) NORTHWEST FOOD SERVICE, INC., an Idaho corporation which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 305 East 37th Street, Boise, Idaho 83714 ("Northwest"), (i) TARRANT COUNTY CONCESSIONS, L.L.C., a Texas limited liability company, with its principal place of business located at 100 Congress Avenue, Suite 1100, Austin, Texas 78746 ("Tarrant County"), (j) SUN WEST SERVICES, INC., a New Mexico corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 19 West Alameda Drive, Suite No. 101, Tempe, Arizona 85282 ("SWSI"), (k) USTRUST, a
Massachusetts  trust  company,  having  an office  at 30 Court  Street,  Boston,
Massachusetts 02108 (acting for itself, "UST"), (l) USTRUST, a Massachusetts trust company, having an office at 30 Court Street, Boston, Massachusetts 02108 (acting as agent for the Banks, including itself, the "Agent"), (m) THE SUMITOMO BANK, LIMITED, a Japanese bank, having an office at 233 South Wacker Drive, Chicago, Illinois 60606 ("Sumitomo"), (n) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, having an office at 225 Franklin Street, Boston, Massachusetts 02110 ("SSB"), (o) BANK OF BOSTON CONNECTICUT, a Connecticut bank, having an office at One Landmark Square, Suite 2002, Stamford, Connecticut 06901 ("BBC"), (p) MELLON BANK, N.A., a national banking association, having an office at 1735 Market Street, P.O. Box 7899, Philadelphia, Pennsylvania 19101 ("Mellon") and (q) THE BANK OF NEW YORK, a New York bank, having an office at 530 Fifth Avenue, New York, New York 10036 ("BNY"). (UST for itself, Sumitomo, SSB, BBC, Mellon and BNY are hereinafter sometimes referred to collectively as the "Banks" and singly as a "Bank").

                             PRELIMINARY STATEMENTS

          UST, Sumitomo, SSB, BBC, BNY, the Borrower and its Subsidiaries have entered into certain loan arrangements which are evidenced by, among other documents, a certain Second Amended and Restated Loan Agreement dated April 24, 1995 among UST, Sumitomo, SSB, BBC, BNY, the Borrower and its Subsidiaries, as subsequently amended, pursuant to which UST, Sumitomo, SSB, BBC and BNY have made certain loans to the Borrower as more particularly described therein (as so amended, the "Existing Loan Agreement").

          UST, Sumitomo, SSB, BBC, BNY and Mellon have agreed to increase certain of such loan arrangements such that the total aggregate principal amount of all such loan arrangements is increased to up to Seventy-Five Million and 00/100 Dollars ($75,000,000.00), as more particularly described in this Agreement. The aggregate commitment of UST hereunder is no greater than Fifteen Million and 00/100 Dollars ($15,000,000.00), the aggregate commitment of Sumitomo hereunder is no greater than Fifteen Million and 00/100 Dollars ($15,000,000.00), the aggregate commitment of SSB hereunder is no greater than Fifteen Million and 00/100 Dollars ($15,000,000.00), the aggregate commitment of BBC hereunder is no greater than Ten Million and 00/100 Dollars ($10,000,000.00), the aggregate commitment of Mellon hereunder is no greater than Ten Million and 00/100 Dollars ($10,000,000.00), and the aggregate commitment of BNY hereunder is no greater than Ten Million and 00/100 Dollars ($10,000,000.00). Notwithstanding anything contained herein to the contrary, all obligations of the Banks hereunder with respect to such loan arrangements are several, and not joint, obligations of the Banks.

         The Banks have agreed to designate UST as the "Agent" for the loan arrangements described in this Agreement and, notwithstanding anything contained herein to the contrary, the Agent shall act for all of the Banks in all matters arising hereunder relating to the Banks as contemplated by Section 9.

         The Banks, the Borrower and its Subsidiaries have agreed to amend and restate the Existing Loan Agreement in its entirety, and all of the parties to this Agreement acknowledge and agree that, upon execution and delivery of this Agreement, this Agreement, from and after this date, shall govern the relationship of the parties hereto.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto hereby agree as follows:

         1.       DEFINITIONS

                  1.1 General Terms. When used herein, the following capitalized terms shall have the following meanings:

         "Acceptable Supplement" shall have the meaning given to that term in subsection 5.6.

         "Accumulated Funding Deficiency" shall mean a funding deficiency described in Section 302 of ERISA.

         "Affiliate" shall mean, as applied to any Person, any other Person (other than the Borrower or any Subsidiary of Borrower) (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Borrower, (b) that directly or beneficially owns or holds ten percent (10%) or more of any class of the voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of the Borrower or (c) ten percent (10%) or more of whose voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) is owned directly or beneficially or held by the Borrower.

         "Agent" shall mean UST, acting as agent for the Banks under this Agreement.

         "Agreement"  shall mean this Third Amended and Restated Loan Agreement,
together  with  all  exhibits  and  schedules  hereto,  as  amended,   modified,
supplemented, restated or extended from time to time.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of either: (a) the Base Lending Rate, or (b) the Federal Funds Rate in effect on such day.

         "Approval" shall mean each approval, consent, filing or registration by or with any Federal, state or other regulatory authority necessary to authorize or permit the execution, delivery or performance of this Agreement or the Loan Documents or for the validity or enforceability hereof or thereof by the Borrower and its Affiliates.

         "Assignee"  shall have the meaning set forth in subsection 10.16.2.

         "Assignments of Receivables and Proceeds" shall mean the First Amended and Restated Assignments of Receivables and Proceeds, dated as of the Closing Date, by and between the Borrower or the applicable Subsidiary and the Agent, which are to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be further amended, reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other assignments of receivables and proceeds which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(b) below.

         "Banks" or "the Banks" shall mean UST, Sumitomo, SSB, BBC, Mellon, BNY and their respective successors and assigns.

         "Basel Accord" shall have the meaning set forth in subsection 2.10.

         "Base Lending Rate" shall mean the variable rate of interest, per annum, most recently announced by UST at its headquarters in Boston, Massachusetts, as its "base lending rate," with the understanding that UST's "base lending rate" is one of its interest rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of UST's interest rates. Any change in the Base Lending Rate shall be effective as of the effective date stated in the announcement by UST of such change.

         "Borrower" or "the Borrower" shall mean Fine Host Corporation, a Delaware corporation, and all its successors and assigns.

         "Business Day" shall mean except as provided in the LIBOR provisions of the Notes, any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Massachusetts, the Commonwealth of Pennsylvania, the State of Connecticut or the State of New York or other day on which banking institutions are authorized or are required to be closed in Boston, Massachusetts, New York, New York, Pittsburgh, Pennsylvania, or Hartford, Connecticut.

         "Cancellation Fee" shall have the meaning given to that term in subsection 2.8.

         "Capital  Base" shall mean,  at any date as of which  determination  is
made,  the  sum  of  the   consolidated  Net  Worth  of  the  Borrower  and  its
Subsidiaries, taken as a whole, plus any Subordinated Debt.

         "Capital Expenditure" shall mean, for any period, the sum of (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (b) the aggregate amount of all Capitalized Lease Obligations during such period.

         "Capitalization Period" shall have the meaning given to that term in subsection 4.5(b).

         "Capitalized Lease Obligations" shall mean, for any period, all of the Borrower's and any Subsidiary's obligations under any lease of property (real, personal or mixed) or other periodic payment arrangement which have been or should be capitalized on the Borrower's and Subsidiaries' consolidated balance sheet in accordance with GAAP, in each case taken at the amount thereof accounted for as indebtedness, net of interest expense, determined in accordance with GAAP, the stated maturity of which shall be the date of the last payment of any amount thereunder prior to the first date upon which such arrangement may be terminated by the Borrower or its Subsidiaries without payment of any penalty.

         "Cash Equivalent Investment" shall mean, at any time: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than 90 days from the date of acquisition, of (x) any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500,000,000, whose debt has a rating at the time of any such investment of at least "A-2" or the equivalent thereof by Standard & Poor's or at least "P-2" or the equivalent thereof by Moody's or (y) any Bank, (iii) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with UST, and (iv) commercial paper issued by (x) the parent corporation of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500,000,000 and commercial paper or master notes of issuers, rated at the time of any such investment at least "A-2" or the equivalent thereof by Standard & Poor's or at least "P-2" or the equivalent thereof by Moody's or (y) any Bank, and in each case maturing within 270 days after the date of acquisition.

         "Cash Interest Expense" shall mean, with respect to any Person for any period, the interest expense of such Person for such period, less all non-cash items constituting interest expense during such period (including, without limitation, amortization of debt discounts and payments of interest on Indebtedness through the issuance of Indebtedness).

         "CFM Notes" shall mean the following: (a) a certain Subordinated Promissory Note, dated as of November 15, 1995, from the Borrower, made payable to the order of James E. Kern, in the original principal amount of One Million Four Hundred Forty Thousand and 00/100 Dollars ($1,440,000.00); (b) a certain Subordinated Promissory Note, dated as of December 8, 1994, from the Borrower, made payable to the order of James E. Kern, in the original principal amount of Eighty Thousand and 00/100 Dollars ($80,000.00); (c) a certain Subordinated Promissory Note, dated as of November 13, 1995, from the Borrower, made payable to the order of John F. Kusner, in the original principal amount of Seven Hundred Fifty-Six Thousand and 00/100 Dollars ($756,000.00); and (d) a certain Subordinated Promissory Note, dated as of December 8, 1994, from the Borrower, made payable to the order of John F. Kusner, in the original principal amount of Three Hundred Fifty-Four Thousand and 00/100 Dollars ($354,000.00).

         "Change in Control" means a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

         "Closing" or "Closing Date" shall meaning to that term in subsection 10.23.

         "Code" shall mean the Uniform Commercial Code of the Commonwealth of Massachusetts (or with respect to Collateral in which a Lien may only be perfected pursuant to the laws of any other state or the District of Columbia, the Uniform Commercial Code of such state or of the District of Columbia), as amended, and any successor statute of similar import as in effect from time to time.

         "Collateral" shall mean all of Borrower's or its Subsidiaries' right, title, and interest in and to the Collateral, as defined in the applicable Security Agreement, in or upon which a Lien has been or is granted to the Agent, as security for the Liabilities, whether under this Agreement, the other Loan Documents, at law or in equity, or under any other documents, instruments, agreements or writings delivered to the Agent or any Bank which were executed by the Borrower, its Subsidiaries, any Affiliate of the Borrower, or any such other Person.

         "Commitments" means the Working Capital Commitment and the Guidance Line of Credit Commitment.

         "Common Shares" means the shares of common stock, $.01 par value per share, of the Borrower, of which 25,000,000 shares are authorized pursuant to the certificate of incorporation of the Borrower, as amended through the date hereof.

         "Continuing Director" shall mean and include a member of the Board of Directors of the Borrower who was (i) a member of the Board of Directors on the date hereof or (ii) nominated for election or elected to the Board of the Directors with the affirmative vote of at least two-thirds of (x) members described in clause (i) or (y) members who were in turn so nominated or so elected by members described in clause (i) or clause (ii)(x).

         "Contract Extension" shall have the meaning given to that term in subsection 4.5(a).

         "Converted Guidance Amount" shall have the meaning given to that term in subsection 2.2(d).

         "Converted Guidance Loan" means any Guidance Loan which has been converted pursuant to the provisions of the first sentence of subsection 2.2(d).

         "Debt" shall mean the total of, without duplication (a) Liabilities (less the stated undrawn amount of the Letters of Credit issued by UST under subsection 2.3 or subsection 2.1(a)); (b) all Indebtedness allowed pursuant to subsection 7.2(c) and (g); (c) any draws under any letter of credit issued by any Person for the benefit of Borrower or any of its Subsidiaries as account party; and (d) any such letter of credit which becomes a banker's acceptance.

         "Default" shall mean an event which through the passage of time or the service of notice or both would (assuming no action is taken by the Borrower to cure the same) mature into an Event of Default.

         "Designated Banks" shall have the meaning given such phrase in subsection 9.2(h).

         "Dollar", "Dollars" and "$" shall mean lawful money of the United States of America.

         "Employment and Labor Agreements" shall have the meaning given to that term in subsection 5.19(b).

         "Environmental Laws" shall mean all Laws relating to health, safety and environmental matters, including without limitation all Laws relating to the release, disposal, handling, storage, production, removal, processing or transporting of Hazardous Substances. Such Laws include but are not limited to the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et seq as amended; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq, as amended; the Toxic Substance Act, 15 U.S.C. ss.2601 et seq , as amended, the Clean Water Act, 33 U.S.C. ss.466 et seq, as amended; the Clear Air Act, 42 U.S.C. ss.7401 et seq, as amended; state and federal superlien and environmental laws and regulations, including cleanup programs; and United States Department of Transportation regulations.

         "Environmental Notice" shall mean any summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state or local agency or authority, or any other entity or individual, public or private, concerning
(i) any intentional or unintentional act or omission which involves Management of Hazardous Substances either on or off any property owned or leased by the Borrower or any Subsidiary of the Borrower; (ii) the imposition of any Lien on such property, including but not limited to Liens asserted by government entities in connection with Responses to the presence or Release of Hazardous Substances; and (iii) any alleged violation of or responsibility under Environmental Laws.

         "Equipment" shall mean all of the Borrower's or its Subsidiaries' right, title, and interest in and to equipment (as defined in the Code), including without limitation machinery, furniture, Vehicles and fixtures and other tangible personal property other than Inventory, whether located on premises owned, leased or occupied by the Borrower or located elsewhere, together with any and all accessions, parts and appurtenances thereto, whether now owned or hereafter acquired and owned by the Borrower, including all right, title, and interest of Borrower and its Subsidiaries to any Equipment used in connection with or under a Facility Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations and rulings thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to refer to any successor sections.

         "ERISA Affiliate" shall mean each trade or business, including the Borrower, whether incorporated or not, which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

         "ERISA Termination Event" shall mean (a) the occurrence of a Reportable Event or a Prohibited Transaction, (b) the complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer Plan, or the receipt by the Borrower or any ERISA Affiliate of a demand from any Multiemployer Plan for withdrawal liability, (c) the filing of a notice of intent to terminate any Plan or the treatment of a plan amendment as a termination of any such Plan under Section 4041 of ERISA,
(d) as soon as the Borrower or any ERISA Affiliate has knowledge thereof, any action causing termination under Section 4041A of ERISA of any Multiemployer Plan, (e) as soon as the Borrower or any ERISA Affiliate has knowledge thereof, the institution of proceedings to terminate any Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, or (f) the occurrence of any other event or condition which might constitute grounds under Sections 4041A or 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Event of Default" shall have the meaning given to that term in subsection 8.1 hereof.

         "Existing Loan Agreement" shall have the meaning given that term in the first paragraph of Preliminary Statements of this Agreement.

         "Facility Agreements" shall mean all concession, license or management agreements to which the Borrower or any of its Subsidiaries is currently or hereafter becomes a party, and pursuant to which the Borrower or any such Subsidiary has agreed (a) to provide food and beverage services at certain facilities described therein, (b) to operate and otherwise use food, beverage and liquor licenses at such facilities, or (c) to manage certain concession and food service areas at such facilities whether such facilities or locations are owned by the Borrower, any Affiliate of the Borrower, or any other Person.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with the members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of Boston, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Financials" shall have the meaning set forth in subsection 5.4 hereof.

         "Fixed Charges" shall mean, for any period, the sum of (i) all regularly scheduled payments of principal on Indebtedness of the Borrower and its Subsidiaries made or required to be made in such period, (ii) payments under Capitalized Lease Obligations made or required to be made in such period, and (iii) Cash Interest Expense of Borrower and its Subsidiaries.

         "GAAP"  shall  mean  generally  accepted  accounting   principles,   as
promulgated by the Financial Accounting Standards Board or other successor governing body, as in effect from time to time, consistently applied.

         "Guaranties" shall mean the Unlimited Guaranties and the Limited Guaranties.

         "Guarantor" shall mean any guarantor of all or any part of the Liabilities, including without limitation, the Subsidiaries and the Limited Guarantors.

         "Guidance Line Conversion Dates" means and includes any and all of the following dates: September 30, 1997, December 31, 1998, April 30, 1999, and any date on which the aggregate outstanding principal amount of all Unconverted Guidance Loans is Twenty Million and 00/100 Dollars ($20,000,000.00) or more.

         "Guidance Line of Credit" shall have the meaning given to such term under subsection 2.2.

         "Guidance Line of Credit Commitment" shall have the meaning set forth in subsection 2.2(a).

         "Guidance Loans" shall have the meaning given that term in subsection 2.2.

         "Guidance Notes" shall mean the Commercial Promissory Notes evidencing the Guidance Loans, which are to be executed and delivered by the Borrower pursuant to the provisions of subsection 2.2 below, as the same may be amended, modified, supplemented, restated or extended from time to time.

         "Hazardous Substances" shall mean hazardous substances, hazardous wastes, hazardous waste constituents, hazardous materials, pesticides, oil and other petroleum products, and toxic substances, including asbestos and PCBS, as those terms are defined pursuant to Environmental Laws.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

         (a)      which is of a "going concern" or similar nature;

         (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

         (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under subsection 6.1 below.

   "Indebtedness" shall mean without duplication, with respect to any Person:

            (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all other items

                     (i) which,  in accordance  with GAAP,  would be included as liabilities on the liability side of the balance sheet of such Person (including any leasing or similar arrangement which is classified as a capitalized lease) as of the date at which Indebtedness is to be determined, and

                     (ii) which are incurred as a financing, whether or not in
            the ordinary course of business;

            (d) whether or not so included as liabilities in accordance with GAAP,

                     (i) all obligations of such Person to pay the deferred purchase price of property or services and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such property, the amount of such Indebtedness shall be limited to the fair market value of such property; and

                     (ii) all guaranties made by such Person; and

            (e) net obligations under interest rate swap, exchange or cap agreements.

         "Insolvent" or "Insolvency" shall mean, with respect to any Person, when any of the following events shall have occurred in respect of such Person: admission in writing of its inability, or its general inability, to pay its debts as they become due, dissolution, termination of existence, cessation of normal business operations (other than a temporary cessation due to fire or other casualty, acts of God, strike or other event not within the control of such Person), insolvency, appointment of a receiver for any material part of the property of, legal or equitable assignment, conveyance or transfer of, all or substantially all of the property for the benefit of creditors by, or a commencement of any proceedings under any bankruptcy or insolvency Laws or any Laws relating to the relief of debtors, readjustment of Indebtedness, reorganization, composition or extension by or against such Person, but shall not include transactions permitted under subsection 7.3 .

         "Inventory" shall mean all of the right, title, and interest of the Borrower or any of its Subsidiaries in and to any and all inventory (as defined in the Code), including without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired and owned by the Borrower or its Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process or supplies, and all materials used or consumed in the Borrower's or such Subsidiary's business, and shall include such property the sale or other disposition of which has given rise to accounts receivable and which has been returned to, or repossessed or stopped in transit by, the Borrower or any such Subsidiary.

         "Investment" shall mean relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                  (b) any payment made with respect to a Facility Agreement that is required to be capitalized or is otherwise capitalized as a contract right pursuant to GAAP;

                  (c)  any guaranty of such Person; and

                  (d) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Issuing Bank" shall mean UST, as the issuer of Letters of Credit under
Section 2.3 hereof, together with its successors and assigns in such capacity.

         "Joint Venture Interests" shall mean any interests in any joint venture, partnership or trust which are, at the time, either directly or indirectly, owned by the Borrower or any of its Subsidiaries, and which are more than fifty percent (50%) of all of the outstanding interests of such joint venture, partnership or trust.

         "Joint Venture Pledge Agreements" shall mean the First Amended and Restated Joint Venture Pledge Agreements, each dated as of the Closing Date, by and between the Borrower and the Agent, which are to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be further amended, reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other pledge agreements which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(f) below.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any governmental body (including, without limitation, any court or any administrative or regulatory agency).

         "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

         "Letter of Credit" or "Letters of Credit" shall mean any one or more of the letters of credit to be issued by the Agent under subsection 2.1(a) or subsection 2.3, which shall be acceptable to the proposed beneficiary, and reference herein to "principal amount" of such letters of credit shall mean the initial principal amount thereof, whether drawn or undrawn.

         "Letter of Credit Line" shall mean the credit facility which the Banks extend to the Borrower under subsection 2.3.

         "Letter of Credit Loan" shall have the meaning given to that term in subsection 2.3.

         "Liabilities" shall mean all of the Borrower's and its Subsidiaries' liabilities, obligations, and indebtedness to the Banks or the Banks' Affiliates, of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, or acquired, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including obligations of performance under and the requirement to reimburse draws on Letters of Credit) and whether arising or existing under written agreement or by operation of Law as a result of the Borrower's and its Subsidiaries' Indebtedness and obligations to the Banks under this Agreement or any of the other Loan Documents, as they may be amended, modified, supplemented, restated or extended from time to time.

         "LIBOR" shall have the meaning given that term in the Notes.

         "License or Licenses" shall have the meaning given to that term in subsection 5.20(b).

         "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance or security arrangement of any nature whatsoever, whether arising by written or oral agreement or by operation of Law, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Limited Guaranties" shall mean the First Amended and Restated Limited Guaranties, each dated as of the Closing, from each of the Orange County Joint Venture and the Oregon Joint Venture, in favor of the Banks, which are to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be further reaffirmed, amended, modified, supplemented, restated or extended from time to time and any and all other limited guaranties which may in the future be executed and delivered by any Person in favor of the Banks.

         "Limited Guarantors" shall mean each of the Orange County Joint Venture and the Oregon Joint Venture, and any and all other Persons who may in the future execute and deliver, Limited Guaranties in favor of the Banks.

         "LLC Pledge Agreements" shall mean the First Amended and Restated LLC Pledge Agreement, dated as of the Closing Date, by and between the Borrower and Agent, which is to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be further amended, reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other pledge agreements which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(g) below.

         "Loan Account" shall mean the account on the books of the Agent in which will be recorded Loans and advances made to the Borrower, issued by the Agent to, or for the benefit of, the Borrower pursuant to this Agreement or any of the other Loan Documents, payments made on such Loans and other appropriate debits and credits as provided by this Agreement or any of the other Loan Documents.

         "Loan" or "Loans" shall mean one or more advances made to the Borrower pursuant to Section 2 and the issuance of Letters of Credit (whether drawn or undrawn) pursuant to Section 2.

         "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, and all agreements, instruments and documents referenced in Section 3 hereof and any related subordination agreements, intercreditor agreements, powers of attorney, consents, security agreements or financing statements, whether heretofore, now, or hereafter executed by or on behalf of the Borrower, any Subsidiary of the Borrower, any Affiliate of the Borrower, any Guarantor or any other Person and delivered to the Agent or any Bank in connection with the Loans, all as may be amended, modified, supplemented, restated or extended from time to time.

         "Loan Participants" shall have the meaning set forth in subsection 10.16.1.

         "Manage" or "Management" shall mean to generate, handle, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, Release, threaten to Release or abandon Hazardous Substances.

         "Material Adverse Effect" or "Material Adverse Change" shall mean, with respect to any Person, an effect, resulting from any occurrence of whatever nature (including, without limitation, any adverse determination in litigation, arbitration or governmental investigation or proceeding), materially adverse to the business, financial condition, operations or prospects of such Person and its Subsidiaries, taken as a whole.

         "Membership Interests" shall mean any membership interests in any limited liability company which are, at the time, either directly or indirectly, owned by the Borrower or any of its Subsidiaries, and which are more than fifty percent (50%) of all of the outstanding membership interests of such limited liability company.

         "Moody's" shall mean Moody's Investors Service, Inc. or any other entity succeeding to any or all of its functions.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which the Borrower or any ERISA Affiliate has or had any obligation to contribute.

         "NASD" shall mean the National Association of Securities Dealers, Inc. or any other entity succeeding to any or all of its functions.

         "Net  Contract   Proceeds"  shall  mean,  with  respect  to  the  sale,
cancellation, termination or other discontinuation of any Facility Agreement with any Person at any time, the sum of (a) (i) the gross cash proceeds received by the Borrower or any of its Subsidiaries from or on account of such Person as a result thereof and, without duplication, (ii) all payments received by the Borrower or any of its Subsidiaries on account of Indebtedness owing to any of them from such Person (including payments on Notes Receivable) less (b) (i) all reasonable legal, accounting and other professional fees, costs and expenses incurred in connection therewith, (ii) all taxes actually paid or estimated by the Borrower (in good faith) to be payable in connection therewith and (iii) all payments made at such time (and not at any earlier time) by the Borrower or any of its Subsidiaries to such Person in order to repay or otherwise retire Indebtedness incurred in connection with such Facility Agreement.

         "Net Income" or "Net Loss" for any fiscal period of the Borrower shall mean income or loss of the Borrower and its Subsidiaries, taken as a whole, after deduction of all expenses, taxes and other proper charges, as would be set forth on a consolidated income statement of the Borrower and its Subsidiaries for such fiscal period, prepared in accordance with GAAP.

         "Net Worth" shall mean, at any time, the excess by which the value of all of the assets of Borrower and its Subsidiaries, taken as a whole, exceeds the total of all the liabilities of the Borrower and its Subsidiaries, taken as a whole, as determined on a consolidated basis, in accordance with GAAP.

         "New Project" shall have the meaning given to that term in subsection 4.5(a).

         "Northwest Acquisition Indebtedness" means the Indebtedness of the Borrower to Robert F. Barney in the original principal amount of One Million Three Hundred Fifty Thousand and 00/100 Dollars ($1,350,000.00).

         "Notes" shall mean the Working Capital Notes and the Guidance Notes.

         "Notes Receivable" shall mean any promissory note (or related bond or letter of credit), or similar agreement or arrangement by any Person to pay money to the Borrower or any of its Subsidiaries under the terms of or in connection with a Facility Agreement.

         "Offshore Subsidiary" means a Subsidiary of the Borrower which is established, organized or otherwise formed outside the United States of America.

         "Ongoing Investments" shall have the meaning given to that term in subsection 7.6.

         "Operating Cash Flow" shall mean, for the Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, earnings before interest expense, depreciation and amortization (net of all applicable cash taxes), less the following (net of all applicable cash taxes): (i) any reversal of any contingency reserve (other than as allowed by GAAP), (ii) all extraordinary gains and losses, (iii) all gains and losses from acquisitions, sales, exchanges and dispositions of property not in the ordinary course of business, (iv) any gain or loss arising from the collection of the proceeds of any insurance policy, (v) any gain or loss resulting from the write-up of any property and
(vi) any non-recurring credit or charge items.

         "Orange County Joint Venture" means Fine Host/R&N/A Cup Above Joint Venture, a joint venture organized pursuant to a certain Joint Venture Agreement, dated 1994, by and among (a) the Borrower, (b) Ronald O. Rogers and Tyrone W. Nabbie d/b/a R&N Management Services and (c) Ellen Korbin d/b/a A Cup Above.

     "Oregon Joint Venture" means Fine Host/S. Brooks & Associates Joint Venture , a joint venture organized pursuant to a certain Joint Venture Agreement, dated May, 1995, by and between the Borrower and S. Brooks & Associates, Inc. an Oregon corporation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

         "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean any employee pension or benefit plan (other than a Multiemployer Plan) to which Section 4021(a) of ERISA applies and (a) which is maintained for employees of the Borrower or any of its ERISA Affiliates; or (b) to which the Borrower or any of its ERISA Affiliates made, or was required to make, contributions at any time within the preceding five years.

     "Pledge Agreements" shall mean the Stock Pledge Agreements, the Joint Venture Pledge Agreements and the LLC Pledge Agreements.

         "Prohibited Transaction" shall mean with respect to any Plan any transaction described in Section 406 of ERISA which is not exempt by reason of
Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c)(1) of the Tax Code which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the Tax Code, or the transitional rules of Section 2003(c) of ERISA.

         "Project Costs" shall mean, with respect to any New Project or Contract Extension (as defined in subsection 4.5), the sum of the following items, to the extent required by the Facility Agreement associated with the New Project or Contract Extension: (a) Capital Expenditures, in accordance with GAAP, (b) costs capitalized as contract rights pursuant to GAAP, and (c) Notes Receivable.

         "Register" shall have the meaning set forth in subsection 10.16.3.

     "Registration  Statement"  shall have the meaning  set forth in  subsection
5.16.

         "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reimbursement Obligations" shall mean, at any time, the obligations of the Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

         "Release" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, dumping or disposing of Hazardous Substances into the environment, as the term 'environment' is defined in CERCLA.

         "Reportable  Event"  shall mean (a) a  reportable  event  described  in
Section 4043 of ERISA and regulations thereunder, for which the obligation to give notice to the PBGC has not been waived by the PBGC in accordance with applicable regulations, (b) a withdrawal by a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of which are not under common control, as referred to in
Section 4063(b) of ERISA, or (c) a cessation of operations at a facility causing more than twenty percent of plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA.

         "Respond" or "Response" shall mean any action taken pursuant to Environmental Laws to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate or assess the Release of a Hazardous Substance.

         "SEC" shall mean the United States Securities and Exchange Commission or any other federal governmental agency which may hereafter perform its functions.

         "Securities Laws" shall have the meaning given to that term in subsection 5.25.

         "Security Agreements" shall mean the First Amended and Restated Security Agreements - All Property, each dated as of the Closing Date, by and between the Borrower or the applicable Subsidiary and the Agent, which are to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be further amended, reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other security agreements which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(a) below.

         "Special Events" shall have the meaning given to that term in subsection 4.5(c).

         "Special Texas Corporations" shall mean (a) Convention Beverages, Inc., a Texas corporation, (b) Fine Host of Texas, Inc., a Texas corporation, and (c) each other company incorporated under the laws of the State of Texas in which the Borrower enters into an arrangement, on terms reasonably satisfactory to the Agent, for substantially the same purpose that it has entered into Texas Management Agreements with the corporations referred to in clauses (a) and (b) of this definition.

         "Standard & Poor's" means Standard & Poor's Corporation or any other entity succeeding to any or all of its functions.

         "Stock" shall mean the capital stock of the Borrower and warrants, options, or other rights to purchase or acquire the capital stock of the Borrower.

         "Stock Pledge Agreements" shall mean , the First Amended and Restated Stock Pledge Agreement, dated as of the Closing Date, by and between the Borrower and the Agent, which is to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be further amended, reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other stock pledge agreements which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(e) below.

         "Subordinated Debt" shall mean liabilities, if any, of the Borrower or any of its Subsidiaries which are subordinated to the Liabilities upon such terms and conditions as are satisfactory to the Designated Banks in their sole discretion, including but not limited to the Indebtedness under the CFM Notes, the Northwest Acquisition Indebtedness and the SWSI Acquisition Indebtedness, which the Banks hereby acknowledge are upon terms and conditions satisfactory to the Banks.

         "Subordinated Debt Documents" shall mean all documents evidencing, securing, or related to the Subordinated Debt.

         "Subsidiary" shall mean, at any time, any corporation of which at least 50 percent of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Borrower or any of its Subsidiaries, or any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests is at the time, directly or indirectly, owned by the Borrower or any of its Subsidiaries, including without limitation, each of the Orange County Joint Venture and the Oregon Joint Venture.

         "Subsidiary Stock" shall mean the capital stock of each of the Subsidiaries and warrants, options, or other rights to purchase or acquire the capital stock of each of the Subsidiaries.

         "SWSI Acquisition Indebtedness" means (i) the Indebtedness of the Borrower to William S. Smitherman and Joann McBride Smitherman in the original principal amount of One Million Three Hundred Fifty Thousand and 00/100 Dollars ($1,350,000.00), and (ii) the Indebtedness of the Borrower to Edward G. Enos in the original principal amount of Six Hundred Thirty-Seven Thousand Five Hundred and 00/100 Dollars ($637,500.00).

         "Tangible Capital Base" shall mean Net Worth, plus Subordinated Debt, less intangibles (including without limitation, all contract rights other than those contract rights which any of the clients or customers of the Borrower or its Subsidiaries are obligated to repurchase upon the terms and conditions of any applicable Facility Agreements) calculated in accordance with GAAP.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and rules and regulations thereunder, in each case as in effect from time to time. References to sections of the Tax Code shall be construed to refer to any successor sections as well.

     "Termination  Date"  shall have the  meaning  set forth in  subsection  2.8 hereof.

         "Texas Management Agreements" shall mean, collectively, the Management Services Agreement, dated May 20, 1992, between Convention Beverages, Inc. and the Borrower and the Management Services Agreement, dated January 31, 1991, between Fine Host of Texas, Inc. and the Borrower, and each other management services agreement, reasonably satisfactory to the Designated Banks, entered into with any corporation referred to in clause (c) of the definition of Special Texas Corporations, as each of such agreements may be amended, modified, supplemented, restated or extended from time to time.

     "Unconverted Guidance Loan" means any Guidance Loan which is not a Converted Guidance Loan.

         "Unlimited Guaranties" shall mean the First Amended and Restated Unlimited Guaranties, each dated as of the Closing Date, from each of the Subsidiaries (other than the Orange County Joint Venture and the Oregon Joint Venture) in favor of the Banks, which are to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be further amended, reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other unlimited guaranties which may in the future be required to be executed and delivered by any Subsidiary (other than the Orange County Joint Venture and the Oregon Joint Venture) in favor of the Banks, in compliance with the provisions of subsection 3.1(c) below.

         "Vehicles" shall mean any of the Borrower's rolling stock, motor vehicles or other movable goods required by applicable Law in any jurisdiction where the Borrower does business to be registered or titled.

     "Working Capital Commitment" shall have the meaning set forth in subsection 2.1(a).

         "Working Capital Line" shall mean the credit facility which the Banks extend to the Borrower under subsection 2.1.

         "Working Capital Loans" shall mean at any time, the aggregate principal amount, at such time, of the outstanding advances of the Banks to the Borrower under subsection 2.1.

         "Working Capital Notes" shall mean the Commercial Promissory Notes evidencing the Working Capital Loans, which are to be executed and delivered by the Borrower pursuant to the provisions of subsection 2.1 below, as the same may be amended, modified, supplemented, restated or extended from time to time.

     1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given to such terms in accordance with GAAP.

         1.3 Other Terms Defined in the Uniform Commercial Code. All terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Code to the extent the same are used or defined therein.

         1.4 Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or". The terms "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified.

         2.       LOANS.

         2.1      Working Capital Loans.

         (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Borrower and its Subsidiaries to the Banks, the Banks hereby establish a line of credit facility in favor of the Borrower in the maximum principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00) (the "Working Capital Line"). Each Loan made under the Working Capital Line (other than use of such line for one or more Letters of Credit as provided herein) shall be referred to as a "Working Capital

Loan". Prior to the Termination Date, upon the Borrower's request made in the manner set forth in subsection 4.1 and subject to the terms and conditions of
Section 4, the Banks will make Working Capital Loans to the Borrower in such amounts as may be requested by the Borrower, up to a total outstanding principal indebtedness under such Working Capital Loans (and any Letters of Credit issued pursuant to this subsection 2.1(a)) at any time of Twenty Million and 00/100 Dollars ($20,000,000.00); provided that in no event shall the aggregate principal amount of Working Capital Loans, together with the aggregate principal amount of all Letter of Credit Liabilities, made by each Bank exceed the principal amount of such Bank's Working Capital Note(s) as set forth in Section 2.1(c) below. In addition, provided (i) there is no Default or Event of Default hereunder, (ii) the amount outstanding under the Working Capital Line is less than Twenty Million Dollars ($20,000,000.00)(the "Working Capital Commitment"), and (iii) the Borrower is in compliance with the requirements of Section 4 (and, with respect to the requested Letter of Credit, subsection 2.3), then the Borrower may request and UST shall issue one or more Letters of Credit in compliance with subsection 2.3 and Section 4, in an aggregate amount for all such Letters of Credit not to exceed at any time the lesser of (x) Five Million and 00/100 Dollars ($5,000,000.00) and (y) the difference between the outstanding principal indebtedness under the Working Capital Loans and Twenty Million and 00/100 Dollars ($20,000,000.00).

         (b) Prior to the Termination Date, the Borrower may pay or prepay without penalty or premium all or any portion of the Working Capital Loans made from time to time hereunder, and subject to the terms and conditions herein provided, may reborrow the amounts so paid or prepaid as provided in subsection 2.1(a). The Borrower agrees that if at any time the sum of the outstanding principal amount of all Working Capital Loans and Letters of Credit Liabilities issued pursuant to subsection 2.1(a) shall exceed at any time the Working Capital Commitment, the Borrower shall immediately pay the Agent for the benefit of the Banks such amount as is necessary to eliminate such excess.

         (c) The Working Capital Loans made to the Borrower by the Banks shall be evidenced by six (6) Working Capital Notes (substantially in the form attached hereto as Exhibit A), three of which are each in the principal amount of Four Million and 00/100 Dollars ($4,000,000.00) and made payable to UST, Sumitomo and SSB, respectively and three of which are each in the principal amount of Two Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 Dollars ($2,666,666.66) and made payable to BBC, Mellon and BNY, respectively. The outstanding principal, and all accrued and unpaid interest and other charges thereon or incurred in respect thereof, shall be due and payable upon the Termination Date. Each Working Capital Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount thereof at a rate selected by the Borrower and equal (i) to LIBOR for 30, 90 or 180 days plus two percent (2.00%) or (ii) to the Alternate Base Rate, all as specified in each Working Capital Note. Subject to the terms and conditions contained in the Working Capital Notes, the Borrower shall designate, from time to time, the portions of outstanding principal of the Working Capital Loans which will accrue interest at LIBOR, and all other principal under the Working Capital Loans not so designated shall accrue interest at the Alternate Base Rate. Interest on all Working Capital Loans evidenced by the Working Capital Notes shall be payable in arrears, as provided in the Working Capital Notes.

         (d) The Agent may, at its sole discretion, directly charge the Working Capital Line for any fees owed to the Banks pursuant to this Agreement, or any past due interest payments (after any applicable grace periods) owed to the Banks pursuant to this Agreement, with notice to the Borrower at the time of such charge. Provided there then exists no Event of Default, prior to directly charging the Working Capital Line, the Agent shall give the Borrower not less than fifteen (15) days prior notice of any fees due to the Banks and payable by the Borrower as a result of services of any Person other than the Banks or their direct employees.

         (e) The proceeds of the Working Capital Loans shall be used solely for the general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of their business (which shall include the reimbursement of any Letter of Credit Loan) and for Letters of Credit issued pursuant to subsection 2.1(a), but in no event shall such proceeds be used for the payment of any of the following:

     (i) The payment of principal on any loan (other than a Letter of Credit Loan hereunder), whether to the Banks or any other Person;

     (ii) For ProjectCosts funded by the proceeds of a Guidance Loan; or

     (iii) Distributions or payments which are prohibited or restricted (including payments which require the Banks to authorize such payments and which have not been authorized) under the terms of this Agreement.

         2.2      Guidance Loans.

         (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Borrower and its Subsidiaries to the Banks, the Banks hereby establish a guidance line of credit facility (the "Guidance Line of Credit") in favor of the Borrower in the maximum principal amount of Fifty-Five Million and 00/100 Dollars ($55,000,000.00)(as the same may be reduced from time to time pursuant to the provisions of subsection 2.2(d) below, the "Guidance Line of Credit Commitment"). Each Loan made under the Guidance Line of Credit shall be referred to as a "Guidance Loan". Prior to the Termination Date, upon the Borrower's request made in the manner set forth in subsection 4.5 and subject to the terms and conditions of Section 4, the Banks will make Guidance Loans to the Borrower in such amounts as may be requested by the Borrower, up to a total outstanding principal indebtedness under such Guidance Loans at any time of not more than the Guidance Line of Credit Commitment.

         (b) Prior to the Termination Date, the Borrower may pay or prepay without penalty or premium all or any portion of the Guidance Loans made from time to time hereunder, and subject to the terms and conditions herein provided, may reborrow the amounts so paid or prepaid. The Borrower agrees that if at any time the sum of the outstanding principal amount of all the Guidance Loans shall exceed at any time the Guidance Line of Credit Commitment, the Borrower shall immediately pay the Agent for the benefit of the Banks such amount as is necessary to eliminate such excess. In addition, Guidance Loans shall be prepaid in accordance with the terms of subsections 6.8 and 6.16 of this Agreement.

         (c) The Guidance Loans made to the Borrower by the Banks shall be evidenced by six (6) Guidance Notes (substantially in the form attached hereto as Exhibit B), three of which are each in the principal amount of Eleven Million and 00/100 Dollars ($11,000,000.00) and made payable to UST, Sumitomo and SSB, respectively and three of which are each in the principal amount of Seven Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and
33/100 Dollars ($7,333,333.33) and made payable to BBC, Mellon and BNY, respectively. Up to a Guidance Line Conversion Date, interest on the Unconverted Guidance Loans (computed on the basis of the actual number of days elapsed over a 360-day year) shall accrue on the unpaid principal amount thereof at a rate equal to the Alternate Base Rate in effect from time to time plus one-half percent (0.5%). Until a Guidance Line Conversion Date, no principal shall be due and payable on Unconverted Guidance Loans; Interest accruing on the Unconverted Guidance Loans shall be due and payable monthly, in arrears, as provided in each Guidance Note.

         (d) Except as otherwise agreed to by all of the Banks, on each and every Guidance Line Conversion Date, the aggregate principal amount of all Unconverted Guidance Loans outstanding on any such date shall be converted into a Loan having a fixed repayment schedule as provided below (each a "Converted Guidance Amount"), and may no longer be reborrowed under the Guidance Line of Credit and the Guidance Line of Credit Commitment shall thereupon be reduced by such Converted Guidance Amount. From and after any such date, the then outstanding principal amount of each of the Guidance Notes evdencing such Converted Guidance Amount shall be payable in equal monthly installments commencing on the last date of each month succeeding any such date based on a loan with a term of sixty (60) months; together with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount thereof at a rate selected by the Borrower equal to either (i) the Alternate Base Rate in effect from time to time plus one-half percent (0.5%) or (ii) LIBOR for 30, 90 or 180 days plus two and one-half percent (2.5%) all as provided in each Guidance Note. All unpaid principal of each Guidance Note, together with all accrued and unpaid interest thereon and all other charges thereon or incurred in respect thereof shall be due and payable upon the maturity date provided in such Guidance Note; provided however that the entire principal balance of each Guidance Note, together with all accrued and unpaid interest thereon and all other charges thereon and in respect thereof will be due and payable on such earlier date, if any, upon which the Liabilities are accelerated as provided in subsection 8.2.

         (e) The proceeds of any Guidance Loan shall be used solely for the payment of Project Costs required by a New Project or Contract Extension (as such terms are defined in subsection 4.5 below), and which Project Costs shall be presented and shown on the proposal given to the Agent in accordance with subsection 4.5, but in no event shall such Proceeds be used for the payment of any of the following:

     (i) The payment of principal, interest, or charges on any loan, whether to the Banks or any other Person;

     (ii) For payment of Working Capital Loans or Letter of Credit Loans; or

     (iii) Distributions or payments which are prohibited or restricted (including payments which require the Banks to authorize such payments and which have not been authorized) under the terms of this Agreement.

         2.3      Letters of Credit Under Working Capital Line.

         (a) Subject to the terms and conditions hereof (including without limitation the terms and conditions of subsection 2.1(a)) and in reliance upon the representations and warranties of the Borrower and its Subsidiaries to the Banks, the Issuing Bank has agreed, as part of the Working Capital Line, to issue either performance standby Letters of Credit or financial standby Letters of Credit, in the maximum aggregate amount of Five Million Dollars ($5,000,000.00) (the "Letter of Credit Line"). Each Letter of Credit issued under the Letter of Credit Line pursuant to subsection 2.1(a) shall be referred to as a "Letter of Credit", and the issuance of any such Letter of Credit shall be a "Letter of Credit Loan". Prior to the Termination Date, upon the request of the Borrower (and if applicable, any Subsidiary) made in the manner set forth in, and subject to the terms and conditions of, Section 4, the Issuing Bank, on behalf of the Banks, will issue its Letters of Credit on behalf of the Borrower as account party for Persons named by the Borrower, in such amounts as may be requested by the Borrower, so long as the aggregate amount of all Letter of Credit Liabilities is equal to or less than the maximum limit specified in the fourth sentence of subsection 2.1(a).

         (b) The amount of any draw on any Letter of Credit shall be due and payable by Borrower to the Agent one Business Day after the Agent gives telephonic or written notice of such draw to Borrower, and shall bear interest from the date of such draw until the date which is one Business Day after the date of such notice at the rate then selected by the Borrower as provided in the Working Capital Notes, and thereafter at the default rate as set forth in the Working Capital Notes.

         (c) Any Letter of Credit issued by Issuing Bank shall contain such terms and conditions for draws thereon as Issuing Bank, in its reasonable discretion, determines are required given the circumstances and agreements associated with and related to the issuance of such Letter of Credit, including without limitation the terms and conditions contained in

Issuing Bank's standard Application for Commercial Letter of Credit and Agreement, in the form attached hereto as Exhibit C or in any form adopted by Issuing Bank in replacement or modification thereof subsequent to the date hereof.

         (d) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to subsection 2.3(b) of this Agreement, the Issuing Bank shall promptly notify the Banks of such failure, and each Bank shall promptly and unconditionally pay to the Issuing Bank the amount of its pro rata share of such unreimbursed payment in immediately available funds. If and to the extent any Bank shall not have so made its pro rata share of the amount of such payment available to the Issuing Bank, such Bank agrees to pay to the Issuing Bank, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Bank, at the overnight Federal funds rate.

         (e) The Borrower shall pay to the Issuing Bank, on the date of issuance of any Letter of Credit, and on each annual anniversary of such issuance date if such Letter of Credit is outstanding on such anniversary date, a fee of one and one-half of one percent (1.5%) per annum multiplied by the stated outstanding amount of the Letter of Credit (for the period outstanding) if such Letter of Credit is issued as a performance standby Letter of Credit, or a fee of two and one-quarter of one percent (2.25%) per annum multiplied by the stated amount outstanding of the Letter of Credit (for the period outstanding) if such Letter of Credit is issued as a financial standby Letter of Credit, as determined in accordance with applicable banking regulations and based upon a 360-day year. Each such fee shall be distributed by the Issuing Bank one-eighth of one percent (.125%) to the Issuing Bank, with the balance of such fee to be distributed pro rata to the Banks (including Issuing Bank). The fees required under this subsection 2.3(d) shall be in addition to the any other fees required under this Agreement or any of the other Loan Documents.

         (f) Upon the making of each payment by a Bank to the Issuing Bank pursuant to clause (d) above, in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbusement Obligation owing to the Issuing Bank by the Borrower hereunder, under the letter of credit documents relating to such Letter of Credit and (ii) a participation in a percentage equal to its pro rata share of the aggregate amount of the Working Capital Line in any interest or other amounts payable by the Borrower hereunder and under such letter of credit documents in respect of such Reimbursement Obligations.

         (g) Each Letter of Credit shall specify a termination date, which date shall be no later than April 30, 1999. The parties hereto acknowledge and agree that Issuing Bank has already issued the following Letters of Credit under the Letter of Credit Line:

                  (i) a certain irrevocable Letter of Credit No. 5151 originally dated as of April 29, 1993 for the account of the Borrower, for the benefit of Barnett Bank of South Florida, N.A, which was subsequently reissued by Issuing Bank on February 15, 1996, and which is currently outstanding in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), and has an expiry date of February 15, 1997; and

                  (ii) a certain irrevocable Letter of Credit No. 5527 dated as of March 1, 1996, for the account of the Borrower, for the benefit of United States Fidelity and Guaranty, and which is currently outstanding in the amount of One Million and 00/100 Dollars ($1,000,000.00), and has an expiry date of June 17, 1997.

         (h) The proceeds of draws on any Letter of Credit shall not be used, directly or indirectly, for any of the following purposes:

                  (i) The payment of principal, interest, or charges on any loan, whether to the Banks or any other Person;

                  (ii) For payment of the Working Capital Loans or the Guidance Loans; or

                  (iii) Distributions or payments which are prohibited or restricted (including payments which require the Banks to authorize such payments) under the terms of this Agreement.

         (i) If required by a proposed beneficiary of a Letter of Credit, the Issuing Bank shall provide security arrangements reasonably satisfactory to such proposed beneficiary to support such Letter of Credit.

         2.4 Borrower's Loan Account. The Agent shall maintain a Loan Account for the Borrower on its books in which shall be recorded (a) all Loans made by the Agent to or for the Borrower pursuant to this Agreement or any of the other Loan Documents, (b) all payments made by the Borrower on all such Loans and (c) all other appropriate debits and credits as provided in this Agreement or any of the other Loan Documents, including without limitation, all fees, charges, expenses and interest. At the discretion of the Agent, the Borrower's Loan
Account may be segregated and accounted for on the basis of each Note, each Loan, or in aggregate for all Loans. All entries in the Borrower's Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time, and the debit balance reflected in the Loan Account shall be rebuttably presumptive evidence of the amount owed to the Banks by the Borrower. The Borrower promises to pay all of its obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement.

         2.5 Statements. All Loans made to the Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by the Agent in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as the Agent shall have rendered to the Borrower written statements of account as provided herein, the balance in the Borrower's Loan Account, as set forth on the Agent's most recent printout, shall be rebuttably presumptive evidence of the amounts due and owing to the Banks by the Borrower. The Agent shall render to the Borrower a monthly statement setting forth the balance of the Borrower's Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by the Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon the Borrower.

         2.6 Fees. The Borrower shall pay to the Agent at Closing a Facility Fee in the amount of Three Hundred Seventy Five Thousand and 00/100 Dollars ($375,000.00), to be distributed by the Agent pro rata to the Banks. Within thirty (30) calendar days of the last day of each calendar quarter commencing June 30, 1996 to and including the Termination Date, the Agent shall charge the Borrower an unused commitment fee computed at the annual rate of one-quarter of one percent (0.25%) of the monthly weighted average of the then available and unborrowed Working Capital Line and of the then available and unborrowed Guidance Line of Credit in such calendar quarter.

         2.7      Method of Making Payments.

                  (a) Unless otherwise agreed in writing from time to time hereafter, all payments which the Borrower is required to make to the Agent under this Agreement or under any of the other Loan Documents shall be made in immediately available Dollars not later than 12:00 p.m. local time in Boston, Massachusetts on the date of payment at the Agent's office at 30 Court Street, Boston, Massachusetts 02108, or at such other place as the Agent directs from time to time, or, in Agent's sole and absolute discretion, by appropriate debits to the Loan Account. Payments received by the Agent after 12:00 p.m. (Boston time) shall be deemed to have been made on the next succeeding Business Day.

                  (b) All payments made by the Borrower in connection with this Agreement or any of the other Loan Documents shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, together with any interest, penalties, or additions thereto, now or hereafter imposed, levied, collected, withheld, or assessed by any governmental entity. If, however, any such items are required by Law to be deducted or withheld from any such payments to the Banks, the amount of such payments shall be increased to the extent necessary in order that the amount of such payment to the Banks (after payment of the applicable item) shall equal the amount which would have been received by the Banks in the absence of such item, or any such other amounts payable.

         2.8 Termination Date; Cancellation Fee. The Commitments hereunder shall commence on the Closing Date and continue through the earliest of (a) April 30, 1999, (b) the date of acceleration of any of the Liabilities under subsection 8.2, or (c) the date on which Borrower gives notice to the Banks of its desire to terminate the obligations of the Banks to make Loans and of UST to issue Letters of Credit under this Agreement (which notice shall only be effective if all Liabilities have been paid in full, there are no outstanding Letters of Credit) and, in the event that such termination occurs as a result of the sale of the Borrower's business or a refinancing of the Loans from outside sources of funding (the earliest of such dates is hereinafter referred to as the "Termination Date"), each Bank shall have received its pro rata share of a cancellation fee (the "Cancellation Fee"), which Cancellation Fee shall be equal to, for the applicable period set forth below, that percentage set forth below of the sum of Seventy-Five Million and 00/100 Dollars ($75,000,000.00), minus the total amount of principal paid (but not prepaid) under the Converted Guidance Loans as of the Termination Date:

                  Period Elapsed
                  from the Date hereof              Percentage on which
                  to Termination Date              Cancellation Fee is based

                  less than 12 months                      3.5%
                  12 to 24 months                          2.5%
                  more than 24 months                      0.5%;

provided that all of the Agent's and the Banks' rights and remedies under this Agreement and under any of the other Loan Documents (including all security interests and guaranties created thereunder), shall survive the Termination Date until all of the Liabilities have been paid in full. From and after the Termination Date until all of the Liabilities shall have been fully paid and satisfied, the Agent shall be entitled to retain its security interests in and to all existing and future Collateral. Any provision of this Agreement to the contrary notwithstanding, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent or any Bank in respect of the Loans is rescinded or must otherwise be restored or returned by the Agent or by any Bank upon the Insolvency of the Borrower or any of its Subsidiaries, all as though such payments had not been made.

         2.9 Limitation on Charges. It being the intent of the parties that the rate of interest and all other charges to the Borrower be lawful, if for any reason the payment of a portion of the interest or other charges otherwise required to be paid under this Agreement would exceed the limit which the Banks may lawfully charge the Borrower, then the obligation to pay interest or other charges by the Borrower shall automatically be reduced to such limit, and if any amounts in excess of such limit shall have been paid, then such amounts shall be applied to the outstanding Loans as a principal reduction, first to the Working Capital Loans (including the Letter of Credit Loans) and, then to the Guidance Loans, so that under no circumstances shall the interest or other charges required to be paid by the Borrower hereunder exceed the maximum rate allowed by Law.

         2.10 Capital Adequacy Provisions. The Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it reasonably determines are attributable to the maintenance by such Bank (or any such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority ((i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A), and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R.
Part 3, Appendix A)), of capital in respect of its commitments or loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any such bank holding company) to a level below that which such Bank (or any such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this subsection 2.10 and Exhibit C, "Basel Accord" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory
Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time, or any replacement thereof.

         2.11 Additional Collateral Following Termination. At any time that the Working Capital Line is terminated pursuant to subsection 8.2 or otherwise, the Borrower shall furnish the Agent, for deposit in a cash collateral account maintained at the Agent for the ratable benefit of the Banks, adequate cash reserves for the benefit of the Banks on the Termination Date in the amount of any Letters of Credit then outstanding which have an expiration date which extends beyond the Termination Date, or the Borrower must otherwise provide for a financial institution acceptable to the Banks to (x) issue a letter of credit in form and substance satisfactory to the Banks, naming the Banks as "beneficiary" therein, or, at the option of the Banks, (y) otherwise indemnify the Banks against loss in connection with outstanding Letters of Credit, pursuant to indemnification documentation in form and substance satisfactory to the Banks.

         3.       SECURITY FOR THE LIABILITIES; GUARANTIES.

         3.1 Security. The Notes, the Liabilities and any other obligations of the Borrower to the Banks hereunder or under any of the Loan Documents shall be secured by and entitled to the benefits of the following:

                  (a) a first priority security interest in all of the right, title, and interest of the Borrower and its Subsidiaries in all tangible and intangible personal property and fixtures of the Borrower and its Subsidiaries pursuant to the Security Agreements signed by each of them.

                  (b) an Assignment of Receivables and Proceeds from the Borrower and each of its Subsidiaries, assigning to the Agent as Collateral all right, title, and interest of the Borrower and its Subsidiaries in and to the proceeds from certain agreements relating to its business (including but not limited to all rights for payment and collection of moneys, both in the normal and ordinary course and as a result of breach or termination of any Facility Agreement) except that the Assignment shall be an absolute and unconditional assignment to the Agent (and not for security purposes only) of all prepayments made on Notes Receivable and Net Contract Proceeds financed by Guidance Loans (up to the total outstanding principal amount of such Guidance Loans);

                  (c) an Unlimited Guaranty of payment and performance by each of the Subsidiaries (other than the Orange County Joint Venture and the Oregon Joint Venture);

                  (d) a Limited Guaranty of each of the Limited Guarantors (including without limitation, the Orange County Joint Venture and the Oregon Joint Venture);

                  (e) a Stock Pledge Agreement from the Borrower (and any Subsidiary that owns any Subsidiary Stock) pledging all of the Subsidiary Stock;

                  (f) a Joint Venture Pledge Agreement from the Borrower (and any Subsidiary that owns any Joint Venture Interest) pledging all of the Joint Venture Interests; and

                  (g) a LLC Pledge Agreement from the Borrower (and any Subsidiary that owns any Membership Interest) pledging all of the Membership Interests.

         Subject to the terms of the applicable Loan Document with respect to the rights granted thereunder as to specific Collateral, the Borrower agrees to take such actions as may be necessary from time to time to cause the Agent, on behalf of the Banks, to be secured by and entitled to the benefits of the Loan Documents described in this subsection, including without limitation, obtaining consents of any third parties. Each of the Loan Documents described in this subsection shall be satisfactory in form and substance to the Banks and their respective counsel.

         3.2 Chattel Paper Instruments. Promptly after receipt thereof by the Borrower, the Borrower shall deliver or cause to be delivered to the Agent with appropriate endorsement and assignment to the Agent, with full recourse to the Borrower, and possession in the Agent for security purposes only, all chattel paper and instruments which the Borrower now owns or may at any time or times hereafter acquire.

         3.3 Vehicles. Upon the request of the Agent or the Designated Banks, the Borrower will promptly deliver to the Agent the original title certificates for all titled or registered motor vehicles or rolling stock now owned or hereafter acquired by the Borrower. The Borrower agrees to take all steps necessary to keep all of its vehicles and rolling stock titled and adequately insured in its state of registration. The Borrower will promptly notify the Agent of any additions to its vehicles or rolling stock. Upon the request of the Agent, the Borrower will execute such agreements and documents as are necessary to reflect the Agent's Liens on such vehicles and rolling stock.

         3.4 Equipment. With respect to all Equipment of the Borrower, the Borrower and each Subsidiary warrants that (a) except as disclosed on Schedule 3.4, as supplemented from time to time by an Acceptable Supplement, it is owned by the Borrower or a Subsidiary, is located on one of the premises listed on
Schedule 3.4, as so supplemented, or, in the case of any vehicles or rolling stock, is based at one of the premises listed on Schedule 3.4, as so supplemented, and that the Borrower or such Subsidiary has the right to subject the same to a Lien in favor of the Agent; (b) it is not subject to any Lien except that of the Agent hereunder and except as specifically permitted hereunder; and (c) as of the date of execution hereof, it is in good condition and repair and is currently used or usable in the Borrower's or such Subsidiary's business, and thereafter, if and to the extent not in good condition and repair, shall be repaired, replaced, or sold (consistent with the terms of this Agreement) as required under the applicable Facility Agreements.

         3.5 Equipment Records. The Borrower and each Subsidiary shall at all times hereafter keep correct and accurate records itemizing and describing the kind, type, age and condition of all Equipment, the Borrower's or such Subsidiary's cost therefor and accumulated depreciation thereon; and retirements, sales, or other dispositions thereof, all of which records shall be available during the Borrower's usual business hours at the request of the Agent.

         3.6 Safekeeping of Equipment. Except as required by the Code, the Agent and the Banks shall not be responsible for: (a) the safekeeping of the Equipment; (b) any loss or damage to such Equipment; (c) any diminution in the value of such Equipment; or (d) any act or default of any repairmen, bailee or any other Person with respect to such Equipment. All risk of loss, damage, destruction or diminution in value of such Equipment shall be borne by the Borrower and its Subsidiaries.

         3.7 Maintenance of Properties. The Borrower and its Subsidiaries shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, the properties now or hereafter owned, leased, or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto, except to the extent that the failure to maintain such properties could not have a Material Adverse Effect on the Borrower and its Subsidiaries.

         4.       CONDITIONS TO ADVANCES

         Any other provisions contained in this Agreement notwithstanding, the making of any Loan provided for in this Agreement (which shall include the issuance of any Letter of Credit) shall be conditioned upon the following:

         4.1 Borrower's Request. The Agent shall have received, by at least eleven o'clock (11:00 a.m.) (New York City time) in Boston, Massachusetts, on the Business Day on which an advance is requested to be made hereunder in the case of a Working Capital Loan (except as otherwise provided in the applicable LIBOR provisions, if any, contained in the Notes) or the issuance of a Letter of Credit, and three Business Days prior to the day on which an advance is requested to be made hereunder in the case of a Guidance Loan (except as otherwise provided in the applicable LIBOR provisions, if any, contained in the Notes), (a) a telephonic request or written request from any Person authorized by the Borrower pursuant to a written list provided to the Agent, for an advance in a specific amount, and (b) all documents not previously delivered and required to be delivered to the Agent, at or prior to the time of such advance, under this Agreement or any of the other Loan Documents. The Agent shall not be liable to the Borrower or any other Person as the result of acting on any telephonic request which the Agent believes in good faith to have been made by any Person authorized by the Borrower pursuant to such written list.

         4.2      Financial Condition.   No Material Adverse Change in the
Borrower and its Subsidiaries shall have occurred at any time or times subsequent to the most recent Financial Statements provided pursuant to this Agreement.

         4.3 No Event of Default. After giving effect to the requested Loan or the issuance of the requested Letter of Credit, neither a Default nor an Event of Default shall have occurred and be continuing.

         4.4 Representations and Warranties. The representations and warranties contained herein and in each of the other Loan Documents shall be true and correct as if made on and as of the date of such Loan, as modified by any supplemental Schedules filed by Borrower or any of its Subsidiaries from time to time, provided that any Financial Statements shall relate only to the date or dates as of which information is presented therein and, with respect to other information, if and to the extent it relates to an earlier date, then it shall be true and correct as of that earlier date.

         4.5      Additional Conditions for Approval of Guidance Loan.

                  (a) With respect to requests for a Guidance Loan, the Borrower shall have submitted to the Agent (and with respect to a Guidance Loan for which the Banks' prior approval is required pursuant to subsection 4.5(e), the Banks shall have approved in writing in their discretion) a proposal for the financing of a Facility Agreement for: (i) (A) a facility not theretofore serviced by the Borrower or any of its Subsidiaries, (B) a one-time-only special event at any facility which shall not be included within the scope of a Facility Agreement existing as of the date of this Agreement, (C) a material expansion of size of a facility or scope of service under a Facility Agreement, or (D) the acquisition of concession, license, management or other food and beverage service agreements from a Person, directly, or indirectly, through the purchase of stock or assets of a Person (each of (A)-(D) above is hereinafter sometimes referred to as a "New

         Project"), or (ii) the extension of any Facility Agreement then being serviced by the Borrower or any of its Subsidiaries (a "Contract Extension"). Any existing Facility Agreement which is put out for bid by the other parties thereto and on which the Borrower, its Subsidiaries, and any other Persons may bid at the end of its term shall be considered a New Project rather than a Contract Extension.

                  (b) Each such proposal for a New Project or a Contract Extension shall consist of the following: (i) a copy of the Facility Agreement if it exists, otherwise the proposed form of the Facility Agreement which will be in effect upon the commencement of the term thereof, if it exists; (ii) a detailed itemization of the Project Costs of such New Project or Contract Extension, including a separate itemization of the use of all the proceeds of such Guidance Loan; (iii) copies of all market studies, pro forma financial statements, and business plans and studies prepared in connection with such New Project or Contract Extension, as the case may be; (iv) a separate itemization of Project Costs, prepared by the Borrower and certified as accurate by Borrower's president or chief financial officer, identifying the capitalization period for such Project Costs (the "Capitalization Period"); and (v) such other information as the Agent in its reasonable discretion may request.

                  (c) With respect to a New Project: (i) the aggregate principal amount of the requested Guidance Loan shall (subject to subsection 4.5(e)) not exceed eighty percent (80%) of Project Costs; and (ii) during the immediately preceding six-month period, the Borrower and its Subsidiaries, taken as a whole, cannot have entered into more than thirty (30) agreements for New Projects (not including New Projects involving a one-time only special events, which shall be referred to herein as "Special Events", or acquisitions described in subsection 4.5(a)(i)(D)) or Contract Extensions without the consent of the Designated Banks; all references to permitted numbers of New Projects in this paragraph (c) shall be increased by the number of facilities as to which a Facility Agreement has terminated during the applicable period;

                  (d) With respect to any Guidance Loan, the Borrower shall be in compliance with the financial covenants set forth in subsection 6.1 after giving effect to the requested Guidance Loan.

                  (e) The Designated Banks may, in their sole discretion, approve or disapprove any requested Guidance Loan which would require the Banks to fund an aggregate of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) or more for Project Costs for any New Project or Contract Extension. Notwithstanding the preceding sentence and subsection 4.5(c)(i), the aggregate principal amount of the requested Guidance Loan shall not exceed ninety percent (90%) of Project Costs and the approval of the Designated Banks shall only be required to fund an aggregate of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) or more for Project Costs for any New Project or Contract Extension if (i) the total outstanding amount on the Guidance Line of Credit (both Unconverted Guidance Loans and Converted Guidance

         Loans) is less than Twenty Million and 00/100 Dollars ($20,000,000.00) and (ii) the ratio of total Debt to total Operating Cash Flow (including the amount of the requested Guidance Loan) for the twelve
         (12) month period prior to the month ending not more than sixty (60) calendar days before the time the Guidance Loan is to be funded is less than 2.00 to 1.00. If the requirements of only one of clauses (i) and
         (ii) of the preceding sentence are met, then the requested principal amount of the requested Guidance Loan shall not exceed eighty-five percent (85%) of Project Costs and such approval of the Designated Banks shall be required for any requested Guidance Loan which would require the Banks to fund an aggregate of Three Million and 00/100 Dollars ($3,000,000.00).

         4.6 Additional Conditions for Approval of Working Capital Loans. With respect to any Working Capital Loan, including the issuance of any Letter of Credit pursuant to subsection 2.1(a), the Borrower shall be in compliance with the financial covenants set forth in subsection 6.1 after giving effect to the requested Loan.

         4.7 Other Requirements. The Agent shall have received, in form and substance reasonably satisfactory to the Agent and its counsel, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder or under any of the other Loan Documents, and all other information relating to the transaction reasonably requested by the Agent.

         4.8 Additional Conditions for Making Loans. In addition to the foregoing, the following shall be preconditions for the making of any Loan or the issuance of any Letter of Credit under this Agreement:

                  (a) The Liabilities shall be senior indebtedness of Borrower and its Subsidiaries for all purposes;

                  (b) The Borrower shall have paid all costs of the Banks in connection with the making and closing of the Loans and the issuance of the Letters of Credit, including but not limited to the fees and expenses of the Banks' counsel and as set forth in subsection 6.6;

                  (c) The Borrower and each of its Subsidiaries shall have received all Approvals and the same shall continue to be in full force and effect as of the Closing Date;

                  (d) On or before the Closing Date, the Borrower and each of its Subsidiaries (other than the Orange County Joint Venture and the Oregon Joint Venture) shall have executed and delivered to the Agent the following:

                           (i) First Amended and Restated Unlimited Guaranty, substantially in the form attached hereto as Exhibit D;

                           (ii) First Amendment and Restated Security Agreement - All Assets substantially in the form attached hereto as Exhibit E; and

                           (iii) First Amended and Restated Assignment of Receivables and Proceeds, substantially in the form attached hereto as Exhibit F;

                  (e) On or before the Closing Date, each of the Orange County Joint Venture and the Oregon Joint Venture shall have executed and delivered to the Agent the following:

                           (i) a First Amended and Restated Limited Guaranty, substantially in the form attached hereto as Exhibit G;

                           (ii) First Amendment and Restated Security Agreement - All Assets,substantially in the form attached hereto as Exhibit H; and

                           (iii) First Amended and Restated Assignment of Receivables and Proceeds, substantially in the form attached hereto as
         Exhibit I;

                  (f) On or before the Closing Date, the Borrower shall have executed and delivered to the Agent the following:

                           (i) First Amended and Restated Stock Pledge Agreement, substantially in the form attached hereto as Exhibit J;

                           (ii) First Amended and Restated LLC Pledge Agreement, substantially in the form attached hereto as Exhibit K; and

                           (iii) First Amended and Restated Joint Venture Pledge
                  Agreement, substantially in the form attached hereto as Exhibit L.

5.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks to enter into this Agreement and to make the Loans and in order to induce UST to issue the Letters of Credit, the Borrower, and its Subsidiaries, hereby jointly and severally represent and warrant that as of the date of this Agreement, and continuing so long as any Liabilities remain outstanding, and so long as this Agreement remains in effect:

         5.1 Corporate Existence. Each of the Borrower and its Subsidiaries is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified and licensed as a foreign corporation and in good standing in all other states except where the failure to qualify and remain in good standing would not have a Material Adverse Effect on the Borrower. All such states of qualification as of the date hereof are listed on

Schedule 5.1, which shall be supplemented in writing by the Borrower and its Subsidiaries from time to time as may be necessary to maintain the accuracy and completeness of the information required to be disclosed therein.

         5.2      Corporate Authority.

                  (a) Each of the Borrower and its Subsidiaries has all requisite corporate power and authority, as applicable, to own and operate each of their respective properties and to carry on each of their respective businesses as now conducted and proposed to be conducted.

                  (b) The execution and delivery by each of the Borrower and its Subsidiaries, as applicable, of this Agreement and all of the other Loan Documents and the performance of each such entity's obligations hereunder and thereunder: (i) are within each such entity's powers;
         (ii) are duly authorized by each of their respective Boards of Directors and, if necessary, by each of their respective shareholders;
         (iii) are not in contravention of the terms of each of their Certificates of Incorporation or Articles of Organization, or By-Laws, or any indenture, agreement or undertaking to which the Borrower or any of its Subsidiaries is a party or by which such entity or any of its property is bound; (iv) do not require any governmental consent, registration or Approval or the giving of any notice to, or the granting of any exemption by, any governmental authority except as contemplated by the Loan Documents; (v) do not contravene any Law or contractual or governmental restriction binding upon such corporation;
         (vi) will not, except as contemplated herein, result in the imposition of any Lien upon any property of such entity under any Law or any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which each such entity is a party or by which it or any of its property may be bound or affected; and (vii) will not result in the cancellation, modification, revocation or suspension of any Licenses, as defined in subsection 5.20(b) which are material to the operation of the business of the Borrower and its Subsidiaries, taken as a whole. Copies of the Certificate or Articles of Incorporation and By-laws of each of the Borrower and its Subsidiaries, with all amendments thereto to the date hereof, have been furnished to the Agent, and such copies are accurate and complete as of the date hereof.

         5.3 Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of each of the Borrower and its Subsidiaries which is a party hereto or thereto, and are enforceable against each of the Borrower and its Subsidiaries, as applicable, in accordance with their respective terms.

         5.4      Financial Data.

                  (a) The Borrower has furnished to the Agent its audited consolidated financial statements, dated December 27, 1995, including the report and opinion of Deloitte & Touche LLP, relating thereto (collectively, the "Financials"), and its unaudited monthly schedules showing income and expenses (excluding income taxes), for the four months ended April 24, 1996, copies of which are attached hereto as Schedule 5.4. All of the material liabilities (actual and contingent) of each of the Borrower and its Subsidiaries, are fully, accurately and completely disclosed in the Financials.

                  (b) All financial statements furnished herewith have been and all financial statements to be furnished in accordance with subsection
         6.1 will be prepared in accordance with the books and records of the Borrower and its Subsidiaries and fairly present or will fairly present, as applicable, the financial condition of the Borrower and its Subsidiaries, taken as a whole, at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments, none of which are expected to be material). All of the Financials have been and all of the financial statements to be provided hereunder will be prepared in conformity with GAAP.

                  (c) All information, reports and other papers and data furnished or to be furnished to the Agent by the Borrower or any Subsidiary have been and will be, at the time the same are so furnished to the Agent, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Agent a true and accurate knowledge of the subject matter thereof. Since the date of the Financials, there has been no Material Adverse Change with respect to the Borrower and its Subsidiaries.

         5.5 Tangible Assets. Attached as Schedule 5.5 hereto is a list of all of the Borrower's and its Subsidiaries' right, title, and interest in and to tangible assets, by location and category, as of December 27, 1995, to be supplemented with each Financial Statement required under subsection 6.2(a) by an Acceptable Supplement (as defined in subsection 5.6) with respect to items not previously listed, with an individual book value or estimated fair market value of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) or more.

         5.6 Title to Collateral. Except as disclosed on Schedule 5.6 and except as contemplated in subsection 7.1, all of the Collateral is free and clear of all Liens. Each of the Borrower and its Subsidiaries has good and valid title to all of the assets reflected on its respective books and records as being owned by it. All Collateral is and shall be kept only at the locations specified on
Schedule 5.6, as such Schedule may be supplemented, in writing by the Borrower or its Subsidiaries from time to time as may be necessary to maintain the accuracy and completeness of the information required to be disclosed therein, which supplement shall be acceptable to the Agent unless the supplement reflects a Material Adverse Change of the Borrower (any such supplement not indicating a Material Adverse Change of the Borrower or which is otherwise acceptable to the Agent being referred to as an "Acceptable Supplement"). The Agent's security interests in, pledge of and mortgages in the Collateral covered by the Loan Documents have been duly perfected and, as necessary, recorded and no security interests, pledges or mortgages shall exist at the Closing with respect to such Collateral, other than the security interests, pledges and mortgages granted to the Agent under the Loan Documents or Liens permitted by this Agreement.

         5.7 Real Property; Leases. All real property owned, leased, or occupied by the Borrower or any of its Subsidiaries, and all leases with respect thereto, are disclosed on Schedule 5.7 attached hereto, as such Schedule may be supplemented  in writing  by an  Acceptable  Supplement.  Except as set forth in
Schedule 5.7 or an Acceptable Supplement, each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession of such property subject to all leases, licenses for occupancy, or occupancy or use agreements of real property, and all such leases, licenses for occupancy, or occupancy or use agreements are valid and subsisting, in full force and effect; to the best knowledge of Borrower and its Subsidiaries, no material default exists thereunder; and all leases, licenses for use, or agreements for use of personal property are valid and subsisting, in full force and effect, and no material default exists thereunder.

         5.8 Solvency. The Borrower and its Subsidiaries, taken as a whole, and (ii) the Borrower, when examined separately:

                  (1) will be able to pay its Indebtedness as the same becomes due, including without limitation, all of the Liabilities;

                  (2) will have funds and capital sufficient to carry on its business as now conducted or as contemplated to be conducted;

                  (3) owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due, including without limitation, all of the Liabilities; and

                  (4) is not Insolvent and will not be rendered Insolvent as determined by the Uniform Fraudulent Conveyance Act, as adopted and in effect in the Commonwealth of Massachusetts in Massachusetts General Laws, Chapter 109A, Section 1, or any other applicable law.

When examined as a whole, neither the Borrower nor the Borrower and its Subsidiaries, taken as a whole:

                           (1)      (A)     is Insolvent on the date hereof; or

                                    (B) is engaged in business or a transaction,
                           or is about to engage in business or a transaction, for which, taking into account any property remaining with the Borrower and its Subsidiaries, they would, taken as a whole, have an unreasonably small capital; or

                                    (C) intends to incur,  or believes  that the
                           Borrower and its Subsidiaries would incur, Indebtedness that would be beyond the ability of the Borrower and its Subsidiaries, taken as a whole, to pay as such Indebtedness matures; or

                  (2) is transferring an interest in the Borrower or any of its Subsidiaries, or incurring an obligation which, under Section 548 of the Bankruptcy Code (Title 11 of the United States Code), may be avoided.

Neither the Borrower nor any of its Subsidiaries (a) is considering the filing of a petition by it under any Insolvency Laws, or the liquidation of all or a major portion of its respective properties; and (b) has any knowledge of any Person contemplating the filing against any of them of any such petition.

         5.9 Principal Place of Business. The principal places of business and chief executive office of the Borrower and each of its Subsidiaries are the addresses first set forth above in this Agreement. The Borrower shall notify the Agent of any change thereof prior to such change. The books and records of the Borrower and each of its Subsidiaries are located at the principal place of business and chief executive office of the Borrower. The Borrower shall promptly notify the Agent of any change thereof prior to such change.

         5.10 Other Corporate Names. Neither the Borrower nor any of its Subsidiaries has used any corporate or fictitious name (including any tradename, tradestyle, assumed name, division name or any similar name), other than the corporate name shown on such corporation's Certificate of Incorporation or Articles of Organization or as listed on Schedule 5.10 or disclosed in an Acceptable Supplement.

         5.11 Tax Liabilities. The Borrower and each of its Subsidiaries has filed all federal, state and local tax reports and returns required by any Law to be filed thereby except for extensions duly obtained, and has paid all taxes, assessments and other governmental charges levied upon each of their respective properties, assets, income or franchises, other than those not yet delinquent and those, not substantial in aggregate amount, reserved against, or those being contested as permitted by subsection 6.5. The charges, accruals and reserves on the books of each of the Borrower and its Subsidiaries in respect of each of their respective taxes are adequate in the opinion of the Borrower, and each of the Borrower and its Subsidiaries is not subject to any unpaid assessments for additional taxes (other than any such assessments for amounts which would not have a Material Adverse Effect on the Borrower) and do not know of any basis therefor.

         5.12 Loans. Except as disclosed on and set forth in the Financials or on Schedule 5.12 and except for trade payables and accrued expenses arising in the ordinary course of the Borrower's and its Subsidiaries' business since the date of the latest Financials provided pursuant to subsection 5.4, neither the Borrower nor any Subsidiary is obligated on any loans or other Indebtedness for borrowed money as of the Closing Date (other than as permitted under subsection 7.2).

     5.13. Margin Securities. Neither the Borrower nor any Subsidiary owns any margin securities and none of the Loans advanced hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any
                                      -39-

Indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or U of the Board of Governors of the Federal Reserve System. If requested by the Agent, the Borrower and its Subsidiaries will furnish the Agent with a statement in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in said Regulation. No part of the proceeds of the Loans to be made hereunder will be used by the Borrower or any of its Subsidiaries for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

         5.14 Subsidiaries. Except as disclosed on Schedule 5.14, as the same may be supplemented in writing from time to time, the Borrower has no Subsidiaries (including without limitation, no Offshore Subsidiaries) and is not engaged in any joint venture or partnership with any other Person. Neither the Borrower nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than as disclosed on Schedule 5.14, as so supplemented.

         5.15 Litigation and Proceedings. Except as disclosed on Schedule 5.15, no judgments are outstanding against the Borrower or any of its Subsidiaries nor is there now pending or, to the knowledge of the Borrower or any Subsidiary, threatened, any litigation, contested claim, or federal, state or municipal governmental proceeding by or against the Borrower or any of its Subsidiaries or, to the best of each of their knowledge after due inquiry, any basis therefor, which litigation, claim or proceeding could reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries shall supplement such schedule with an Acceptable Supplement from time to time which schedule shall be deemed an Acceptable Supplement if all material threatened or pending litigation and proceedings (including but not limited to all material threatened or pending litigation and proceedings between the Borrower or a Subsidiary and another party to a Facility Agreement) are accurately described therein.

         5.16     Registration Statement.

                  (a) The Borrower's Registration Statement (No. 333-2906) on Form S-1 filed with the SEC on March 29, 1996, as amended (the "Registration Statement"), and the final Prospectus included therein, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) No representation or warranty made by the Borrower herein or in any other certificate furnished from time to time in connection herewith, contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein (taken as a whole in conjunction with all such documents) not misleading when made. To the best of the Borrower's knowledge, there is no condition specific to the business of the Borrower which adversely affects, or which would in the future adversely affect, the business, operations, property or financial condition of the Borrower in a manner which would materially adversely affect the Collateral or the Borrower's ability to perform its obligations under this Agreement or any of the other Loan Documents.

         5.17 Material Agreements. Attached as Schedule 5.17 hereto is a true, complete and accurate list of all material agreements as of the Closing Date (including all amendments thereto), oral or written, involving the payment or expenditure of One Hundred Thousand and 00/100 Dollars ($100,000.00) or more (other than sales or purchase orders entered into in the ordinary course of business of the Borrower or any of its Subsidiaries) (i) to which the Borrower or any of its Subsidiaries is a party, (ii) by which any assets of the Borrower or any of its Subsidiaries are bound, or (iii) to which any director, officer, shareholder or Affiliate of any of the foregoing is a party or which any agent of any of the foregoing has entered into, in any such case, on behalf of the Borrower or any Subsidiary, including without limitation, all leases and management maintenance, brokerage, supply and service contracts and any contract, agreement or other arrangement providing for the employment of, furnishing of services to or by, the Borrower or any of its Subsidiaries, any director, officer or shareholder thereof, or any Affiliate of any of the foregoing. A true, correct and complete copy of all of the agreements (including all amendments thereto) as set forth on Schedule 5.17 has previously been furnished to the Agent. As of the Closing Date, neither the Borrower or any of its Subsidiaries nor any officer, director, shareholder or Affiliate of the Borrower or any of its Subsidiaries is in default under any such material agreement which could reasonably be expected to have a Materially Adverse Effect on the Borrower or which could reasonably be expected to have a Materially Adverse Effect on the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party. The execution and delivery of the Loan Documents was not and is not a default under of any of the agreements listed on Schedule 5.17. As of the date hereof, the Borrower knows of no dispute regarding any contract, lease, or commitment which would have a Material Adverse Effect on the Borrower and its Subsidiaries or, to the best of its knowledge, after due inquiry, any basis therefor.

         5.18 Largest Customers. Except as set forth on Schedule 5.18, as of the Closing Date, the Borrower has no reason to believe that any of its ten largest customers intends significantly to alter its sales or purchases so as to have a Material Adverse Effect on the Borrower and its Subsidiaries.

         5.19     Employee Controversies and Employment and Labor Agreements.

                  (a) There are no controversies pending or, to the best of the Borrower's knowledge after due inquiry, threatened, between the Borrower or any of its Subsidiaries and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the financial condition, results of operation or business of the Borrower and its Subsidiaries, taken as a whole. Each of the Borrower and its Subsidiaries is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices the failure to comply with which could have a Material Adverse Effect on the Borrower and its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has union representation questions, grievances, discrimination or unfair labor practice complaints pending or threatened against it before any state or federal board or agency respecting employment and employment terms, conditions and practices the failure to comply with which could have a Material Adverse Effect on the Borrower and its Subsidiaries or, to the best of its knowledge, after due inquiry, any basis therefor, except as set forth on Schedule 5.19 or on an Acceptable Supplement.

                  (b) Except as set forth in Schedule 5.19: (i) neither the Borrower nor any of its Subsidiaries is a party as of the Closing Date to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) as of the Closing Date, neither the Borrower nor any of its Subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Borrower or any of its Subsidiaries nor do the Borrower or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees, except in any such case as may be set forth on an Acceptable Supplement. Each of the Borrower and its Subsidiaries has furnished to the Agent complete and correct copies of all such agreements ("Employment and Labor Agreements"). Neither the Borrower nor any of its Subsidiaries has breached or otherwise failed to comply in any material respect with any provisions of any Employment and Labor Agreement, and there are no material grievances outstanding thereunder, except in any such case as may be set forth on an Acceptable Supplement.

         5.20     Compliance with Laws and Regulations.

                  (a) Each of the Borrower and its Subsidiaries is in compliance with all Laws and with each of their respective Certificate of Incorporation or Articles of Organization, the failure to comply with which could have, individually or in the aggregate, a Material Adverse Effect on the Borrower and its Subsidiaries.

                  (b) Schedule 5.20(b) attached hereto sets forth, as of the Closing Date, a true and complete list of all material licenses (excluding motor vehicle registrations and including, but not limited to, any license relating to alcoholic beverages, beer, wine or liquor), permits, franchises, authorizations and approvals issued or granted to each of the Borrower and its Subsidiaries by the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau of instrumentality of any of the foregoing (each a "License", and, collectively, the "Licenses"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Except as set forth in Schedule 5.20(b) attached hereto, each License has been issued to, and duly obtained and fully paid for by, the holder thereof and is valid, in full force and effect, and not subject to any pending or threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect. Borrower shall supplement Schedule 5.20(b) with an Acceptable Supplement provided with each Financial Statement required under subsection 6.2(a), which Acceptable Supplement shall list all liquor licenses and all other material licenses not theretofore listed.

                  (c) Each of the Borrower and its Subsidiaries has all Licenses required, and such Licenses are sufficient and adequate in all respects, to permit the continued lawful conduct of each of the Borrower's and its Subsidiaries' respective businesses in the manner now conducted and the ownership, occupancy and operation of their real property for their present uses. Except as set forth in Schedule 5.20(c), attached hereto or as may be set forth in an Acceptable
         Supplement: (i) neither the Borrower nor any of its Subsidiaries is in violation of any of the Licenses; (ii) none of the operations of the Borrower or any of its Subsidiaries is being conducted in a manner that violates any of the terms or conditions under which any License was granted; (iii) none of the Licenses of the Borrower or any of its Subsidiaries' relating to alcoholic beverages, beer, wine or liquor has ever been suspended, revoked or otherwise terminated, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof nor has any application by the Borrower or its Subsidiaries of any of such Licenses ever been denied; and (iv) no License will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by the Loan Documents or the Subordinated Debt Documents.

         5.21  Intellectual  Property  Rights.  Each  of the  Borrower  and  its
Subsidiaries, as applicable, possesses and will possess adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it. Neither the Borrower nor any of its Subsidiaries has been charged or, to each of their knowledge, has been threatened to be charged with, any infringement of, nor has any of them infringed on, any unexpired trademark, trademark registration, tradename, patent, copyright, copyright registration, or other proprietary right of any other Person, which infringement could have a Material Adverse Effect on the Borrower and its Subsidiaries.

         5.22 Pension Related Matters. Each Plan maintained by the Borrower or any ERISA Affiliate complies, and has been administered in accordance with its terms and all material applicable requirements of ERISA and of the Tax Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Tax Code setting forth those requirements. No Reportable Event, Prohibited Transaction or withdrawal from a Multiemployer Plan has occurred and no Accumulated Funding Deficiencies exist with respect to any Plan or Multiemployer Plan which could have a Material Adverse Effect on the Borrower or any ERISA Affiliate. The Borrower and each ERISA Affiliate has satisfied all of the funding standards applicable to such Plans and Multiemployer Plans under Section 302 of ERISA and Section 412 of the Tax Code and the PBGC has not instituted any proceedings, and there exists no event or condition which would constitute grounds for the institution of proceedings by the PBGC, to terminate any Plan or Multiemployer Plan under Section 4042 of ERISA which could have a Material Adverse Effect on the Borrower or any ERISA Affiliate. Neither the Borrower nor any ERISA Affiliate has taken any steps to terminate any Plan, which termination could have a Material Adverse Effect on the Borrower or any ERISA Affiliate. Neither the Borrower nor any ERISA Affiliate has taken any steps to terminate its participation in any Multiemployer Plan or withdraw from any Multiemployer Plan. Each of the Borrower and each ERISA Affiliate has made all contributions to each Plan and each Multiemployer Plan to which it has become obligated to contribute as to which the failure to make contributions could have a Material Adverse Effect on the Borrower or any ERISA Affiliate. The Borrower is not aware of any assessments or assertions of withdrawal liability against it or any ERISA Affiliate with respect to any Plan or Multiemployer Plan. The aggregate potential withdrawal liability under all Multiemployer Plans to which each of the Borrower and each ERISA Affiliate is obligated to contribute is less than an amount which, if all such liabilities were incurred, could have a Material Adverse Effect on the Borrower, its Subsidiaries, and any ERISA Affiliate, taken as a whole.

         5.23 Environmental Matters. Except as disclosed on Schedule 5.23, as supplemented by any Acceptable Supplement: (a) each of the Borrower and its Subsidiaries has complied in all material respects with Environmental Laws regarding transfer, construction on and operation of the business and property, including but not limited to notifying authorities, observing restrictions on use, transferring, modifying or obtaining permits, licenses, approvals and registrations, making required notices, certifications and submissions, complying with financial liability requirements, Managing Hazardous Substances, and Responding to the presence or Release of Hazardous Substances connected with operation of its business or property; (b) neither the Borrower nor any of its Subsidiaries has any material contingent liability with respect to the Management of any Hazardous Substance; (c) during the term of this Agreement, neither the Borrower nor any of its Subsidiaries shall, nor shall it permit others to, manage, whether on or off the property of the Borrower or such Subsidiary, Hazardous Substances except in full compliance with Environmental Laws; (d) each of the Borrower and its Subsidiaries shall take prompt action in full compliance with Environmental Laws to Respond to the on-site or off-site Release of Hazardous Substances connected with operation of its business or property; (e) neither the Borrower nor any Subsidiary has received any Environmental Notice; and (f) to the best of the knowledge of the Borrower and its Subsidiaries, no conditions exist on property owned or leased, or previously owned or leased, by Borrower or any of its Subsidiaries which would result in issuance of an Environmental Notice to Borrower or any of its Subsidiaries. Any supplemental Schedule 5.23 filed shall be deemed to be an Acceptable Supplement with respect to Environmental Notices if it reflects all Environmental Notices which would result in a Material Adverse Effect and any Environmental Notice from any governmental agency or authority.

         5.24 Broker's Fee. Except as set forth on Schedule 5.24, neither the Borrower nor any of its Subsidiaries is in any way obligated to any Person in respect of any finder's or broker's fee or similar commission in connection with the transactions contemplated by this Agreement. Each of the Borrower and its Subsidiaries agrees to indemnify the Agent and the Banks and hold the Agent and the Banks harmless from and against any claims for any such fee or commission by any such Persons.

         5.25 Securities Matters. The making of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement have not and will not violate any provision of any federal or state securities statutes, rules or regulations, or any order issued by the Securities and Exchange Commission (collectively, "Securities Laws"). Neither the Borrower nor any of its Subsidiaries has issued any securities in violation of any Securities Law. Promptly upon the filing thereof, the Borrower shall deliver to the Agent a true and complete copy of each statement, document and report, periodic or otherwise, filed pursuant to any Securities Law. The Borrower agrees to indemnify the Agent and the Banks and hold the Agent and the Banks harmless from and against the claims of any Persons in connection with the violation or alleged violation by Borrower or any Subsidiary of any Securities Laws.

         5.26 Equity Beneficial Ownership. Schedule 5.26 sets forth the number of shares of each class of capital stock authorized for the Borrower and the number of shares of each such class of stock outstanding. The outstanding capital stock of the Borrower is duly authorized, validly issued, fully paid and non-assessable. The Borrower shall supplement Schedule 5.26 from time to time as required by an Acceptable Supplement.

         5.27 Disclosure. No written information provided or statements made by the Borrower, its Subsidiaries, or any other Affiliate of the Borrower in connection with this transaction, or any of the representations and warranties to the Banks herein or in any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Borrower has disclosed to the Agent in writing, every fact of which it is aware (other than those relating to general economic matters or matters of public knowledge) which, insofar as the Borrower can reasonably foresee, might materially and adversely affect the business prospects, operations or financial condition of the Borrower and its Subsidiaries or the ability of each of the Borrower and its Subsidiaries to perform their respective obligations hereunder or under any other Loan Documents.

         5.28     Capitalization.

                  (a) As of the date hereof there are no treasury shares held by the Borrower, and there are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of the Borrower except as described in the Registration Statement.

                  (b) The total authorized capital stock of Fine Host Services consists of One Thousand Five Hundred (1,500) shares of common stock, without par value, of which One Hundred (100) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Fine Host Services. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Fine Host Services.

                  (c) The total authorized capital stock of Fine Host of Vermont consists of One Hundred (100) shares of common stock, without par value, of which One Hundred (100) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Fine Host of Vermont. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Fine Host of Vermont.

                  (d) The total authorized capital stock of Fanfare consists of Fifteen Thousand (15,000) shares of common stock, without par value, of which Two Thousand (2,000) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Fanfare. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Fanfare.

                  (e) The total authorized capital stock of Global Fanfare consists of One Thousand (1,000) shares of common stock, without par value, of which Four Hundred (400) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Global Fanfare. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Global Fanfare.

                  (f) The total authorized capital stock of Fine Host International consists of One Thousand (1,000) shares of common stock, without par value, of which One Hundred (100) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Fine Host International. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Fine Host International.

                  (g) The total authorized capital stock of each of the Special Texas Corporations in existence as of the Closing Date consists of One Thousand (1,000) shares of common stock, with One and 00/100 Dollar ($1.00) par value per share, of which One Thousand (1,000) shares are validly issued and outstanding for Convention

         Beverages, Inc., and One Thousand (1,000) shares of common stock, with $.01 par value per share, of which One Thousand (1,000) shares are validly issued and outstanding for Fine Host of Texas, Inc., and all of which are owned as shown on Schedule 5.26. There are no treasury shares held by any Special Texas Corporation. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of the Special Texas Corporations. The Agent has been provided with true and copies of the Texas Management Agreements and the articles of incorporation and bylaws of the Special Texas Corporations.

                  (h) The total authorized capital stock of CFM in existence as of the Closing Date consists of One Hundred (100) shares of common stock, with no par value per share, of which Seventy-Five (75) shares are validly issued and outstanding as of the Closing Date, all of which are owed by the Borrower. There are no treasury shares held by CFM. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of CFM.

                  (i) The total authorized capital stock of Northwest in existence as of the Closing Date consists of Ten Thousand (10,000) shares of common stock, with no par value per share, of which Eight Hundred Twenty (820) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Northwest. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Northwest.

                  (j) The total authorized capital stock of SWSI in existence as of the Closing Date consists of (i) One Million (1,000,000) shares of class A common stock, with $.01 par value per share, of which Twenty-Five Thousand (25,000) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower, and
         (ii) Two Hundred Thousand (200,000) shares of class B common stock, with $.01 par value per share, of which no shares are issued and outstanding. There are no treasury shares held by SWSI. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Northwest.

                  (k) The Borrower is the present owner and holder of Seventy-Eight Percent (78%) of all of the membership interests of Tarrant County. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any membership interests of Tarrant County.

                  (l) The Borrower is the present owner and holder of Seventy-Six Percent (76%) of all of the joint venture interests of the Orange County Joint Venture. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any joint venture interests of the Orange County Joint Venture.

                  (m) The Borrower is the present owner and holder of Eighty-Five Percent (85%) of all of the joint venture interests of the Oregon Joint Venture. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any joint venture interests of the Oregon Joint Venture.

         5.29 Corporate Structure. Schedule 5.29 attached hereto sets forth (a) the name of each corporation, partnership, joint venture or other entity engaged in the recreation food and beverage business or concession or food service business of which the Borrower or any of its Subsidiaries owns (or has the right to acquire), directly or indirectly, (i) in the case of corporations or other entities with voting securities, shares of capital stock having in the aggregate Ten Percent (10%) or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation and (ii) in the case of partnerships or other entities without voting securities, any general partnership interest or a limited partnership interest entitling the Borrower or any of its Subsidiaries to Ten Percent (10%) or more of the profits or assets upon liquidation and (b) in the case of each corporation described in clause (a) above, (i) the jurisdiction of incorporation, (ii) the states where such corporation is qualified to do business as a foreign corporation, (iii) the principal place of business, (iv) the capitalization thereof and the percentage of each class of capital voting stock owned by the Borrower and each of its Subsidiaries, as applicable, and (v) a brief description of the nature of the business; and (c) in the case of each unincorporated entity described in clause (a) above, information substantially equivalent to that provided pursuant to clause (b) above with regard to corporate entities.

         5.30 Facility Agreements with Change in Stock Ownership Restrictions. Neither the Borrower nor any of its Subsidiaries has entered into any Facility Agreement which contains provisions which restrict or penalize a change in stock ownership of the Borrower or any of its Subsidiaries except as set forth in
Schedule 5.30 attached hereto.

         6.       AFFIRMATIVE COVENANTS.

         Each of the Borrower and its Subsidiaries hereby covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

         6.1      Financial Covenants.      The Borrower shall:

                  6.1.1 Debt To Operating Cash Flow Ratio. Maintain at all times (to be tested as of the last day of each fiscal quarter for the twelve
         (12) month period ending on such date) a maximum ratio of its Debt to Operating Cash Flow of 3.50 to 1.00.

                  6.1.2 Operating Cash Flow to Fixed Charge-Ratio. Maintain at all times (to be tested as of the last day of each fiscal quarter of the Borrower for the twelve (12) month period ending on that date), commencing with the fiscal quarter of the Borrower ending June 26, 1996, a ratio of its Operating Cash Flow to its Fixed Charges of greater than or equal to the ratio set forth below opposite the applicable period.

         Quarters Ending in the
                  Periods                            Ratio

         June 26, 1996 through                   1.85 to 1.00
         September 25, 1996

         December 25, 1996                       2.00 to 1.00
         and thereafter

                  6.1.3 Operating Cash Flow to Cash Interest Expense Ratio. Maintain at all times (to be tested as of the last day of each fiscal quarter of the Borrower for the twelve (12) month period ending on that date), commencing with the fiscal quarter of the Borrower ending June 26, 1996, a ratio of Operating Cash Flow to its Cash Interest Expenses of greater than or equal to 4.00 to 1.00.

                  6.1.4 Minimum Net Worth. Maintain at all times (to be tested as of the last day of each fiscal quarter of the Borrower) during the periods set forth below, for each fiscal quarter of the Borrower, a minimum Net Worth as set forth below.

         Quarters Ending                             Net Worth

         June 26, 1996                               $42,000,000
         September 25, 1996                          $43,750,000
         December 25, 1996                           $44,995,000
         March 26, 1997                              $45,700,000
         June 25, 1997                               $46,400,000
         September 24, 1997                          $48,950,000
         December 31, 1997                           $50,500,000
         April 1, 1998                               $51,400,000
         July 1, 1998                                $52,300,000
         September 30, 1998                          $55,550,000
         December 30, 1998                           $57,300,000
         March 31, 1999                              $58,400,000

                  6.1.5 Minimum Operating Cash Flow. Maintain at all times (to be tested as of the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending June 26, 1996), a minimum Operating Cash Flow of at least:

                  $2,150,000  for the quarter  ending June 26, 1996;  $2,750,000 for the quarters ending September 25, 1996 through June 25, 1997; $3,250,000 for the quarters ending September 24, 1997 through July 1, 1998; and $4,000,000 for each subsequent quarter.

                  6.1.6 Minimum Tangible Capital Base. Maintain at all times (to be tested as of the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending June 26, 1996), a minimum Tangible Capital Base of at least Five Million and 00/100 Dollars ($5,000,000.00).

         6.2 Financial Statements. The Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower, in accordance with GAAP, and the Borrower shall cause to be furnished to the Agent, in accordance with the notice provisions of subsection 10.13:

                  (a) as soon as they  become  available  and are filed with the
         SEC, but in any event within forty-five 45 days after the close of each fiscal quarter (other than the last fiscal quarter) of the Borrower, consolidated balance sheets at the close of such fiscal quarter, and consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period commencing at the close of the previous fiscal year and ending with the close of such fiscal quarter of the Borrower and its Subsidiaries (with comparable information at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year), certified by the principal accounting or financial officer of the Borrower (provided that the requirements of this clause
         (a) for any fiscal quarter may be satisfied by delivery of a copy of the Borrower's Quarterly Report on Form 10-Q for such quarter);

                  (b) as soon as they  become  available  and are filed with the
         SEC, but in any event within ninety (90) days after the close of each fiscal year of the Borrower, consolidated balance sheets at the close of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows for such fiscal year (with comparable information for the prior fiscal year), in each case as audited (without any Impermissible Qualification) by a firm of independent public accountants of nationally recognized standing acceptable to the Agent (provided that the requirements of the foregoing provisions of this clause (b) for any fiscal year may be satisfied by delivery of a copy of the Borrower's Annual Report on Form 10-K for such year), together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default;

                  (c) as soon as it becomes available, but in any event within thirty (30) days after the close of each fiscal month of the Borrower, an Operating Results and Comparison Schedule as to contract and venue performance for such fiscal month, in substantially the form delivered by the Borrower to UST prior to the Closing Date;

                  (d) as soon as it becomes available, but in any event within forty-five (45) days after the close of each fiscal year of the Borrower, a budget for the next succeeding fiscal year of the Borrower and its Subsidiaries, which budget shall be prepared on a fiscal month basis and shall contain a projected consolidated balance sheet and statements of earnings and cash flows of the Borrower and its
         Subsidiaries for such succeeding fiscal year, certified by the principal accounting or financial officer of the Borrower;

                  (e) promptly, but in any event within five (5) days after the Borrower or any of its Subsidiaries obtains knowledge of any of the following, a statement of the chief executive, financial or accounting officer of the Borrower setting forth in reasonable detail the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto:

                           (i) the occurrence of any litigation,  arbitration or
                  governmental investigation or proceeding not previously disclosed by the Borrower pursuant hereto which has been instituted or, to the knowledge of the Borrower or any of its Subsidiaries, is threatened against, the Borrower or any of its Subsidiaries or to which any of its properties, assets or revenues is subject which, if adversely determined, might have a Material Adverse Effect on the Borrower and its Subsidiaries;

                           (ii) the occurrence of any circumstance which has a
                  reasonable likelihood of having a Material Adverse Effect on the Borrower and its Subsidiaries;

                           (iii) any material  adverse  development  which shall
                  occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower;

                           (iv) the occurrence of any Default; and

                           (v) the occurrence of a Reportable  Event (as defined
                  in ERISA) under, or the institution of steps by the Borrower or any of its Subsidiaries to withdraw from, or the institution by the PBGC or otherwise of any steps to terminate, any employee benefit plan covered by Title IV of such Act;

                  (f) promptly upon the receipt thereof and in any event within Five (5) Business Days, copies of all detailed financial and management reports submitted to the Borrower by its independent public accountants;

                  (g) as soon as it becomes available, but in any event within ten (10) days of delivery to the Borrower, a copy of any management or other letter issued by a public accounting firm or other management consultants with respect to the Borrower's and the Subsidiaries' financial or accounting systems or controls;

                  (h) the Borrower's and the Subsidiaries' responses to any of the matters referenced in any letter issued by a public accounting firm or other management consultants with respect to the Borrower's and the Subsidiaries' financial or accounting systems or controls at such time as the Borrower or the Subsidiaries deliver such response to such firm or consultants, and upon receipt by the Borrower or the Subsidiaries of any response thereto, a copy thereof to the Agent;

                  (i) as soon as they become available, but in any event, within ten (10) days after the issuance thereof, the Borrower shall furnish to the Agent copies of such other financial statements, proxy material and reports as the Borrower shall send or make available to its stockholders, and promptly upon the filing thereof, copies of all reports and materials which the Borrower or any Subsidiary files with any governmental commission (including without limitation, the SEC), department or agency or with any domestic or foreign stock exchange or with the NASD, including without limitation, copies of (i) any registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including without limitation, reports on Form 10-K, Form 10-Q and Form 8-K) filed by the Borrower or any Subsidiary with the SEC or any domestic or foreign stock exchange or with the NASD; and (ii) any letters of comment or correspondence with respect to filings or compliance matters sent to the Borrower or any Subsidiary by any such governmental commission (including without limitation, the SEC), department or agency or any such domestic or foreign stock exchange or the NASD; provided that the foregoing provisions shall not apply to reports, materials, letters or correspondence (other than those filed with or received from the SEC) filed or received by the Borrower or its Subsidiaries in the ordinary course of business or which otherwise do not involve matters that could result in a Material Adverse Effect; and

                  (j) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower or any of its Subsidiaries as the Agent may from time to time reasonably request.

         All financial statements delivered to the Agent pursuant to the requirements of this subsection 6.2 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP on a consolidated basis. Together with each delivery of financial statements required by clause (a) or (b) above, the Borrower (and if requested by the Agent, any or all of its Subsidiaries) shall deliver to the Agent an officer's certificate, stating that there exists no Default or Event of Default (or if any Event of Default or Default exists, specifying in reasonable detail the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto) and setting forth the computations for determining the Borrower's compliance with the financial covenants contained in subsection 6.1 above. The Agent and the Banks acknowledge that, from and after the Closing Date, the Borrower will be a reporting company under the Securities Exchange Act of 1934, as amended, and that its Common Shares will be publicly traded, and agree to keep all information acquired pursuant to this subsection 6.2 or under any other provision of the Loan Documents, or as a result of any inspection conducted in accordance with subsection 6.3 below, confidential; provided that the Banks may, in their sole discretion, communicate such information (t) to any holder of Subordinated Debt, (u) with the prior consent of the Borrower (not to be unreasonably withheld), to any other Person in accordance with its customary practices relating to routine trade inquiries, (v) to any court or regulatory authority having jurisdiction over the Banks or any of them or as required by law or legal process, (w) to any other Person in connection with the Banks' sale of any interests or participations in the Liabilities, (x) any other Person in connection with any litigation involving the Borrower and any Bank, (y) to counsel, auditors or other professional advisors and to affiliates of any of the Banks or (z) to any other Person in connection with the exercise of the Agent's or the Banks' rights hereunder or under any of the other Loan Documents, it being the intent of this sentence not to create rights in and to such documents to any Person other than the Agent and the Banks; provided that the foregoing restrictions shall not apply to any information that the Borrower has made publicly available. The Borrower and each of the Subsidiaries authorize the Agent to discuss the financial condition of the Borrower and its Subsidiaries with the Borrower's independent certified public accountants and agree that such discussion or communication shall be without liability to the Agent or the Banks. Upon the Agent's review of any management or other letter issued by a public accounting firm or other management consultants, the Borrower and its Subsidiaries agree to address, in a manner reasonably satisfactory to the Agent, any matter addressed therein or explain, to the Agent's reasonable satisfaction, the positions of the Borrower with respect thereto why such matter will not be addressed.

         6.3 Inspection. The Agent and/or the Banks shall have the right, from time to time hereafter upon reasonable notice, to call at the Borrower's or any of its Subsidiaries' place of business (or any other place where the Collateral or any information relating thereto is kept or located) during ordinary business hours, and, without hindrance or delay (except to the extent that the rights of third parties would be violated or unless an order from a competent court is issued allowing enforcement of the Agent's rights despite the alleged violation of the rights of such third parties), (a) to inspect, audit, check and make copies of and extracts from the Borrower's or any of its Subsidiaries' books, records, journals, orders, receipts and any correspondence and other data relating to the Borrower's business or to any transactions between the parties hereto, (b) to make such verification concerning the Collateral as the

Agent may consider reasonable under the circumstances, and (c) to discuss the affairs, finances and business of the Borrower with any officers, employees or directors of the Borrower.

         6.4 Conduct of Business. Except as provided herein, each of the Borrower and its Subsidiaries shall maintain its legal existence, shall maintain in full force and effect all licenses, permits, authorizations, bonds, franchises, leases, patents, contracts, and other rights necessary or desirable to the profitable conduct of its respective business, shall continue in, and shall limit its operations to, the same general lines of business as those currently conducted (which is providing catering or concession services at recreational and leisure facilities, convention centers, schools and institutions) except that CFM may engage in vending and manual dining services, and comply with all applicable Laws, except for such Laws the violation of which would not, in the aggregate, have a Material Adverse Effect on the Borrower's financial condition, results of operations or businesses. The Borrower shall not permit any default by the Borrower to occur under any mortgage or other Lien that encumbers any real property leased by the Borrower or any Subsidiary. Each of the Borrower and its Subsidiaries shall maintain, preserve and protect all trade names, trade marks, copyrights and patents and all other property necessary to the conduct of each of its businesses and keep all tangible property in good repair, working order and condition, ordinary wear and tear excepted.

         6.5 Claims and Taxes. Each of the Borrower and its Subsidiaries agrees to indemnify and hold the Agent and the Banks harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including reasonable attorneys' and other professionals' fees and disbursements) relating to or in any way arising out of the possession, use, operation or control of the assets of each of the Borrower and its Subsidiaries (other than any such claims, demands, liabilities, losses, damages, penalties, costs or expenses attributable to the gross negligence or wilful misconduct of the Agent or the Banks or any of their respective officers, directors, employees or agents). Each of the Borrower and its Subsidiaries shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and pay or cause to be paid all of the real and personal property taxes of each of the Borrower and its Subsidiaries, all assessments and charges of each of the Borrower and its Subsidiaries, and all franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Borrower or any of its Subsidiaries, or payable by the Borrower or any of its Subsidiaries, at such times and in such manner as to prevent any penalty from accruing or any Lien from attaching to its property; provided however that the Borrower and its Subsidiaries shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest, to delay or refuse payment thereof, if (a) the Borrower or the applicable Subsidiary establishes adequate reserves, in accordance with GAAP, to cover such contested taxes, assessments or charges, and (b) such contest does not have a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries, taken as a whole, the ability of the Borrower and its Subsidiaries, taken as a whole, to pay any of the Liabilities, or the priority or value of the Agent's Lien on the Collateral.

         6.6 The Agent's and the Banks' Costs and Expenses as Additional Liabilities. The Borrower shall reimburse each of the Banks and the Agent for all expenses and fees paid or incurred by the Agent and the Banks in connection with (a) the documentation, negotiation and closing of the Loans and other transactions described herein and in the other Loan Documents, (b) any amendment, waiver or consent executed in connection with this Agreement or any of the other Loan Documents, and (c) the enforcement or preservation of the Agent's or any Bank's rights under this Agreement and any of the other Loan Documents, including without limitation appraisal, stamp, document, transfer filing and recording fees and the reasonable fees and expenses of the Agent's and the Banks' auditors, attorneys and paralegals, whether such expenses and fees are incurred prior to or after the date hereof. All such costs and expenses incurred by the Agent and the Banks with respect to the documentation, negotiation, enforcement, collection and protection of the Agent's interests in the Collateral, including without limitation the cost of such equipment and real estate appraisals and environmental update inspections as may hereafter be reasonably required by the Agent, shall be additional Liabilities of the Borrower to the Banks, payable on demand or otherwise repaid as provided herein, and secured by the Collateral.

         6.7 Borrower's Liability Insurance. Each of the Borrower and its Subsidiaries shall, at its expense, keep and maintain such public liability and third party property damage insurance in such amounts and with such deductibles as is reasonably acceptable to the Agent, and shall deliver to the Agent the original (or a certified copy) of each policy of insurance and evidence of the payment of all premiums therefor. Such policies of insurance shall contain an endorsement providing that the insurance company will give the Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or cancelled.

         6.8 Borrower's Insurance. Each of the Borrower and its Subsidiaries shall, at its expense, keep and maintain its assets insured against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount at least equal to the full insurable value of all such property which coverages shall include, without limitation, liquor liability coverages. All such policies of insurance shall be in form and substance reasonably satisfactory to the Agent and issued by an insurance company reasonably satisfactory to the Agent, and shall have deductibles not exceeding Twenty-Five Thousand and 00/100 Dollars ($25,000.00). Each of the Borrower and its Subsidiaries shall deliver to the Agent the original (or a certified copy) of each policy of insurance and evidence of payment of all premiums therefor. All of the policies of insurance pertaining to the Borrower's or any such Subsidiary's assets shall contain an endorsement, in form and substance reasonably satisfactory to the Agent, showing all losses payable to the Agent as provided below in this subsection 6.8; provided, that such policies may show loss payees in addition to the Agent in connection with the lease or purchase money financing of equipment or real estate by the Borrower or a Subsidiary, if such other loss payees are reasonably acceptable to the Agent (and the Agent has approved same in writing) and if such other loss payees have no interest in the proceeds of any loss relating to the Collateral, other than the specific assets that are the subject of such lease or purchase money financing. Such endorsement, or an independent instrument furnished to the Agent, shall provide that such insurance company will give the Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of the Borrower or any of its Subsidiaries shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. All insurance policies referred to in this subsection 6.8 shall name the Agent as an additional loss payee with respect to all claims relating to the
Collateral resulting in payments of One Hundred Thousand and 00/100 ($100,000.00) or less, and as additional insured and sole loss payee in respect of each claim relating to the Collateral resulting in a payment under any such insurance policy exceeding One Hundred Thousand and 00/100 Dollars ($100,000.00). Provided that no Default or Event of Default then exists, the Agent agrees promptly upon its receipt thereof, to pay over to the Borrower the proceeds of such payment to enable the Borrower to repair, restore, or replace the Collateral subject to such claim. To the extent that the Borrower elects not to repair, restore or replace such Collateral, any such proceeds in excess of One Hundred Thousand and 00/100 ($100,000.00) shall be deposited with the Agent, which deposit shall be invested by the Agent in Cash Equivalent Investments and shall be held by the Agent as additional Collateral for the Liabilities. If the Borrower certifies to the Agent, on or prior to thirty (30) days after receipt by the Borrower or any of its Subsidiaries of such insurance proceeds that it intends to use such insurance proceeds to construct replacement property or repair the damaged property within three hundred sixty (360) days of the receipt of such insurance proceeds, the Agent shall, if no Default has occurred and is then continuing, release to the Borrower that part of the insurance proceeds to be used for the aforementioned purposes. To the extent that the Borrower does not provide such certification, all of such insurance proceeds shall be applied to the prepayment of the Liabilities as set forth below. In addition, if any of the insurance proceeds previously released are not in fact applied in the manner specified in such certification, the Borrower shall pay to the Agent, on which the date which is three hundred sixty-one (361) days after the receipt of such insurance proceeds by the Borrower or any of its Subsidiaries, an amount equal to the insurance proceeds released by the Agent to the Borrower pursuant to this subsection 6.8 (less amounts actually spent for the purposes specified in such certification) and such amount shall be applied to the prepayment of the Liabilities. All such proceeds at any time on deposit with the Agent shall be fully drawn down under this subsection 6.8 before the Banks shall be required to make any new Guidance Loan. In addition, such proceeds may also be used, in the Agent's sole discretion, to meet the Borrower's obligation to reimburse the Banks as a result of any draw under any Letter of Credit. The Agent shall apply any such proceeds not so used first to amounts due under the Guidance Loans, and if any proceeds should remain thereafter, to the reduction of the Liabilities in such manner as the Agent shall determine. If a Default or an Event of Default exists, the Agent shall (a) hold the proceeds of such payment as Collateral for the Loans until such Default or Event of Default shall no longer exist and then, subject to the foregoing provisions of this subsection 6.8, pay over the same to the Borrower for the repair, restoration, or replacement of the Collateral subject to such claim. The Borrower hereby directs all insurers under such policies of insurance to pay all proceeds of insurance policies directly to the Agent as and to the extent set forth above. The Borrower irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as the Borrower's true and lawful attorney-in-fact for the purpose, after and during the continuance of an Event of Default, of making, settling and adjusting claims under all such policies of insurance, endorsing the name of the Borrower or any of its Subsidiaries on any check, draft, instrument or other item of payment received by the Borrower, or the Agent pursuant to any such policies of insurance and making all determinations and decisions with respect to such policies of insurance. If the Borrower or any of its Subsidiaries, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable, and the amount so expended, together with interest thereon at the rate applicable to the Guidance Loans, shall be part of the Liabilities, payable on demand or otherwise repaid as provided herein and secured by the Collateral. Notwithstanding anything in the subsection 6.8 to the contrary, in the event insurance proceeds result from a casualty to property used in connection with a Facility Agreement, and such Facility Agreement is no longer in force as of the date of payment of insurance proceeds by the insurer or before such proceeds are used to repair, replace or restore such property, then the full amount of such proceeds (up to the outstanding amount of any Guidance Loan related to such Facility Agreement), shall be paid to the Agent to retire such Guidance Loan, before the application of the other provisions of this subsection 6.8.

         6.9 Pension Plans. The Borrower shall, and shall (to the extent within the control of the Borrower) cause each ERISA Affiliate to, (a) make contributions to all of the Plans (including any Multiemployer Plans) in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (b) comply with all material requirements of ERISA and the Tax Code which relate to such Plans and Multiemployer Plans, the failure to comply with which would if applicable to the Borrower or any ERISA Affiliate, have a Material Adverse Effect on the Borrower; (c) notify the Agent immediately upon receipt by the Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plans or Multiemployer Plans; and (d) immediately notify the Agent of the occurrence of an ERISA Termination Event. Neither the Borrower nor any of its Subsidiaries shall fail to make any payments to any Multiemployer Plan that the Borrower or any ERISA Affiliate of the Borrower or any of its Subsidiaries under ERISA may be required to make under any agreement relating to any Multiemployer Plan or any Law pertaining thereto except any payments being contested in good faith with respect to which the Borrower has established adequate reserves.

         6.10 Notice of Suit. The Borrower shall, as soon as possible, and in any event within five (5) Business Days after the Borrower learns of the following, give written notice to the Agent of any proceeding(s) being instituted or threatened to be instituted by or against the Borrower or, any of its Subsidiaries in any federal, state, local or foreign court or before any arbitration or mediation panel, commission or other regulatory body (federal, state, local or foreign); provided, that the Borrower shall not be required to notify the Agent of any such proceeding instituted or threatened to be instituted unless such proceeding could, individually, or when aggregated with other outstanding proceedings, if adversely determined, have a Material Adverse Effect on the Borrower and its Subsidiaries.

         6.11 Supervening Changes in Law. If, at any time or times hereafter, there shall become effective any amendment to, deletion from or revision, modification or other change in any Law, or the application or enforcement thereof, materially and negatively affecting the Banks' extension of credit described in this Agreement or the selling of interests or participations therein or increasing the Banks' costs associated with the transactions contemplated by this Agreement and the other Loan Documents, (a) if and to the extent clause (b) of this subsection 6.11 is not applicable, then the Borrower shall indemnify and hold the Agent and the Banks harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by the Agent or the Banks by reason of such amendment, deletion, revision, modification, or other change, and (b), to the extent such amendment to, deletion from or revision, modification or other change in Law, or the application or enforcement thereof, requires that the Banks no longer carry or hold the Loans, Letters of Credit, or any portion thereof, then the Borrower shall immediately pay to the Banks the then outstanding balance of the Liabilities, and hold the Agent and the Banks harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by the Borrower by reason of the Banks' failure or inability to comply with the terms of this Agreement or any of the other Loan Documents. The Borrower's obligations under this subsection 6.11 shall survive repayment of the Liabilities and termination of this Agreement and the other Loan Documents.

         6.12 Environmental Notices. The Borrower and the Subsidiaries shall promptly notify and furnish the Agent with a copy of any and all Environmental Notices which would result in a Material Adverse Effect and any Environmental Notice from any governmental agency or authority which are received by the Borrower or any Subsidiary. The Borrower shall take prompt and appropriate action in response to any and all such Environmental Notices and shall promptly furnish the Agent with a description of the Borrower's response thereto.

         6.13 Use of the Proceeds. Proceeds of the Loans shall be used solely for the business purposes of the Borrower, consistent with the terms and provisions of this Agreement and the other Loan Documents.

         6.14 Depository Accounts. Except to the extent otherwise permitted by the Agent in writing, the Borrower shall maintain its primary depository and operating accounts with UST.

         6.15 Collateral Assignments of Licenses and Management Agreements. The Borrower shall notify the Agent promptly upon the execution of any Facility Agreement and shall provide such information in respect thereof as the Agent shall reasonably request.

         6.16 Application of Net Contract Proceeds. If, in any calendar year, after giving effect to the provision contained in the last sentence of this subsection 6.16, the Borrower or any Subsidiary receives Net Contract Proceeds and such Net Contract Proceeds are in the amount of One Million and 00/100 Dollars ($1,000,000.00) or more, the Borrower or such Subsidiary shall apply the amount of Net Contract Proceeds toward the acquisition or payment of Project Costs required by a New Project or Contract Extension (as such terms are defined in subsection 4.5 above). Pending such application, the Borrower or such Subsidiary shall immediately deposit the full amount of such Net Contract Proceeds with the Agent, which deposit shall be invested by the Agent in Cash Equivalent Investments and shall be held by the Agent as additional Collateral for the Liabilities. The Borrower shall have the right to draw down all or part of such Net Contract Proceeds for the same purposes and subject to the same terms and conditions as are applicable to Guidance Loans under subsection 2.2. All Net Contract Proceeds at any time on deposit with the Agent shall be fully drawn down under this subsection 6.16 before the Borrower shall make any request for any Guidance Loan. In addition, such proceeds may also be used, in the Agent's sole discretion, to meet the Borrower's obligations to reimburse the Banks as a result of any draw under any Letter of Credit. If any such Net Contract Proceeds are not drawn down prior to the earlier of the first anniversary of the date on which they were deposited with the Agent or the Termination Date, the Agent shall apply such Net Contract Proceeds first to prepayment of Converted Guidance Loans, second to prepayment of Unconverted Guidance Loans, and third, to the prepayment of Working Capital Loans. If any proceeds should remain after application of the two previous sentences, such proceeds shall be used to reduce the Liabilities in such manner as the Agent determines in its sole discretion. The Borrower or any Subsidiary shall be entitled to retain and utilize in its discretion Net Contract Proceeds less than One Million and 00/100 Dollars ($1,000,000.00) in any calendar year which may be received at any time by such Person.

         6.17 Covenants in Subordinated Debt Documents. The Borrower and each of its Subsidiaries hereby covenant to perform, comply with and be bound by for the benefit of the Banks at all times all of its agreements, covenants, and obligations in the Subordinated Debt Documents.

         7.       NEGATIVE COVENANTS.

         Each of the Borrower and its Subsidiaries hereby covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

         7.1 Encumbrances. The Borrower will not create, incur, assume or suffer to exist or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, including without limitation the Collateral, other than: (a) Liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrower or the applicable Subsidiary shall, if appropriate under GAAP, have set aside on its books and records adequate reserves; provided that such contest does not have a Material Adverse Effect on the ability of the Borrower to pay any of the Liabilities or the priority or value of the Agent's Lien on the Collateral; (b) deposits under worker's compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, and Liens securing judgments that have not resulted in an Event of Default under clause (d) of subsection 8.1 hereof; (c) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business for sums not yet delinquent; (d) Liens in favor of the Agent and the Banks; (e) purchase money security interests arising in connection with Equipment or real estate purchases or lease financings made as permitted by this Agreement, not to exceed an aggregate of One Million and 00/100 Dollars ($1,000,000.00); (f) Liens described on Schedule 7.1; (g) judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance; and (h) Liens other than those permitted in subsections 7.1(a)-(g) securing obligations in an aggregate outstanding amount of no more than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

         7.2 Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except: (a) the Liabilities;
(b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower or the applicable Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower or the applicable Subsidiary has set aside on its books adequate reserves therefor, in accordance with GAAP; (c) purchase money Indebtedness incurred to finance the purchase or lease of Equipment, subject to an aggregate limit on such Indebtedness outstanding of One Million and 00/100 Dollars ($1,000,000.00); (d) Indebtedness of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or any other Subsidiary; (e) unsecured guaranties of the Borrower of the Indebtedness for borrowed money incurred by either Special Texas Corporation for the purpose of obtaining or maintaining any concessions or food services management agreement or other recreational food and beverage services contract to be performed entirely within the State of Texas, provided the Borrower continues to act as manager under the Texas Management Agreement and the total amount of such guaranties shall not exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate; (f) Indebtedness of the

Borrower or a Subsidiary in respect of performance, bid or similar bonds related to Facility Agreements, in a principal amount not to exceed Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate at any time; (g) other Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any time not to exceed One Million and 00/100 Dollars ($1,000,000.00); and (h) Indebtedness existing on the Closing Date and reflected on Schedule 7.2.

         7.3 Mergers and Consolidations. Except as allowed under subsection 7.4, each of the Borrower and its Subsidiaries shall not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or tangible or intangible assets, whether now owned or hereafter acquired, except that any Subsidiary may merge or consolidate with, or convey, sell, lease, transfer or dispose of assets to, the Borrower or another Subsidiary and thereafter dissolve (provided that in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving corporation); and except that any Subsidiary of the Borrower may merge or consolidate with any other Person with which the Borrower is permitted to merge or consolidate (provided that the Subsidiary is the surviving corporation).

         7.4 Acquisitions. Neither the Borrower nor any of its Subsidiaries shall acquire any stock of any corporation or ownership interest in any other entity, or acquire all or substantially all of the assets of, or such of the assets as would permit the transferee to continue any one or more integral business operations of, any Person. Notwithstanding the preceding sentence to the contrary, (i) the Borrower or a Subsidiary may acquire stock of a corporation which, as a result of such acquisition, becomes a Subsidiary (or if any applicable, an Offshore Subsidiary) provided (a) that such Subsidiary (or if any applicable, such Offshore Subsidiary) becomes a Guarantor of all of the Liabilities; (b) such corporation is sufficiently capitalized and (c) if the total valuation of such corporation (based on stock price and face amount of issued and assumed debt) is Four Million and 00/100 Dollars ($4,000,000.00) or more, the approval of the Designated Banks is obtained, and (ii) the Borrower or a Subsidiary may acquire assets of any Person, as referred to above, provided that if the total value of the assets so acquired (based on purchase price and face amount of issued and assumed debt) is Four Million and 00/100 Dollars ($4,000,000.00) or more, the approval of the Designated Banks is obtained.

         The parties hereto acknowledge and agree that (a) Fine Host International is a party to an agreement with F&B International Company Limited, pursuant to which, among other things, Fine Host International may acquire an interest in Fine Host Asia, a joint venture that may be organized in accordance with the laws of Thailand (Queen Sirikit National Convention Center)(said joint venture is hereinafter referred to as "Fine Host Asia"), and (b) Fine Host Asia shall not, at any time, become a Subsidiary unless and until the Borrower has caused Fine Host Asia to comply with all of the applicable provisions contained herein, including without limitations, the provisions of subsection 3.1 above.

         7.5 Disposal of Property. Neither the Borrower nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its properties, assets and rights to any Person (other than the Borrower or a Subsidiary) except: (a) sales of Inventory in the ordinary course of business;
(b) sales of property being replaced in the ordinary course of business by other property with a fair market value equal to or greater than the property being so replaced; (c) sales or disposal of obsolete or unused Equipment having a value of less than Twenty-Five Thousand and 00/100 Dollars ($25,000.00) per fiscal year of the Borrower; (d) subject to subsection 6.16, sales or transfers pursuant to the termination of a Facility Agreement which will not result in any extraordinary gains or losses pursuant to GAAP (including the prepayment of any Note Receivable or receipt of any Net Contract Proceeds, subject to the terms of the Assignment of Notes Receivable and Net Contract Proceeds executed and delivered to the Agent); or (e) sales or disposal of Equipment having a net book value as of such sale or disposition aggregating not more than Five Hundred Thousand and 00/100 ($500,000.00) since the Closing Date. If any of the Equipment is sold, transferred or otherwise disposed of as herein provided, and such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment, the Borrower shall use the proceeds of such sale, transfer or disposition solely to finance the purchase by the Borrower of such replacement Equipment and shall deliver to the Agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrower or any of its Subsidiaries shall be free and clear of all Liens, except for those of the Agent and except for purchase money security interests arising out of such purchases to the extent permitted under subsection 7.1.

         7.6 Investments or Loans. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Closing Date and identified in Schedule 7.6 ("Ongoing Investments");

                  (b)      Cash Equivalent Investments;

                  (c) Without duplication, Investments permitted as Indebtedness pursuant to subsection 7.2;

                  (d) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances; and

                  (e) other Investments made or committed to be made in any fiscal year of the Borrower pursuant to or necessary (in the reasonable opinion of the Borrower) in connection with any Facility Agreement which do not aggregate in excess of the amount of Nineteen Million and 00/100 Dollars ($19,000,000.00) for the fiscal year ending December 25, 1996 and for each fiscal year thereafter;

provided, however, that

         (i) to the extent Investments are made or committed to be made in any fiscal year of the Borrower in an aggregate amount less than the maximum amount permitted for such fiscal year as provided above in this clause (e), the Investments which the Borrower or its Subsidiaries may make or commit to make in the next following fiscal year of the Borrower shall be increased by Fifty
Percent (50%) of the amount of the permitted Investments not so made or committed to be made in such immediately preceding fiscal year (it being agreed that such Investments may not be carried forward to any further succeeding fiscal years of the Borrower).

         (ii) no portion of any Investments so carried forward in any fiscal year of the Borrower shall be used until the entire amount of Investments permitted to be made or committed to be made in such fiscal year as provided above in this clause (e) shall have been used;

         (iii) any Capital Expenditures made pursuant to subsection 7.8 shall reduce, dollar-for-dollar, any Investments permitted to be made pursuant to this clause (e) (it being agreed that such reduction shall be applied first against the Investments permitted to be made or committed to be made as provided above in this clause (e) before reducing any carry-forward amount); and

         (iv) the amount of Investments permitted to be made as provided above in this clause (e) shall not be reduced by the amount of any Net Contract Proceeds which the Borrower has notified the Agent in writing prior to the application thereof, are being applied pursuant to this clause (e); and

provided further, however, that no Investment otherwise permitted by clause (d) or (e) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         7.7 Guaranties. Neither the Borrower nor any of its Subsidiaries shall guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person (including without limitation any officer, director, employee or stockholder of the Borrower or such Subsidiary, but excluding the Borrower and its Subsidiaries), whether by agreement to purchase the Indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any Indebtedness or obligation of such other Person or otherwise, except (a) endorsements of negotiable instruments for collection in the ordinary course of business, (b) performance bonds given in connection with the entry by the Borrower or a Subsidiary into a Facility Agreement, bonds necessary to submit bids for a Facility Agreement, or similar bonds or agreements, and (c) guaranties or bonds by the Borrower or any of its Subsidiaries required by any Person other than the Borrower or any Affiliate in connection with obtaining or maintaining a License necessary for a Facility Agreement. All bonds and agreements encompassed under clauses (b) and (c) of the preceding sentence as of the date hereof are listed on Schedule 7.7. Nothing in this subsection 7.7 is intended to limit the exceptions to Indebtedness, Investments, or Loans which are permitted under subsections 7.2 and 7.6.

         7.8 Capital Expenditure Limitations. The Borrower will not, and will not permit any of its Subsidiaries to, make, or commit to make, Capital Expenditures in any fiscal year of the Borrower, except in connection with Guidance Loans and except for Capital Expenditures which do not aggregate in excess of the amount of Nineteen Million and 00/100 Dollars ($19,000,000.00) for the fiscal year ending December 25, 1996 and for each fiscal year thereafter;

 provided, however, that

                  (i) to the extent Capital Expenditures are made or committed to be made in any fiscal year of the Borrower in an aggregate amount less than the maximum amount permitted for such fiscal year as provided above, the Capital Expenditures which the Borrower or its Subsidiaries may make or commit to make in the next following fiscal year of the Borrower shall be increased by Fifty Percent (50%) of the amount of the permitted Capital Expenditures not so made or committed to be made in such immediately preceding fiscal year (it being agreed that such Capital Expenditures may not be carried forward to any further succeeding fiscal years of the Borrower);

                  (ii) no portion of any Capital Expenditures so carried forward in any fiscal year of the Borrower shall be used until the entire amount of Capital Expenditures permitted to be made or committed to be made in such fiscal year as provided above shall have been used; and

                  (iii) any Investments made pursuant to clause (e) of subsection 7.6 shall reduce, dollar-for-dollar, any Capital Expenditures permitted to be made pursuant to this subsection 7.8 (it being agreed that such reduction shall be applied first against the Capital Expenditures permitted to be made or committed to be made as provided above before reducing any carry-forward amount); and

                  (iv) the amount of Capital Expenditures permitted to be made as provided above shall not be reduced by the amount of any Net Contract Proceeds which the Borrower has notified the Agent in writing, prior to the application thereof, are being applied pursuant to this subsection 7.8.

         7.9 Distributions. Neither the Borrower nor any of its Subsidiaries shall pay any dividends (other than stock dividends, provided that stock dividends paid with respect to Stock which is subject to Pledge Agreements to the Agent shall be subject to the terms of such Pledge Agreement) or distributions, either in cash or in kind, on any class of its capital stock, nor make any distribution on account of its stock, nor redeem, purchase or otherwise acquire, directly or indirectly, any of its stock; provided, however, any Subsidiary shall be permitted to make distributions or pay dividends to the Borrower or to its immediate parent.

         7.10 Compensation. None of the Borrower or any of its Subsidiaries shall pay compensation, directly or indirectly, whether in cash or in property (including fringe benefits, and whether in respect of stock ownership, consulting or other services or for any other reason whatsoever), to any Affiliate of the Borrower except as set forth in Schedule 7.10 or as disclosed in the Registration Statement and except that the provisions of this subsection
7.10 shall not apply to reasonable payments or employee benefits made to employees or officers of the Borrower or any Subsidiary, as determined in good faith by the Board of Directors of the Borrower or, in the case of directors, to reasonable and customary directors' fees, in each case in the ordinary course of business.

         7.11 Transactions with Affiliates. Other than as set forth on Schedule 7.11, and except as permitted by subsection 7.10 or as disclosed in the Registration Statement neither the Borrower nor any of its Subsidiaries shall loan, contribute or otherwise transfer any cash or property to any Affiliate of the Borrower or any of its Subsidiaries or enter into any transaction, including without limitation the purchase, sale or exchange of property or the rendering of any service to any Affiliate of the Borrower, or any Affiliate of such Subsidiary, except that transactions with Affiliates of the Borrower which are at arm's length, are for fair value and are in the ordinary course of the Borrower's and such Affiliate's business shall be permitted.

         7.12 Prepayment of Other Liabilities. The Borrower shall not directly or indirectly prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of or any interest on or premium payable in connection with the optional repayment, redemption or retirement of, any of its Indebtedness (including but not limited to Subordinated Debt) except for (i) the Liabilities; (ii) any obligations related to a Facility Agreement which results in the prepayment in full of the corresponding and related Guidance Loan; and (iii) mandatory prepayments and other scheduled payments required under any Indebtedness that is permitted under this Agreement.

         7.13 Modification of Indebtedness. The Borrower will not permit the modification or waiver of or any change in any provisions of any agreement relating to Indebtedness for borrowed money of the Borrower, including, without the consent of the Banks, the negotiation or renegotiation of any provisions of any agreement with the holders of the Subordinated Debt, if in any such case, such modification or waiver or change (taken as a whole) would be adverse to the Borrower's interests or the rights and interests of the Agent and the Banks.

         7.14 Amendment of Certificate or Articles of Incorporation or By-Laws. Neither the Borrower nor any of its Subsidiaries shall amend its Certificate or Articles of Incorporation or organization, or By-Laws, change its fiscal year-end, or adopt or alter any preferred stock terms or preferences if such amendment, adoption, or alteration would (i) adversely affect the ability of the Borrower and its Subsidiaries, taken as a whole, to repay the Liabilities; (ii) result in a Material Adverse Change to the value of the Collateral or the Banks' ability to enforce its rights and remedies under this Agreement or any other Loan Document; or (iii) result in a Material Adverse Change to the Borrower.

         7.15 ERISA Termination Event. The Borrower shall not permit any ERISA Termination Event to occur, or suffer any ERISA Termination Event to exist, if, in either case, such ERISA Termination Event could have a Material Adverse Effect on the Borrower.

         7.16 Subordinated Debt Documents. Neither the Borrower nor any of its Subsidiaries shall violate or permit violation of any covenant in the Subordinated Debt Documents.

         7.17 CFM Notes. Neither the Borrower nor any of its Subsidiaries will consent under Section 9 of the CFM Notes to the sale, assignment, pledge, hypothecation, encumbrance or other transfer or disposition of all or any portion of the CFM Notes by the holders thereof.

         8.       DEFAULT, RIGHTS AND REMEDIES OF THE AGENT.

         8.1 "Event of Default" shall mean the occurrence or existence of any one or more of the following events:

                  (a) the Borrower fails to pay any of the Liabilities when such Liabilities are due or are declared due, whether at stated maturity, by acceleration or otherwise, within five (5) days of the date due;

                  (b) the Borrower, any of its Subsidiaries or any Guarantor fails or neglects to perform, keep or observe any of the covenants, conditions, promises or agreements contained in this Agreement or in any of the other Loan Documents within ten (10) days after the date of notice by the Agent of the failure to perform, keep, or observe such covenant, condition, promise, or agreement (provided that there shall be no such ten (10) day grace period for failure to comply with any covenant in Section 7 hereof), or any of the Loan Documents are unenforceable in whole or in part in accordance with their terms;

                  (c) any warranty or representation now or hereafter made by the Borrower, any of its Subsidiaries, or any Guarantor pursuant to this Agreement or any of the other Loan Documents is untrue, incorrect or incomplete in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by the Borrower, any of its Subsidiaries, or any Guarantor to any Bank pursuant to or in connection with the Loans is untrue, incorrect or incomplete in any material respect, on the date as of which the facts set forth therein are stated or certified or restated or recertified;

                  (d) judgments or orders requiring aggregate payments in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be rendered against the Borrower or any of its Subsidiaries, and such judgments or orders shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution, provided that this clause (d) shall not apply to the extent that any judgment for which the Borrower or such Subsidiary, as applicable, is insured and to the extent to which the insurer has admitted, in writing, liability for the amount thereof;

                  (e) a notice of Lien, levy or assessment is filed or recorded with respect to all or a material part of the Collateral by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one or more of them become a Lien, upon all or a material part of the Collateral, provided that this clause (e) shall not apply to any Liens, levies, or assessments which are being contested in good faith (provided the Borrower has complied with the provisions of clauses (a) and (b) of subsection 6.5);

                  (f) all or any material part of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any judgment creditor, receiver, trustee, custodian or assignee for the benefit of creditors;

                  (g) a proceeding under any Insolvency Law is filed against the Borrower or any of its Subsidiaries and such proceeding is not dismissed within sixty (60) days of the date of its filing, or a proceeding under any Law is filed by the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries files an answer admitting the material allegations of a petition filed against it, or the Borrower or any of its Subsidiaries makes an assignment for the benefit of creditors, or the Borrower or any of its Subsidiaries takes any corporate or other action to authorize any of the foregoing;

                  (h) the Borrower or any of its Subsidiaries voluntarily or involuntarily dissolves or is dissolved except as permitted by subsection 7.3, or terminates or is terminated;

                  (i) the Borrower or any of its Subsidiaries becomes Insolvent, or admits in writing its inability, or fails generally, to pay its debts as they become due;

                  (j) the Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented from conducting all or any material part of its business affairs;

                  (k) a material default by the Borrower or any of its Subsidiaries, shall occur (and any applicable cure period shall have expired) under any Facility Agreement or related agreement, document or instrument, whether heretofore, now or hereafter existing between the Borrower, such Subsidiary or any other Person unless, within five

         (5) Business Days of such default, the Borrower provides to the Agent a certificate (together with any other documents reasonably required by the Agent) from the chief financial officer or president of the Borrower that the Borrower and its Subsidiaries, taken as a whole, notwithstanding termination of such Facility Agreement or related agreement, document, or instrument, shall continue to meet, and shall in the foreseeable future continue to meet, the financial covenants in subsection 6.1;

                  (l) the Borrower or any of its Subsidiaries shall default in making any payment when due, whether at stated maturity, by acceleration or otherwise, on any obligation for borrowed money in an aggregate amount in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or the holder of any such obligation shall become entitled to cause such obligation to become due prior to its stated date of maturity;

                  (m)      there shall be a Change in Control of the Borrower;

                  (n) there shall occur a Material Adverse Change affecting the Borrower, which could reasonably be expected to have a Material and Adverse Effect on the value of the Collateral or the ability of the Borrower to repay the Liabilities;

                  (o) there shall occur any loss, theft, substantial damage or destruction of any item or items of Collateral ("Loss") if (x) the amount of such Loss with respect to which an insurer has not admitted, in writing, liability within a reasonable time (as reasonably determined by the Agent) after the occurrence of such Loss, exceeds One Million and 00/100 Dollars ($1,000,000.00) in the aggregate, (y) any such Loss results in a material interruption of the business of the Borrower and its Subsidiaries, or (z) the aggregate of deductibles for Losses exceeds One Million and 00/100 Dollars ($1,000,000.00);

                  (p) the Borrower or any of its Subsidiaries shall be convicted of any crime for which forfeiture of a material amount of its property, or payment of a material penalty, will be required, or for which a license may be revoked, terminated, or suspended, and such revocation, termination, or suspension would result in a Material Adverse Effect on the Borrower;

                  (q) any Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void;

                  (r) any Security Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to a material portion of the Collateral covered by such Security Agreement; or (B) to be in full force and effect or shall be declared null and void; or

                  (s) any Pledge Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Pledge Agreement; or (B) to be in full force and effect or shall be declared null and void.

         8.2 Termination of Obligation to Make Loans and Acceleration. Upon the occurrence of an Event of Default referred to in subsection 8.1(g), all of the Liabilities shall automatically, without notice of any kind, be immediately due and payable and the Agent shall have no further obligation to make Loans hereunder. Upon the occurrence of any other Event of Default, the Banks shall have no further obligation to make Loans hereunder and any or all of the Liabilities may, at the option of the Agent, acting in accordance with the provisions of subsection 9.2(h), and without presentment, demand, protest or notice of any kind, be declared, and thereupon shall become, immediately due and payable, provided that the Agent shall give notice of such acceleration to the Borrower.

         8.3 Rights and Remedies Generally. Upon the occurrence of an Event of Default, the Agent shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Code or other applicable Laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent shall further have as a matter of right and without notice to the Borrower or any of its Subsidiaries, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of any Collateral as security for the Liabilities or the interest of the Borrower or any of its Subsidiaries therein, the right to apply to any court of competent jurisdiction to appoint a receiver or receivers of the Borrower or any of its Subsidiaries of all or any portion of the property of the Borrower or any of its Subsidiaries comprising the Collateral and to have such receiver or receivers appointed, and each of the Borrower and its Subsidiaries hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Agent provided in this Agreement and the other Loan Documents including, without limitation and to the extent permitted by law, and by such documents, the right to operate under existing licenses, franchises and permits granted or issued to the Borrower or any of its Subsidiaries and the right to enter into licenses, sublicenses, leases and subleases of all or any part of the Collateral to the extent the Borrower or any of its Subsidiaries possessed such rights, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Collateral unless such receivership is sooner terminated.

         8.4 Entry Upon Premises and Access to Information. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right, to the extent permitted by Law, to enter upon the premises of each of the Borrower and its Subsidiaries where the Collateral is located (or is believed to be located) without any obligation to pay rent to the Borrower or any of its Subsidiaries, or, except to the extent that the rights of third parties would be violated, until an appropriate order from a competent court is issued, any other place or places where the Collateral is believed to be located and kept, and remove the Collateral therefrom to the premises of the Agent, for such time as the Agent may desire, in order effectively to collect or liquidate the Collateral, or the Agent may require the Borrower or any of its Subsidiaries to assemble the Collateral and make it available to the Agent at a place or places to be designated by the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to obtain access to the data processing equipment, computer hardware and software of the Borrower or any of its Subsidiaries relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Agent deems appropriate for the purposes of protecting the rights of the Agent hereunder and its rights to the Collateral; and the Agent shall have the right to notify post office authorities to change the address for delivery of the mail of the Borrower and each Subsidiary to an address designated by the Agent and to receive, open and process all mail addressed to the Borrower and each such Subsidiary.

         8.5 Sale or Other Disposition of Collateral by the Agent. The net proceeds realized by the Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' and paralegals' fees and legal expenses incurred by the Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Liabilities. The Agent shall account to each of the Borrower and its Subsidiaries for any surplus realized upon such sale or other disposition, and each of the Borrower and its Subsidiaries shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency, shall not affect the Agent's security interest in the Collateral until the Liabilities are fully paid. Each of the Borrower and its Subsidiaries agrees that the Agent has no obligation to preserve rights to the Collateral against any other parties.

         8.6 Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by each of the Borrower and its Subsidiaries. To the extent permitted by Law the Borrower and its Subsidiaries also waive the benefit of all valuation, appraisal and exemption laws.

         8.7 Waiver of Notice. UPON THE OCCURRENCE AND CONTINUANCE OF A DEFAULT, EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OR THE BANKS OF ITS OR THEIR RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING, TO THE EXTENT PERMITTED IN THE JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.

         8.8 Advice of Counsel. Each of the Borrower and its Subsidiaries hereby acknowledges that each of them has received advice from its counsel with respect to this transaction and this Agreement, including without limitation any waivers contained herein.

         9.       THE AGENT

         9.1      Appointment of the Agent.

         (a) Each Bank hereby irrevocably appoints and authorizes UST as the Agent of such Bank under the Loan Documents and each such Bank hereby irrevocably authorizes UST, as the Agent for such Bank, subject to the terms and provisions hereof, to take such action on its behalf, and to the extent of its interest therein, under the provisions of the Loan Documents and to exercise such powers and perform such duties as are exercisable and performable by the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Such powers shall include, without limitation, to advance, administer, collect, enforce foreclosure on security for, and otherwise service the Loans and the Letters of Credit, including, without limitation, subject to the provisions of the Loan Documents, the protection, perfection and enforcement of the Agent's rights as secured creditor under this Agreement and the other Loan Documents, and, subject to the express terms and conditions hereof and under the Loan Documents, to take such action and exercise such powers and discretion on the Banks' behalf under this Agreement and the other Loan Documents as shall be reasonably necessary or advisable for such purposes. As to any matter not provided for herein, the Agent shall be fully protected in exercising any discretion or taking any action upon the written instructions of the Banks. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any of the other Loan Documents, the Agent shall act solely as agent of the Banks and the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any of the Banks; no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise shall exist against the Agent and the Agent shall not be required to take any action in its capacity as agent of the Banks hereunder that exposes it to personal liability or that is contrary to applicable law.

         (b) The Agent hereby accepts such appointment and agrees to act as the agent of the Banks in accordance with this Agreement. In the performance of its function under this Agreement, the Agent shall act solely as agent of the Banks, and the Agent shall not assume, nor shall it be deemed to have assumed, any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.


         9.2      Administration of the Loans/Letters of Credit.

         (a) The Agent shall hold the original Loan Documents, with the exception of the Notes delivered to Sumitomo, SSB, BBC, Mellon and BNY in accordance with this Agreement (of which the Agent will hold only a copy), and administer the Loan Documents in the name of the Banks for the pro rata benefit of the Banks, subject to the terms of this Section 9.

         (b) Each Loan under the Working Capital Line and the Guidance Line of Credit shall be made by the Agent on the Banks' behalf in accordance with the terms hereof and in accordance with this Agreement, and all requests for Loans or Letters of Credit and other documents to be provided by the Borrower or any of its Subsidiaries in connection with requests for Loans or Letters of Credit shall be received by the Agent on the Banks' behalf before 11:00 a.m. (New York City time) on the date each Loan is required to be made to the Borrower, except as otherwise provided in the applicable LIBOR provisions, if any, contained in the Notes. Upon receipt of a request for a Loan under the Working Capital Line or the Guidance Line of Credit, the Agent shall notify the Banks by 1:00 p.m. on such date of such request and of each Bank's pro rata share of the requested Loan. Not later than 2:30 p.m. (New York City time) on the date each Loan is required to be made to the Borrower, each Bank shall make available its pro rata share of such Loan, in Federal or other funds immediately available in Boston, to the Agent at its address stated in subsection 10.13. Unless the Agent determines that any applicable condition precedent specified in this Agreement for such Loan has not been satisfied, and additionally in the case of each Guidance Loan, subject to the approval of the Designated Banks, to the extent that approval of the Designated Banks is required by subsection 4.5 of this Agreement, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (c) Unless the Agent shall have received notice from any Bank prior to the date of any Loan that any Bank will not make available to the Agent its share of such Loan, the Agent may assume that each Bank will make its pro rata share available to the Agent on the date of such Loan in accordance with subsection 9.2(b) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of the Banks. If and to the extent that any Bank shall not have so made such share available to the Agent, and the Agent, relying on such assumption, shall have made available to the Borrower any such Bank's pro rata share of such Loan, from funds of the Agent, each such Bank agrees to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available by the Agent to the Borrower until the date such amount is repaid to the Agent by each such Bank, at the overnight Federal funds rate. If any such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's pro rata share of any such Loan for purposes of this Agreement. Nothing herein shall be deemed to relieve each Bank from its obligation to fulfill its commitments under this Agreement or to prejudice any rights which the Borrower may have against any of the Banks as a result of any default by any of the Banks hereunder; provided however, that no Bank shall be responsible for the failure of any other Bank to make available to the Agent such Bank's pro rata share of any such Loan; and provided further, however, that a default by one Bank in providing its pro rata share of any Loan shall not by itself relieve any other Bank of its obligation to make its pro rata share of such Loan.

         (d)      Intentionally omitted.

         (e) The Agent shall collect and receive all amounts paid in connection with the Loans and the Letters of Credit, whether as principal, interest, fees, late charges, reimbursement of draws under the Letters of Credit, proceeds of or recoveries under insurance policies, amounts realized as the result of enforcing the Loan Documents, income from the sale of any collateral or proceeds of any refinancing of the Loans, or otherwise, in trust for the benefit of the Banks in proportion to their respective interests therein and shall credit all such amounts to the Loan Account to the extent provided for in this Agreement and in the other Loan Documents. The Agent will render to the Banks on a monthly basis a written statement of the Loan Account. Amounts so received as payments on Notes held by Sumitomo, SSB, BBC, Mellon and BNY shall be deemed payments by the Borrower on account of such Notes, notwithstanding any contrary provision contained in such Notes regarding place or manner of payment.

         (f) After any funds received in connection with the Loans or reimbursement of draws under Letters of Credit have been credited to the Loan Account as collected funds, the Agent shall remit to each Bank its respective pro rata shares of such amounts. Subject to the next two sentences, such remittances to the Banks shall be made by wire transfer of Federal funds, pursuant to instructions provided by the Banks, on the same day as the Agent shall have received such collected funds. If any Bank then owes funds to the Agent in connection with the Loans, the Letters of Credit or this Agreement, the Agent may apply such sums to the payments due to the Agent. Notwithstanding the foregoing, if any payment from the Borrower is returned after the Agent has made a pro rata distribution to the Banks, at the Agent's option, (i) each Bank shall repay the Agent promptly upon notice of its pro rata distribution or (ii) the Agent may offset each Bank's pro rata share of the amount of such returned or uncollected payment against any future payment due to the Banks.

         (g) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank, the Borrower or any Subsidiary referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such default or Event of Default as shall be reasonably directed by the Designated Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks. The Banks shall each cooperate with the Agent if and to the extent that the Agent determines that the Banks' direct involvement is required in any enforcement action, and shall take such action, at the Banks' pro rata expense.

         (h) Except as set forth below, (i) the Agent shall have full discretion in connection with the administration and collection of the Loans and amounts funded under the Letters of Credit, including the right to make all decisions regarding exercise, protection, perfection or enforcement of the rights, powers and remedies of the Agent and the Banks hereunder or under the other Loan Documents, and the right to make all other determinations or requests that the Loan Documents provide are to be made by "the Banks", (ii) the Agent may take such action, at the Banks' pro rata expense, as the Agent deems reasonably necessary or advisable to exercise, protect, perfect or enforce all rights, powers and remedies of the Agent and the Banks under this Agreement or the other Loan Documents, without the consent or approval of the Banks, and
(iii) the Agent shall, for the pro rata benefit of the Banks, receive, collect, hold and dispose of, in accordance with the provisions of this Agreement and the other Loan Documents, the Collateral and any other properties or assets delivered or paid over to "the Banks" in accordance with the provisions of this Agreement and the other Loan Documents. The Agent shall not, however, without the prior written consent of those Banks holding no less than Sixty-Five Percent (65%) of the Loans (the "Designated Banks"), (A) consent to the making of any Guidance Loan for which consent is required under subsection 4.5, (B) alter or amend the Loan Documents or waive compliance with any provision thereof, (C) release any Collateral above the levels permitted under subsection 7.5, so long as the value of such Collateral so released does not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) per occasion of such release and does not represent a total release of Collateral having a value of Five Hundred Thousand and 00/100 Dollars ($500,000.00) per fiscal year of the Borrower, (D) declare an acceleration of the Loans upon the occurrence of an Event of Default, (E) commence collateral enforcement or foreclosure proceedings, or (F) consent to the assignment or transfer by the Borrower or any of Borrower's or any of its Subsidiaries' rights and obligations under any Loan Document. The Agent shall not, without the prior written consent of all of the Banks, (u) release any Collateral above the levels permitted under subsection 7.5, and which also exceed the levels permitted to be released by the Designated Banks under subsection 9.2(h)(C), (v) release any Guarantor which is a Subsidiary, (w) extend the amortization schedule of repayment of any Loan, or change the rates or the fees payable on the Loans, or extend the time of payment of interest accruing on the Loans or extend the time or waive any requirement for the reduction or termination of the commitment of the Banks, (x) extend the final scheduled maturity date, or reduce the principal amount, of any Loan or Note,
(y) increase the commitment of the Banks with respect to the total amount of the Loans or (z) amend this subsection 9.2(h).

         (i) If the Agent, acting in good faith and in a commercially reasonable manner pursuant to the terms of this Agreement or the other Loan Documents, shall foreclose or enforce the security interests of the Agent in the Collateral, upon the authority of the Designated Banks, the Agent shall be authorized to bid, itself or through its nominee, on behalf of the Banks at any foreclosure sale up to the then outstanding balance of the Loans, including principal, interest, costs and attorneys' fees, and in the event that the Agent is the successful bidder at such sale, title to the property foreclosed shall be held by the Agent for the pro rata benefit of the Banks. The Banks shall share all costs and expenses incurred in the holding and management of any such property on a pro rata basis.

         (j) The Agent shall deliver to the Banks copies of all financial statements and other related information and all material notices and documents received by the Agent from the Borrower or its Subsidiaries.

         (k) All books and records concerning the Loans and the Letters of Credit which are maintained by the Agent shall be available for inspection by any Bank during the Agent's normal business hours upon reasonable prior request.

         9.3      Agent's Duty of Care.

         The Agent agrees that, in acting as agent of the Banks hereunder, it will exercise the same degree of care in advancing, administering, collecting and enforcing the Loans, including, without limitation, the management, protection and perfection of the Collateral for the Loans, that it exercises in the ordinary course of its day-to-day business in advancing, administering, collecting and enforcing other loans for its own account. Neither the Agent nor its officers, directors, agents, attorneys or employees shall be liable to the Banks for any acts or omissions in making, administering, collecting or enforcing the Loans unless such acts or omissions constitute gross negligence or wilful misconduct. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible in any manner to any Bank for any recitals, statements, representations or warranties made by any party to the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or in the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or for any failure of any party to this Agreement or to the other Loan Documents or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of any party to this Agreement or to the other Loan Documents. The Agent shall not be under any liability or responsibility whatsoever, to any party to this Agreement or to the other Loan Documents or any other Person as a consequence of any failure or delay in performance, or any breach, by any Bank of any of its obligations under any of the Loan Documents. Without limiting the generality of the foregoing, the Agent (i) may consult with legal counsel, including, without limitation, counsel for the Borrower, independent public accountants and other experts elected by it, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, and (ii) shall incur no liability by acting or omitting to act upon any writing or other communication believed by it to be genuine and signed or sent by the proper party.

         9.4.     Reliance by Agent.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex, telefax or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any party to the Loan Documents), independent accountants and other experts selected by the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Banks as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks.

         9.5      Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from a Bank, the Borrower or its Subsidiaries. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as it is instructed so to do in accordance with this Section 9.

         9.6      Non-Reliance on Agent and Other Banks.

         Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of any party to the Loan Documents, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under this Agreement or under any other Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks hereunder by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower and its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7      Indemnification.

         (a) To the extent the Agent is not reimbursed and indemnified by the Borrower, its Subsidiaries or the Limited Guarantors, the Banks will reimburse and indemnify the Agent, in proportion to their respective pro rata shares in the Loans, from and against any and all expenses, losses, claims, damages or liabilities that are incurred by the Agent, including, but not limited to, reasonable attorneys' fees and expenses, caused by, or in any way resulting from or relating to, any action taken or omitted to be taken by the Agent in any way relating to or arising out of the performance of the agency contemplated by this
Section 9; provided however, that the Banks shall not by liable to the Agent for payment of any portion of such expenses, losses, claims, damages or liabilities resulting solely from the gross negligence or willful misconduct of the Agent.

         (b) Without limiting the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its pro rata share of any out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for each Bank's pro rata share of such expenses by the Borrower.

         9.8 Successor Agent. The Agent may resign the agency constituted hereby only with the prior written consent of the Designated Banks and the Borrower, but may not assign its agency without the consent of the other Banks. Upon any such resignation, the Banks shall determine which of them shall become the successor agent hereunder. Any successor agent shall act as Agent for the Banks, and shall have the same rights, powers, privileges and duties with respect to the Banks as the Agent has hereunder, and the Agent shall be discharged from its duties and obligation hereunder as the Agent of the Banks with respect to all periods after the successor agent shall have accepted such appointment by the Banks. In the event that the Agent or its assets are taken over by any state or federal agency having jurisdiction over the Agent or its assets, the Banks holding more than a majority of the outstanding balance of the Loans may appoint another Bank as successor to the Agent.

         9.9 Rescission of Loan Payments. The Banks agree that this Section 9 shall continue to be effective or be reinstated, as the case may be, if at any time payment of all or any part of the Loans or reimbursement of all or part of draws under Letter of Credit, in any case received while the parties hereto were parties to this Agreement, is rescinded or otherwise must be restored to the
Borrower, any of its Subsidiaries, or their respective creditors or representatives, upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries, or otherwise, all as though such payments had not been made.

         9.10 Sharing of Payments. If any Bank shall obtain any payment of any sums due under the Loans or any reimbursement of draws on Letters of Credit, whether such payment is voluntary of involuntary, or received through the exercise of any right of setoff or banker's lien, by realization upon security or enforcement of any right under the Loan Documents or otherwise, in excess of its respective pro rata share thereof, the other Banks shall forthwith purchase for cash, without recourse or warranty from the other such interests in the Loans as shall be necessary to cause the Banks to share the excess payment ratably with each other, but if any excess payment is afterward recovered from such purchaser, the additional interest shall be rescinded and the amount paid restored, without interest, to the extent of such recovery. If any Bank or the Agent fails to make any payment required hereunder to any Bank or the Agent, then such Bank or the Agent shall pay interest at the Federal Funds rate to the paying party.

         9.11 Representations and Warranties of the Other Banks and of the Agent. Sumitomo, SSB, BBC, Mellon and BNY, each as to itself only, hereby represents and warrants to the Agent that (i) it is a sophisticated buyer with respect to the Loans, has adequate information concerning the business and financial condition of the Borrower and its Subsidiaries to make an informed decision regarding its participation in the Loans hereunder, and has independently and without reliance upon the Agent, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and (ii) it has received copies of all of the Loan Documents it has requested. The Agent represents and warrants to Sumitomo, SSB, BBC, Mellon and BNY that, to the best of its knowledge, it has sent to such Banks all of the Loan Documents, including material waivers and amendments thereto, in its possession.

         9.12. Notices. All communications between the Agent and the Banks or notices in connection herewith shall be addressed to the Agent or to the appropriate Bank at its address set forth on page one of this Agreement. All such communications and notices shall be sent in the manner provided in subsection 10.13 of this Agreement, and shall be effective in the time frames provided in subsection 10.13, except that notice by telecopy shall be permitted and shall be deemed received on the same Business Day when sent.

         10.      MISCELLANEOUS.

         10.1 Waiver. The Agent's failure, at any time or times hereafter, to require strict performance by each of the Borrower and its Subsidiaries of any of the provisions of this Agreement shall not waive, affect or diminish any right of the Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent of a Default or an Event of Default by the Borrower or any of its Subsidiaries under this Agreement shall not waive, affect or diminish any right of the Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent of a Default or an Event of Default by the Borrower or any of its Subsidiaries under this Agreement or a default under any of the other Loan Documents shall not suspend, waive or affect any other Default or Event of Default by the Borrower or any of its Subsidiaries under this Agreement or default under any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or any of its Subsidiaries contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by the Borrower or any of its Subsidiaries under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by the Agent unless such suspension or waiver is in writing signed by an officer of the Agent, and directed to the Borrower or any of its Subsidiaries specifying such suspension or waiver. The Agent shall not be deemed to have waived any of its rights upon or under this Agreement or any of the other Loan Documents unless such waiver is in writing and signed by an officer of the Agent. No delay or omission on the part of the Agent in exercising any other right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of the assertion of any right on any future occasion.

         10.2 Attorneys' Fees and Expenses. If at any time or times hereafter the Agent employs counsel in connection with protecting or perfecting the Agent's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement, whether (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit or proceeding (Insolvency or otherwise), (c) to consult with officers of the Agent to advise the Agent, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or (e) to attempt to enforce or to enforce any Lien on any of the Collateral or to attempt to enforce or to enforce any rights of the Agent to collect any of the Liabilities, then in any of such events, all of the attorneys' and paralegals' reasonable fees arising from such services, and any reasonable expenses, costs and charges relating thereto, together with interest at the rate prescribed herein for the Guidance Loans, shall be part of the Liabilities, payable on demand and secured by the Collateral.

         10.3 Expenditures by the Agent. Except as permitted herein, in the event the Borrower or any of its Subsidiaries shall fail to pay taxes, insurance, assessments, costs or expenses which the Borrower or any of its Subsidiaries is, under any of the terms hereof or of any of the other Loan Documents, required to pay, or fails to keep the Collateral free from Liens, or fails to perform under any agreement related to or for which a Letter of Credit has been issued or a Guidance Loan has been made, the Agent may, in its sole and absolute discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed herein for the Guidance Loans, shall be part of the Liabilities, payable on demand and secured by the Collateral.

         10.4 Custody and Preservation of Collateral. The Agent and each Bank shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Agent or such Bank would with respect to similar property held in such Bank's name.

         10.5 Reliance by the Banks. Each of the Borrower and its Subsidiaries hereby acknowledges that the Banks, in entering into this Agreement and agreeing, to the extent provided herein, to make Loans and otherwise extend credit to the Borrower or its Subsidiaries hereunder, have relied upon the accuracy of the covenants, agreements, representations and warranties made herein by each of the Borrower and its Subsidiaries and the information delivered by each of the Borrower and its Subsidiaries to the Banks in connection herewith (including without limitation the Financials).

         10.6 Successors and Assignees. This Agreement shall be binding upon and inure to the benefit of the Borrower, its Subsidiaries, the Banks, the Agent and their respective successors and assigns, except that neither the Borrower nor any of its Subsidiaries may assign or transfer any of its rights or obligations under this Agreement and any assignment or transfer by any Bank of its rights or obligations under this Agreement or any Loan Document must be made in compliance with subsection 10.16 (and any purported assignment in violation of subsection
10.16 shall be null and void).

         10.7 Applicable Law; Severability. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS AND DECISIONS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         10.8 Submission to Jurisdiction; Jury Trial Waiver; Waiver of Bond. EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUFFOLK COUNTY, MASSACHUSETTS AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND EACH OF THE BORROWER AND ITS SUBSIDIARIES CONSENTS THAT ALL SERVICE OF PROCESS UPON IT BE MADE BY REGISTERED MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 10.13 AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER'S OR SUCH SUBSIDIARY'S ADDRESS. EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE AGENT, THE

BANKS OR ANY OF THEM, AND LIKEWISE WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY BOND OR SURETY WHICH MIGHT BE REQUIRED OF THE AGENT, THE BANKS OR ANY OF THEM IN ANY LEGAL PROCEEDING. NOTHING CONTAINED IN THIS SUBSECTION 10.8 SHALL AFFECT THE RIGHT OF EACH BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF EACH BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER PROPER JURISDICTION.

         10.9 Application of Payments. After the occurrence and during the continuance of an Event of Default, any contrary provision contained in this Agreement or the other Loan Documents notwithstanding, the Agent shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Liabilities in such manner as the Agent may deem advisable, any entry by the Agent upon its books and records notwithstanding, and each of the Borrower and its Subsidiaries hereby irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by the Agent from the Borrower or any of its Subsidiaries or with respect to any of the Collateral in such circumstances.

         10.10 Marshalling; Payments Set Aside. No Bank shall be under any obligation to marshall any assets in favor of the Borrower or any of its Subsidiaries or any other Person or against or in payment of any or all of the Liabilities. To the extent that the Borrower or any of its Subsidiaries makes a payment or payments to the Agent or any Bank or the Agent or any Bank enforces the Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or other law, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         10.11 Section Titles. The section and subsection titles contained in this Agreement are for reference purposes only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

         10.12 Continuing Effect. This Agreement, the Agent's Liens on the Collateral, and all of the other Loan Documents shall continue in full force and effect so long as any Liabilities shall be owed to the Banks, and (even if there shall be no Liabilities outstanding) so long as this Agreement has not been terminated as provided herein.

         10.13 Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below, (b) in the case of mailed notice, three (3) days after deposit in the

United States mails, with proper postage for certified mail, return receipt requested, prepaid, or (c) in the case of notice by Federal Express or other reputable overnight courier service, one (1) Business Day after delivery to such courier service, addressed to the party to be notified as follows:

         (i)      If to the Agent, at:

                  USTrust
                  30 Court Street
                  Boston, Massachusetts  02108
                  Attention:  Michael D. O'Neill, Vice President

         (ii)     If to the Borrower and/or its Subsidiaries, at:

                  Fine Host Corporation
                  3 Greenwich Office Park
                  Greenwich, CT  06831
                  Attention:  Richard E. Kerley, President

or to such other Person or address as each party designates to the other in the manner herein prescribed. Notices sent by or to the Borrower shall be deemed to include its Subsidiaries for all purposes under this Agreement.

         10.14 Equitable Relief. Each of the Borrower and its Subsidiaries recognizes that, in the event the Borrower and its Subsidiaries fails to perform, observe or discharge any of the Liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Banks. Therefore, the Borrower agrees that the Banks, if the Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         10.15 Entire Agreement; Amendments. This Agreement, together with the Loan Documents executed in connection herewith, and all exhibits and schedules attached hereto or thereto, constitutes the entire Agreement among the parties with respect to the subject matter hereof, and supersedes all prior written oral understandings with respect thereto. This Agreement may be amended only by a written instrument signed by the Borrower and the Designated Banks, except that any amendment that would (i) make any change or permit any action specified in the last sentence of subsection 9.2(h) or (ii) amend this subsection 10.15, shall be signed by the Borrower and all of the Banks.

         10.16    Participations and Assignments.

                  10.16.1 Participations. Any Bank may, at any time, sell to one or more financial institutions or other entities ("Loan Participants") participating interests in any Loan owing to such Bank, any commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents; provided, however, that such Bank obtains the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed. In the event of any such sale by a Bank of a participating interest to a Loan Participant, (i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible for the performance thereof, (iii) such Bank shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, (iv) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) no Loan Participant under any participation shall have any right to approve any amendment or waiver of any provision of any Loan Document.

                  10.16.2 Assignments. Any Bank may, at any time, with the written consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld or delayed) to any other Bank or any affiliate thereof or to an additional bank or financial institution (including without limitation, (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption, substantially in the form of Exhibit M, executed by such Assignee and such assigning Bank (and in the case of an Assignee that is not then a Bank or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided that in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Bank, then the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments remaining with the assigning Bank must not be less than Five Million and 00/100 Dollars ($5,000,000.00)(or such lesser amount as may be agreed to by the Borrower and the Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption,
         (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (ii) the assigning Bank thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such assigning Bank shall cease to be a party hereto). In addition to the assignments permitted under this subsection 10.16.2, any Bank may assign and pledge all or any portion of its pro rata share in the Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                  10.16.3 The Agent shall maintain a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments of, and principal amounts of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  10.16.4 Processing Fee. Upon its receipt of an Assignment and Assumption executed by an assigning Bank and an Assignee (and, in the case of an Assignee that is not then a Bank or an affiliate thereof, by the Borrower and the Agent), together with, in the case of an Assignee that is not then a Bank or an affiliate thereof, payment to the Agent of a processing fee of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00), the Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

         10.17 Changes in Accounting Principles. (a) If any changes in accounting principles from those used in the preparation of the Financials are hereafter occasioned by the promulgation of rules, regulations, pronouncements, or opinions of, or required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's or any Subsidiary's fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement or any of the other Loan Documents, or (b) if the Borrower, for reasonable business purposes, shall desire to change such accounting principles or the application thereof (which change shall be consistent with accounting principles then in effect pursuant to rules, regulations, pronouncements, or opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants) and such desired change would result in a change in the method of calculating any of the financial covenants, negative covenants or other terms and conditions found in this Agreement or any of the other Loan Documents, then the parties hereto agree to enter into negotiations in order to amend such provisions and the definition of GAAP, set forth in subsection 1.1 so as to reflect equitably such changes with the desired result that the criteria for evaluating the financial condition and performance of the Borrower and the Subsidiaries shall be the same after such changes as if such changes had not been made.

         10.18 Indemnity. Each of the Borrower and its Subsidiaries agrees to indemnify and hold the Agent and each Bank and the officers, directors, employees and Affiliates of the Agent and such Bank harmless from and against any claims, demands, losses, damages, penalties, costs and expenses to which the Agent, such Bank, its subsidiaries or any such Persons or Affiliates may become subject, insofar as such claims, demands, losses, damages, penalties, costs and expenses arise out of or by reason of any investigation, litigation or other proceedings related to the transactions contemplated by this Agreement, any of the other Loan Documents, and to reimburse the Agent, each Bank and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such claims, demands, losses, damages, penalties, costs and expenses; provided, however, that each of the Borrower and its Subsidiaries shall not be liable for any such claims, demands, losses, damages, penalties, costs and expenses arising out of any such action taken by the Agent or by the Banks or any such Person or Affiliate to the extent that the same shall be determined by a court of competent jurisdiction to have constituted gross negligence or willful misconduct of the party to be indemnified. Without limiting the foregoing, the Borrower and each of its Subsidiaries shall indemnify and hold harmless the Agent's and each Bank's audit officers, directors, employees and Affiliates from and against any claims, demands, penalties, costs and expenses associated with Environmental Laws, Hazardous Substances, and any covenants, representations and warranties relating thereto contained in this Agreement, no matter how arising, and all matters listed in Schedule 5.23. The obligations of each of the Borrower and its Subsidiaries under this subsection 10.18 shall survive repayment of the Liabilities and the other Loan Documents.

         10.19 Representations and Warranties, etc. Anything to the contrary contained herein notwithstanding, (i) each representation and warranty contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and the repayment of the Liabilities hereunder, (ii) each representation and warranty contained in this Agreement and, except as otherwise provided herein, each other Loan Document shall be remade on the date of each Loan made hereunder, and (iii) each representation and warranty and other covenant or obligation of Borrower or any Subsidiary contained in this Agreement or any other Loan Document is made jointly and severally by the Borrower and each of its Subsidiaries.

         10.20 Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Bank by the Borrower may be provided to each such subsidiary and affiliate.

         10.21 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

         10.22 Time of the Essence. Time and punctuality shall be of the essence with respect to this Agreement, but no delay or failure of the Agent or any Bank to enforce any of the provisions herein contained and no conduct or statement of the Agent or any Bank shall waive or affect any of the Agent's or any Bank's rights hereunder.

         10.23 Closing Date. The Closing (the "Closing") under this Agreement shall occur (subject to all of the conditions contained herein) as of the date on which the Borrower has completed the underwritten public offering of its common stock pursuant to the Registration Statement, resulting in net proceeds to the Borrower sufficient for the Borrower's Net Worth to be at least Forty-Two Million and 00/100 Dollars ($42,000,000.00) as of such date (said date is hereinafter referred to as the "Closing Date"). Notwithstanding the preceding sentence to the contrary, this Agreement and all of the transactions contemplated herein shall automatically terminate and be null and void, and shall have no further force or effect, if the Closing Date does not occur on or prior to July 11, 1996.

         The parties hereto acknowledge and agree that all references contained in (i) the Notes, (ii) all of the Security Agreements, the Assignments of Receivables and Proceeds, the Joint Venture Pledge Agreements, the LLC Pledge Agreement, the Unlimited Guaranties, and the Limited Guaranties referred to in clauses (d), (e) and (f) of subsection 4.8 and (iii) all other agreements, assignments, certificates, filings, instruments and other documents executed in connection with the transactions contemplated herein to the words "dated of even date herewith" shall mean and refer to the Closing Date.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed as an instrument under seal by the duly authorized representative of each party hereto, as of the day and year first above written.

                             USTRUST AS AGENT


                             By:    /s/ Michael D. O'Neill
                             Title:  Vice President

                             USTRUST


                             By:    /s/ Michael D. O'Neill
                            Title:   Vice President

                             THE SUMITOMO BANK, LIMITED


                             By: /S/ William N. Paty
                             Title: William N.Paty, Vice President & Manager


                             By: /S/ Brian M. Smith
                             Title: Brian M. Smith, Senior Vice President and Regional Manager (East)

                             STATE STREET BANK AND TRUST
                             COMPANY


                             By: /s/ William Zola
                             Title:  Vice President

                             BANK OF BOSTON CONNECTICUT


                             By:  /s/ W. Lincoln Schoff Jr.
                             Title:  Director

                             MELLON BANK, N.A.


                             By:  David W. Kaiser
                             Title:  Vice President

                             THE BANK OF NEW YORK


                             By: /S/ David M. Duffy
                             Title:  David M. Duffy, Vice President

                             FINE HOST CORPORATION


                             By: /S/ Randy B. Spector
                             Title: Randy B. Spector, Executive Vice President
                                        and Secretary

                             FINE HOST SERVICES CORPORATION


                             By: /S/ Randy B. Spector
                             Title: Randy B. Spector, Vice President
                                        and Secretary

                             FINE HOST OF VERMONT, INC.


                             By: /S/ Randy B. Spector
                             Title: Randy B. Spector, President and Treasurer

                             FANFARE, INC.


                             By: /S/ Randy B. Spector
                             Title:  Randy B. Spector, Clerk

                             GLOBAL FANFARE, INC.


                             By: /S/ Randy B. Spector
                             Title: Randy B. Spector, Vice President and
                                    Secretary

                             FINE HOST INTERNATIONAL CORPORATION


                             By:  /S/ Randy B. Spector
                             Title: Randy B. Spector, Vice President and
                                        Secretary

                             CREATIVE FOOD MANAGEMENT, INC.


                             By:  /S/ Randy B. Spector
                Title: Randy B. Spector, Executive Vice President

                             NORTHWEST FOOD SERVICE, INC.


                             By:  /S/ Randy B. Spector
                             Title:  Randy B. Spector, Secretary


                             TARRANT COUNTY CONCESSIONS, L.L.C.


                             By:  /S/ Todd Avila
                             Title:  Todd Avila, Executive Manager


                             SUN WEST SERVICES, INC.


                             By:  /S/ Randy B. Spector
                             Title: Randy B. Spector, Executive Vice President

                                                                     Exhibit A

                                     FORM OF
                        COMMERCIAL PROMISSORY NOTE NO. __
                        (Working Capital Line of Credit)

$__________________                                                June __, 1996

         FOR VALUE RECEIVED, the undersigned, FINE HOST CORPORATION, a Delaware corporation with its principal place of business at 3 Greenwich Office Park, Greenwich, Connecticut 06831 (together with its successors and assigns, the "Borrower") UNCONDITIONALLY PROMISES TO PAY TO THE ORDER OF ________________________, a ________________________, having its main office at
___________________________________________________     (together    with    its
successors, assigns and any subsequent holder hereof, the "Bank"), at the Bank's main office or such other place as the Bank or the holder hereof may specify in writing, the principal sum of ________________________ DOLLARS ($_____________________________), or such lesser amount as shall be from time to time outstanding hereunder, together with interest on the unpaid balance thereof from the date hereof until paid at the rate and in the manner herein provided in lawful money of the United States of America.

         1. Loan Agreement. This Note is issued pursuant to, and is subject to all of the terms and provisions of the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among (a) the Borrower, (b) certain Subsidiaries of the Borrower, (c) USTrust (hereinafter referred to as the "UST" when acting for itself), as Lender and Agent thereunder (hereinafter referred to as the "Agent" when acting as Agent for the Banks (as defined below)), (d) The Sumitomo Bank, Limited ("Sumitomo"), (e) State Street Bank and Trust Company ("SSB"), (f) Bank of Boston Connecticut ("BBC"), (g) Mellon Bank, N.A. ("Mellon") and (h) The Bank of New York ("BNY")(UST, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter sometimes referred to collectively as the "Banks"), as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time. All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to such terms in the Loan Agreement.

         2. Revolving Loans. Subject to the provisions contained herein and in the Loan Agreement, the Borrower agrees to repay, as provided herein, the principal sum stated above, or, if less, the aggregate unpaid balance of all loans and advances made on a revolving credit basis under the Working Capital Line to or for the benefit of the Borrower by the Bank. Prior to the Termination Date (as defined in the Loan Agreement), the Borrower may borrow, repay (without premium or penalty) and reborrow, from time to time, principal hereunder; provided, however, that notwithstanding any other provision contained herein or in the Loan Agreement to the contrary, the aggregate amount of all principal outstanding hereunder shall not, at any time, exceed _________________________________ Dollars ($______________).

     3.  Interest  Rate.   Interest  on  the  entire  unpaid  principal  balance
outstanding, from time to time, hereunder shall accrue at either of the following rates: (a) the Alternate Base Rate (as defined in the Loan Agreement); or (b) the LIBOR, as defined and determined in accordance with the provisions of
Schedule 1 attached hereto and incorporated herein by reference. Subject to the terms and conditions of Schedule 1, the Borrower shall designate, from time to time, the portions
                                      - 1 -
of outstanding principal which will accrue interest at the LIBOR (said portions of unpaid principal are hereinafter referred to collectively as "LIBOR Loans"), and all other principal not so designated shall accrue interest at the Alternate Base Rate (said portions of unpaid principal are hereinafter sometimes referred to collectively as "Alternate Base Rate Loans").

         Interest per annum shall be calculated on the basis of actual number of days elapsed and an assumed 360-day year. Therefore, each dollar of principal outstanding hereunder for any day shall accrue interest equal to 1/360th of the per annum interest accruing hereunder on each such dollar. Any sums due on a non-banking day shall be due on the following banking day with interest calculated in accordance with this section. Interest shall accrue on each day or part thereof that any principal is outstanding including Sundays, holidays and all days which the Bank is not open for the conduct of business, but excluding a day on which a payment of principal is made in accordance with Section 2.7(a) of the Loan Agreement.

         4.       Payments of Principal and Interest.

                  4.1      Principal Payments. Subject to the provisions of
                  Section 8 below, no principal shall be due and owing under this Note until the Termination Date.

                  4.2      Interest Payments.  Subject to the provisions of
                  Section 8 below, and the provisions contained in Schedule 1 attached hereto, interest shall be due and payable as follows:

                            (a) with respect to any portion of unpaid  principal
                  hereunder consisting of an Alternate Base Rate Loan, interest accruing thereon shall be due and payable monthly, in arrears, commencing on June 30, 1996 and continuing on the same day of each month thereafter until the Termination Date; and

                           (b) with  respect to any portion of unpaid  principal
                  consisting of a LIBOR Loan, interest accruing thereon shall be due and payable on the last day of the LIBOR Period applicable thereto, except in the case of a LIBOR Period in excess of three (3) months, then in which case on each date occurring at three (3) month intervals after the first day of such LIBOR Period until the Termination Date.

                  4.3 Prepayments. This Note may be prepaid, as provided in the Loan Agreement.

         5.       Late Fees; Default Rate of Interest.

                  5.1 Late Fees. The Borrower and any Guarantor shall pay to the Bank an administrative late fee of the greater of twenty-five ($25.00) dollars or five percent (5%) of any periodic payment under this Note not received by the Bank within five (5) days after the periodic payment is due. Neither the inclusion of this provision nor the Borrower's or any Guarantor's payment of such an administrative late fee shall excuse the Borrower and any Guarantor from timely making those payments otherwise required to be made under this Note, or waive or limit any rights which the Bank has under this Note. The obligation of the Borrower and any Guarantor to pay such administrative late fees is in addition to all other payment obligations of the Borrower and any Guarantor under this Note and the Loan Agreement.

                  5.2 Default Rate of Interest. Any principal of and, to the extent permitted by law, interest on this Note that is not paid when due shall bear interest from and after the due date until the date paid at a rate per annum ("Default Rate") equal to the aggregate of two percent (2%), plus the rate provided in this Note. The Default Rate is separate and in addition to the administrative late fee set forth herein for any principal and/or interest installment under this Note not received by the Bank within five (5) days after the installment is due.

         6. Use of Proceeds. The Borrower and any Guarantor hereby certify, represent and covenant to the Bank that the proceeds and basis of the loan evidenced by this Note are for business and commercial purposes only, and that the proceeds of this Note have not been and/or will not be used for personal (non-business), family, household or agricultural purposes, and this has been relied on by the Bank.

         7. Termination Date. Notwithstanding any other provision contained in this Note or in the other Loan Documents to the contrary, all of the remaining indebtedness under this Note, (including but not limited to, all unpaid principal, all accrued but unpaid interest, and all due but unpaid fees, charges, costs and expenses) shall be due and payable IN FULL on the Termination Date.

         8. Events of Default. The entire unpaid principal balance under this Note, all accrued unpaid interest thereon and any and all fees, costs and expenses hereunder may automatically or may be declared to be immediately due and payable, upon the occurrence of the earlier of either (a) the Termination Date or (b) one or more Events of Default (as defined in the Loan Agreement).

         9. Waivers. The Borrower and any Guarantor respectively waive presentment, demand, notice, and protest, and also waive any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted the Borrower and any Guarantor by the Bank with respect to this Note and/or any collateral given to secure this Note or any extension or other indulgence, as described above, with respect to any other liability or any collateral given to secure any other liability of the Borrower and any Guarantor to the Bank. All monies due under this Note and/or Loan Documents shall be without setoff or counterclaim on the part of the Borrower and any Guarantor.

         10. Security and Setoff. Any and all now existing and/or hereafter arising deposits, or other sums at any time credited by, or due to, the Borrower and/or any Guarantor from the Bank, any Affiliate (as defined below) and/or any Participant (as defined below), including without limitation, a participant under this Note, if at all, and any now existing and/or hereafter arising monies, securities, instruments, certificates, repurchase agreements, and/or other property of the Borrower and any Guarantor in the possession of the Bank, any Affiliate and/or any Participant, regardless of the reason the Bank or such Affiliate or Participant had received same (all the foregoing collectively called "Deposits") shall at all times constitute security for the Liabilities including this Note, and/or for any endorsement of this Note and/or guaranty by any Guarantor (said endorsement of this Note and/or guaranty by any Guarantor hereinafter called "Guaranty Obligation"), and may be held, applied and/or set off by the Bank, any Affiliate and/or any Participant against the Liabilities and/or Guaranty Obligations at any time when due, whether or not other collateral is held by or otherwise available to the Bank, any Affiliate or any Participant whether such collateral be security in full or in part. Without limitation, and in addition to the foregoing, in the event the Bank, any Affiliate or any Participant at any time or times hereafter is served with trustee process of any kind which attaches or orders any payment from any goods, effects and/or credits of the Borrower and any Guarantor in the hands or possession of the Bank, any Affiliate or any Participant, then the Bank, any Affiliate and/or any Participant without notice or demand to the Borrower and any Guarantor may deem the dollar amount set forth in the trustee process as becoming immediately due and payable under this Note, any endorsement, and/or guaranty by any Guarantor, and/or any other loan arrangement with the Borrower, and set off said amount against any Deposits being held by the Bank, any Affiliate and/or any Participant, and any such payment made by said set off shall be applied as the Bank, any Affiliate or any Participant shall in its sole discretion determine, and when applied to any outstanding principal, may be applied in inverse order of maturity. The Borrower and any Guarantor hereby grant to the Bank, any Affiliate and/or any Participant a security interest in the Deposits to secure all obligations of the Borrower and any Guarantor, or any one or more persons or entities comprising the Borrower and any Guarantor, to the Bank, any Affiliate and/or any Participant under the Liabilities and/or the Guaranty Obligations. The Borrower and any Guarantor hereby authorize the Bank, any Affiliate and/or any Participant to charge the Deposits which the Borrower and any Guarantor may at any time maintain with the Bank, the Affiliate and/or any Participant for any payment due on account of the Liabilities and/or the Guaranty Obligations. The Borrower and any Guarantor agree that the rights to setoff against Deposits and to charge Deposits granted herein by the Borrower and any Guarantor to the Bank, any Affiliate or any Participant (a) are irrespective of the source or contributor(s) of funds or other property which comprise the Deposits, whether or not the Deposits, Liabilities and/or Guaranty Obligations are (i) individual and/or joint of the Borrower and any Guarantor, or any one or more persons or entities comprising the Borrower and any Guarantor, and/or (ii) in the name of or by the Borrower and any Guarantor, or any one or more persons or entities comprising the Borrower and any Guarantor, with another or others; and (b) are at the option of the Bank, any Affiliate or any Participant, and in no event is the Bank, any Affiliate or any Participant under a duty to exercise setoff against Deposits or to charge Deposits. As used herein, the term "Affiliate" shall mean any parent company of the Bank, and all subsidiaries and/or affiliates of the Bank and/or said parent company, now existing and/or hereafter arising, and each of them. As used herein, the term "Participant" means any bank or other lender acting as a participant under any loan arrangement with the Borrower or any Guarantor, now existing and/or hereafter arising, in which the Bank or any Affiliate is a participant, including without limitation this Note if applicable.

         11. Participation Arrangements. The Borrower and any Guarantor agree that the Bank and any Affiliate shall have the right at any time, and from time to time, with or without notice to the Borrower and any Guarantor to enter into any participation agreement(s) with other(s) which grants participation interests to the Bank and other(s) (a) in this Note and any loan evidenced by this Note and the Loan Documents and (b) in any other loan or loans, including promissory notes and all loan documents applicable thereto, now existing and/or hereafter arising, by the Borrower and/or any Guarantor with the Bank and/or any Affiliate. In addition, the Borrower and any Guarantor agree that the Bank, any Affiliate and/or Participant and/or any other holder of this Note shall have the right to sell or otherwise transfer this Note and/or any Loan Documents at any time.

         12. Borrower Claim. In the event at any time the Borrower and any Guarantor has a claim, cause of action, setoff, defense, counterclaim or third party (collectively "Borrower Claim") against the Bank and/or any Affiliate, the Borrower and any Guarantor agree to commence a lawsuit and/or other proceeding on the Borrower Claim against the Bank only in Boston, Massachusetts or such other place where the Bank has its principal place of business and only within a period of one year from the time the Borrower Claim first arises, or such other minimum period permitted by law in the event the court finds the one-year period insufficient.

         13. Contribution and Subrogation. The Borrower agrees not to seek or accept contribution, reimbursement, indemnity, subrogation or enforcement of any rights from anyone also obligated under this Note, as maker, guarantor, endorser or otherwise, if at all; and any Guarantor agrees not to seek or accept contribution, reimbursement, indemnity, subrogation or enforcement of any rights from the Borrower, and any other guarantor or endorser hereof, or anyone otherwise obligated under this Note, until all obligations under this Note are paid in full and no claim whatsoever exists and/or may exist against the Bank, any Affiliate, and/or Participant for repayment, a preference payment in bankruptcy, or otherwise in connection with the Borrower and any Guarantor.

         14. Indemnification. The Borrower and any Guarantor agree to indemnify, defend and hold harmless the Bank, any Affiliate, and/or any officer, director and/or employee of the Bank and/or any Affiliate of and from any claim or claims now existing, hereafter arising and/or hereafter brought and/or threatened by the Borrower and any Guarantor or by any other person or entity, in connection therewith, on account of or relating to any relationship and/or dealings with the Borrower and any Guarantor, including without limitation any person or entity contesting the validity or priority of any mortgage(s) and/or other collateral granted to the Bank, provided that the foregoing obligations of the Borrower and any Guarantor shall not apply to any matter attributable to the gross negligence or willful misconduct of the Bank, any Affiliate or any such officer, director or employee.

         15. Bank Fees, Costs and Expenses. The Borrower and any Guarantor agree to promptly pay to the Bank and any Affiliate for all legal services hereafter rendered to the Bank and/or any Affiliate including all reasonable time, legal fees and expenses, in connection with the review, drafting, preparation for enforcement, negotiation, enforcement, amendment, extension, substitution and/or modification of this Note, any endorsement and/or guaranty thereof, any endorsement and/or guaranty of the obligations of the Borrower to the Bank, any Loan Documents, any other instruments securing or otherwise relating to this Note, any other matters relating to the collection of the loan proceeds and/or realization on any collateral given to the Bank, any bankruptcy and/or foreclosure proceedings, procedures and expenses which relate to the Borrower and any Guarantor and/or any mortgage(s) and/or other collateral given by the Borrower and any Guarantor, and all rights and remedies of the Bank, whether now existing and/or hereafter arising against the Borrower any Guarantor and/or any collateral given by the Borrower and any Guarantor to the Bank, whether or not court proceedings are brought. The responsibility set forth anywhere in this Note of Borrower and any Guarantor to pay for the attorneys' time, legal fees and expenses of the Bank and/or any Affiliate shall include both outside counsel engaged by the Bank, and any in-house counsel employed by the Bank and/or any Affiliate at the same rate as comparable outside counsel.

         16. Damages. IN ANY CASE, CONTROVERSY OR MATTER WHICH ARISES OUT OF, OR IS IN RESPECT OF, THIS NOTE AND/OR LOAN EVIDENCED THEREBY, ANY LOAN DOCUMENTS, ANY COLLATERAL SECURING THIS NOTE, ANY OTHER INSTRUMENT IN CONNECTION WITH THIS NOTE, AND/OR ANY OTHER BUSINESS RELATIONSHIP OR TRANSACTION BETWEEN THE BANK AND/OR ANY AFFILIATE WITH THE BORROWER AND ANY GUARANTOR, WHETHER NOW EXISTING OR HEREAFTER ARISING, THE BORROWER AND ANY GUARANTOR KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY: (A) WAIVE ANY RIGHT TO AND AGREE NOT TO BRING, COMMENCE, OR OTHERWISE TAKE ANY ACTION TO TRANSFER, ANY PROCEEDING INCLUDING WITHOUT LIMITATION COURT ACTION, ARBITRATION, MEDIATION, ADMINISTRATIVE PROCEEDING OR OTHERWISE AGAINST THE BANK AND/OR AFFILIATE, OTHER THAN IN THE COMMONWEALTH OF MASSACHUSETTS; (B) WAIVE ANY NOW EXISTING AND/OR HEREAFTER ARISING RIGHT TO TRIAL BY JURY; AND (C) WAIVE ANY NOW EXISTING AND/OR

HEREAFTER ARISING RIGHT TO ANY CONSEQUENTIAL, PUNITIVE, SPECIAL, EXEMPLARY AND/OR INCIDENTAL DAMAGES.

     17. Right of Entry to Premises. At all times when the security for this Note and/or any endorsement and/or guaranty by any Guarantor includes real estate, the Borrower and any Guarantor agree that the Bank and any Affiliate and representatives shall have the right at any time hereafter to enter the mortgaged premises (a) for purposes of inspecting and testing for hazardous materials and oils to determine whether or not the premises violate any provisions of M.G.L. ch. 21E and regulations relating thereto, and/or (b) for purposes of appraising the mortgaged premises.

         18. Cross-Default and Cross-Collateralized. Any default under this Note shall be a default by the Borrower and any Guarantor under any other promissory note and/or other instrument by the Borrower and any Guarantor to the Bank, any Affiliate and/or any Participant, now existing or hereafter arising. Any default by the Borrower under any other promissory note and/or other instrument by the Borrower and any Guarantor to the Bank, any Affiliate and/or any Participant now existing or hereafter arising, shall be a default under this Note and Loan Documents. All mortgages and/or other collateral from the Borrower to the Bank and/or any Affiliate, if any, now existing or hereafter arising, shall also secure the obligations of the Borrower under this Note. All mortgages and/or other collateral, if any, which secure this Note shall also secure all promissory notes and other obligations of the Borrower to the Bank, now existing or hereafter arising, whereof individual and/or joint of the Borrower, or any one or more persons or entities comprising the Borrower.

         19. No Obligation to Refinance. AT THE DUE DATE OF THIS NOTE, THE BANK MAY DEMAND PAYMENT OF THIS NOTE, MAY REWRITE THIS NOTE BY AGREEMENT AMONG THE BANK, THE BORROWER AND ITS SUBSIDIARIES AT A GREATER OR LESSER RATE OF INTEREST, OR MAY, BY SUCH AGREEMENT, ALLOW PAYMENTS TO BE MADE ON THIS NOTE AT THE SAME, OR A LESSER OR A GREATER RATE OF INTEREST, IF AT ALL. THE LOAN IS PAYABLE IN FULL AT MATURITY OR UPON EARLIER ACCELERATION. THE BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST WHEN DUE. THE BANK IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. THE BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THE BORROWER MAY OWN, OR WILL HAVE TO FIND ANOTHER BANK OR LENDER WILLING TO LEND THE BORROWER THE MONEY AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THE LOAN.

         20. Acknowledgement of Principal and Interest. Within ten (10) days after requested by the Bank by notice to the Borrower, the Borrower and any Guarantor agree to execute and deliver to the Bank a written statement addressed to the Bank, any Affiliate, any Participant and/or any proposed Participant, and signed by the Borrower and any Guarantor under the penalties of perjury, and duly notarized, acknowledging the principal and interest balances then due under this Note, and further acknowledging that this Note is in full force and effect and unmodified that the Borrower and any Guarantor have no defenses, offsets or counterclaims to the payment and/or performance of the obligations of the Borrower and any Guarantor under this Note, and have no claims or causes of action of any kind whatsoever then existing against the Bank, any Affiliate and/or Participant, and a statement that the Bank is not in default under this Note or any loan or other agreement relating to this Note or any obligations evidenced thereby, except as may otherwise exist in which event the Borrower shall specify what otherwise exists, and a statement regarding such other matters which the Bank may require.

     21. Legal Representation. The Borrower and any Guarantor acknowledge that the Bank has notified and does hereby notify the Borrower and any Guarantor as follows:
                  (a) THE RESPONSIBILITY OF THE ATTORNEY FOR THE BANK IS TO PROTECT THE INTEREST OF THE BANK;

                  (b) THE BORROWER AND ANY GUARANTOR MAY, AT BORROWER'S OR GUARANTOR'S OWN EXPENSE, ENGAGE AN ATTORNEY OF THEIR OWN SELECTION TO REPRESENT THE BORROWER'S OR GUARANTOR'S OWN INTERESTS IN THE TRANSACTION.

         22. Modifications/Substitutions. No delay or omission by the Bank in exercising or enforcing any of the Bank's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, or as a continuing waiver. This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns, and representatives (limited, however, in the case of heirs, successors, assigns and representatives of the Limited Guarantors (as defined in the Loan Agreement), to their interest in the collateral pledged by such Limited Guarantors), and shall inure to the benefit of the Bank and its successors, endorsees, and assigns. The Borrower and any Guarantor each authorizes the Bank to complete this Note if delivered incomplete in any respect by the Borrower and any Guarantor. This Note as delivered to the Bank at one of its offices in Massachusetts, shall be governed by the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument. The Borrower and any Guarantor of this Note each submits to the jurisdiction of the courts of the Commonwealth of Massachusetts for all purposes with respect to this Note, any collateral given to secure their respective liabilities, obligations and indebtedness to the Bank, and their respective relationships with the Bank. The Borrower and any Guarantor agree that all assets in which the Borrower and any Guarantor have previously granted or hereafter granted or hereafter grant to the Bank or any Affiliate a security, mortgage or collateral interest shall secure the Liabilities and Obligations. This Note includes all future amendments, decreases, extensions, increases, modifications, renegotiations, renewals, replacements, revisions, rewritings and/or substitutions thereof, in whole or in part ("Modifications/Substitutions"). The Borrower and any Guarantor agree that any mortgages and/or other collateral, if any, which may secure this Note, secure all Modifications/Substitutions of this Note, if any, now existing and/or hereafter arising, and include all future Modifications/Substitutions of such mortgages and/or other collateral, if any now existing and/or hereafter arising. Time of all payments and the performance of all of the provisions hereof is of strict essence (taking into account any applicable grace period). In the event more than one person or entity comprises the Borrower, all provisions herein of the Borrower are joint and several obligations. The Borrower and any Guarantor acknowledge and agree, and say under the penalties of perjury, that (a) each is executing this Note as the free act and deed of each, (b) each is not acting under any duress or undue influence, and (c) the Bank and/or any Affiliate have made no agreements warranties, representations or promises in connection with this Note and/or any loan agreements or other agreements relating to this Note, except as set forth herein or in a written instrument executed and delivered by the Bank. The provisions of this Note are hereby declared to be severable, and the invalidity of any provision or application thereof shall not effect any other provisions or any other application thereof. Interest on principal under this Note shall accrue only on the amount of principal from time to time actually outstanding under this Note. The Bank records, including without limitation, computer printouts of the Bank showing an account of the Borrower, shall be admissible as evidence in any action or proceeding in connection with this Note. This Note may not be modified orally, but may only be modified by written instrument signed by the holderhereof

     23. Conflicting Provisions. To the extent and only to the extent that any provision contained in this Note is directly inconsistent and conflicts with any corresponding provision contained in the Loan Agreement, then the corresponding provision contained in the Loan Agreement shall govern.

         24. Limited Guarantors. Notwithstanding any other provision contained in this Note to the contrary (including, without limitation, those relating to indemnifications or costs and expenses), the Bank's sole recourse against the Limited Guarantors (as defined in the Loan Agreement) with respect of any liabilities evidenced by this Note shall be limited as set forth in the Limited Guaranties, the Security Agreements and the Assignments of Receivables and Proceeds executed and delivered to the Bank by such Limited Guarantors; provided, however, that notwithstanding any of the foregoing, such limitation on the liabilities of the Limited Guarantors shall in no way be deemed to limit or otherwise affect any or all of the rights and remedies of the Bank against the Borrower, any of its Subsidiaries or any other guarantors under any of the Loan Documents or at law or in equity.

     25. Receipt. The Borrower has read all of the terms and conditions of this Note and acknowledges receipt of an exact copy of it.

         IN WITNESS WHEREOF, the undersigned has executed this Note under its seal as of the date first written above.

WITNESS:                               FINE HOST CORPORATION


______________________                 By:______________________
Name:                                      Name:
                                          Title:
                                               Its duly authorized officer

                                   SCHEDULE 1

                                LIBOR PROVISIONS

                                $----------------
                     COMMERCIAL PROMISSORY NOTE (the "Note")
                                       OF
                     FINE HOST CORPORATION (the "Borrower")
                                       TO
                        ___________________ (the "Bank")

         The principal outstanding from time to time under the Note shall accrue interest at the Alternate Base Rate (as defined in the Loan Agreement) or the LIBOR (as defined below). The terms set forth in these LIBOR Provisions are incorporated in the Note and shall govern: (a) the manner by which the Borrower may designate application of the LIBOR to portions of principal outstanding, from time to time, under the Note; and (b) the application of the LIBOR.

     1. Certain Definitions. As used herein, in addition to the terms defined in the Note, the following terms shall have the respective meanings ascribed to them below:

                  1.1 "Business Day" shall mean any day other than: (a) a Saturday or a Sunday, (b) a day that banks are lawfully closed for business in Boston, Massachusetts or New York City, New York, or (c) a day that transactions cannot be carried out by and between banks in the London interbank market.

                  1.2 "Legal Requirement" shall mean any requirement imposed on Bank by any treaty or law of the United States of America, or of any jurisdiction affecting the LIBOR Market, or by any regulation, order, interpretation, ruling or official directive or guideline of the Federal Reserve System or of any other board or governmental or administrative agency of the United States of America, any jurisdiction affecting the LIBOR Market or any political subdivision of any of the foregoing, and any requirement imposed by any such regulation, order, ruling or official directive or guideline not having the force of law shall be deemed to be a Legal Requirement if Bank reasonably believes that compliance therewith is necessary or prudent for the Bank's business, even though such regulation, order, ruling or official directive does not have the force of law.

                  1.3 "LIBOR" shall mean for each LIBOR Period the rate of interest per annum (rounded up to the nearest 0.005%) obtained by dividing the LIBOR Base by the number one (1), minus the LIBOR Reserve Requirement, i.e.:

                      LIBOR =                    LIBOR Base
                          1 - LIBOR Reserve Requirement

                 1.4 "LIBOR Amount" shall mean an amount of principal outstanding under the Note and designated by the Borrower in the applicable LIBOR Election in U.S.Dollars that is a minimum of U.S. $1,000,000.00 and integral multiples of U.S.$500,000.00 thereafter.

                 1.5 "LIBOR Base" shall mean Two and 00/100 Percent (2.00%) per annum plus the average rate of interest per annum at which the Bank is offered deposits inU.S. Dollars,
                                      - 9 -
         in same day funds ("LIBOR Deposits") by prime banks in the London interbank market ("LIBOR Market"), as of twelve o'clock in London, England time, on the third Business Day prior to the commencement of the LIBOR Period for which a LIBOR Election is being made, in an amount of U.S. dollars similar to the LIBOR Amount, and for a deposit period comparable to the LIBOR Period for which the LIBOR Election is being made.

                  1.6 "LIBOR Election" shall mean telephonic notice from the Borrower to the Bank, followed by a written election delivered by the Borrower to the Bank, specifying a LIBOR Amount and a LIBOR Period for which the Borrower wishes to designate application of the LIBOR.

                  1.7 "LIBOR Period" shall mean a period of thirty (30) days, ninety (90) days or one hundred eighty (180) days, whichever period is chosen by the Borrower in the LIBOR Election.

                  1.8 "LIBOR Reserve Requirement" shall mean the effective rate per annum, in effect at the start of the applicable LIBOR Period or otherwise affecting the applicable LIBOR Amount, expressed as a decimal to the 4th digit, of any reserve (including, without limitation, any basic, supplemental, marginal or emergency reserve), reserve asset, special deposit, fee, charge, insurance premium or assessment required by any Legal Requirement or otherwise in the LIBOR Market to be maintained or paid by Bank on or with respect to (i) any LIBOR Deposits purchased in the LIBOR Market which was used to fund any LIBOR Amount,
         (ii) the principal amount of or interest on any LIBOR Amount or (iii) funds transferred from a non-United States office or an international banking facility of Bank to a United States office of Bank in order to fund any LIBOR Amount.

                  1.9 "Tax" shall mean any tax, levy, impost, duty, deduction, withholding or other charge of whatever nature at any time required by any Legal Requirement (x) to be paid by Bank or (y) to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Bank, in each case on or with respect to (i) any LIBOR Deposit purchased in the LIBOR Market which was used to fund any LIBOR Amount, (ii) any portion of a LIBOR Amount funded with the proceeds of any such deposit, (iii) the principal amount of or interest on any LIBOR Amount, or (iv) funds transferred from a non-United States office or an international banking facility of Bank to a United States office of Bank in order to fund any LIBOR Amount, provided that "Tax" shall not include (A) taxes imposed upon or measured by the net income of Bank, (B) taxes which would have been imposed even if there had been no provision for LIBOR Rate options or (C) amounts required to be withheld by Bank from payments of interest to parties from whom LIBOR Deposits were purchased by Bank.

         2. LIBOR Elections. Each designation by the Borrower for application of the LIBOR shall be made by delivering a LIBOR Election to the Bank, which must be received by the Bank by 12:00 Noon on the third business day prior to the commencement of the applicable LIBOR Period designated therein. Each LIBOR Election shall be irrevocable once acted upon by the Bank. A LIBOR Election may be made with respect to LIBOR Amounts which are: (a) new advances of principal under the Note; (b) principal outstanding under the Note which is then subject to the Alternate Base Rate; or (c) principal outstanding under the Note which is currently subject to a LIBOR for which the applicable LIBOR Period will expire not more than five (5) Business Days from the date of the LIBOR Election. The Borrower may not select any LIBOR Period that will extend beyond the Termination Date, as such date may be extended by Bank, from time to time, in its sole and absolute discretion. No LIBOR Election may be made by the Borrower on or after the occurrence of an Event of Default (or the occurrence of any event which, with the passage of time or giving of notice or both would result in the occurrence of an Event of Default).

         3. Early Termination of LIBOR Period. To the extent that the Bank is required to arrange for early termination of any LIBOR Period to permit the Borrower to make a repayment or prepayment of principal under the Note (whether or not required by the Bank or requested by the Borrower), the Borrower shall:

     (a) reimburse the Bank for expenses and lost profits incurred by it as a result of any such early termination; or

     (b) if any such early termination cannot be effected by the Bank, continue to pay to the Bank, in U.S. dollars, interest at the applicable LIBOR during the LIBOR Period on the LIBOR Amount.

         4. Limitations on Availability or Applicability of LIBOR. If at any time when the LIBOR is to be determined, LIBOR Deposits are not being offered to the Bank in the LIBOR Market, in an amount approximately equal to the designated LIBOR Amount for a period approximately equal to the designated LIBOR Period, or if, for any other reason, the Bank, acting reasonably, is unable to determine the applicable LIBOR, then, failing agreement between the Bank and the Borrower as to a substitute LIBOR (if available or determinable) for such amount, the Alternate Base Rate shall be the effective interest rate with respect to such amount commencing on the date which would have been the first day of such LIBOR Period. The Borrower acknowledges that the ability of the Bank to charge interest based on the LIBOR on the basis provided hereunder or to obtain offsetting LIBOR Deposits in the LIBOR Market will be subject to any law, regulation, order, rule or directive applicable to the Bank and to other similar financial institutions (collectively, a "Restraint") which may prohibit or restrict the charging of the LIBOR, or making or maintaining of loans based thereon, and the Borrower agrees that the Bank shall have the right to comply with any such Restraint and, at the option of the Bank, to convert any LIBOR interest to the Alternate Base Rate. In all events, on and after the occurrence of an Event of Default, and to the maximum extent permitted by applicable law, interest on all principal outstanding under the Note shall accrue, at the Bank's option, at the Alternate Base Rate, and, if and when due, at the Alternate Base Rate plus two percent (2.0%) from the applicable due date until paid.

         5. Increased Costs from Changes in Legal Requirements or Taxes. If, at any time hereafter, there shall be any change in Legal Requirements or Taxes which results in any increased costs to the Bank of making, funding, creating or maintaining a LIBOR option; then, upon notification in writing to the Borrower by the Bank, the Borrower shall immediately pay to the Bank such amount as shall fully compensate the Bank for all such increased costs which accrue up to and including the date of such notice, and, thereafter, the Borrower shall continue to pay to the Bank such additional amounts as shall fully compensate the Bank for such increased costs. The determination by Bank of the amount of any such increased costs incurred by it, if done in good faith, and the allocation, if any, of such costs among Borrower and other customers which have arrangements, directly or indirectly, with Bank similar to the LIBOR option, if made on an equitable basis, in the absence of manifest error, shall be conclusive.

          6. End of Month Provisions. Whenever any payment to be made hereunder shall be stated to be due, or whenever the last day of any LIBOR Period would otherwise occur, on a day that is not a Business Day, such payment shall be made, and the last day of such LIBOR Period shall occur, on the next succeeding Business Day; provided, however, if such extension would cause such payment to be made or the last day of such LIBOR Period to occur in a new calendar month, such payment shall be made and the last day of such LIBOR Period shall occur on the next preceding Business Day; and in either event such extension of time or such shortening of time shall in such case be included (or reflected, as the case may be) in the computation of payment of interest.

                                                                      Exhibit B

                                     FORM OF
                       COMMERCIAL PROMISSORY NOTE NO. ____
                            (Guidance Line of Credit)

$______________                                                    June __, 1996

         FOR VALUE RECEIVED, the undersigned, FINE HOST CORPORATION, a Delaware corporation with its principal place of business at 3 Greenwich Office Park, Greenwich, Connecticut 06831 (together with its successors and assigns, the "Borrower") UNCONDITIONALLY PROMISES TO PAY TO THE ORDER OF ___________________,
a       ___________________,       having      its      main      office      at
_______________________________________  (together with its successors,  assigns and any subsequent holder hereof, the "Bank"), at the Bank's main office or such other place as the Bank or the holder hereof may specify in writing, the principal sum of ___________________ DOLLARS ($__________________), or such lesser amount as shall be from time to time outstanding hereunder, together with interest on the unpaid balance thereof from the date hereof until paid at the rate and in the manner herein provided in lawful money of the United States of America.

         1. Loan Agreement. This Note is issued pursuant to, and is subject to all of the terms and provisions of the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among (a) the Borrower, (b) certain Subsidiaries of the Borrower, (c) USTrust (hereinafter referred to as the "UST" when acting for itself), as Lender and Agent thereunder (hereinafter referred to as the "Agent" when acting as Agent for the Banks (as defined below)), (d) The Sumitomo Bank, Limited ("Sumitomo"), (e) State Street Bank and Trust Company ("SSB"), (f) Bank of Boston Connecticut ("BBC"), (g) Mellon Bank, N.A. ("Mellon") and (h) The Bank of New York ("BNY")(UST, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter sometimes referred to collectively as the "Banks"), as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time. All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to such terms in the Loan Agreement.

         2. Unconverted Loans; Guidance Line Conversion Dates. Subject to the provisions contained herein and in the Loan Agreement, the Borrower agrees to repay, as provided herein, the principal sum stated above, or, if less, the aggregate unpaid balance of all loans and advances made on a revolving credit basis under the Guidance Line of Credit to or for the benefit of the Borrower by the Bank. Prior to the Termination Date (as defined in the Loan Agreement), the Borrower may borrow, repay (without premium or penalty) and reborrow, from time to time, principal hereunder (said principal hereinafter referred to collectively as the "Unconverted Principal"); provided, however, that notwithstanding any other provision contained herein or in the Loan Agreement to the contrary, the aggregate amount of all principal outstanding hereunder shall not, at any time, exceed ____________________ Dollars ($________________), as the same may be reduced on the Guidance Line Conversion Dates pursuant to the provisions set forth below in this Section 2 (the "Maximum Unconverted Principal Amount"). On each Guidance Line Conversion Date, the aggregate amount of all Unconverted Principal outstanding hereunder on such date may not be thereafter reborrowed hereunder (such aggregate principal amount on any Guidance Line Conversion Date is hereinafter referred to as the "Converted Principal") and the Maximum Unconverted Principal Amount shall, on each Guidance Line Conversion Date, be reduced by the aggregate, original amount of the Converted Principal. On and after each Guidance Line Conversion Date (other than the Termination
Date), and subject to the provisions contained herein and in the Loan Agreement, the Borrower may continue, until the Termination Date, to borrow, repay (without premium or penalty) and reborrow, from time to time, any and all principal hereunder that is not Converted Principal.

         3.       Interest Rate.

                  3.1 Interest Rate for Unconverted Principal. Prior to the Termination Date, the unpaid Unconverted Principal under this Note shall bear interest at a variable rate (the "Variable Rate") equal to the sum of the Alternate Base Rate (as defined in the Loan Agreement) plus one half of one percent (0.5%) per annum.

                  3.2 Interest Rate for Converted Principal. On and after any Guidance Line Conversion Date, interest on the unpaid Converted
         Principal outstanding hereunder shall accrue at either: (a) the Variable Rate; or (b) the LIBOR, as defined and determined in accordance with the provisions of Schedule 1 attached hereto and incorporated herein by reference. Subject to the terms and conditions of Schedule 1, the Borrower shall designate, from time to time, the portions of outstanding principal which will accrue interest at the LIBOR (said portions of unpaid Converted Principal are hereinafter referred to collectively as "LIBOR Loans"), and all other principal not so designated shall accrue interest at the Variable Rate (said portions of unpaid Converted Principal are hereinafter sometimes referred to collectively as "Variable Rate Loans").

                  3.3 Daily Interest Calculation and Accrual. Interest per annum shall be calculated on the basis of actual number of days elapsed and an assumed 360-day year. Therefore, each dollar of principal outstanding hereunder for any day shall accrue interest equal to 1/360th of the per annum interest accruing hereunder on each such dollar. Any sums due on a non-banking day shall be due on the following banking day with interest calculated in accordance with this section. Interest shall accrue on each day or part thereof that any principal is outstanding including Sundays, holidays and all days which the Bank is not open for the conduct of business, but excluding a day on which a payment of principal is made in accordance with Section 2.7(a) of the Loan Agreement.

         4.       Payments of Principal and Interest.

                  4.1 Payments of Unconverted Principal and Interest. No unpaid Unconverted Principal shall be due and payable under this Note until the Termination Date. Subject to the provisions of Schedule 1 attached hereto, all unpaid interest which has accrued on Unconverted Principal shall be due and payable monthly, in arrears, commencing on June 30, 1996 and continuing on the same day of each month thereafter, such payments of interest to continue until the Termination Date. On the Termination Date, all unpaid Unconverted Principal under this Note, together with all accrued but unpaid interest thereon, shall be due and payable IN FULL.

                  4.2      Payments of Converted Principal and Interest.

                           4.2.1 Converted Principal. Commencing on the last day
                  of the first month following each Guidance Line Conversion Date and continuing on the last day of each month thereafter, all of the unpaid Converted Principal outstanding on such Guidance Line Conversion Date shall be due and payable in sixty (60) equal monthly installments, such payments of Converted Principal to continue until the fifth anniversary of such Guidance Line Conversion Date, at which time, the entire remaining unpaid balance of such Converted Principal, together with any and all remaining accrued but unpaid interest thereon and all other unpaid fees, charges, costs and expenses hereunder shall become immediately due and payable IN FULL.

     4.2.2 Interest on Converted Principal. All interest which has accrued on unpaid Converted Principal shall be due and payable as follows:

                                     (a) with  respect to any  portion of unpaid
                           Converted Principal consisting of a Variable Rate Loan, interest shall be due and payable monthly, in arrears, commencing on the last day of the first month following the applicable Guidance Line Conversion Date for such portion of Converted Principal and continuing on the same day of each month thereafter; and

                                     (b) with  respect to any  portion of unpaid
                           Converted Principal consisting of a LIBOR Loan, interest shall be due and payable, in arrears, on the last day of each LIBOR Period applicable thereto, except in the case of a LIBOR Period in excess of three (3) months, then in which case on each date occurring at three (3) month intervals after the first day of such LIBOR Period.

     4.3  Prepayment.  This  Note  may be  prepaid,  as  provided  in  the  Loan
Agreement.

         5.       Late Fees; Default Rate of Interest.

                  5.1 Late Fees. The Borrower and any Guarantor shall pay to the Bank an administrative late fee of the greater of twenty-five ($25.00) dollars or five (5%) percent of any periodic payment under this Note not received by the Bank within five (5) days after the periodic payment is due. Neither the inclusion of this provision nor the Borrower's or any Guarantor's payment of such an administrative late fee shall excuse the Borrower and any Guarantor from timely making those payments otherwise required to be made under this Note, or waive or limit any rights which the Bank has under this Note. The obligation of the Borrower and any Guarantor to pay such administrative late fees is in addition to all other payment obligations of the Borrower and any Guarantor under this Note and the Loan Agreement.

                  5.2 Default Rate. Any principal of and, to the extent permitted by law, interest on this Note that is not paid when due shall bear interest from and after the due date until the date paid at a rate per annum ("Default Rate") equal to the aggregate of two percent (2%), plus the rate provided in this Note. The Default Rate is separate and in addition to the administrative late fee set forth herein for any principal and/or interest installment under this Note not received by the Bank within five (5) days after the installment is due. Any payments received by the Bank on account of this Note after acceleration shall be applied in such manner as the Bank may determine in the Bank's sole discretion.

         6. Use of Proceeds. The Borrower and any Guarantor hereby certify, represent and covenant to the Bank that the proceeds and basis of the loan evidenced by this Note are for business and commercial purposes only, and that the proceeds of this Note have not been and/or will not be used for personal (non-business), family, household or agricultural purposes, and this has been relied on by the Bank.

         7. Events of Default. Notwithstanding any provision contained herein or in the Loan Agreement to the contrary, the entire unpaid principal balance under this Note, all accrued unpaid interest thereon and any and all fees, costs and expenses hereunder may automatically or may be declared to be immediately due and payable, upon the occurrence of one or more Events of Default (as defined in the Loan Agreement).

         8. Waivers. The Borrower and any Guarantor respectively waive presentment, demand, notice, and protest, and also waive any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted the Borrower and any Guarantor by the Bank with respect to this Note and/or any collateral given to secure this Note or any extension or other indulgence, as described above, with respect to any other liability or any collateral given to secure any other liability of the Borrower and any Guarantor to the Bank. All monies due under this Note and/or Loan Documents shall be without setoff or counterclaim on the part of the Borrower and any Guarantor.

         9. Security and Setoff. Any and all now existing and/or hereafter arising deposits, or other sums at any time credited by, or due to, the Borrower and/or any Guarantor from the Bank, any Affiliate (as defined below) and/or any Participant (as defined below), including without limitation, a participant under this Note, if at all, and any now existing and/or hereafter arising monies, securities, instruments, certificates, repurchase agreements, and/or other property of the Borrower and any Guarantor in the possession of the Bank, any Affiliate and/or any Participant, regardless of the reason the Bank or such Affiliate or Participant had received same (all the foregoing collectively called "Deposits") shall at all times constitute security for the Liabilities including this Note, and/or for any endorsement of this Note and/or guaranty by any Guarantor (said endorsement of this Note and/or guaranty by any Guarantor hereinafter called "Guaranty Obligation"), and may be held, applied and/or set off by the Bank, any Affiliate and/or any Participant against the Liabilities and/or Guaranty Obligations at any time when due, whether or not other collateral is held by or otherwise available to the Bank, any Affiliate or any Participant whether such collateral be security in full or in part. Without limitation, and in addition to the foregoing, in the event the Bank, any Affiliate or any Participant at any time or times hereafter is served with trustee process of any kind which attaches or orders any payment from any goods, effects and/or credits of the Borrower and any Guarantor in the hands or possession of the Bank, any Affiliate or any Participant, then the Bank, any Affiliate and/or any Participant without notice or demand to the Borrower and any Guarantor may deem the dollar amount set forth in the trustee process as becoming immediately due and payable under this Note, any endorsement, and/or guaranty by any Guarantor, and/or any other loan arrangement with the Borrower, and set off said amount against any Deposits being held by the Bank, any Affiliate and/or any Participant, and any such payment made by said set off shall be applied as the Bank, any Affiliate or any Participant shall in its sole discretion determine, and when applied to any outstanding principal, may be applied in inverse order of maturity. The Borrower and any Guarantor hereby grant to the Bank, any Affiliate and/or any Participant a security interest in the Deposits to secure all obligations of the Borrower and any Guarantor, or any one or more persons or entities comprising the Borrower and any Guarantor, to the Bank, any Affiliate and/or any Participant under the Liabilities and/or the Guaranty Obligations. The Borrower and any Guarantor hereby authorize the Bank, any Affiliate and/or any Participant to charge the Deposits which the Borrower and any Guarantor may at any time maintain with the Bank, the Affiliate and/or any Participant for any payment due on account of the Liabilities and/or the Guaranty Obligations. The Borrower and any Guarantor agree that the rights to setoff against Deposits and to charge Deposits granted herein by the Borrower and any Guarantor to the Bank, any Affiliate or any Participant (a) are irrespective of the source or contributor(s) of funds or other property which comprise the Deposits, whether or not the Deposits, Liabilities and/or Guaranty Obligations are (i) individual and/or joint of the Borrower and any Guarantor, or any one or more persons or entities comprising the Borrower and any Guarantor, and/or (ii) in the name of or by the Borrower and any Guarantor, or any one or more persons or entities comprising the Borrower and any Guarantor, with another or others; and (b) are at the option of the Bank, any Affiliate or any Participant, and in no event is the Bank, any Affiliate or any Participant under a duty to exercise setoff against Deposits or to charge Deposits. As used herein, the term "Affiliate" shall mean any parent company of the Bank, and all subsidiaries and/or affiliates of the Bank and/or said parent company, now existing and/or hereafter arising, and each of them. As used herein, the term "Participant" means any bank or other lender acting as a participant under any loan arrangement with the Borrower or any Guarantor, now existing and/or hereafter arising, in which the Bank or any Affiliate is a participant, including without limitation this Note if applicable.

         10. Participation Arrangements. The Borrower and any Guarantor agree that the Bank and any Affiliate shall have the right at any time, and from time to time, with or without notice to the Borrower and any Guarantor to enter into any participation agreement(s) with other(s) which grants participation interests to the Bank and other(s) (a) in this Note and any loan evidenced by this Note and the Loan Documents and (b) in any other loan or loans, including promissory notes and all loan documents applicable thereto, now existing and/or hereafter arising, by the Borrower and/or any Guarantor with the Bank and/or any Affiliate. In addition, the Borrower and any Guarantor agree that the Bank, any Affiliate and/or Participant and/or any other holder of this Note shall have the right to sell or otherwise transfer this Note and/or any Loan Documents at any time.

         11. Borrower Claim. In the event at any time the Borrower and any Guarantor has a claim, cause of action, setoff, defense, counterclaim or third party (collectively "Borrower Claim") against the Bank and/or any Affiliate, the Borrower and any Guarantor agree to commence a lawsuit and/or other proceeding on the Borrower Claim against the Bank only in Boston, Massachusetts or such other place where the Bank has its principal place of business and only within a period of one year from the time the Borrower Claim first arises, or such other minimum period permitted by law in the event the court finds the one-year period insufficient.

         12. Contribution and Subrogation. The Borrower agrees not to seek or accept contribution, reimbursement, indemnity, subrogation or enforcement of any rights from anyone also obligated under this Note, as maker, guarantor, endorser or otherwise, if at all; and any Guarantor agrees not to seek or accept contribution, reimbursement, indemnity, subrogation or enforcement of any rights from the Borrower, and any other guarantor or endorser hereof, or anyone otherwise obligated under this Note, until all obligations under this Note are paid in full and no claim whatsoever exists and/or may exist against the Bank, any Affiliate, and/or Participant for repayment, a preference payment in bankruptcy, or otherwise in connection with the Borrower and any Guarantor.

         13. Indemnification. The Borrower and any Guarantor agree to indemnify, defend and hold harmless the Bank, any Affiliate, and/or any officer, director and/or employee of the Bank and/or any Affiliate of and from any claim or claims now existing, hereafter arising and/or hereafter brought and/or threatened by the Borrower and any Guarantor or by any other person or entity, in connection therewith, on account of or relating to any relationship and/or dealings with the Borrower and any Guarantor, including without limitation any person or entity contesting the validity or priority of any mortgage(s) and/or other collateral granted to the Bank, provided that the foregoing obligations of the Borrower and any Guarantor shall not apply to any matter attributable to the gross negligence or willful misconduct of the Bank, any Affiliate or any such officer, director or employee.

         14. Bank Fees, Costs and Expenses. The Borrower and any Guarantor agree to promptly pay to the Bank and any Affiliate for all legal services hereafter rendered to the Bank and/or any Affiliate including all reasonable time, legal fees and expenses, in connection with the review, drafting, preparation for enforcement, negotiation, enforcement, amendment, extension, substitution and/or modification of this Note, any endorsement and/or guaranty thereof, any endorsement and/or guaranty of the obligations of the Borrower to the Bank, any Loan Documents, any other instruments securing or otherwise relating to this Note, any other matters relating to the collection of the loan proceeds and/or realization on any collateral given to the Bank, any bankruptcy and/or foreclosure proceedings, procedures and expenses which relate to the Borrower and any Guarantor and/or any mortgage(s) and/or other collateral given by the Borrower and any Guarantor, and all rights and remedies of the Bank, whether now existing and/or hereafter arising against the Borrower any Guarantor and/or any collateral given by the Borrower and any Guarantor to the Bank, whether or not court proceedings are brought. The responsibility set forth anywhere in this Note of Borrower and any Guarantor to pay for the attorneys' time, legal fees and expenses of the Bank and/or any Affiliate shall include both outside counsel engaged by the Bank, and any in-house counsel employed by the Bank and/or any Affiliate at the same rate as comparable outside counsel.

         15. Damages. IN ANY CASE, CONTROVERSY OR MATTER WHICH ARISES OUT OF, OR IS IN RESPECT OF, THIS NOTE AND/OR LOAN EVIDENCED THEREBY, ANY LOAN DOCUMENTS, ANY COLLATERAL SECURING THIS NOTE, ANY OTHER INSTRUMENT IN CONNECTION WITH THIS NOTE, AND/OR ANY OTHER BUSINESS RELATIONSHIP OR TRANSACTION BETWEEN THE BANK AND/OR ANY AFFILIATE WITH THE BORROWER AND ANY GUARANTOR, WHETHER NOW EXISTING OR HEREAFTER ARISING, THE BORROWER AND ANY GUARANTOR KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY: (A) WAIVE ANY RIGHT TO AND AGREE NOT TO BRING, COMMENCE, OR OTHERWISE TAKE ANY ACTION TO TRANSFER, ANY PROCEEDING INCLUDING WITHOUT LIMITATION COURT ACTION, ARBITRATION, MEDIATION, ADMINISTRATIVE PROCEEDING OR OTHERWISE AGAINST THE BANK AND/OR AFFILIATE, OTHER THAN IN THE COMMONWEALTH OF MASSACHUSETTS; (B) WAIVE ANY NOW EXISTING AND/OR HEREAFTER ARISING RIGHT TO TRIAL BY JURY; AND (C) WAIVE ANY NOW EXISTING AND/OR HEREAFTER ARISING RIGHT TO ANY CONSEQUENTIAL, PUNITIVE, SPECIAL, EXEMPLARY AND/OR INCIDENTAL DAMAGES.

         16. Right of Entry to Premises. At all times when the security for this Note and/or any endorsement and/or guaranty by any Guarantor includes real estate, the Borrower and any Guarantor agree that the Bank and any Affiliate and representatives shall have the right at any time hereafter to enter the mortgaged premises (a) for purposes of inspecting and testing for hazardous materials and oils to determine whether or not the premises violate any provisions of M.G.L. ch. 21E and regulations relating thereto, and/or
(b) for purposes of appraising the mortgaged premises.

         17. Cross-Default and Cross-Collateralized. Any default under this Note shall be a default by the Borrower and any Guarantor under any other promissory note and/or other instrument by the Borrower and any Guarantor to the Bank, any Affiliate and/or any Participant, now existing or hereafter arising. Any default by the Borrower under any other promissory note and/or other instrument by the Borrower and any Guarantor to the Bank, any Affiliate and/or any Participant now existing or hereafter arising, shall be a default under this Note and Loan Documents. All mortgages and/or other collateral from the Borrower to the Bank and/or any Affiliate, if any, now existing or hereafter arising, shall also secure the obligations of the Borrower under this Note. All mortgages and/or other collateral, if any, which secure this Note shall also secure all promissory notes and other obligations of the Borrower to the Bank, now existing or hereafter arising, whereof individual and/or joint of the Borrower, or any one or more persons or entities comprising the Borrower.

         18. No Obligation to Refinance. AT THE DUE DATE OF THIS NOTE, THE BANK MAY DEMAND PAYMENT OF THIS NOTE, MAY REWRITE THIS NOTE BY AGREEMENT AMONG THE BANK, THE BORROWER AND ITS SUBSIDIARIES AT A GREATER OR LESSER RATE OF INTEREST,OR MAY, BY SUCH AGREEMENT, ALLOW PAYMENTS TO BE MADE ON THIS NOTE AT THE SAME, OR A LESSER OR A GREATER RATE OF INTEREST, IF AT ALL. THE LOAN IS
PAYABLE IN FULL AT MATURITY OR UPON EARLIER ACCELERATION. THE BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST WHEN DUE.
THE BANK IS

UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. THE BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THE BORROWER MAY OWN, OR WILL HAVE TO FIND ANOTHER BANK OR LENDER WILLING TO LEND THE BORROWER THE MONEY AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THE LOAN.

         19. Acknowledgement of Principal and Interest. Within ten (10) days after requested by the Bank by notice to the Borrower, the Borrower and any Guarantor agree to execute and deliver to the Bank a written statement addressed to the Bank, any Affiliate, any Participant and/or any proposed Participant, and signed by the Borrower and any Guarantor under the penalties of perjury, and duly notarized, acknowledging the principal and interest balances then due under this Note, and further acknowledging that this Note is in full force and effect and unmodified that the Borrower and any Guarantor have no defenses, offsets or counterclaims to the payment and/or performance of the obligations of the Borrower and any Guarantor under this Note, and have no claims or causes of action of any kind whatsoever then existing against the Bank, any Affiliate and/or Participant, and a statement that the Bank is not in default under this Note or any loan or other agreement relating to this Note or any obligations evidenced thereby, except as may otherwise exist in which event the Borrower shall specify what otherwise exists, and a statement regarding such other matters which the Bank may require.

         20. Legal Representation. The Borrower and any Guarantor acknowledge that the Bank has notified and does hereby notify the Borrower and any Guarantor as follows:

                  (a) THE RESPONSIBILITY OF THE ATTORNEY FOR THE BANK IS TO PROTECT THE INTEREST OF THE BANK;

                  (b) THE BORROWER AND ANY GUARANTOR MAY, AT BORROWER'S OR GUARANTOR'S OWN EXPENSE, ENGAGE AN ATTORNEY OF THEIR OWN SELECTION TO REPRESENT THE BORROWER'S OR GUARANTOR'S OWN INTERESTS IN THE TRANSACTION.

         21. Modifications/Substitutions. No delay or omission by the Bank in exercising or enforcing any of the Bank's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, or as a continuing waiver. This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns, and representatives (limited, however, in the case of heirs, successors, assigns and representatives of the Limited Guarantors (as defined in the Loan Agreement), to their interest in the collateral pledged by such Limited Guarantors), and shall inure to the benefit of the Bank and its successors, endorsees, and assigns. The Borrower and any Guarantor each authorizes the Bank to complete this Note if delivered incomplete in any respect by the Borrower and any Guarantor. This Note as delivered to the Bank at one of its offices in Massachusetts, shall be governed by the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument. The Borrower and any Guarantor of this Note each submits to the jurisdiction of the courts of the Commonwealth of Massachusetts for all purposes with respect to this Note, any collateral given to secure their respective liabilities, obligations and indebtedness to the Bank, and their respective relationships with the Bank. The Borrower and any Guarantor agree that all assets in which the Borrower and any Guarantor have previously granted or hereafter granted or hereafter grant to the Bank or any Affiliate a security, mortgage or collateral interest shall secure the Liabilities and Obligations. This Note includes all future amendments, decreases, extensions, increases, modifications, renegotiations, renewals, replacements, revisions, rewritings and/or substitutions thereof, in whole or in part ("Modifications/Substitutions"). The Borrower and any Guarantor agree that any mortgages and/or other collateral, if any, which may secure this Note, secure all Modifications/Substitutions of this Note, if any, now existing and/or hereafter arising, and include all future Modifications/Substitutions of such mortgages and/or other collateral, if any now existing and/or hereafter arising. Time of all payments and the performance of all of the provisions hereof is of strict essence (taking into account any applicable grace period). In the event more than one person or entity comprises the Borrower, all provisions herein of the Borrower are joint and several obligations. The Borrower and any Guarantor acknowledge and agree, and say under the penalties of perjury, that (a) each is executing this Note as the free act and deed of each, (b) each is not acting under any duress or undue influence, and (c) the Bank and/or any Affiliate have made no agreements warranties, representations or promises in connection with this Note and/or any loan agreements or other agreements relating to this Note, except as set forth herein or in a written instrument executed and delivered by the Bank. The provisions of this Note are hereby declared to be severable, and the invalidity of any provision or application thereof shall not effect any other provisions or any other application thereof. Interest on principal under this Note shall accrue only on the amount of principal from time to time actually outstanding under this Note. The Bank records, including without limitation, computer printouts of the Bank showing an account of the Borrower, shall be admissible as evidence in any action or proceeding in connection with this Note. This Note may not be modified orally, but may only be modified by written instrument signed by the holder hereof

         22. Conflicting Provisions. To the extent and only to the extent that any provision contained in this Note is directly inconsistent and conflicts with any corresponding provision contained in the Loan Agreement, then the corresponding provision contained in the Loan Agreement shall govern.

         23. Limited Guarantors. Notwithstanding any other provision contained in this Note to the contrary (including, without limitation, those relating to indemnifications or costs and expenses), the Bank's sole recourse against the Limited Guarantors (as defined in the Loan Agreement) with respect of any liabilities evidenced by this Note shall be limited as set forth in the Limited Guaranties, the Security Agreements and the Assignments of Receivables and Proceeds executed and delivered to the Bank by such Limited Guarantors; provided, however, that notwithstanding any of the foregoing, such limitation on the liabilities of the Limited Guarantors shall in no way be deemed to limit or otherwise affect any or all of the rights and remedies of the Bank against the Borrower, any of its Subsidiaries or any other guarantors under any of the Loan Documents or at law or in equity.

         24. Receipt. The Borrower has read all of the terms and conditions of this Note and acknowledges receipt of an exact copy of it.

         IN WITNESS WHEREOF, the undersigned has executed this Note under its seal as of the date first written above.

WITNESS:                                 FINE HOST CORPORATION


______________________          By:______________________
Name:                                Name:
                                     Title:
                                         Its duly authorized officer

                                   SCHEDULE 1

                                LIBOR PROVISIONS

                               $-----------------
                     COMMERCIAL PROMISSORY NOTE (the "Note")
                                       OF
                     FINE HOST CORPORATION (the "Borrower")
                                       TO
                          ________________ (the "Bank")

         The principal outstanding from time to time under the Note shall accrue interest at the Variable Rate (as defined in the Note) or the LIBOR (as defined below). The terms set forth in these LIBOR Provisions are incorporated in the Note and shall govern: (a) the manner by which the Borrower may designate application of the LIBOR to portions of principal outstanding, from time to time, under the Note; and (b) the application of the LIBOR.

     1. Certain Definitions. As used herein, in addition to the terms defined in the Note, the following terms shall have the respective meanings ascribed to them below:

                  1.1 "Business Day" shall mean any day other than: (a) a Saturday or a Sunday, (b) a day that banks are lawfully closed for business in Boston, Massachusetts or New York City, New York, or (c) a day that transactions cannot be carried out by and between banks in the London interbank market.

                  1.2 "Legal Requirement" shall mean any requirement imposed on Bank by any treaty or law of the United States of America, or of any jurisdiction affecting the LIBOR Market, or by any regulation, order, interpretation, ruling or official directive or guideline of the Federal Reserve System or of any other board or governmental or administrative agency of the United States of America, any jurisdiction affecting the LIBOR Market or any political subdivision of any of the foregoing, and any requirement imposed by any such regulation, order, ruling or official directive or guideline not having the force of law shall be deemed to be a Legal Requirement if Bank reasonably believes that compliance therewith is necessary or prudent for the Bank's business, even though such regulation, order, ruling or official directive does not have the force of law.

                  1.3 "LIBOR" shall mean for each LIBOR Period the rate of interest per annum (rounded up to the nearest 0.005%) obtained by dividing the LIBOR Base by the number one (1), minus the LIBOR Reserve Requirement, i.e.:

                       LIBOR =                    LIBOR Base
                                        1 - LIBOR Reserve Requirement

                  1.4 "LIBOR Amount" shall mean an amount of principal outstanding under the Note and designated by the Borrower in the applicable LIBOR Election in U.S. Dollars that is a minimum of U.S. $1,000,000.00 and integral multiples of U.S. $500,000.00 thereafter.

                  1.5 "LIBOR Base" shall mean Two and 50/100 Percent (2.50%) per annum plus the average rate of interest per annum at which the Bank is offered deposits in U.S. Dollars, in same day funds ("LIBOR Deposits") by prime banks in the London interbank market ("LIBOR Market"), as of twelve o'clock in London, England time, on the third Business Day prior to the commencement of the LIBOR Period for which a LIBOR Election is being made, in an amount of U.S. dollars similar to the LIBOR Amount, and for a deposit period comparable to the LIBOR Period for which the LIBOR Election is being made.

                  1.6 "LIBOR Election" shall mean telephonic notice from the Borrower to the Bank, followed by a written election delivered by the Borrower to the Bank, specifying a LIBOR Amount and a LIBOR Period for which the Borrower wishes to designate application of the LIBOR.

                  1.7 "LIBOR Period" shall mean a period of thirty (30) days, ninety (90) days or one hundred eighty (180) days, whichever period is chosen by the Borrower in the LIBOR Election.

                  1.8 "LIBOR Reserve Requirement" shall mean the effective rate per annum, in effect at the start of the applicable LIBOR Period or otherwise affecting the applicable LIBOR Amount, expressed as a decimal to the 4th digit, of any reserve (including, without limitation, any basic, supplemental, marginal or emergency reserve), reserve asset, special deposit, fee, charge, insurance premium or assessment required by any Legal Requirement or otherwise in the LIBOR Market to be maintained or paid by Bank on or with respect to (i) any LIBOR Deposits purchased in the LIBOR Market which was used to fund any LIBOR Amount,
         (ii) the principal amount of or interest on any LIBOR Amount or (iii) funds transferred from a non-United States office or an international banking facility of Bank to a United States office of Bank in order to fund any LIBOR Amount.

                  1.9 "Tax" shall mean any tax, levy, impost, duty, deduction, withholding or other charge of whatever nature at any time required by any Legal Requirement (x) to be paid by Bank or (y) to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Bank, in each case on or with respect to (i) any LIBOR Deposit purchased in the LIBOR Market which was used to fund any LIBOR Amount, (ii) any portion of a LIBOR Amount funded with the proceeds of any such deposit, (iii) the principal amount of or interest on any LIBOR Amount, or (iv) funds transferred from a non-United States office or an international banking facility of Bank to a United States office of Bank in order to fund any LIBOR Amount, provided that "Tax" shall not include (A) taxes imposed upon or measured by the net income of Bank, (B) taxes which would have been imposed even if there had been no provision for LIBOR Rate options or (C) amounts required to be withheld by Bank from payments of interest to parties from whom LIBOR Deposits were purchased by Bank.

         2. LIBOR Elections. Each designation by the Borrower for application of the LIBOR shall be made by delivering a LIBOR Election to the Bank, which must be received by the Bank by 12:00 Noon on the third business day prior to the commencement of the applicable LIBOR Period designated therein. Each LIBOR Election shall be irrevocable once acted upon by the Bank. A LIBOR Election may be made with respect to LIBOR Amounts which are: (a) new advances of principal under the Note; (b) principal outstanding under the Note which is then subject to the Variable Rate; or (c) principal outstanding under the Note which is currently subject to a LIBOR for which the applicable LIBOR Period will expire not more than five (5) Business Days from the date of the LIBOR Election. The Borrower may not select for any portion of Converted Principal any LIBOR Period that will extend beyond the fifth anniversary of the Guidance Line Conversion Date applicable to such Converted Principal. No LIBOR Election may be made by the Borrower on or after the occurrence of an Event of Default (or the occurrence of any event which, with the passage of time or giving of notice or both would result in the occurrence of an Event of Default).

         3. Early Termination of LIBOR Period. To the extent that the Bank is required to arrange for early termination of any LIBOR Period to permit the Borrower to make a repayment or prepayment of principal under the Note (whether or not required by the Bank or requested by the Borrower), the Borrower shall:

                  (a) reimburse the Bank for expenses and lost profits incurred by it as a result of a such early termination; or

                  (b) if any such early termination cannot be effected by the Bank, continue to pay to the Bank, in U.S. dollars, interest at the applicable LIBOR during the LIBOR Period on the LIBOR Amount.

         4. Limitations on Availability or Applicability of LIBOR. If at any time when the LIBOR is to be determined, LIBOR Deposits are not being offered to the Bank in the LIBOR Market, in an amount approximately equal to the designated LIBOR Amount for a period approximately equal to the designated LIBOR Period, or if, for any other reason, the Bank, acting reasonably, is unable to determine the applicable LIBOR, then, failing agreement between the Bank and the Borrower as to a substitute LIBOR (if available or determinable) for such amount, the Variable Rate shall be the effective interest rate with respect to such amount commencing on the date which would have been the first day of such LIBOR Period. The Borrower acknowledges that the ability of the Bank to charge interest based on the LIBOR on the basis provided hereunder or to obtain offsetting LIBOR Deposits in the LIBOR Market will be subject to any law, regulation, order, rule or directive applicable to the Bank and to other similar financial institutions (collectively, a "Restraint") which may prohibit or restrict the charging of the LIBOR, or making or maintaining of loans based thereon, and the Borrower agrees that the Bank shall have the right to comply with any such Restraint and, at the option of the Bank, to convert any LIBOR interest to the Variable Rate. In all events, on and after the occurrence of an Event of Default, and to the maximum extent permitted by applicable law, interest on all principal outstanding under the Note shall accrue, at the Bank's option, at the Variable Rate, and, if and when due, at the Variable Rate plus two percent (2.0%) from the applicable due date until paid.

         5. Increased Costs from Changes in Legal Requirements or Taxes. If, at any time hereafter, there shall be any change in Legal Requirements or Taxes which results in any increased costs to the Bank of making, funding, creating or maintaining a LIBOR option; then, upon notification in writing to the Borrower by the Bank, the Borrower shall immediately pay to the Bank such amount as shall fully compensate the Bank for all such increased costs which accrue up to and including the date of such notice, and, thereafter, the Borrower shall continue to pay to the Bank such additional amounts as shall fully compensate the Bank for such increased costs. The determination by Bank of the amount of any such increased costs incurred by it, if done in good faith, and the allocation, if any, of such costs among Borrower and other customers which have arrangements, directly or indirectly, with Bank similar to the LIBOR option, if made on an equitable basis, in the absence of manifest error, shall be conclusive.

         6. End of Month Provisions. Whenever any payment to be made hereunder shall be stated to be due, or whenever the last day of any LIBOR Period would otherwise occur, on a day that is not a Business Day, such payment shall be made, and the last day of such LIBOR Period shall occur, on the next succeeding Business Day; provided, however, if such extension would cause such payment to be made or the last day of such LIBOR Period to occur in a new calendar month, such payment shall be made and the last day of such LIBOR Period shall occur on the next preceding Business Day; and in either event such extension of time or such shortening of time shall in such case be included (or reflected, as the case may be) in the computation of payment of interest.

                         ADDENDUM TO UST APPLICATION FOR
                    COMMERCIAL LETTER OF CREDIT AND AGREEMENT

         Without limiting the obligations of the Account Party hereunder (but without duplication), if as a result of any Regulatory Change (as defined in the Loan Agreement) or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord, there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any of the Banks (as defined in the Loan Agreement) of issuing (or purchasing participations in) or maintaining its obligation under the Loan Agreement to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Bank's or Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by UST as Agent, the Account Party shall pay immediately to UST as Agent for the account of such Bank or Banks, from time to time as specified by such Bank or Banks (through UST as Agent), such additional amounts as shall be sufficient to compensate such Bank or Banks (through UST as Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Bank or Banks, submitted by such Bank or Banks to the Account Party shall be conclusive in the absence of manifest error as to the amount thereof.

         As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among the Account Party, certain Subsidiaries of the Account Party, UST (hereinafter referred to as the "UST" when acting for itself), as Lender and Agent thereunder (hereinafter referred to as the "Agent" when acting as Agent for the Banks (as defined below)), The Sumitomo Bank, Limited ("Sumitomo"), State Street Bank and Trust Company ("SSB"), Bank of Boston Connecticut ("BBC"), (g) Mellon Bank, N.A. ("Mellon") and The Bank of New York ("BNY")(UST Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter sometimes referred to collectively as the "Banks"), as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time. All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to such terms in the Loan Agreement.

         1. Loan Agreement. This Unlimited Guaranty is subject to all of the terms and provisions contained in the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among Fine Host Corporation, a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower (including the Undersigned), USTrust (hereinafter referred to as "USTrust" when acting for itself), as Lender and Agent thereunder (hereinafter referred to as the "Agent" when acting as Agent for the Banks (as defined below), The Sumitomo Bank, Limited ("Sumitomo"), State Street Bank and Trust Company ("SSB"), Bank of Boston Connecticut ("BBC"), Mellon Bank, N.A. ("Mellon") and The Bank of New York ("BNY") (USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter sometimes referred to collectively as the "Banks" and singly as a "Bank"), as the same may be hereafter further amended, modified, supplemented, extended or restated, from time to time. All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement.

         2. Consideration. The Undersigned is a wholly-owned Subsidiary of the Borrower. As a condition to continuing to make the Loans and granting other financial accommodations to and for the benefit of the Borrower and all of its Subsidiaries (including without limitation, the Undersigned), all as described in the Loan Agreement, the Banks have requested that the Undersigned enter into this Unlimited Guaranty. The Undersigned hereby acknowledges and agrees that, by entering into this Unlimited Guaranty, the proceeds from the Loans will directly benefit both the Borrower and each of its Subsidiaries, including but not limited to, the Undersigned.

         3. Security. All of the obligations and liabilities of the Undersigned under this Unlimited Guaranty are secured by the following:

                  (a) a certain First Amended and Restated Security Agreement, dated of even date herewith, by and between the Undersigned and the Agent, pursuant to which, among other thing, the Undersigned has granted to the Banks a security interest in the assets of the Undersigned, as more particularly described therein, and

                  (b) a certain First Amended and Restated Assignment of Receivables and Proceeds, dated of even date herewith, by and between the Undersigned and the Agent, pursuant to which, among other things, the Undersigned has assigned to the Agent all of the rights, title and interests of the Undersigned in certain proceeds and receivables resulting from certain agreements, contracts, permits, licenses and other arrangements to which the Undersigned is or may become a party;

and may be further secured hereinafter, from time to time, by one or more other security agreements, mortgages, pledges, assignments or other instruments, documents or agreements (collectively, the "Security"), whether or not such Security is specifically referred to in this Unlimited Guaranty.

         4. Waiver of Claims of the Undersigned. Any claim, set-off or recoupment against the Borrower to which the Undersigned may be or become entitled (including without limitation, claims of reimbursement, subrogation or for contribution or otherwise) by reason of any payment or performance by the Undersigned in satisfaction and discharge in whole or in part of its obligations under this Unlimited Guaranty shall be and hereby are irrevocably and forever waived by the Undersigned. The Undersigned will not demand, sue for, or otherwise attempt to collect any such indebtedness, and any amounts which are collected, enforced and received by the Undersigned shall be held by the Undersigned as trustee for the Bank and shall be paid over to the Bank on account of the Liabilities without affecting in any manner the liability of the Undersigned under any other provision hereof.

         5. Representations and Acknowledgements of the Undersigned. In order to induce the Banks to enter into the documents evidencing certain of the Liabilities, the Undersigned hereby represents and warrants that this Unlimited Guaranty and all other agreements and instruments executed and delivered by the Undersigned to the Banks in connection with this Unlimited Guaranty represent, and are and will be, the valid and legally binding obligations of the Undersigned, enforceable in accordance with their respective terms.

         6. Reinstatement. This Unlimited Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any amount received by the Banks in respect of the Liabilities is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Undersigned or upon the appointment of an intervenor or conservator of, or trustee or similar official of the Borrower or the Undersigned or any substantial part of any of its respective properties, or otherwise, all as though said payments had not been made.

         7. Survival of Unlimited Guaranty. This Unlimited Guaranty incorporates all discussions and negotiations between the Undersigned and the Banks concerning this Unlimited Guaranty. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No provision hereof may be altered, amended, waived, cancelled or modified, except by a written instrument executed and acknowledged by a duly authorized officer of the Bank, and except in the case of a waiver, by the Undersigned. This Unlimited Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any subsequent holder or holders of any Liabilities, and the term "Bank" shall refer to each of the following entities as well as all of the following entities: USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns. If a court of competent jurisdiction shall hold any provisions of this Unlimited Guaranty to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8. No Conflicts. To the extent and only to the extent that any provision contained in this Unlimited Guaranty is directly inconsistent and conflicts with any corresponding provision contained in the Loan Agreement, then the corresponding provision contained in the Loan Agreement shall govern. To the extent and only to the extent that any provision contained in this Unlimited Guaranty is directly inconsistent and conflicts with any corresponding provision contained in any of the Loan Documents other than the Loan Agreement, then the provisions contained in this Unlimited Guaranty shall govern. To the extent possible, however, the provisions contained in this Unlimited Guaranty and the other Loan Documents shall be interpreted to complement and supplement each other and the absence of any provision or portion thereof in any such document shall not be deemed to be an inconsistency with any other such documents which contains such provision or portion thereof.

         9. Amendment and Restatement. This Unlimited Guaranty amends, restates and replaces in its entirety a certain Unlimited Guaranty, dated as of April 29, 1993, from the Undersigned, in favor of the Banks, as subsequently amended and reaffirmed from time to time (as so amended and reaffirmed, the "Original Guaranty"). Upon the execution and delivery of this Unlimited Guaranty, this Unlimited Guaranty shall replace the Original Guaranty, and all references to the Original Guaranty shall now and hereafter mean and refer to this Unlimited Guaranty.

         IN WITNESS WHEREOF, the Undersigned has executed this instrument under seal as of this ___ day of ______, 1996.

WITNESS:                                             GUARANTOR:

                                         [NAME OF UNLIMITED GUARANTOR]


____________________________             By:_____________________________
Name:                                Name:
                                               Title:
                                                  Its duly authorized officer

                                    EXHIBIT E
                                     FORM OF
                  FIRST AMENDED AND RESTATED SECURITY AGREEMENT
                           (for [Unlimited Guarantor])


         This FIRST AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement") is entered into as of this ___ day of ______, 1996, by and between (a) ________________________, a _________________ corporation, with its principal place of business at  _______________________________________________  (together with its successors and assigns, the "Debtor") and (b) USTRUST, a Massachusetts trust company (hereinafter referred to as "USTrust" when acting for itself), as Lender and Agent (hereinafter referred to as the "Secured Party" when acting as Agent for the Banks (as defined below)) for each of (i) USTrust, (ii) The Sumitomo Bank, Limited ("Sumitomo"), (iii) State Street Bank and Trust Company ("SSB"), (iv) Bank of Boston Connecticut ("BBC"), (v) Mellon Bank, N.A. ("Mellon") and (vi) The Bank of New York ("BNY") (USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter referred to collectively as the "Banks").

         All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among Fine Host Corporation, a Delaware corporation ("Fine Host Corporation"), certain Subsidiaries of Fine Host Corporation, the Banks and the Secured Party, as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time.

                                                    WITNESSETH:

         WHEREAS, in connection with the Existing Loan Agreement (as defined in the Loan Agreement), the Debtor entered into the following:

                  (a) a certain Unlimited Guaranty, dated ___________, 199_, from the Debtor, as subsequently amended and reaffirmed from time to time (as so amended and reaffirmed, the "Existing Unlimited Guaranty"), pursuant to which, among other things, the Debtor guaranteed all of the obligations and liabilities of Fine Host Corporation to USTrust, Sumitomo, NBD Bank and SSB (hereinafter sometimes referred to collectively as the "Existing Banks");

                  (b) a certain Security Agreement, dated as of __________, 199_, by and between the Debtor and the Secured Party, as subsequently amended from time to time (as so amended, the "Existing Security Agreement"), pursuant to which, among other thing, the Debtor granted to the Secured Party a security interest in the assets of the Debtor, as more particularly described therein and herein, to secure all of the obligations and liabilities of the Debtor to the Banks; and

                  (c) a certain Assignment of Receivables and Proceeds, dated as of ____________, 199_, by and between the Debtor and the Secured Party, as subsequently amended from time to time (as so amended, the "Existing Assignment of Receivables and Proceeds"), pursuant to which, among other things, the Debtor has assigned to the Secured Party as additional security all of its rights, title and interests in certain proceeds and receivables resulting from certain agreements, contracts, permits, licenses and other arrangements to which the Debtor is or may become a party; and

         WHEREAS, Fine Host Corporation and each of its Subsidiaries (including without limitation, the Debtor) have requested that the Banks enter into the Loan Agreement in order to amend, restate and replace in its entirety the Existing Loan Agreement; and

         WHEREAS, as a condition precedent to entering into the Loan Agreement and making the Loans thereunder, the Banks have requested, among other things, that the Debtor enter into the following:

                  (a) a certain First Amended and Restated Unlimited Guaranty, dated of even date herewith, from the Debtor, in favor of the Banks, which amends, restates and replaces in its entirety the Existing Unlimited Guaranty (as the same may be hereafter further amended, modified, substituted, restated or reaffirmed, from time to time, the "Unlimited Guaranty");

                  (b) this Agreement in order to amend, restate and replace in its entirety the Existing Security Agreement; and

                  (c) a certain First Amended and Restated Assignment of Receivables and Proceeds, dated of even date herewith, by and between the Debtor and the Secured Party, which amends, restates and replaces in its entirety the Existing Assignment of Receivables and Proceeds (as the same may be hereafter further amended, modified, substituted, or restated, from time to time, the "Assignment of Receivables and Proceeds"); and

         WHEREAS, in response to the foregoing request of the Banks, the Debtor agrees to enter into, effective as of the date hereof, the Unlimited Guaranty, this Agreement and the Assignment of Receivables and Proceeds;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Secured Party, for the ratable benefit of the Banks, hereby amend, restate and replace the Existing Security Agreement to read in its entirety as follows:

Article I.        Grant of Security Interest.

         1.1 To secure the prompt, punctual, and faithful performance by the Debtor of all of its Liabilities (as defined in the Loan Agreement), including without limitation, all of the obligations and liabilities of the Debtor to the Banks under the Unlimited Guaranty, the Debtor hereby grants to the Secured Party, for the ratable benefit of the Banks, a continuing security interest in and to, and assigns to the Secured Party, all of the rights, title and interests of the Debtor in and to, the following, and each item thereof, whether now owned or now due, or in which the Debtor has an interest, or hereafter at any time in the future, acquired, arising, or to become due, or in which the Debtor obtains an interest, and all products, proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Secured Party may in the future be granted a security interest pursuant hereto, is referred to hereinafter as the "Collateral"): (a) All Accounts and Accounts Receivable; (b) All Inventory; (c) All Contract Rights; (d) All General Intangibles; (e) All Equipment; (f) All Farm Products; (g) All Goods; (h) All Chattel Paper, Note Receivables and Receivables (including but not limited to, all License
Agreements, all Management Agreements, all Concession Agreements, all Food Service Operation Agreements, and all Facilities Agreements); (i) All Fixtures;
(j) All books, records, and information relating to the Collateral and/or to the operation of the Debtor's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained, subject, in the case of rights of access to premises not owned by the Debtor, to rights of third parties; (k) All Instruments, Documents of Title, Documents, policies and certificates of insurance, Securities, deposits, deposit accounts, money, cash, or other property; (l) All federal, state, and local tax refunds and/or abatements to which the Debtor is, or becomes entitled, no matter how or when arising, including, but not limited to any loss carryback tax refunds; (m) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates, arise out of the foregoing (a through l), or otherwise; (n) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (a through m) including the right of stoppage in transit; and (o) All licenses and permits (including but not limited to, all liquor licenses).

         1.2 The foregoing grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Debtor to the Secured Party and shall continue in full force and effect applicable to all Liabilities and to any future advances made by the Secured Party to or on behalf of the Debtor until this Agreement is specifically terminated in writing by a duly authorized officer of the Secured Party.

         1.3 "Proceeds" include, without limitation, "Proceeds" as defined in the Uniform Commercial Code as adopted in Massachusetts (hereinafter, the "UCC") and also, insurance proceeds, and each type of property described in Sections 1-1(a) through and including 1- 1(o).

Article II.       Definitions.

         As herein used, the following terms have the following meanings:

         2.1      "Liabilities" has the meaning given to that term in the Loan
                    Agreement.

         2.2 "Costs of Collection" includes, without limitation, all attorneys' reasonable fees, and out-of-pocket expenses incurred by the Secured Party's attorneys, and all costs incurred by the Secured Party in the administration of the Liabilities, this Agreement, and all other instruments and agreements executed in connection with or relating to the Liabilities including, without limitation, costs and expenses associated with travel on behalf of the Secured Party. Costs of Collection also includes, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by the Secured Party's attorneys, and all costs and expenses incurred by the Secured Party, including, without limitation, costs and expenses associated with travel on behalf of the Secured Party, which costs and expenses are directly or indirectly related to or in respect of the Secured Party's efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities and/or the Secured Party's Rights and Remedies or any of the Secured Party's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection shall be added to the Liabilities of the Debtor to the Secured Party, as if such had been lent, advanced, and credited by the Secured Party to, or for the benefit of, the Debtor.

         2.3 "Accounts" and "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC, and also all accounts, accounts receivable, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit, all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         2.4 "Inventory" includes, without limitation, "inventory" as defined in the UCC and also all goods, wares, merchandise, raw materials, work in process, finished goods, and all packaging, advertising, shipping material, and documents related to any of the foregoing, and all labels, and other devices, names, or marks affixed or to be affixed thereto for identifying or selling the same, and other personal property of every description held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Debtor, or used or consumed or to be used or consumed in the Debtor's business, and all goods of said description which are in transit, and all returned, repossessed and rejected goods of said description, and all such goods of said description which are detained from or rejected for entry into the United States, and all documents (whether or not negotiable) which represent any of the foregoing.

         2.5 "Contract Rights" includes, without limitation, "contract rights" as now or formerly defined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

         2.6 "General Intangibles" includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Debtor; credit memoranda in favor of the Debtor; warranty claims; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties;

license fees; franchise fees; rights of admission; licenses; franchises; permits; certificates of convenience and necessity, and similar rights granted by any governmental authority; copyrights; trademarks, trade names, service marks, patents, patent applications, patents pending, and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints; drawings; designs; diagrams; plans; reports; charts; catalogs; manuals; technical data; computer programs, computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; proposals; costs estimates, and other reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Debtor or credit extended or services performed, by the Debtor, whether intended for an individual customer or the general business of the Debtor, or used or useful in connection with research by the Debtor.

         2.7 "Equipment" includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Debtor's business.

         2.8 "Farm Products", "Goods", "Chattel Paper", "Instruments", "Documents of Title", "Documents", "Securities", "Fixtures" and "Account Debtors" each has the same meaning respectively given that term in the UCC.

         2.9 "Obligations" shall mean the obligations, covenants, representations and warranties of Fine Host Corporation or any of the Subsidiaries (including without limitation, the Debtor) to the Banks under the Loan Documents.

         2.10 "Receivables Collateral" refers to that portion of the Collateral which consists of the Debtor's Accounts, Accounts Receivable, Contract Rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit and bankers' acceptances, and any rights to payment now held or in which the Debtor has an interest, or hereafter acquired, or in which the Debtor obtains an interest.

Article III.      Representations, Warranties and Covenants.

         3.1 The  Debtor  shall pay when due (or on demand  if so  payable)  the
Liabilities  and  promptly,   punctually,   and  faithfully  shall  perform  the
Obligations.

         3.2 The Debtor presently is and shall hereafter remain in good standing as a corporation in that State indicated in the Preamble of this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Debtor's assets or operation of the Debtor's business, such qualification may be necessary, except those States in which the failure to qualify and remain in good standing would not have a Material Adverse Effect (as defined in the Loan Agreement) on the Debtor. The execution and delivery of this Agreement and of any other instruments or documents executed in connection herewith constitute representations by the

Debtor  that  such   execution   and  delivery   have   received  all  corporate
authorization as may be necessary to permit such execution and delivery to, and that they do, bind the Debtor.

         3.3 Exhibit A attached hereto and incorporated herein by reference constitutes a listing of:

                  (i) all trade names and trade styles under which the Debtor presently conducts or ever conducted their respective businesses; and

                  (ii) all legal names and legal statuses (such as a corporation or partnership) under which the Debtor ever conducted business.

         3.4 The Debtor is, and shall hereafter remain, the owner of the Collateral free and clear of all liens, encumbrances, attachments, security interests, purchase money security interests, mortgages, and charges with the exceptions of (a) the security interest created herein, and (b) the security interests and other encumbrances (if any) listed on Exhibit B attached hereto and incorporated herein by reference or as otherwise permitted in the Loan Agreement. The Debtor does not presently, and shall not hereafter have possession of any property on consignment. The Debtor shall timely pay all of the Debtor's encumbrances which are secured by security interests which may be superior to that granted the Secured Party herein.

         3.5 The Debtor's principal place of business, chief executive office and mailing address is set forth at the beginning of this Agreement; set forth on Exhibit C are the locations of all Debtor's other places of business or at which the Collateral may be kept or located. Except to accomplish sales of Inventory in the ordinary course of business and to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles), the Collateral will be kept at all times at the Debtor's principal place of business and chief executive office as set forth at the beginning of this Agreement or at the locations of the Debtor's other places of business as set forth on Exhibit C. All the information contained in the Exhibits to this Agreement is true, accurate and complete, and the Debtor hereby agrees to furnish the Secured Party written notice within ten (10) days of any changes therein, or any additional information necessary to insure that the information contained in the Exhibits remains true, accurate and complete.

         3.6 The Debtor shall provide the Secured Party with such information concerning the Debtor, the Collateral, the operation of the Debtor's business, and the Debtor's financial condition as the Secured Party may reasonably request from time to time. All financial information so provided the Secured Party by the Debtor shall be prepared in accordance with generally accepted accounting principles applied consistently in the preparation thereof and with prior periods and shall fairly reflect the matters described therein.

         3.7 All covenants, representations, and warranties made by the Debtor pursuant to the terms of the Loan Agreement are hereby incorporated herein by reference, and all provisions of the Loan Agreement granting the Secured Party rights, privileges, or remedies are likewise also incorporated herein by reference.

         3.8 The Debtor shall not sell, offer to sell, lease, or otherwise transfer or dispose of the Collateral or any part thereof or any interest therein, except as permitted under the Loan Agreement.

         3.9 The Debtor shall execute and deliver to the Secured Party such instruments and shall do all such things from time to time hereafter as the Secured Party may reasonably request to carry into effect the provisions and intent of this Agreement, to protect and perfect the Secured Party's security interest in and to the Collateral, and to comply with all applicable statutes and laws, and to facilitate the collection and/or enforcement of Receivables Collateral. Contemporaneous with the execution of this Agreement, the Debtor shall execute all such instruments as may be reasonably required by the Secured Party with respect to the perfection of the security interests granted herein, including without limitation, financing statements in such form and to be filed in accordance with the provisions of the Uniform Commercial Code in such State or States as the Secured Party may determine, and applications for notations of the Secured Party as lien holder, mortgagee, or the like, on such certificates or similar instruments as may have been issued with respect to the Debtor's ownership of one or more items of the Collateral. A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section shall be sufficient for filing to perfect the security interests granted herein.

         3.10     The Debtor shall:

                  (a)      keep the Collateral in good order and repair;

                  (b) not waste or destroy or suffer the waste or destruction of the Collateral of any part thereof; and

                  (c) not use any of the Collateral in violation of any policy of insurance thereon.

         3.11 The Debtor shall not indirectly do or cause to be done any act which, if done directly by the Debtor, would breach any covenant contained herein or in any other agreement between the Debtor and the Secured Party.

         3.12 The within representations, covenants, and warranties are in addition to any others, previously, presently, or hereafter made by the Debtor to or with the Secured Party in any other instrument.

Article IV.       Collection of Accounts, Accounts Receivable, Contract Rights
                                   and Other Collateral.

         4.1 At any time after one or more Events of Default (as defined in the Loan Agreement) has occurred:

                  (a) The Secured Party may notify any of the Debtor's account or contract debtors, either in the name of the Secured Party or the Debtor, to make payment directly to the Secured Party or such other address as may be specified by the Secured Party, and may advise any person of the Secured Party's security interest in and to the Collateral, and may collect directly from the obligors thereon, all amounts due on account of the Collateral; and

                  (b) At the Secured Party's request, the Debtor will provide written notifications to any or all of the Debtor's account or contract debtors concerning the Secured Party's security interest in the Collateral and will request that such account or contract debtors forward payment thereof directly to the Secured Party.

         4.2 At any time after one or more Events of Default (as defined in the Loan Agreement) has occurred, and after notification to the Debtor from the Secured Party, the Debtor:

                  (a) shall hold any proceeds and collections of any of the Collateral in trust for Secured Party, and shall not commingle such proceeds or collections with any other funds of the Debtor; and

                  (b) shall deliver each of the following duly endorsed, assigned or otherwise made payable to the Secured Party; (i) all such proceeds to the Secured Party immediately upon the receipt thereof by the Debtor in the identical form received, and (ii) all security or collateral for, guaranties of, letters of credit, trade and bankers' acceptances, and similar letters and instruments in respect of any of the Collateral.

         4.3 The Debtor hereby irrevocably constitutes and appoints the Secured Party as the Debtor's true and lawful attorney, upon the occurrence of an Event of Default (as defined in the Loan Agreement), with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Debtor, but for the sole benefit of the Secured Party. The rights and powers granted the Secured Party by the within appointment include but are not limited to the right and power to:

    (a) prosecute, defend, compromise, or release any action relating to the Collateral;

                  (b) sign change of address forms to change the address to which the Debtor's mail is to be sent as the Secured Party shall designate; receive and open the Debtor's mail; remove any Collateral therefrom and turn over such mail (other than such Collateral), either to the Debtor, or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Debtor, or other legal representative of the Debtor whom the Secured Party determines to be the appropriate person to whom to so turn over such mail;

                  (c) endorse the name of the Debtor in favor of the Secured Party upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Debtor on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of a same or different nature relating to the Collateral;

                  (d) sign the name of the Debtor on any notice to the Debtor's Account Debtors or verification of the Receivables Collateral; sign the Debtor's name on any proof of claim in bankruptcy against Account Debtors, notices of lien, claims of mechanics liens, or assignments or releases of mechanics' lien securing the Accounts;

                  (e) take all such action as may be necessary to obtain the payment of any letter of credit of which the Debtor is a beneficiary;

                  (f) repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Debtor;

                  (g) use, license, or transfer any or all General Intangibles of the Debtor or;

                  (h) sign and file or record any financing or other statement in order to perfect or protect the Secured Party's security interest in the Collateral.

         4.4 In connection with all powers of attorney included in this Agreement, the Debtor hereby grants unto the Secured Party full power to do any and all things necessary or appropriate, in connection with the exercise of such powers as fully and effectually as the Debtor might or could do, and hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement.

         4.5 The Secured Party shall not be obligated to do any of the acts or to exercise any of the powers authorized herein, but if the Secured Party elects to do any such act or to exercise any such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Debtor except for the Secured Party's actual willful misconduct and bad faith.

         4.6 All powers conferred upon the Secured Party by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Secured Party or until all Liabilities are paid in full.

Article V.        Events of Default.

         Upon the occurrence of any one or more Events of Default (as defined in the Loan Agreement), any and all Liabilities of the Debtor to the Secured Party shall become immediately due and payable, as provided in the Loan Agreement. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Secured Party and the Debtor and instruments, documents, and papers given to the Secured Party by the Debtor, whether such agreements, instruments, or papers now exist or hereafter arise.

Article VI.       Rights And Remedies Upon Default.

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Secured Party is provided prior to the occurrence of an Event of Default (as defined in the Loan Agreement), the Secured Party shall have the following Rights and Remedies ("Rights and Remedies") upon the occurrence of any Event of Default.

         6.1 Upon the occurrence of any Event of Default (as defined in the Loan Agreement), and at any time thereafter, the Secured Party shall have all of the Rights and Remedies of a secured party upon default under the UCC, in addition to which the Secured Party shall have all of the following Rights and Remedies:

                  (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral; and/or

                  (b) To take possession of all or any portion of the Collateral; and/or

                  (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Secured Party deems advisable and with or without the taking of possession of any of the Collateral.

                  (d) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

         6.2 Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Secured Party deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Secured Party's disposition of the Collateral. The Secured Party may conduct any such sale or other disposition of the Collateral upon the Debtor's premises. Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Secured Party shall provide the Debtor with such notice as may be practicable under the circumstances), the Secured Party shall give the Debtor at least the greater of the minimum notice required by law or seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Secured Party may purchase the Collateral, or any portion of it at any sale held under this Article.

         6.3 In connection with the Secured Party's exercise of the Secured Party's rights under this Article, the Secured Party may enter upon, occupy, and use any premises owned or occupied by the Debtor, and may exclude the Debtor from such premises or portion thereof as may have been so entered upon, occupied, or used by the Secured Party, subject in any such case to the requirements of applicable law and to the rights of third parties. The Secured Party shall not be required to remove any of the Collateral from any such premises upon the Secured Party's taking possession thereof, and may render any Collateral unusable to the Debtor. In no event shall the Secured Party be liable to the Debtor for use of occupancy by the Secured Party of any premises pursuant to this Article, nor for any charge

(such as wages for the Debtor's employees and utilities) incurred in connection with the Secured Party's exercise of the Secured Party's Rights and Remedies.

         6.4 The Debtor hereby grants to the Secured Party a nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which the Debtor now or hereafter has rights, such license being with respect to the Secured Party's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         6.5 Upon the occurrence of any Event of Default (as defined in the Loan Agreement), the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at the Debtor's sole risk and expense at a place or places which are reasonably convenient to both the Secured Party and the Debtor.

         6.6 The rights, remedies, powers, privileges, and discretions of the Secured Party hereunder (the "Secured Party's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Secured Party in exercising or enforcing any of the Secured Party's Right and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Secured Party of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Secured Party's Rights or Remedies, and no other agreement shall operate as a waiver of any other default hereunder or under any other agreement or transaction, of whatever nature entered into between the Secured Party and the Debtor at any time, either express or implied, shall preclude any other or further exercise of the Secured Party's Rights and Remedies. No waiver by the Secured Party of any of the Secured Party's Rights or Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Secured Party's Right and Remedies and all of the Secured Party's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Secured Party at such time or times and in such order of preference as the Secured Party in its sole discretion may determine.

Article VII.      General.

         7.1 Any and all deposits or other sums at any time credited by or due to the Debtor from the Secured Party or any of its Secured Partying or lending affiliates or any bank acting as a participant under any loan arrangement between the Secured Party and the Debtor, and any cash, securities, instruments, or other property of the Debtor in the possession of the Secured Party, or any of its banking or lending affiliates, and any bank acting as a participant under any loan arrangement between the Secured Party and the Debtor, whether for safekeeping, or otherwise, or in transit to or from the Secured Party or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on the Secured Party's behalf (regardless of the reason the Secured Party had received same or whether the Secured Party has conditionally released the same) shall at all times constitute security for any and all Liabilities, and may be applied or set off against such Liabilities at any time after an Event of Default (as defined in the Loan Agreement).

         7.2 (a) The Debtor WAIVES notice of non-payment, demand, presentment, protest, and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                  (b) The Debtor, if entitled to it, WAIVES the right to notice and/or hearing prior to the exercise of the Secured Party's rights upon default.

         7.3 The Secured Party shall have no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come in possession of the Secured Party and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

         7.4 All notices and other correspondence to the Debtor by the Secured Party in connection with this Agreement shall be deemed effective upon mailing to the Debtor's address found at the beginning of this Agreement, which address may be changed on seven (7) days written notice given the Secured Party by the Debtor. All notices and other correspondence to the Secured Party by the Debtor in connection with this Agreement shall be to the Secured Party's principal office, or as the Secured Party may otherwise specify from time to time, and shall be sent by certified mail, return receipt requested.

         7.5 This Agreement shall be binding upon the Debtor and the Debtor's successors, and assigns and shall inure to the benefit of the Secured Party and the Secured Party's successors and assigns. In the event that the Secured Party assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Secured Party hereunder and the Secured Party shall thereupon be discharged and relieved from its duties and obligations hereunder.

         7.6 Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, and enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         7.7 This Agreement and all other instruments executed in connection herewith incorporates all discussions and negotiations between the Debtor and the Secured Party, either express or implied, concerning the matters included herein and in such other instruments, any custom or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between the Debtor and the Secured Party is effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party be the Secured Party, then by a duly authorized officer thereof.

         7.8 The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied toward the Liabilities in such order and manner as the Secured Party determines in its sole discretion, any statute, custom, or usage to the contrary notwithstanding. The Debtor shall remain liable to the Secured Party for any deficiency remaining following such application.

         7.9 The Debtor shall pay on demand all Costs of Collection and all expenses of the Secured Party in connection with the preparation, execution, and delivery of this Agreement and of any other documents and agreements between the Debtor and the Secured Party, whether now existing or hereafter arising, and all other expenses which may be incurred by the Secured Party in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise with respect to the Liabilities. The Debtor authorizes the Secured Party to pay all such expenses and to charge the same to any account of the Debtor with the Secured Party.

         7.10 All amounts which the Secured Party may advance under this Agreement shall be included in the Liabilities, shall be repayable to the Secured Party with interest at the highest pre-default rate charged the Debtor by the Secured Party under the Loan Agreement, on demand (and if not paid within five (5) days of notice to Debtor, at the default rate set forth in the Working Capital Notes, as defined in the Loan Agreement), and may be charged by the Secured Party to any account which the Debtor maintains with the Secured Party.

         7.11 This Agreement and all other instruments, documents, and papers which relate thereto which have been or may be hereinafter furnished the Secured Party may be reproduced by the Secured Party by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process, and the Secured Party may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

         7.12 This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of The Commonwealth of Massachusetts. The Debtor submits itself to the jurisdiction of the Courts of said Commonwealth for all purposes with respect to this Agreement and the Debtor's relationship with the Secured Party.

         7.13 The Debtor shall indemnify, defend, and hold each of the Secured Party and the Banks harmless of and from any claim brought or threatened against the Secured Party or any of the Banks by the Debtor, any guarantor or endorser of the Liabilities, or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Secured Party's or any of the Banks' relationship with the Debtor or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Secured Party, for the benefit of the Banks, with counsel of the Secured Party's selection, but at the expense of the Debtor). Notwithstanding any other provision of this Agreement, the within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Secured Party or any of the Banks in favor of the Debtor.

         7.14 This Agreement shall remain in full force and effect until specifically terminated in writing by a duly authorized officer of the Secured Party, or (subject to Section 7.13) until all Liabilities are paid in full.

         7.15 The failure by the Debtor to perform all and singular the Debtor's obligations hereunder will result in irreparable harm to the Secured Party for which the Secured Party will have no adequate remedy at law. Consequently, such obligations are specifically enforceable by the Secured Party.

         7.16     It is intended that:

                  (a)      this Agreement take effect as a sealed instrument;

                  (b) the security interests created by this Agreement attach to all of the Debtor's assets now owned or hereafter acquired which are capable of being subject to a security interest;

                  (c) the security interests created by this agreement secure all Liabilities of the Debtor to the Secured Party, whether now existing or hereafter arising;

                  (d) all costs and expenses incurred by the Secured Party in connection with the Secured Party's relationship(s) with the Debtor shall be borne by the Debtor;

                  (e) the Secured Party's consent to any action of the Debtor which is prohibited unless such consent is given may be given or refused by the Secured Party in its sole discretion; and

                  (f) the Secured Party's Rights and Remedies provided herein are subject to requirements of applicable law.

         7.17 The Debtor acknowledges having received a copy of the within Agreement.

         7.18   Any provision contained herein to the contrary notwithstanding:

                  (i) subject to the subsection (iii) below, the Collateral hereunder shall not include any contract, agreement or instrument to the extent that the assignment contemplated hereunder would require the consent or approval of any third party, or would adversely affect the enforceability of any such contract, agreement or instrument or the requirement that the Debtor be paid, repaid or reimbursed in the event of termination of such contract, agreement or instrument or would constitute a breach or default under any such contract, agreement or instrument, unless and until such consent or approval has been obtained;

                  (ii) subject to subsection (iii) below, the Collateral hereunder shall not include any liquor license or any other license the assignment of which would require the consent or approval of any governmental authority or agency or other third party unless and until such consent or approval has been obtained; and

                  (iii) unless an Event of Default has occurred and the Liabilities of the Debtor have been accelerated pursuant to Section 8.2 of the Loan Agreement, the Debtor shall not be required to obtain or seek to obtain any consent or approval referred to above.

         To the extent that any of the Collateral is further assigned to the Secured Party pursuant to a collateral assignment or other instrument delivered by the Debtor to the Secured Party, then in the event of any inconsistency with respect to matters relating to such Collateral between the provisions of such assignment or instrument and the provisions of this Agreement, the provisions of such Assignment or instrument shall control.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal on the date first written above.

                                 DEBTOR:

WITNESS:                        [NAME]



                                By:
Name                                 Name:
                                     Title:
                                              Its duly authorized officer

                                SECURED PARTY:

WITNESS:                        USTRUST, as Lender and Agent



                                By:
Name                                 Michael D. O'Neill, Vice President

                                    EXHIBIT A

                    Trade Names: legal status; etc. (ss.3-3)

                                    EXHIBIT B

                      Other Encumbrances and Liens (ss.3-4)

                                    EXHIBIT C

                               Locations (ss.3-5)

                                    EXHIBIT F
                                     FORM OF
                           FIRST AMENDED AND RESTATED
                     ASSIGNMENT OF RECEIVABLES AND PROCEEDS
                           (for [Unlimited Guarantor])

         This FIRST AMENDED AND RESTATED ASSIGNMENT OF RECEIVABLES AND PROCEEDS (the "Assignment") is entered into as of this __ day of ______, 1996, by and between (a) _________________________, a ____________________, with its principal place of business at __________________________________ (together with its successors and assigns, the "Assignor"), and (b) USTRUST, a Massachusetts trust company (hereinafter referred to as "USTrust" when acting for itself), as Lender and Agent (hereinafter referred to as the "Assignee" when acting as Agent for the Banks (as defined below)) for each of (i) USTrust, (ii) The Sumitomo Bank, Limited ("Sumitomo"), (iii) State Street Bank and Trust Company ("SSB"),
(iv) Bank of Boston Connecticut  ("BBC"),  (v) Mellon Bank, N.A.  ("Mellon") and
(vi) The Bank of New York ("BNY") (USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter referred to collectively as the "Banks").

         All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among Fine Host Corporation, a Delaware corporation ("Fine Host Corporation"), certain Subsidiaries of Fine Host Corporation, the Banks and the Assignee, as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time.

                                                    WITNESSETH:

         WHEREAS, in connection with the Existing Loan Agreement (as defined in the Loan Agreement), the Assignor entered into the following:

                  (a) a certain Unlimited Guaranty, dated ___________, 199_, from the Assignor, as subsequently amended and reaffirmed from time to time (as so amended and reaffirmed, the "Existing Unlimited Guaranty"), pursuant to which, among other things, the Assignor guaranteed all of the obligations and liabilities of Fine Host Corporation to USTrust,
         Sumitomo, NBD Bank and SSB (hereinafter sometimes referred to collectively as the "Existing Banks");

                  (b) a certain Security Agreement, dated as of ___________, 199_, by and between the Assignor and the Assignee, as subsequently amended from time to time (as so amended, the "Existing Security Agreement"), pursuant to which, among other thing, the Assignor granted to the Assignee a security interest in the assets of the Assignor to secure all of the obligations and liabilities of the Assignor to the Banks; and

                  (c) a certain Assignment of Receivables and Proceeds, dated as of _______, 199_, by and between the Assignor and the Assignee, as subsequently amended from time to time (as so amended, the "Existing Assignment of Receivables and Proceeds"), pursuant to which, among other things, the Assignor has assigned to the Assignee as additional security all of its rights, title and interests in certain proceeds and receivables resulting from certain agreements, contracts, permits, licenses and other arrangements to which the Assignor is or may become a party; and

         WHEREAS, Fine Host Corporation and each of its Subsidiaries (including without limitation, the Assignor) have requested that the Banks enter into the Loan Agreement in order to amend, restate and replace in its entirety the Existing Loan Agreement; and

         WHEREAS, as a condition precedent to entering into the Loan Agreement and making the Loans thereunder, the Banks have requested, among other things, that the Assignor enter into the following:

                  (a) a certain First Amended and Restated Unlimited Guaranty, dated of even date herewith, from the Assignor, in favor of the Banks, which amends, restates and replaces in its entirety the Existing Unlimited Guaranty (as the same may be hereafter further amended, modified, substituted, restated or reaffirmed, from time to time, the "Unlimited Guaranty");

                  (b) a certain First Amended and Restated Security Agreement, dated of even date herewith, by and between the Assignor and the Assignee, which amends, restates and replaces in its entirety the Existing Security Agreement (as the same may be hereafter further amended, modified, substituted, or restated, from time to time, the "Security Agreement"); and

                  (c) this Assignment in order to amend, restate and replace in its entirety the Existing Assignment of Receivables and Proceeds; and

         WHEREAS, in response to the foregoing request of the Banks, the Assignor agrees to enter into, effective as of the date hereof, the Unlimited Guaranty, the Security Agreement and this Assignment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee, for the ratable benefit of the Banks, hereby amend, restate and replace the Existing Assignment of Receivables and Proceeds to read in its entirety as follows:

         1. To secure the prompt, punctual, and faithful performance by the Assignor of all of its Liabilities (as defined in the Loan Agreement), including without limitation, all of the obligations and liabilities of the Assignor to the Banks under the Unlimited Guaranty, the Assignor hereby grants, assigns and transfers to the Assignee, for the ratable benefit of the

Banks, and creates in the Assignee, for the ratable benefit of the Banks, a security interest in all of the rights, title, and interests of the Assignor in, to and under the following:

                  1.1 all proceeds, including but not limited to, Net Contract Proceeds, as defined in the Loan Documents)(collectively, the "Proceeds") resulting from all agreements, contracts, and permits, licenses, and other arrangements to which the Assignor is currently or hereafter becomes a party, and pursuant to which, among other things, the Assignor has agreed (a) to provide food and beverage services at certain facilities described therein, (b) to operate and otherwise use food, beverage and liquor licenses at such facilities, or (c) to manage certain concession and food service areas at such facilities (including but not limited to, the Facility Agreements, (as defined in the Loan Documents)), and all related agreements, contracts, and permits, licenses, and other arrangements (collectively, the "Agreements"), including but not limited to the Agreements listed and described on Schedule A attached hereto, which Schedule A includes all of the material Agreements as of the date of this Assignment, all as the same may hereafter be modified, amended, reaffirmed, restated, or extended; and

                  1.2 all of those certain promissory notes listed on Schedule B attached hereto and incorporated herein by reference, all as the same may hereafter be modified, amended, reaffirmed, restated, or extended and any rights under any Agreement, or promissory notes, bonds, letters of credit, other agreements and arrangements executed hereafter, in each case, including but not limited to, the rights of the Assignor to receive payment in connection or associated with Assignor incurring Project Costs (as defined in the Loan Agreement) pursuant to a Facility Agreement, (collectively, the "Receivables" and individually a "Receivable"), subject to Section 5 below, as security only, to have and to hold unto the Assignee, its successors and assigns, to its and their own use and benefit, until such time as the Loans (and all other obligations of the Assignor to the Assignee) shall have been paid and performed in full.

         2. The Assignor shall deliver to the Assignee contemporaneously herewith the originals of all promissory notes which evidence any Receivables, and each such promissory note shall be endorsed by a duly authorized officer or agent of the Assignor, in favor of the Assignee, with full recourse.

         3. The Assignor hereby appoints the Assignee as its agent and attorney with full power of substitution in its name and on its behalf, upon the occurrence of an Event of Default, to sign, seal, indorse, complete indorsement, execute and deliver, all such further instruments of transfer and agreements, supplemental, confirmatory or otherwise, as may be required for the purpose of more effectively vesting in the Assignee all of the rights, title, and interests of the Assignor in, to and under the Receivables; such power of attorney, being coupled with an interest, shall not be revoked for any reason until all obligations under the Loan Agreement shall have been paid and performed in full.

         4. The Assignor hereby represents, warrants, covenants and agrees at all times during the term of this Assignment as follows:

                  a. That the Assignor will perform and observe faithfully and punctually all obligations, terms, covenants, and conditions set forth in the Loan Documents;

                  b. That, as of the date hereof, the amount listed on Schedule C as "Principal Outstanding," "Interest Accrued," and "Total" for each Receivable is correct, and there are no offsets or claims by any payor or indorser under any Receivable which would affect such amounts or the enforceability of any of the Receivables against any payor, indorser, or guarantor;

                  c. That the Assignor is the sole owner of and has not and will not sell,assign, transfer, mortgage, encumber or pledge all or any portion of its interest in any of the Proceeds or the Receivables to any person or entity other than the Assignee;

                  d. That the Assignor will not cancel, amend, alter, modify, renew, extend, renegotiate, or terminate any of the Receivables or Agreements without the prior written consent of the Assignee, so as to materially and adversely affect the Proceeds; provided, however, that, prior to the occurrence of a default under any of the Loan Documents, the Assignor may, without such consent, make or agree to any amendment or modification that the Assignor reasonably believes is in the best interest of the Assignor and does not materially affect its ability to make payments required to be made to the Assignee under the Loan Documents;

                  e. That the Assignor will take no action associated with the cancellation, modification, amendment, alteration, renewal, extension, renegotiation, or termination of any other contract or renegotiation, or termination of any other contract or agreement of any nature which would, directly or indirectly, affect the payment terms, amount due, or enforceability of any Receivables or the Proceeds; provided, however, that, prior to the occurrence of a default under any of the Loan Documents, the Assignor may, without such consent, make or agree to any amendment or modification that the Assignor reasonably believes is in the best interest of the Assignor and does not materially affect its ability to make payments required to be made to the Assignee under the Loan Documents;

                  f. That neither the Assignor nor, to the knowledge of the Assignor, any other party is in default under or in violation of any of the terms, covenants, or conditions of any other contract or agreement of any nature which would, directly or indirectly, materially affect the payment terms, amount due, or enforceability of any Receivable or the Proceeds;

                  g. That the Assignor will promptly upon written request by the Assignee, execute and deliver and cause to be executed and delivered all such instruments of pledge or assignment, and such other instruments or documents as the Assignee may reasonably request at any time for the purpose of securing or otherwise affecting its rights hereunder; and

                  h. That the Assignor, upon the occurrence of a Default or an Event of Default under the Loan Documents, shall use its best efforts to promptly cooperate with the Assignee's requests and directions relating to collection of the Receivables or the Proceeds.

         5. Except as provided herein with respect to the Financed Receivables (as defined below), so long as no "Event of Default" or "Default" (as defined in the Loan Documents, subject to any applicable grace periods contained therein) shall exist, the Assignor shall have the right to exercise all rights and shall be entitled to receive all payments under the Receivables.

         6. Notwithstanding the foregoing Section 5 or anything else herein to the contrary, the Assignor hereby unconditionally and absolutely assigns to the Assignee (and not as security only), for the ratable benefit of the Banks, all of the Assignor's rights, title and interests as payee to receive payment of all partial or full prepayments, whenever made, of any and all of the Financed Receivables (collectively, the "Financed Receivables" and individually a "Financed Receivable"), which Financed Receivables are listed on Schedule C attached hereto and incorporated herein by reference (provided, however, that any amounts received from a Financed Receivable related to the Guidance Loans shall be paid to the Assignee only up to the full unpaid amount of such Guidance Loans, and promptly distributed, pro rata, to the Banks, to be applied to the unpaid amount of such Guidance Loans), such assignment being a present assignment and not an assignment for security only. Any such prepayments received by Assignor, whether directly or indirectly (including, without limitation, offsets against amounts owed by Assignor to such payor under any other contract or agreement), shall be held in trust by Assignor for Assignee, and shall be paid immediately to Assignee, without any requirement for Assignee to make demand therefor. It is the intent of Assignor and Assignee that this is a present, unconditional assignment for value, and is not intended as a conditional assignment for security or otherwise.

         7. Notwithstanding the foregoing Section 5 or anything else herein to the contrary, the Assignor hereby unconditionally and absolutely assigns to Assignee (and not as security only), for the ratable benefit of the Banks, the right to receive payment of all Net Contract Proceeds (as defined in the Loan Agreement), whenever made by any person, to the extent required by Section 6.16 of the Loan Agreement, such assignment being a present assignment and not an assignment for security only; provided, however, that the amount so assigned shall be applied as provided in said Section 6.16 of the Loan Agreement, unless a default has occurred under any of the Loan Documents. Any such payments received by Assignor, whether directly or indirectly (including, without limitation, offsets against amounts owed by Assignor to such person under any other contract or agreement), shall be held in trust for Assignee, and shall be paid immediately to Assignee, without any requirement for Assignee to make demand therefor. It is the intent of Assignor and Assignee that, except as set forth above in this Section, this is a present, unconditional assignment, for value, and is not intended as a conditional assignment for security or otherwise.

         8. Immediately upon the occurrence of any Event of Default hereunder or under the Loan Documents, Assignor shall be deemed to hold in trust for Assignee any payments received by Assignor, whether directly or indirectly (including, without limitation, offsets against amounts owed by Assignor to such payor under any other contract or agreement), under any Receivable, and all such amounts received by Assignor shall be paid immediately to Assignee, without any requirement for Assignee to make demand therefor. In addition, and also immediately upon the occurrence of any Event of Default hereunder or under the Loan Documents, the Assignee may, at its option, exercisable at any time and from time to time, without in any way waiving such Event of Default, either in person or by agent, with or without bringing any action or proceeding, exercise and enforce any and all rights as holder of the Receivables, including, without limitation, the right to complete the indorsement. In addition to and not in limitation of the foregoing, the Assignee shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as adopted in the Commonwealth of Massachusetts in Massachusetts General Laws, Chapter 106,
Section 1-101, et seq. ("UCC") with respect to the Notes Receivable. Whenever notice is required to be given of any public or private sale, such notice shall be deemed to be reasonable if given at least seven (7) days prior to the date any public sale shall be held.

         9. The Assignee shall not be liable for any loss, claim, damage, liability or expense which may be sustained or incurred in connection with any actions or failure to act by the Assignee hereunder, except losses resulting solely from the gross negligence or willful misconduct of the Assignee. The Assignor does hereby indemnify, save and hold the Assignee harmless from and against any and all liability, loss, claim, damage and expense which may be incurred under or in connection with the Receivables, or otherwise caused by the negligence or willful misconduct of the Assignor, its agents, officers, directors, or employees, including, without limitation, any actions taken or omitted to be taken by the Assignee, except losses resulting solely from the gross negligence or willful misconduct of the Assignee. The amount of any such liability, loss, claim, damage or expense indemnified against shall be deemed to include reasonable attorneys' fees and other costs of defense, and shall be secured hereby and by the Loan Documents and be payable by the Assignor to the Assignee immediately upon demand, or, at the option of the Assignee, the Assignee may reimburse itself therefor from any moneys collected by the Assignee hereunder, under the Receivables, the Proceeds, or under any of the Loan Documents. The Assignee shall be required to exercise the same standard of care in dealing with, storing, and safeguarding the Receivables as the Assignee exercises with similar documents under which Assignee is the payee, and Assignor hereby waives any claims or rights of action against Assignee with respect thereto (except with respect to such standard of care), it being further agreed that Assignee's liability with respect to any loss or destruction of any Receivable shall (except in the case of a breach of such standard of care) be limited to the Assignee issuing a lost note affidavit with respect to such Receivable.

         10. Failure of the Assignee to avail itself of any of the terms, covenants and conditions of this Assignment or any act done or omitted to be done pursuant to the Assignee's powers and rights granted hereunder shall not be construed or deemed to be a waiver of its rights and remedies hereunder or under any of the Loan Documents. The rights and remedies of the Assignee under this Assignment are cumulative and are not in lieu of but are in addition to any other rights and remedies which the Assignee shall have under or by virtue of any of the Loan Documents. The rights and remedies of the Assignee under this Assignment may be exercised from time to time, as often as their exercise is deemed expedient by the Assignee and either prior to, simultaneously with or subsequent to any other action taken by the Assignee, if any, under any of the Loan Documents. The Assignee may release any party or apply any other security held by it to the satisfaction of the obligations hereunder and under any of the Loan Documents without prejudice to any of its rights under this Assignment.

         11. The Assignor hereby agrees to execute and deliver to the Assignee all such further instruments and documents as from time to time during the term of this Assignment the Assignee may reasonably require or deem appropriate in order to more adequately secure the rights hereunder, including but not limited to, UCC financing statements. The Assignee may file with the appropriate governmental bodies, as a financing statement, a carbon, photographic or other reproduction of this Assignment.

         12. If any term or provision of this Assignment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision of this Assignment to persons and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

         13. Any notice, demand, request or other communication given hereunder or in connection herewith shall be in writing and shall be in writing and shall be either delivered by hand or mailed by certified mail, return receipt requested, addressed to the party to receive such notice at the following address:

         If to the Assignor:

                  [Name]
                  [Address]

         With a copy to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, NY  10022
                  Attention:  Cornelius T. Finnegan III, Esq.

         To the Assignee:

                  USTrust
                  30 Court Street
                  Boston, MA  02108
                  Attention:  Michael D. O'Neill, Vice President

         With a copy to:

                  Peabody & Arnold
                  50 Rowes Wharf
                  Boston, MA  02110
                  Attention:  Anil Khosla, Esq.

         All such notices and communications, when mailed or hand delivered as set forth above, shall be effective upon receipt if hand delivered or three (3) days after deposit in the U.S. mails if sent by certified mail. Either party may change such address by giving notice in the like fashion to the other party.

         14. No change, amendment, modification, cancellation or discharge hereof or any part hereof shall be valid unless the Assignor and the Assignee shall have consented thereto in writing. The Assignor and Assignee may, from time to time, amend any of the Schedules hereto by an amendment referring to this Assignment and substituting or adding to such Schedule. To the extent that any provision in this Assignment is inconsistent with any provision of the Loan Documents, then the Assignor shall be bound by the more restrictive provision, except in the case of Section 16 hereof. To the extent possible, however, the provisions of this Assignment and the Loan Documents shall be interpreted to complement and supplement each other and the absence of any provision or portion thereof in one such document shall not be deemed to be inconsistent with the other such documents which contains such provision or portion thereof.

         15. The terms, covenants, and conditions contained herein shall inure to the benefit of, and bind the Assignor and the Assignee and their respective successors and assigns. This Assignment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         16. (a) Any provision contained herein to the contrary notwithstanding, if the execution, delivery or performance of this Assignment requires the consent or approval of any third party, or adversely affects the enforceability of any Receivable or the requirement that Assignor be paid, repaid, or reimbursed in the event of termination of an Agreement, according to its terms, or constitutes a breach or default under an Agreement, and such consent or approval has not yet been obtained, then the provisions of this Assignment shall be deemed to be ineffective and the delivery hereof by the Assignor to the Assignee shall be made in escrow until such necessary consent or approval has been obtained, at which time all terms and conditions hereof shall be and shall be deemed to be in full force and effect, and Assignee agrees, in such event and with respect to any such Receivable or Agreement which could give rise to Proceeds, that the Assignor shall have no obligation to procure any such consent or approval prior to an Event of Default under the Loan Documents and an acceleration of the Loans. The limitations of this paragraph shall not apply to the extent any Receivable or any Agreement allows the assignment for security purposes.

               (b) Any provision contained herein to the contrary

              (i) subject to subsection (ii) below, the Agreements shall not include any liquor license or any other license the assignment of which would require the consent or approval of any governmental authority or agency or other third party
          unless and until such consent or approval has been obtained;
                                       and

              (ii) unless an Event of Default has occurred and the
          Liabilities have been accelerated pursuant to Section 8.2 of the Loan Agreement, the Assignor shall not be required to
          obtain or seek to obtain any consent or approval referred to above.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as an instrument under seal on the date and year first written above.

                                                     ASSIGNOR:

                           [Name]


                           By: _________________________________
                                 Name:
                                 Title:
                                    Its duly authorized officer

                           ASSIGNEE:

                           USTRUST, as Lender and Agent


                           By: _________________________________
                                 Michael D. O'Neill, Vice President

                                   Schedule A

                        List of Contracts and Agreements

                                   Schedule B

                               List of Receivables

                                   Schedule C

                          List of Financed Receivables










                                    - 13 -
                                                                      EXHIBIT G

                                     FORM OF
                           FIRST AMENDED AND RESTATED
                               LIMITED GUARANTY OF
                              FINE HOST CORPORATION

                -------------------------------------------------


         For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned (jointly and severally if more than one) unconditionally guaranties, in accordance with the terms hereof and without any prior written notice, the payment and performance of all of the Labilities (as defined herein) of Fine Host Corporation, a Delaware corporation, with its principal place of business at 3 Greenwich Office Park, Greenwich, CT 06831 (the "Borrower"), to the Bank (hereinafter the "Bank"). As used herein, the term "Bank" means each of and all of the following entities, together with their respective successors and assigns: USTrust, the Sumitomo Bank, Limited, State Street Bank and Trust Company, Bank of Boston Connecticut, Mellon and, N.A. and The Bank of New York. Notwithstanding any other provision of this Instrument to the contrary, all of the Liabilities (as defined below) of the undersigned are limited to the extent provided in Exhibit A attached hereto and incorporated herein by reference.

     The liability of the  undersigned  hereunder is limited to the aggregate of
(a) the lesser of (i) the Liabilities (as hereinafter defined) or (ii)plus (b) interest as hereinafter provided, plus (c) all Reimbursable Expenses (as hereinafter defined).

         "Liability" and "Liabilities" include, without limitation, and any and all liabilities, debts, and obligations of the Borrower to the Bank and any and all liabilities, debts, and obligations of every endorser, guarantor, and surety of the Borrower to the Bank, each of every kind, nature, and description, now existing or hereafter arising. "Liabilities" also includes, without limitation, each obligation to repay all loans, advances, indebtedness, notes, obligations, overdrafts, and amounts now or hereafter at any time owing by the Borrower to the Bank (including all future advances or the like whether or not given pursuant to a commitment by the Bank), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Bank may hold against the Borrower. "Liabilities" also includes, without limitation, all notes and other obligations of the Borrower now or hereafter assigned to or held by the Bank, each of every kind, nature and description. "Liabilities" also includes, without limitation, all interest and other amounts which may be charged to the Borrower and/or which may be due from the Borrower to the Bank from time to time; all fees and charges in connection with any account maintained by the Borrower with the Bank or any service rendered by the Bank; and all costs and expenses incurred or paid by the Bank in respect of any agreement between the Borrower and the Bank or instrument furnished by the Borrower to the Bank (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses). "Liabilities" also includes, without limitation, any and all obligations of the Borrower to act or to refrain from acting in accordance with the terms, provisions, and covenants of any agreement between the Borrower and the Bank or instrument furnished by the Borrower to the Bank. As used herein, the term "indirect" includes without limitation, all obligations and liabilities which the Bank may incur or become liable for, on account of, or as a result of any transactions between the Bank and the Borrower including, without limitation, any which may arise out of any Letter of Credit or acceptance, or similar instrument issued or obligation incurred by the Bank for the account of the Borrower; any which may arise out of any action brought or threatened against the Bank by the Borrower, any guarantor or endorser of the Liabilities of the Borrower, or by any other person in connection with the Liabilities; and any obligation of the Borrower which may arise as endorser or guarantor of any third party, or as obligor to any third party which obligation has been endorsed, participated, or assigned to the Bank. The term "indirect" also refers to any direct or contingent liability of the Borrower to make payment towards any obligation held by the Bank (including, without limitation, on account of any industrial revenue bond) to the extent so held by the Bank. The Bank's books and records shall be prima facie evidence of the Borrower's indebtedness to the Bank.

         "Costs of Collection" includes, without limitation, all attorneys' reasonable fees, and out-of-pocket expenses incurred by the Bank's attorneys, and all costs incurred by the Bank in the administration of the Liabilities, this Guaranty, and all other instruments and agreements executed in connection with or relating to the Liabilities including, without limitation, costs and expenses associated with travel on behalf of the Bank. Costs of Collection also includes, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by the Bank's attorneys, and all costs and expenses incurred by the Bank, including, without limitation, costs and expenses associated with travel on behalf of the Bank, which costs and expenses are directly or indirectly related to or in respect of the Bank's efforts to preserve, protect, collect, or enforce the Liabilities and/or the Bank's Rights and Remedies or any of the Bank's rights and remedies against or in respect of the Borrower, any other guarantor or other person liable in respect of the Liabilities or any collateral granted to the Bank by the Borrower, such guarantor, or other person (whether or not suit is instituted in connection with such efforts). The Costs of Collection shall be added to the Liabilities of the Borrower to the Bank, as if such had been lent, advanced, and credited by the Bank to, or for the benefit of, the Borrower.

         For said good and valuable consideration, the undersigned also shall indemnify, defend, and hold the Bank harmless of and from any claim brought or threatened against the Bank by the Borrower, the undersigned, any other guarantor or endorser of the Liabilities or any other person (as well as form attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower, the undersigned, or any other guarantor or endorser of the Liabilities (each of which pay be defended, compromised, settled, or pursued by the Bank with counsel of the Bank's selection, but at the expense of the undersigned) provided that the foregoing obligations of the undersigned shall not apply in respect of matters attributable to the gross negligence or willful misconduct of the Bank.

         The undersigned will pay on demand interest on all amounts due to the Bank under this Guaranty, or arising under any documents, instruments, or agreements relative to any collateral securing this Guaranty at a rate equal to the highest rate chargeable to the Borrower after the earlier of (i) demand or
(ii) the occurrence of any event of default.

         The obligations of the undersigned hereunder shall not be affected by any fraudulent, illegal, or improper act by the Borrower, nor by any release, discharge, or invalidation, by operation of law or otherwise, of the Liabilities, or by the legal incapacity of the Borrower, the undersigned, or any other person liable or obligated to the Bank for or on the Liabilities, Interest and Costs of Collection shall continue to accrue and shall continue to be deemed Liabilities guarantied hereby notwithstanding any stay to the enforcement thereof against the Borrower or disallowance of any claim therefor against the Borrower.

         The within instrument incorporates all discussions and negotiations between the undersigned and the Bank concerning the guaranty and indemnification provided by the undersigned hereby. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No provision hereof may be altered, amended, waived, canceled or modified except by written instrument executed, sealed and acknowledged by a duly authorized officer of the Bank and, except in the case of a waiver, by the undersigned.

         The undersigned waives presentment, demand, notice and protest with respect to the liabilities Guaranty and further waives any delay on the part of the Bank, and further waives any right to acquire the Bank to pursue or to proceed against the borrower or any collateral which the Bank might have been granted to secure the Liabilities or to secure the Liabilities or to secure the obligations of the undersigned hereunder and further waives notice of acceptance of this guaranty.

         The books and records of the Bank showing the account between the Bank and the Borrower shall be admissible in any action or proceeding constitute prima facie evidence and proof of the items contained therein.

         The obligations of the undersigned hereunder are primary. The undersigned assents to any indulgence or waiver which the Bank may grant or give the Borrower and/or any other person liable or obligated to the Bank for or on the Liabilities, without notice to, or consent from, the undersigned. No compromise, settlement or release by the Bank of the Liabilities or of the obligations of any such other person (whether or not jointly liable with the undersigned) and no release of any collateral securing the Liabilities or securing the obligations of any such other person shall affect the obligations of the undersigned hereunder. No action by the Bank which has been assented to herein shall affect the obligations of the undersigned to the Bank hereunder.

         The undersigned will pay on demand all attorneys' reasonable fees, out-of-pocket expenses incurred by the Bank's attorneys, and all costs incurred by the Bank, in the administration of the Liabilities, this Guaranty and all other instruments, documents, and agreements executed in connection with or relating to the Liabilities, including, without limitation, costs and expenses associated with travel on behalf of the Bank. The undersigned will also pay on demand, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by the Bank's attorneys and all costs incurred by the Bank, including, without limitation, costs and expenses associated with travel on behalf of the Bank, which costs and expenses are directly or indirectly related to or in respect of the Bank's efforts to collect and/or to enforce any of the obligations of the undersigned hereunder and/or to enforce any of the Bank's rights, remedies, or powers against or in respect of the undersigned (whether or not suit is instituted by or against the Bank) (herein, the foregoing being referred to as the "Reimbursable Expenses").

         This instrument shall inure to the benefit of the Bank, its successors and assigns, shall be binding upon the heirs, successors, representatives, and assigns of the undersigned (limited, however, in the case of heirs, successors and assigns of the undersigned, to their interest in the Collateral, the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds) and shall apply to all Liabilities of the Borrower and any successor to the Borrower, including any successor by operation of law.

         the rights, remedies, powers, privileges, and discretions of the bank hereunder (hereinafter, the "Bank's Rights and Remedies) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Bank in exercising or enforcing any of the Bank's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Bank of any of the bank's Rights and Remedies or of any default or remedies under any other agreement with the undersigned, or of any default under any agreement with the Borrower, or any other person liable or obligated for or on the Liabilities, shall operate as a waiver of any other of the Bank's Rights and Remedies or of any default or remedy hereunder or thereunder. No exercise of any of the Bank's Rights and Remedies and no other agreement or transaction of whatever nature entered into between the Bank and the undersigned, the Bank and the Borrower, and/or the Bank and any such other person at any time shall preclude any other exercise of the bank's Rights and Remedies. No waiver by the Bank of any of the Bank's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Bank's Rights and Remedies and all of the Bank's rights, remedies, powers, privileges, and discretions under any other agreement or transaction with the undersigned, the Borrower, or any such other person shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

         This instrument and all documents which have been or may be hereinafter furnished by the undersigned to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, microcard, miniature photographic, xerographic, or similar process, and the Bank may destroy the original from which such document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular bourse of business).

         This instrument shall be governed, construed, and interpreted in accordance with the laws of The Commonwealth of Massachusetts. The undersigned submits to the jurisdiction of the courts of The Commonwealth of Massachusetts for all matters in connection herewith.

         Any determination that any provision herein is invalid, illegal, nor unenforceable in any respect in any instance shall not affect the validity, legality or enforceability of such provision in any other instance and shall not affect the validity, legality, or enforceability of any other provision contained herein.

         The obligations of the undersigned hereunder shall remain in full force and effect and as to all Liabilities, without regard to any reduction of the Liabilities thereof other than by the undersigned pursuant to this Guaranty, until the earlier of (a) ten (10) days following the actual receipt by the Bank as its main office (presently 30/40 Court St., Boston, MA 02108) of written notice signed by the undersigned of the termination thereof, or (b) the delivery of written notice of termination dated and signed by a duly authorized officer of the Bank, which notice of termination includes specific reference to this provision. No termination hereof shall affect any Liability in existence of outstanding ten (10) days following the date of such actual receipt or delivery (including, without limitation, those which are contingent or not then due and those which arise out of any check, draft, item, or paper which was made, executed, or drawn prior to the expiration of such ten (10) days, even if received by the Bank thereafter) nor any obligation of the undersigned hereunder, including, without limitation, any which by its terms includes any of the Liabilities of a contingent nature (including, without limitation, the indemnification provided for herein).

         The undersigned certifies that the undersigned read this Guaranty prior to its execution.

It is intended that this Guaranty take effect as a sealed instrument as of this day of , 1996.

GUARANTOR:



                                                         .

By:



Name:
Title:
Its duly authorized officer

                                    FORM OF.
                   FIRST AMENDED AND RESTATED LIMITED GUARNTY
                                       OF
                           [NAME OF LIMITED GUARANTOR]

                                    EXHIBIT A

         1. Loan Agreement. This Limited Guaranty is subject to all of the terms and provisions contained in the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among Fine Host Corporation, a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower, USTrust (hereinafter referred to as "USTrust" when acting for itself), as Lender and Agent thereunder (hereinafter referred to as the "Agent" when acting as Agent for the Banks (as defined below)), The Sumitomo Bank Limited ("Sumitomo"), State Street Bank and Trust Company ("SSB"), Bank of Boston Connecticut ("BBC"), Mellon Bank N.A. ("Mellon") and The Bank of New York ("BOY ') (USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter sometimes referred to collectively as the "Banks" and singly as a "Bank"), as the same may be hereafter further amended, modified, supplemented, extended or restated, from time to time. All capitalized terms not defined herein but defined in-the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement.

         2. Consideration. The Borrower is the present owner and holder of Percent :(degree)/0) of all of the joint venture interests of the Undersigned, and under the provisions of the Loan Agreement, the Undersigned is, by definition, a Subsidiary of the Borrower. In order to induce the Banks to continue to extend the Loans, all to or for the benefit of the Borrower and each of its Subsidiaries (including without limitation, the Undersigned), the Banks have requested, and the Undersigned has agreed to enter into, among other things, this Limited Guaranty.

     3. Security. All of the obligations and liabilities of the Undersigned under this Limited Guaranty are secured by the following (collectively, the "Security Documents"):

         (a) a certain First Amended and Restated Security Agreement (as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time, the "Security Agreement"), dated of even date herewith, by and between the Undersigned and the Agent, pursuant to which, among other thing, the Undersigned has granted to the Agent a security interest in the assets of the Undersigned, as more particularly described therein, and

         (b) a certain First Amended and Restated Assignment of Receivables and Proceeds (as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time, the "Assignment of Receivables and Proceeds"), dated of even date herewith, by and between the Undersigned and the Agent, pursuant to which, among other things, the Undersigned has assigned to the Agent all of the rights, title and interests of the Undersigned in certain proceeds and receivables resulting from certain agreements, contracts, permits, licenses and other arrangements to which the Undersigned is or may become a party;

and may be further secured hereinafter, from time to time, by one or more other security agreements, mortgages, pledges, assignments or other instruments, documents or agreements.

         4. Limitation on Liabilities. (a) Notwithstanding any term or provision contained in this Limited Guaranty to the contrary (including, without limitation, those relating to indemnification, costs and expenses), Bank's sole recourse against the Undersigned under this Limited Guaranty and the Security Documents for payment of the Liabilities and for all other payments due hereunder or thereunder shall be against (i) the Collateral (as defined in the Security Agreement), (ii) the Receivables (as defined in the Assignment of Receivables and Proceeds), (iii) the Financed Receivables (as defined in the Assignment of Receivables and Proceeds), (iv) the Proceeds (as defined in the Assignment of Receivables and Proceeds), and (v) the Net Proceeds (as defined in the Assignment of Receivables and Proceeds), and the Undersigned shall not be liable for any unpaid Liability or for any such other amount to the extent that the proceeds of the sale or other disposition of the Collateral, the
Receivables, Financed Receivables, the Proceeds and the Net Proceeds are insufficient to pay such amounts; provided, however, that notwithstanding the foregoing to the contrary, the Undersigned shall be liable in its individual capacity to the Bank for any loss, expense, claim or damage suffered by the Bank as a result of the breach by the Undersigned of any of its representations, warranties or covenants contained herein, or in the Security Documents; provided further, however, that notwithstanding the foregoing to the contrary, such limitation on liability shall in no way be deemed to affect the Bank's rights or interests in and to the Collateral, the Receivables, the Financed Receivables, the Proceeds or the Net Proceeds, or any part thereof or any other rights or remedies of the Bank under this Limited Guaranty or the Security Documents with respect to the Collateral, the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds, or under any other document, agreement or instrument securing this Limited Guaranty.

         (b) Notwithstanding any term or provision contained in this Limited Guaranty or in any of the other Loan Documents to the contrary (including, without limitation, those relating to indemnification, costs and expenses), the Bank's sole recourse under this Limited Guaranty and the Security Documents for payment of the Liabilities and for all other payments due hereunder or thereunder shall be against the assets of the Undersigned (being the joint venture entity and referred to herein as the "Joint Venture") as and to the extent provided in the preceding subsection (a), and the Bank shall have no other recourse for any such payment against any of the joint venturers of the Joint Venture (each a "Joint Venturer") or any of their assets, notwithstanding that any Joint Venturer might otherwise be liable for obligations of the Joint Venture under applicable law, the organizational documents of the Joint Venture or otherwise; provided, however, that the foregoing provisions of this subsection (a) shall in no way be deemed to affect (i) the Bank's rights or interests in and to the Collateral, the Receivables, the Financed Receivables, the Proceeds or the Net Proceeds, or any part thereof or any other rights or remedies of the Bank under this Limited Guaranty or the Security Documents with respect to the Collateral, the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds or
                                                        - 2
under any other document, agreement or instrument scouring this Limited Guaranty or (ii) the liabilities and obligations of the Borrower under any of the Loan Documents. In the event of any inconsistency between the provisions of this subsection (a) and the provisions of any of the other Loan Documents (including, without limitations, provisions relating to joint and several liability or liability on the part of any Person comprising part of another Person), the provisions of this subsection (a) shall control.

     5. Event of Default. Bag any term or provision of this Limited Guaranty to the contrary, the Bank shall not make any demand for payment by the Undersigned of any Liability unless an Event of Default has occurred and is continuing.

         6. Waiver of Claims of the Undersigned. Any claim, set-off or recoupment against the Borrower to which the Undersigned may be or become entitled (including without limitation, claims of reimbursement, subrogation or for contribution or otherwise) by reason of any payment or performance by the Undersigned in satisfaction and discharge, in whole or in part of the Undersigned's obligations under this Limited Guaranty shall be and hereby are irrevocably and forever waived by the Undersigned. The Undersigned will not demand, sue for, or otherwise attempt to collect any such indebtedness, and any amounts which are collected, enforced and received by the Undersigned shall be held by the Undersigned as trustee for the Bank and shall be paid over to the Bank on account of the Liabilities without affecting in any manner the liability of the Undersigned under any other provision hereof.

         7. Representations and Acknowledgements of the Undersigned. In order to induce the Lender to enter into the documents evidencing certain of the Liabilities, the Undersigned hereby represents and warrants that this Limited Guaranty and all other agreements and instruments executed and delivered by the Undersigned to the Banks in connection with this Limited Guaranty represent, and are and will be, the valid and legally binding obligations of the Undersigned, enforceable in accordance with their respective terms.

         8. Notices. Any notice, demand, request or other communication given hereunder or in connection herewith shall be in writing and shall be in writing and shall be either delivered by hand or mailed by certified mail, return receipt requested, addressed to the party to receive such notice at the following address:

If to the Undersigned:
[Name]
[Address]

With a copy to:

Willie Farr & Gallagher
One Citicorp Center
153 East 53rd Street

                                                        - 3

New York, NY 10022
Attention: Cornelius T. Finnegan III, Esq.

If to the Bank:

With a copy to:

Distrust
30 Court Street
Boston, MA 02108
Attention: Michael D. O'Neill, Vice President

Peabody & Arnold 50 Rowes Wharf Boston, MA 02110 Attention: Anil Khosla, Esq.

         All such notices and communications, when mailed or hand delivered as set forth above, shall be effective upon receipt if hand delivered or three (3) days after deposit in the U.S. mails if sent by certified mail. Either party may change such address by- giving notice in the like fashion to the other party.

         9. Reinstatement. This Limited Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any amount received by the Banks in respect of the Liabilities is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Undersigned or upon the appointment of an intervener or conservator of, or trustee or similar official of the Borrower or the Undersigned or any substantial part of any of its respective properties, or otherwise, all as though said payments had not been made.

         10. Swival of Limited Guaranty. This Limited Guaranty incorporates all discussions and negotiations between the Undersigned and the Banks concerning this Limited Guaranty. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No provision hereof may be altered, amended, waived, cancelled or modified, except by a written instrument executed and acknowledged by a duly authorized officer of the Bank and except in the case of a waiver, by the Undersigned. This Limited Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (limited, however, in the case of successors and assigns ofthe Undersigned, to its interest in the Collateral, the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds), including any subsequent holder or holders of any liabilities, and the term "Bank" shall refer to each of the following entities as well as all ofthe following entities:
USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns. If a court of competent jurisdiction shall hold any provision of this Limited Guaranty to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired Hereby.

          11. Amendment and Restatement. This Limited Guaranty amends, restates and replaces in its entirety a certain Limited Guaranty, dated as of August 24, 1995, from the Undersigned, in favor of the Banks, as subsequently reaffirmed from time to time (as so reaffirmed, the "Original Limited Guaranty"). Upon the execution and delivery of this Limited Guaranty, this Limited Guaranty shall replace the Original Limited Guaranty, and all references to the Original
Limited  Guaranty  shall  now and  hereafter  mean  and  refer  to this  Limited
Guaranty.

IN WITNESS WHEREOF, the Undersigned has executed this instrument under seal as

              of the             day        of       , 1996.

GUARANANTOR

By: Name: Title:
Its duly authorized officer

                                     - 5 -

                                                                    EXHIBIT H
                                     FORM OF
                  FIRST AMENDED AND RESTATED SECURITY AGREEMENT
                        (for [Name of Limited Guarantor])

         This FIRST AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement") is entered into as of this __ day of June, 1996, by and between (a) ________________________________, a ______________ (together with its successors and assigns, the "Debtor") which is organized pursuant to a certain Joint Venture Agreement (the "Joint Venture Agreement"), dated _________, by and among
(i) Fine Host Corporation,  a Delaware  corporation  ("Fine Host  Corporation"),
(ii) _______________________________ and (iii) ___________________________,  and
whose        principal        place        of        business        is       at
_________________________________________ and (b) USTRUST, a Massachusetts trust company (hereinafter referred to as "USTrust" when acting for itself), as Lender and Agent (hereinafter referred to as the "Secured Party" when acting as Agent for the Banks (as defined below)) for each of (i) USTrust, (ii) The Sumitomo Bank, Limited ("Sumitomo"), (iii) State Street Bank and Trust Company ("SSB"),
(iv) Bank of Boston Connecticut  ("BBC"),  (v) Mellon Bank, N.A.  ("Mellon") and
(vi) The Bank of New York ("BNY") (USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter referred to collectively as the "Banks").

         All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among Fine Host Corporation, a Delaware corporation ("Fine Host Corporation"), certain Subsidiaries of Fine Host Corporation, the Banks and the Secured Party, as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time.

                                                    WITNESSETH:

         WHEREAS, in connection with the Existing Loan Agreement (as defined in the Loan Agreement), the Debtor entered into the following:

                  (a) a certain Limited Guaranty, dated as of ____________, 199_, from the Debtor, as subsequently amended and reaffirmed from time to time (as so amended and reaffirmed, the "Existing Limited Guaranty"), pursuant to which, among other things, the Debtor guaranteed all of the obligations and liabilities of Fine Host Corporation to USTrust, Sumitomo, NBD Bank and SSB (hereinafter sometimes referred to collectively as the "Existing Banks"), subject to certain limitations contained therein;

                  (b) a certain Security Agreement, dated as of___________, 199_, by and between the Debtor and the Secured Party, as subsequently amended from time to time (as so amended, the "Existing Security Agreement"), pursuant to which, among other thing, the Debtor granted to the Secured Party a security interest in the assets of the Debtor, as more particularly described therein and herein, to secure all of the obligations and liabilities of the Debtor to the Banks; and

                  (c) a certain Assignment of Receivables and Proceeds, dated as of __________, 199_, by and between the Debtor and the Secured Party, as subsequently amended from time to time (as so amended, the "Existing Assignment of Receivables and Proceeds"), pursuant to which, among other things, the Debtor has assigned to the Secured Party as additional security all of its rights, title and interests in certain proceeds and receivables resulting from certain agreements, contracts, permits, licenses and other arrangements to which the Debtor is or may become a party; and

         WHEREAS, Fine Corporation and each of its Subsidiaries (including without limitation, the Debtor) have requested that the Banks enter into the Loan Agreement in order to amend, restate and replace in its entirety the Existing Loan Agreement; and

         WHEREAS, as a condition precedent to entering into the Loan Agreement and making the Loans thereunder, the Banks have requested, among other things, that the Debtor enter into the following:

                  (a) a certain First Amended and Restated Limited Guaranty, dated of even date herewith, from the Debtor, in favor of the Banks, which amends, restates and replaces in its entirety the Existing Limited Guaranty (as the same may be hereafter further amended, modified, substituted, restated or reaffirmed, from time to time, the "Limited Guaranty");

     (b) this Agreement in order to amend, restate and replace in its entirety the Existing Security Agreement; and

                  (c) a certain First Amended and Restated Assignment of Receivables and Proceeds, dated of even date herewith, by and between the Debtor and the Secured Party, which amends, restates and replaces in its entirety the Existing Assignment of Receivables and Proceeds (as the same may be hereafter further amended, modified, substituted, or restated, from time to time, the "Assignment of Receivables and Proceeds"); and

         WHEREAS, in response to the foregoing request of the Banks, the Debtor agrees to enter into, effective as of the date hereof, the Limited Guaranty, this Agreement and the Assignment of Receivables and Proceeds;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Secured Party, for the ratable benefit of the Banks, hereby amend, restate and replace the Existing Security Agreement to read in its entirety as follows:

Article I.        Grant of Security Interest.

         1.1 To secure the prompt, punctual, and faithful performance by the Debtor of all of its Liabilities (as defined in the Loan Agreement), including without limitation, all of the obligations and liabilities of the Debtor to the Banks under the Limited Guaranty, the Debtor hereby grants to the Secured Party, for the ratable benefit of the Banks, a continuing security interest in and to, and assigns to the Secured Party, all of the rights, title and interests of the Debtor in and to, the following, and each item thereof, whether now owned or now due, or in which the Debtor has an interest, or hereafter at any time in the future, acquired, arising, or to become due, or in which the Debtor obtains an interest, and all products, proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Secured Party may in the future be granted a security interest pursuant hereto, is referred to hereinafter as the "Collateral"): (a) All Accounts and Accounts Receivable; (b) All Inventory; (c) All Contract Rights; (d) All General Intangibles; (e) All Equipment; (f) All Farm Products; (g) All Goods; (h) All Chattel Paper, Note Receivables and Receivables (including but not limited to, all License Agreements, all Management Agreements, all Concession Agreements, all Food Service Operation Agreements, and all Facilities Agreements); (i) All Fixtures; (j) All books, records, and information relating to the Collateral and/or to the operation of the Debtor's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained, subject, in the case of rights of access to premises not owned by the Debtor, to rights of third parties; (k) All Instruments, Documents of Title, Documents, policies and certificates of insurance, Securities, deposits, deposit accounts, money, cash, or other property; (l) All federal, state, and local tax refunds and/or abatements to which the Debtor is, or becomes entitled, no matter how or when arising, including, but not limited to any loss carryback tax refunds; (m) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates, arise out of the foregoing (a through l), or otherwise; (n) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (a through m) including the right of stoppage in transit; and (o) All licenses and permits (including but not limited to, all liquor licenses).

         1.2 The foregoing grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Debtor to the Secured Party and shall continue in full force and effect applicable to all Liabilities and to any future advances made by the Secured Party to or on behalf of the Debtor until this Agreement is specifically terminated in writing by a duly authorized officer of the Secured Party.

     1.3 "Proceeds" include, without limitation, "Proceeds" as defined in the Uniform Commercial Code as adopted in Massachusetts (hereinafter, the "UCC") and also, insurance
                                                       - 3 -
proceeds, and each type of property described in Sections 1-1(a) through and including 1- 1(o).


Article II.       Definitions.

         As herein used, the following terms have the following meanings:

  2.1   "Liabilities" has the meaning given to that term in the Loan Agreement.

         2.2 "Costs of Collection" includes, without limitation, all attorneys' reasonable fees, and out-of-pocket expenses incurred by the Secured Party's attorneys, and all costs incurred by the Secured Party in the administration of the Liabilities, this Agreement, and all other instruments and agreements executed in connection with or relating to the Liabilities including, without limitation, costs and expenses associated with travel on behalf of the Secured Party. Costs of Collection also includes, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by the Secured Party's attorneys, and all costs and expenses incurred by the Secured Party, including, without limitation, costs and expenses associated with travel on behalf of the Secured Party, which costs and expenses are directly or indirectly related to or in respect of the Secured Party's efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities and/or the Secured Party's Rights and Remedies or any of the Secured Party's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection shall be added to the Liabilities of the Debtor to the Secured Party, as if such had been lent, advanced, and credited by the Secured Party to, or for the benefit of, the Debtor.

         2.3 "Accounts" and "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC, and also all accounts, accounts receivable, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit, all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         2.4 "Inventory" includes, without limitation, "inventory" as defined in the UCC and also all goods, wares, merchandise, raw materials, work in process, finished goods, and all packaging, advertising, shipping material, and documents related to any of the foregoing, and all labels, and other devices, names, or marks affixed or to be affixed thereto for identifying or selling the same, and other personal property of every description held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Debtor, or used or consumed or to be used or consumed in the Debtor's business, and all goods of said description which are in transit, and all returned, repossessed and rejected goods of said description, and all such goods of said description which are detained from or rejected for entry into the United States, and all documents (whether or not negotiable) which represent any of the foregoing.

         2.5 "Contract Rights" includes, without limitation, "contract rights" as now or formerly defined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

         2.6 "General Intangibles" includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Debtor; credit memoranda in favor of the Debtor; warranty claims; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license fees; franchise fees; rights of admission; licenses; franchises; permits; certificates of convenience and necessity, and similar rights granted by any governmental authority; copyrights; trademarks, trade names, service marks, patents, patent applications, patents pending, and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints; drawings; designs; diagrams; plans; reports; charts; catalogs; manuals; technical data; computer programs, computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; proposals; costs estimates, and other reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Debtor or credit extended or services performed, by the Debtor, whether intended for an individual customer or the general business of the Debtor, or used or useful in connection with research by the Debtor.

         2.7 "Equipment" includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Debtor's business.

     2.8 "Farm Products", "Goods", "Chattel Paper", "Instruments", "Documents of Title", "Documents", "Securities", "Fixtures" and "Account Debtors" each has the same meaning respectively given that term in the UCC.

         2.9 "Obligations" shall mean the obligations, covenants, representations and warranties of Fine Host Corporation or any of the Subsidiaries (including without limitation, the Debtor) of Fine Host Corporation under the Loan Documents.

         2.10 "Receivables Collateral" refers to that portion of the Collateral which consists of the Debtor's Accounts, Accounts Receivable, Contract Rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit and bankers' acceptances, and any rights to payment now held or in which the Debtor has an interest, or hereafter acquired, or in which the Debtor obtains an interest.

Article III.      Representations, Warranties and Covenants.

         3.1 Subject to the limitations set forth in Section 7.19 below, the Debtor shall pay when due (or on demand if so payable) the Liabilities and promptly, punctually, and faithfully shall perform the Obligations.

         3.2 The execution and delivery of this Agreement and of any other instruments or documents executed in connection herewith constitute representations by the Debtor that such execution and delivery have received all authorization as may be necessary to permit such execution and delivery to, and that they do, bind the Debtor.

     3.3 Exhibit A attached hereto and incorporated herein by reference constitutes a listing of:

     (i) all trade names and trade styles under which the Debtor presently conducts or ever conducted their respective businesses; and

                  (ii) all legal names and legal statuses (such as a corporation or partnership) under which the Debtor ever conducted business.

         3.4 The Debtor is, and shall hereafter remain, the owner of the Collateral free and clear of all liens, encumbrances, attachments, security interests, purchase money security interests, mortgages, and charges with the exceptions of (a) the security interest created herein, and (b) the security interests and other encumbrances (if any) listed on Exhibit B attached hereto and incorporated herein by reference or as otherwise permitted in the Loan Agreement. The Debtor does not presently, and shall not hereafter have possession of any property on consignment. The Debtor shall timely pay all of the Debtor's encumbrances which are secured by security interests which may be superior to that granted the Secured Party herein.

         3.5 The Debtor's principal place of business, chief executive office and mailing address is set forth at the beginning of this Agreement; set forth on Exhibit C are the locations of all Debtor's other places of business or at which the Collateral may be kept or located. Except to accomplish sales of Inventory in the ordinary course of business and to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles), the Collateral will be kept at all times at the Debtor's principal place of business and chief executive office as set forth at the beginning of this Agreement or at the locations of the Debtor's other places of business as set forth on Exhibit C. All the information contained in the Exhibits to this Agreement is true, accurate and complete, and the Debtor hereby agrees to furnish the Secured Party written notice within ten (10) days of any changes therein, or any additional information necessary to insure that the information contained in the Exhibits remains true, accurate and complete.

         3.6 The Debtor shall provide the Secured Party with such information concerning the Debtor, the Collateral, the operation of the Debtor's business, and the Debtor's financial condition as the Secured Party may reasonably request from time to time. All financial information so provided the Secured Party by the Debtor shall be prepared in accordance with generally accepted accounting principles applied consistently in the preparation thereof and with prior periods and shall fairly reflect the matters described therein.

         3.7 The Debtor shall not sell, offer to sell, lease, or otherwise transfer or dispose of the Collateral or any part thereof or any interest therein, except as permitted under the Loan Agreement.

         3.8 The Debtor shall execute and deliver to the Secured Party such instruments and shall do all such things from time to time hereafter as the Secured Party may reasonably request to carry into effect the provisions and intent of this Agreement, to protect and perfect the Secured Party's security interest in and to the Collateral, and to comply with all applicable statutes and laws, and to facilitate the collection and/or enforcement of Receivables Collateral. Contemporaneous with the execution of this Agreement, the Debtor shall execute all such instruments as may be reasonably required by the Secured Party with respect to the perfection of the security interests granted herein, including without limitation, financing statements in such form and to be filed in accordance with the provisions of the Uniform Commercial Code in such State or States as the Secured Party may determine, and applications for notations of the Secured Party as lien holder, mortgagee, or the like, on such certificates or similar instruments as may have been issued with respect to the Debtor's ownership of one or more items of the Collateral. A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section shall be sufficient for filing to perfect the security interests granted herein.

         3.9      The Debtor shall:

                  (a)      keep the Collateral in good order and repair;

     (b) not waste or destroy or suffer the waste or destruction of the Collateral of any part thereof; and

     (c) not use any of the Collateral in violation of any policy of insurance thereon.

         3.10 The Debtor shall not indirectly do or cause to be done any act which, if done directly by the Debtor, would breach any covenant contained herein or in any other agreement between the Debtor and the Secured Party.

         3.11 The within representations, covenants, and warranties are in addition to any others, previously, presently, or hereafter made by the Debtor to or with the Secured Party in any other instrument.

     Article IV. Collection of Accounts, Accounts Receivable, Contract Rights and Other Collateral.

     4.1 At any time after one or more Events of Default (as defined in the Loan Agreement) has occurred:

                  (a) The Secured Party may notify any of the Debtor's account or contract debtors, either in the name of the Secured Party or the Debtor, to make payment directly to the Secured Party or such other address as may be specified by the Secured Party, and may advise any person of the Secured Party's security interest in and to the Collateral, and may collect directly from the obligors thereon, all amounts due on account of the Collateral; and

                  (b) At the Secured Party's request, the Debtor will provide written notifications to any or all of the Debtor's account or contract debtors concerning the Secured Party's security interest in the Collateral and will request that such account or contract debtors forward payment thereof directly to the Secured Party.

         4.2 At any time after one or more Events of Default (as defined in the Loan Agreement) has occurred, and after notification to the Debtor from the Secured Party, the Debtor:

                  (a) shall hold any proceeds and collections of any of the Collateral in trust for Secured Party, and shall not commingle such proceeds or collections with any other funds of the Debtor; and

                  (b) shall deliver each of the following duly endorsed, assigned or otherwise made payable to the Secured Party; (i) all such proceeds to the Secured Party immediately upon the receipt thereof by the Debtor in the identical form received, and (ii) all security or collateral for, guaranties of, letters of credit, trade and bankers' acceptances, and similar letters and instruments in respect of any of the Collateral.

         4.3 The Debtor hereby irrevocably constitutes and appoints the Secured Party as the Debtor's true and lawful attorney, upon the occurrence of an Event of Default (as defined in the Loan Agreement), with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Debtor, but for the sole benefit of the Secured Party. The rights and powers granted the Secured Party by the within appointment include but are not limited to the right and power to:

     (a) prosecute, defend, compromise, or release any action relating to the Collateral;

                  (b) sign change of address forms to change the address to which the Debtor's mail is to be sent as the Secured Party shall designate; receive and open the Debtor's mail; remove any Collateral therefrom and turn over such mail (other than such Collateral), either to the Debtor, or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Debtor, or other legal representative of the Debtor whom the Secured Party determines to be the appropriate person to whom to so turn over such mail;

                  (c) endorse the name of the Debtor in favor of the Secured Party upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Debtor on, and receive as secured party, any of the

         Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of a same or different nature relating to the Collateral;

                  (d) sign the name of the Debtor on any notice to the Debtor's Account Debtors or verification of the Receivables Collateral; sign the Debtor's name on any proof of claim in bankruptcy against Account Debtors, notices of lien, claims of mechanics liens, or assignments or releases of mechanics' lien securing the Accounts;

     (e) take all such action as may be necessary to obtain the payment of any letter of credit of which the Debtor is a beneficiary;

                  (f) repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Debtor;

     (g) use, license, or transfer any or all General Intangibles of the Debtor; or

                  (h) sign and file or record any financing or other statement in order to perfect or protect the Secured Party's security interest in the Collateral.

         4.4 In connection with all powers of attorney included in this Agreement, the Debtor hereby grants unto the Secured Party full power to do any and all things necessary or appropriate, in connection with the exercise of such powers as fully and effectually as the Debtor might or could do, and hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement.

         4.5 The Secured Party shall not be obligated to do any of the acts or to exercise any of the powers authorized herein, but if the Secured Party elects to do any such act or to exercise any such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Debtor except for the Secured Party's actual willful misconduct and bad faith.

         4.6 All powers conferred upon the Secured Party by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Secured Party or until all Liabilities are paid in full.

Article V.        Events of Default.

         Upon the occurrence of any one or more Events of Default (as defined in the Loan Agreement), any and all Liabilities of the Debtor to the Secured Party shall become immediately due and payable, as provided in the Loan Agreement. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Secured Party and the Debtor and instruments, documents, and papers given to the Secured Party by the Debtor, whether such agreements, instruments, or papers now exist or hereafter arise.

Article VI.       Rights And Remedies Upon Default.

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Secured Party is provided prior to the occurrence of an Event of Default (as defined in the Loan Agreement), the Secured Party shall have the following Rights and Remedies ("Rights and Remedies") upon the occurrence of any Event of Default.

         6.1 Upon the occurrence of any Event of Default (as defined in the Loan Agreement), and at any time thereafter, the Secured Party shall have all of the Rights and Remedies of a secured party upon default under the UCC, in addition to which the Secured Party shall have all of the following Rights and Remedies:

     (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral; and/or

     (b) To take possession of all or any portion of the Collateral; and/or

                  (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Secured Party deems advisable and with or without the taking of possession of any of the Collateral.

     (d) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

         6.2 Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Secured Party deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Secured Party's disposition of the Collateral. The Secured Party may conduct any such sale or other disposition of the Collateral upon the Debtor's premises. Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Secured Party shall provide the Debtor with such notice as may be practicable under the circumstances), the Secured Party shall give the Debtor at least the greater of the minimum notice required by law or seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Secured Party may purchase the Collateral, or any portion of it at any sale held under this Article.

         6.3 In connection with the Secured Party's exercise of the Secured Party's rights under this Article, the Secured Party may enter upon, occupy, and use any premises owned or occupied by the Debtor, and may exclude the Debtor from such premises or portion thereof as may have been so entered upon, occupied, or used by the Secured Party, subject in any such case to the requirements of applicable law and to the rights of third parties. The Secured Party shall not be required to remove any of the Collateral from any such premises upon the Secured Party's taking possession thereof, and may render any Collateral unusable to the Debtor. In no event shall the Secured Party be liable to the Debtor for use of occupancy by the Secured Party of any premises pursuant to this Article, nor for any charge (such as wages for the Debtor's employees and utilities) incurred in connection with the Secured Party's exercise of the Secured Party's Rights and Remedies.

         6.4 The Debtor hereby grants to the Secured Party a nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which the Debtor now or hereafter has rights, such license being with respect to the Secured Party's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         6.5 Upon the occurrence of any Event of Default (as defined in the Loan Agreement), the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at the Debtor's sole risk and expense at a place or places which are reasonably convenient to both the Secured Party and the Debtor.

         6.6 The rights, remedies, powers, privileges, and discretions of the Secured Party hereunder (the "Secured Party's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Secured Party in exercising or enforcing any of the Secured Party's Right and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Secured Party of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Secured Party's Rights or Remedies, and no other agreement shall operate as a waiver of any other default hereunder or under any other agreement or transaction, of whatever nature entered into between the Secured Party and the Debtor at any time, either express or implied, shall preclude any other or further exercise of the Secured Party's Rights and Remedies. No waiver by the Secured Party of any of the Secured Party's Rights or Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Secured Party's Right and Remedies and all of the Secured Party's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Secured Party at such time or times and in such order of preference as the Secured Party in its sole discretion may determine.

Article VII.      General.

         7.1 Any and all deposits or other sums at any time credited by or due to the Debtor from the Secured Party or any of its Secured Partying or lending affiliates or any bank acting as a participant under any loan arrangement between the Secured Party and the Debtor, and any cash, securities, instruments, or other property of the Debtor in the possession of the Secured Party, or any of its banking or lending affiliates, and any bank acting as a participant under any loan arrangement between the Secured Party and the Debtor, whether for safekeeping, or otherwise, or in transit to or from the Secured Party or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on the Secured Party's behalf (regardless of the reason the Secured Party had received same or whether the Secured Party has conditionally released the same) shall at all times constitute security for any and all Liabilities, and may be applied or set off against such Liabilities at any time after an Event of Default (as defined in the Loan Agreement).

         7.2 (a) The Debtor WAIVES notice of non-payment, demand, presentment, protest, and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                  (b) The Debtor, if entitled to it, WAIVES the right to notice and/or hearing prior to the exercise of the Secured Party's rights upon default.

         7.3 The Secured Party shall have no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come in possession of the Secured Party and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

         7.4 All notices and other correspondence to the Debtor by the Secured Party in connection with this Agreement shall be deemed effective upon mailing to the Debtor's address found at the beginning of this Agreement, which address may be changed on seven (7) days written notice given the Secured Party by the Debtor. All notices and other correspondence to the Secured Party by the Debtor in connection with this Agreement shall be to the Secured Party's principal office, or as the Secured Party may otherwise specify from time to time, and shall be sent by certified mail, return receipt requested.

         7.5 This Agreement shall be binding upon the Debtor and the Debtor's successors, and assigns and shall inure to the benefit of the Secured Party and the Secured Party's successors and assigns. In the event that the Secured Party assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Secured Party hereunder and the Secured Party shall thereupon be discharged and relieved from its duties and obligations hereunder.

         7.6 Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, and enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         7.7 This Agreement and all other instruments executed in connection herewith incorporates all discussions and negotiations between the Debtor and the Secured Party, either express or implied, concerning the matters included herein and in such other instruments, any custom or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between the Debtor and the Secured Party is effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party be the Secured Party, then by a duly authorized officer thereof.

         7.8 The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied toward the Liabilities in such order and manner as the Secured Party determines in its sole discretion, any statute, custom, or usage to the contrary notwithstanding. The Debtor shall remain liable to the Secured Party for any deficiency remaining following such application.

         7.9 The Debtor shall pay on demand all Costs of Collection and all expenses of the Secured Party in connection with the preparation, execution, and delivery of this Agreement and of any other documents and agreements between the Debtor and the Secured Party, whether now existing or hereafter arising, and all other expenses which may be incurred by the Secured Party in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise with respect to the Liabilities. The Debtor authorizes the Secured Party to pay all such expenses and to charge the same to any account of the Debtor with the Secured Party.

         7.10 All amounts which the Secured Party may advance under this Agreement shall be included in the Liabilities, shall be repayable to the Secured Party with interest at the highest pre-default rate charged the Debtor by the Secured Party under the Loan Agreement, on demand (and if not paid within five (5) days of notice to Debtor, at the default rate set forth in the Working Capital Notes, as defined in the Loan Agreement), and may be charged by the Secured Party to any account which the Debtor maintains with the Secured Party.

         7.11 This Agreement and all other instruments, documents, and papers which relate thereto which have been or may be hereinafter furnished the Secured Party may be reproduced by the Secured Party by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process, and the Secured Party may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

         7.12 This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of The Commonwealth of Massachusetts. The Debtor submits itself to the jurisdiction of the Courts of said Commonwealth for all purposes with respect to this Agreement and the Debtor's relationship with the Secured Party.

         7.13 The Debtor shall indemnify, defend, and hold each of the Secured Party and the Banks harmless of and from any claim brought or threatened against the Secured Party or any of the Banks by the Debtor, any guarantor or endorser of the Liabilities, or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Secured Party's or any of the Banks' relationship with the Debtor or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Secured Party, for the benefit of the Banks, with counsel of the Secured Party's selection, but at the expense of the Debtor). Notwithstanding any other provision of this Agreement, the within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Secured Party or any of the Banks in favor of the Debtor.

         7.14 This Agreement shall remain in full force and effect until specifically terminated in writing by a duly authorized officer of the Secured Party, or (subject to Section 7.13) until all Liabilities are paid in full.

         7.15 The failure by the Debtor to perform all and singular the Debtor's obligations hereunder will result in irreparable harm to the Secured Party for which the Secured Party will have no adequate remedy at law. Consequently, such obligations are specifically enforceable by the Secured Party.

         7.16     It is intended that:

                  (a)      this Agreement take effect as a sealed instrument;

                  (b) the security interests created by this Agreement attach to all of the Debtor's assets now owned or hereafter acquired which are capable of being subject to a security interest;

     (c) the security interests created by this agreement secure all Liabilities of the Debtor to the Secured Party, whether now existing or hereafter arising;

     (d) all costs and expenses incurred by the Secured Party in connection with the Secured Party's relationship(s) with the Debtor shall be borne by the Debtor;

     (e) the Secured Party's consent to any action of the Debtor which is prohibited unless such consent is given may be given or refused by the Secured Party in its sole discretion; and

     (f) the Secured Party's Rights and Remedies provided herein are subject to requirements of applicable law.

     7.17 The Debtor acknowledges having received a copy of the within Agreement.

     7.18 Any provision contained herein to the contrary notwithstanding:

                  (i) subject to subsection (iii) below, the Collateral hereunder shall not include any contract, agreement or instrument to the extent that the assignment contemplated hereunder would require the consent or approval of any third party, or would adversely affect the enforceability of any such contract, agreement or instrument or the requirement that the Debtor be paid, repaid or reimbursed in the event of termination of such contract, agreement or instrument or would constitute a breach or default under any such contract, agreement or instrument, unless and until such consent or approval has been obtained;

                  (ii) subject to subsection (iii) below, the Collateral hereunder shall not include any liquor license or any other license the assignment of which would require the consent or approval of any governmental authority or agency or other third party unless and until such consent or approval has been obtained; and

                  (iii) unless an Event of Default has occurred and the Liabilities of the Debtor have been accelerated pursuant to Section 8.2 of the Loan Agreement, the Debtor shall not be required to obtain or seek to obtain any consent or approval referred to above.

         To the extent that any of the Collateral is further assigned to the Secured Party pursuant to a collateral assignment or other instrument delivered by the Debtor to the Secured Party, then in the event of any inconsistency with respect to matters relating to such Collateral between the provisions of such assignment or instrument and the provisions of this Agreement, the provisions of such Assignment or instrument shall control.

         7.19 (a) Notwithstanding any other provision of this Agreement to the contrary (including, without limitation, those relating to indemnification, costs and expenses), the Secured Party's sole recourse against the Debtor under this Agreement for payment of the Liabilities and for all other payments due hereunder and under the Assignment of Receivables and Proceeds shall be against
(i) the Collateral, (ii) the Receivables (as defined in the Assignment of Receivables and Proceeds), (iii) the Financed Receivables (as defined in the Assignment of Receivables and Proceeds), (iv) the Proceeds (as defined in the Assignment of Receivables and Proceeds), and (v) the Net Proceeds (as defined in the Assignment of Receivables and Proceeds), and the Debtor shall not be liable for any unpaid Liabilities or for any such other amount to the extent that the proceeds of the sale or other disposition of the Collateral, the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds are insufficient to pay such amounts; provided, however, that notwithstanding the foregoing to the contrary, the Debtor shall be liable in its individual capacity to the Secured Party for any loss, expense, claim or damage suffered by the Secured Party as a result of the breach by the Debtor of any of its representations, warranties or covenants contained herein, or in the Assignment of Receivables and Proceeds or the Limited Guaranty; provided further, however, that notwithstanding the foregoing to the contrary, such limitation on liability shall in no way be deemed to affect the Secured Party's rights or interests in and to the Collateral, the Receivables, the Financed Receivables, the Proceeds or the Net Proceeds, or any part thereof or any other rights or remedies of the Secured Party under this Agreement or the Assignment of Receivables and Proceeds with respect to the Collateral, the Receivables, the

Financed Receivables, the Proceeds and the Net Proceeds, or under any other document, agreement or instrument securing the Limited Guaranty.

         (b) Notwithstanding any term or provision contained herein or in any of the other Loan Documents to the contrary (including, without limitation, those relating to indemnification, costs and expenses), the Secured Party's sole recourse hereunder and under the Assignment of Receivables and Proceeds for payment of the Liabilities and for all other payments due hereunder or thereunder shall be against the assets of the Debtor (being the joint venture entity and referred to herein as the "Joint Venture") as and to the extent provided in the preceding subsection (a), and the Secured Party shall have no other recourse for any such payment against any of the joint venturers of the Joint Venture (each a "Joint Venturer") or any of their assets, notwithstanding that any Joint Venturer might otherwise be liable for obligations of the Joint Venture under applicable law, the organizational documents of the Joint Venture or otherwise; provided, however, that the foregoing provisions of this subsection (b) shall in no way be deemed to affect (i) the Secured Party's rights or interests in and to the Collateral, the Receivables, the Financed Receivables, the Proceeds or the Net Proceeds, or any part thereof or any other rights or remedies of the Secured Party hereunder or under the Assignment of Receivables and Proceeds with respect to the Collateral, the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds or under any other document, agreement or instrument securing the Limited Guaranty or (ii) the liabilities and obligations of the Borrower under any of the Loan Documents. In the event of any inconsistency between the provisions of this subsection (b) and the provisions of any of the other Loan Documents (including, without limitations, provisions relating to joint and several liability or liability on the part of any Person comprising part of another Person), the provisions of this subsection (b) shall control.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal on the date first written above.

                                            DEBTOR:

                                           [NAME OF DEBTOR]



                                            By: ______________________
                                            Name:
                                            Title:
                                                    Its duly authorized officer




                                           SECURED PARTY:

                                            USTRUST, as Lender and Agent



                                            By:
                                             Michael D. O'Neill, Vice President

                                                     EXHIBIT A

                                      Trade Names:  legal status; etc. (ss.3-3)

                                                     EXHIBIT B

                                        Other Encumbrances and Liens (ss.3-4)


                                                       None

                                                     EXHIBIT C

                                                 Locations (ss.3-5)

                                                                    EXHIBIT I

                                     FORM OF
                           FIRST AMENDED AND RESTATED
                     ASSIGNMENT OF RECEIVABLES AND PROCEEDS
                        (for [Name of Limited Guarantor])

         This FIRST AMENDED AND RESTATED ASSIGNMENT OF RECEIVABLES AND PROCEEDS (the "Assignment") is entered into as of this __ day of _____, 1996, by and between (a) ____________________________, a ____________ (together with its successors and assigns, the "Assignor") which is organized pursuant to a certain Joint Venture Agreement (the "Joint Venture Agreement"), dated _______, by and among (i) Fine Host Corporation, a Delaware corporation (the "Borrower"), (ii) _____________________ and (iii) ___________________________, and whose principal place of business is at  ___________________________________  and (b) USTRUST, a
Massachusetts trust company (hereinafter referred to as "USTrust" when acting for itself), as Lender and Agent (hereinafter referred to as the "Assignee" when acting as Agent for the Banks (as defined below)) for each of (i) USTrust, (ii) The Sumitomo Bank, Limited ("Sumitomo"), (iii) State Street Bank and Trust Company ("SSB"), (iv) Bank of Boston Connecticut ("BBC"), (v) Mellon Bank, N.A. ("Mellon") and (vi) The Bank of New York ("BNY") (USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter referred to collectively as the "Banks").

         All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among Fine Host Corporation, a Delaware corporation ("Fine Host Corporation"), certain Subsidiaries of Fine Host Corporation, the Banks and the Assignee, as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time.

                                                    WITNESSETH:

         WHEREAS, in connection with the Existing Loan Agreement (as defined in the Loan Agreement), the Assignor entered into the following:

                  (a) a certain Limited Guaranty, dated as of _________, 199_, from the Assignor, as subsequently amended and reaffirmed from time to time (as so amended and reaffirmed, the "Existing Limited Guaranty"), pursuant to which, among other things, the Assignor guaranteed all of the obligations and liabilities of Fine Host Corporation to USTrust,
         Sumitomo, NBD Bank and SSB (hereinafter sometimes referred to collectively as the "Existing Banks");

                  (b) a certain Security Agreement, dated as of __________, 199_, by and between the Assignor and the Assignee, as subsequently amended from time to time (as so amended, the "Existing Security Agreement"), pursuant to which, among other thing, the Assignor granted to the Assignee a security interest in the assets of the

     Assignor to secure all of the obligations and liabilities of the Assignor to the Banks; and

                  (c) a certain Assignment of Receivables and Proceeds, dated as of __________, 199_, by and between the Assignor and the Assignee, as subsequently amended from time to time (as so amended, the "Existing Assignment of Receivables and Proceeds"), pursuant to which, among other things, the Assignor has assigned to the Assignee as additional security all of its rights, title and interests in certain proceeds and receivables resulting from certain agreements, contracts, permits, licenses and other arrangements to which the Assignor is or may become a party; and

         WHEREAS, Fine Corporation and each of its Subsidiaries (including without limitation, the Assignor) have requested that the Banks enter into the Loan Agreement in order to amend, restate and replace in its entirety the Existing Loan Agreement; and

         WHEREAS, as a condition precedent to entering into the Loan Agreement and making the Loans thereunder, the Banks have requested, among other things, that the Assignor enter into the following:

                  (a) a certain First Amended and Restated Limited Guaranty, dated of even date herewith, from the Assignor, in favor of the Banks, which amends, restates and replaces in its entirety the Existing Limited Guaranty (as the same may be hereafter further amended, modified, substituted, restated or reaffirmed, from time to time, the "Limited Guaranty");

                  (b) a certain First Amended and Restated Security Agreement, dated of even date herewith, by and between the Assignor and the Assignee, which amends, restates and replaces in its entirety the Existing Security Agreement (as the same may be hereafter further amended, modified, substituted, or restated, from time to time, the "Security Agreement"); and

     (c) this Assignment in order to amend, restate and replace in its entirety the Existing Assignment of Receivables and Proceeds; and

         WHEREAS, in response to the foregoing request of the Banks, the Assignor agrees to enter into, effective as of the date hereof, the Limited Guaranty, the Security Agreement and this Assignment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee, for the ratable benefit of the Banks, hereby amend, restate and replace the Existing Assignment of Receivables and Proceeds to read in its entirety as follows:

     1. To secure the prompt, punctual, and faithful performance by the Assignor of all of its Liabilities (as defined in the Loan Agreement), including without limitation, all of the obligations and liabilities of the Assignor to the Banks under the Limited Guaranty, the Assignor hereby grants, assigns and transfers to the Assignee and creates in the Assignee, for the ratable benefit of the Banks, a security interest in all of the rights, title, and interests of the Assignor in, to and under the following:

                  1.1 all proceeds, including but not limited to, Net Contract Proceeds, as defined in the Loan Documents)(collectively, the "Proceeds") resulting from all agreements, contracts, and permits, licenses, and other arrangements to which the Assignor is currently or hereafter becomes a party, and pursuant to which, among other things, the Assignor has agreed (a) to provide food and beverage services at certain facilities described therein, (b) to operate and otherwise use food, beverage and liquor licenses at such facilities, or (c) to manage certain concession and food service areas at such facilities (including but not limited to, the Facility Agreements, (as defined in the Loan Documents)), and all related agreements, contracts, and permits, licenses, and other arrangements (collectively, the "Agreements"), including but not limited to the Agreements listed and described on Schedule A attached hereto, which Schedule A includes all of the material Agreements as of the date of this Assignment, all as the same may hereafter be modified, amended, reaffirmed, restated, or extended; and

                  1.2 all of those certain promissory notes listed on Schedule B attached hereto and incorporated herein by reference, all as the same may hereafter be modified, amended, reaffirmed, restated, or extended and any rights under any Agreement, or promissory notes, bonds, letters of credit, other agreements and arrangements executed hereafter, in each case, including but not limited to, the rights of the Assignor to receive payment in connection or associated with Assignor incurring Project Costs (as defined in the Loan Agreement) pursuant to a Facility Agreement, (collectively, the "Receivables" and individually a "Receivable"), subject to Section 5 below, as security only, to have and to hold unto the Assignee, its successors and assigns, to its and their own use and benefit, until such time as the Loans (and all other obligations of the Assignor to the Assignee) shall have been paid and performed in full.

         2. The Assignor shall deliver to the Assignee contemporaneously herewith the originals of all promissory notes which evidence any Receivables, and each such promissory note shall be endorsed by a duly authorized officer or agent of the Assignor, in favor of the Assignee, with full recourse.

         3. The Assignor hereby appoints the Assignee as its agent and attorney with full power of substitution in its name and on its behalf, upon the occurrence of an Event of Default, to sign, seal, indorse, complete indorsement, execute and deliver, all such further instruments of transfer and agreements, supplemental, confirmatory or otherwise, as may be required for the purpose of more effectively vesting in the Assignee all of the rights, title, and interests of the Assignor in, to and under the Receivables; such power of attorney, being coupled with an interest, shall not be revoked for any reason until all obligations under the Loan Agreement shall have been paid and performed in full.

     4. The Assignor hereby represents, warrants, covenants and agrees at all times during the term of this Assignment as follows:

     a. That the Assignor will perform and observe faithfully and punctually all obligations, terms, covenants, and conditions set forth in the Loan Documents;

                  b. That, as of the date hereof, the amount listed on Schedule C as "Principal Outstanding," "Interest Accrued," and "Total" for each Receivable is correct, and there are no offsets or claims by any payor or indorser under any Receivable which would affect such amounts or the enforceability of any of the Receivables against any payor, indorser, or guarantor;

     c. That the Assignor is the sole owner of and has not and will not sell, assign, transfer, mortgage, encumber or pledge all or any portion of its interest in any of the Proceeds or the Receivables to any person or entity other than the Assignee;

                  d. That the Assignor will not cancel, amend, alter, modify, renew, extend, renegotiate, or terminate any of the Receivables or Agreements without the prior written consent of the Assignee, so as to materially and adversely affect the Proceeds; provided, however, that, prior to the occurrence of a default under any of the Loan Documents, the Assignor may, without such consent, make or agree to any amendment or modification that the Assignor reasonably believes is in the best interest of the Assignor and does not materially affect its ability to make payments required to be made to the Assignee under the Loan Documents;

                  e. That the Assignor will take no action associated with the cancellation, modification, amendment, alteration, renewal, extension, renegotiation, or termination of any other contract or renegotiation, or termination of any other contract or agreement of any nature which would, directly or indirectly, affect the payment terms, amount due, or enforceability of any Receivables or the Proceeds; provided, however, that, prior to the occurrence of a default under any of the Loan Documents, the Assignor may, without such consent, make or agree to any amendment or modification that the Assignor reasonably believes is in the best interest of the Assignor and does not materially affect its ability to make payments required to be made to the Assignee under the Loan Documents;

     f. That neither the Assignor nor, to the knowledge of the Assignor, any other party is in default under or in violation of any of the terms, covenants, or
                                                     - 4 -
         conditions of any other contract or agreement of any nature which would, directly or indirectly, materially affect the payment terms, amount due, or enforceability of any Receivable or the Proceeds;

                  g. That the Assignor will promptly upon written request by the Assignee, execute and deliver and cause to be executed and delivered all such instruments of pledge or assignment, and such other instruments or documents as the Assignee may reasonably request at any time for the purpose of securing or otherwise affecting its rights hereunder; and

                  h. That the Assignor, upon the occurrence of a Default or an Event of Default under the Loan Documents, shall use its best efforts to promptly cooperate with the Assignee's requests and directions relating to collection of the Receivables or the Proceeds.

         5. Except as provided herein with respect to the Financed Receivables, so long as no "Event of Default" or "Default" (as defined in the Loan Documents, subject to any applicable grace periods contained therein) shall exist, the Assignor shall have the right to exercise all rights and shall be entitled to receive all payments under the Receivables.

         6. Notwithstanding the foregoing Section 5 or anything else herein to the contrary, the Assignor hereby unconditionally and absolutely assigns to the Assignee (and not as security only), for the ratable benefit of the Banks, all of the Assignor's rights, title and interests as payee to receive payment of all partial or full prepayments, whenever made, of any and all of the Financed Receivables (collectively, the "Financed Receivables" and individually a "Financed Receivable"), which Financed Receivables are listed on Schedule C attached hereto and incorporated herein by reference (provided, however, that any amounts received from a Financed Receivable related to the Guidance Loans shall be paid to the Assignee only up to the full unpaid amount of such Guidance Loans, and promptly distributed, pro rata, to the Banks, to be applied to the unpaid amount of such Guidance Loans), such assignment being a present assignment and not an assignment for security only. Any such prepayments received by Assignor, whether directly or indirectly (including, without limitation, offsets against amounts owed by Assignor to such payor under any other contract or agreement), shall be held in trust by Assignor for Assignee, and shall be paid immediately to Assignee, without any requirement for Assignee to make demand therefor. It is the intent of Assignor and Assignee that this is a present, unconditional assignment for value, and is not intended as a conditional assignment for security or otherwise.

         7. Notwithstanding the foregoing Section 5 or anything else herein to the contrary, the Assignor hereby unconditionally and absolutely assigns to Assignee (and not as security only), for the ratable benefit of the Banks, the right to receive payment of all Net Contract Proceeds (as defined in the Loan Agreement), whenever made by any person, to the extent required by Section 6.16 of the Loan Agreement, such assignment being a present assignment and not an assignment for security only; provided, however, that the amount so assigned shall be applied as provided in said Section 6.16 of the Loan Agreement, unless a default has occurred under any of the Loan Documents. Any such payments received by Assignor, whether directly or indirectly (including, without limitation, offsets against amounts owed by Assignor to such person under any other contract or agreement), shall be held in trust for Assignee, and shall be paid immediately to Assignee, without any requirement for Assignee to make demand therefor. It is the intent of Assignor and Assignee that, except as set forth above in this Section, this is a present, unconditional assignment, for value, and is not intended as a conditional assignment for security or otherwise.

         8. Immediately upon the occurrence of any Event of Default hereunder or under the Loan Documents, Assignor shall be deemed to hold in trust for Assignee any payments received by Assignor, whether directly or indirectly (including, without limitation, offsets against amounts owed by Assignor to such payor under any other contract or agreement), under any Receivable, and all such amounts received by Assignor shall be paid immediately to Assignee, without any requirement for Assignee to make demand therefor. In addition, and also immediately upon the occurrence of any Event of Default hereunder or under the Loan Documents, the Assignee may, at its option, exercisable at any time and from time to time, without in any way waiving such Event of Default, either in person or by agent, with or without bringing any action or proceeding, exercise and enforce any and all rights as holder of the Receivables, including, without limitation, the right to complete the indorsement. In addition to and not in limitation of the foregoing, the Assignee shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as adopted in the Commonwealth of Massachusetts in Massachusetts General Laws, Chapter 106,
Section 1-101, et seq. ("UCC") with respect to the Notes Receivable. Whenever notice is required to be given of any public or private sale, such notice shall be deemed to be reasonable if given at least seven (7) days prior to the date any public sale shall be held.

         9. The Assignee shall not be liable for any loss, claim, damage, liability or expense which may be sustained or incurred in connection with any actions or failure to act by the Assignee hereunder, except losses resulting solely from the gross negligence or willful misconduct of the Assignee. The Assignor does hereby indemnify, save and hold the Assignee harmless from and against any and all liability, loss, claim, damage and expense which may be incurred under or in connection with the Receivables, or otherwise caused by the negligence or willful misconduct of the Assignor, its agents, officers, directors, or employees, including, without limitation, any actions taken or omitted to be taken by the Assignee, except losses resulting solely from the gross negligence or willful misconduct of the Assignee. The amount of any such liability, loss, claim, damage or expense indemnified against shall be deemed to include reasonable attorneys' fees and other costs of defense, and shall be secured hereby and by the Loan Documents and be payable by the Assignor to the Assignee immediately upon demand, or, at the option of the Assignee, the Assignee may reimburse itself therefor from any moneys collected by the Assignee hereunder, under the Receivables, the Proceeds, or under any of the Loan Documents. The Assignee shall be required to exercise the same standard of care in dealing with, storing, and safeguarding the Receivables as the Assignee exercises with similar documents under which Assignee is the payee, and Assignor hereby waives any claims or rights of action against Assignee with respect thereto (except with respect to such standard of care), it being further agreed that Assignee's liability with respect to any loss or destruction of any Receivable shall (except in the case of a breach of such standard of care) be limited to the Assignee issuing a lost note affidavit with respect to such Receivable.

         10. Failure of the Assignee to avail itself of any of the terms, covenants and conditions of this Assignment or any act done or omitted to be done pursuant to the Assignee's powers and rights granted hereunder shall not be construed or deemed to be a waiver of its rights and remedies hereunder or under any of the Loan Documents. The rights and remedies of the Assignee under this Assignment are cumulative and are not in lieu of but are in addition to any other rights and remedies which the Assignee shall have under or by virtue of any of the Loan Documents. The rights and remedies of the Assignee under this Assignment may be exercised from time to time, as often as their exercise is deemed expedient by the Assignee and either prior to, simultaneously with or subsequent to any other action taken by the Assignee, if any, under any of the Loan Documents. The Assignee may release any party or apply any other security held by it to the satisfaction of the obligations hereunder and under any of the Loan Documents without prejudice to any of its rights under this Assignment.

         11. The Assignor hereby agrees to execute and deliver to the Assignee all such further instruments and documents as from time to time during the term of this Assignment the Assignee may reasonably require or deem appropriate in order to more adequately secure the rights hereunder, including but not limited to, UCC financing statements. The Assignee may file with the appropriate governmental bodies, as a financing statement, a carbon, photographic or other reproduction of this Assignment.

         12. If any term or provision of this Assignment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision of this Assignment to persons and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

         13. Any notice, demand, request or other communication given hereunder or in connection herewith shall be in writing and shall be in writing and shall be either delivered by hand or mailed by certified mail, return receipt requested, addressed to the party to receive such notice at the following address:

         If to the Assignor:

                  [Name]
                  [Address]

         With a copy to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, NY  10022
                  Attention:  Cornelius T. Finnegan III, Esq.

         If to the Assignee:

                  USTrust
                  30 Court Street
                  Boston, MA  02108
                  Attention:  Michael D. O'Neill, Vice President

         With a copy to:

                  Peabody & Arnold
                  50 Rowes Wharf
                  Boston, MA  02110
                  Attention:  Anil Khosla, Esq.

         All such notices and communications, when mailed or hand delivered as set forth above, shall be effective upon receipt if hand delivered or three (3) days after deposit in the U.S. mails if sent by certified mail. Either party may change such address by giving notice in the like fashion to the other party.

         14. No change, amendment, modification, cancellation or discharge hereof or any part hereof shall be valid unless the Assignor and the Assignee shall have consented thereto in writing. The Assignor and Assignee may, from time to time, amend any of the Schedules hereto by an amendment referring to this Assignment and substituting or adding to such Schedule. To the extent that any provision in this Assignment is inconsistent with any provision of the Loan Documents, then the Assignor shall be bound by the more restrictive provision, except in the case of Section 16 hereof. To the extent possible, however, the provisions of this Assignment and the Loan Documents shall be interpreted to complement and supplement each other and the absence of any provision or portion thereof in one such document shall not be deemed to be inconsistent with the other such documents which contains such provision or portion thereof.

     15. The terms, covenants, and conditions contained herein shall inure to the benefit of, and bind the Assignor and the Assignee and their respective successors and assigns. This
                                                     - 8 -

Assignment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         16. (a) Any provision contained herein to the contrary notwithstanding, if the execution, delivery or performance of this Assignment requires the consent or approval of any third party, or adversely affects the enforceability of any Receivable or the requirement that Assignor be paid, repaid, or reimbursed in the event of termination of an Agreement, according to its terms, or constitutes a breach or default under an Agreement, and such consent or approval has not yet been obtained, then the provisions of this Assignment shall be deemed to be ineffective and the delivery hereof by the Assignor to the Assignee shall be made in escrow until such necessary consent or approval has been obtained, at which time all terms and conditions hereof shall be and shall be deemed to be in full force and effect, and Assignee agrees, in such event and with respect to any such Receivable or Agreement which could give rise to Proceeds, that the Assignor shall have no obligation to procure any such consent or approval prior to an Event of Default under the Loan Documents and an acceleration of the Loans. The limitations of this paragraph shall not apply to the extent any Receivable or any Agreement allows the assignment for security purposes. The parties acknowledge that the limitations of this paragraph are applicable to the Concession Management Agreement, dated July 25, 1988, as amended, between the Assignor and Orange County, Florida.

                  (b)  Any provision contained herein to the contrary

                           (i) subject to subsection (ii) below,  the Agreements
                  shall not include any liquor license or any other license the assignment of which would require the consent or approval of any governmental authority or agency or other third party unless and until such consent or approval has been obtained; and

                           (ii) unless an Event of Default has  occurred and the
                  Liabilities have been accelerated pursuant to Section 8.2 of the Loan Agreement, the Assignor shall not be required to obtain or seek to obtain any consent or approval referred to above.

         17. (a) Notwithstanding any other provision of this Assignment to the contrary (including, without limitation, those relating to indemnification, costs and expenses), the Assignee's sole recourse against the Assignor under this Assignment for payment of the Liabilities and for all other payments due hereunder and under the Security Agreement shall be against the Collateral (as defined in the Security Agreement), the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds, and the Assignor shall not be liable for any unpaid Liabilities or any such other amount to the extent that the proceeds of the sale or other disposition of the Collateral, the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds are insufficient to pay such amounts; provided, however, that notwithstanding the foregoing to the contrary, the Assignor shall be liable to the Assignee in its individual capacity for any loss, expense, claim or damage suffered by the Assignee as a result of the breach by the Assignor of any of its representations,  warranties or covenants  contained  herein, or in the Security
Agreement or the Limited Guaranty; provided further, however, that notwithstanding the foregoing to the contrary, such limitation on liability shall in no way be deemed to affect the Assignee's rights or interests in and to the Collateral, the Receivables, the Financed Receivables, the Proceeds or the Net Proceeds, or any part thereof or any other rights or remedies of the Assignee under this Assignment or the Security Agreement with respect to the Collateral, the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds, or under any other document, agreement or instrument securing the Limited Guaranty.

         (b) Notwithstanding any term or provision contained herein or in any of the other Loan Documents to the contrary (including, without limitation, those relating to indemnification, costs and expenses), the Assignee's sole recourse hereunder and under the Security Agreement for payment of the Liabilities and for all other payments due hereunder or thereunder shall be against the assets of the Assignor (being the joint venture entity and referred to herein as the "Joint Venture") as and to the extent provided in the preceding subsection (a), and the Assignee shall have no other recourse for any such payment against any of the joint venturers of the Joint Venture (each a "Joint Venturer") or any of their assets, notwithstanding that any Joint Venturer might otherwise be liable for obligations of the Joint Venture under applicable law, the organizational documents of the Joint Venture or otherwise; provided, however, that the foregoing provisions of this subsection (b) shall in no way be deemed to affect
(i) the Assignee's rights or interests in and to the Collateral, the Receivables, the Financed Receivables, the Proceeds or the Net Proceeds, or any part thereof or any other rights or remedies of the Assignee hereunder or under the Security Agreement with respect to the Collateral, the Receivables, the Financed Receivables, the Proceeds and the Net Proceeds or under any other document, agreement or instrument securing the Limited Guaranty or (ii) the liabilities and obligations of the Borrower under any of the Loan Documents. In the event of any inconsistency between the provisions of this subsection (b) and the provisions of any of the other Loan Documents (including, without limitations, provisions relating to joint and several liability or liability on the part of any Person comprising part of another Person), the provisions of this subsection (b) shall control.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as an instrument under seal on the date and year first written above.

                    ASSIGNOR:

                   [NAME OF ASSIGNOR]



                   By: ______________________
                        Name:
                        Title:
                            Its duly authorized officer



                   SECURED PARTY:

                   USTRUST, as Lender and Agent



                   By:
                        Michael D. O'Neill, Vice President

                                   Schedule A

                        List of Contracts and Agreements

                                   Schedule B

                               List of Receivables

                                   Schedule C

                          List of Financed Receivables

                                                                      EXHIBIT J
                                     FORM OF
                           FIRST AMENDED AND RESTATED
                             STOCK PLEDGE AGREEMENT



         This FIRST AMENDED AND RESTATED PLEDGE AGREEMENT (the "Agreement") is entered into as of this _ day of June, 1996, by and between (a) FINE HOST CORPORATION, a Delaware corporation with its principal office at 3 Greenwich
Office Park, Greenwich, Connecticut 06831 (the "Pledgor"), and (b) USTRUST, a Massachusetts trust company (hereinafter referred to as "USTrust" when acting for itself), as Lender and Agent (hereinafter referred to as the "Pledgee" when acting as Agent for the Banks (as defined below)) for each of (i) USTrust, (ii) The Sumitomo Bank, Limited ("Sumitomo"), (iii) State Street Bank and Trust Company ("SSB"), (iv) Bank of Boston Connecticut ("BBC"), (v) Mellon Bank, N.A. ("Mellon") and (vi) The Bank of New York ("BNY") (USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter referred to collectively as the "Banks").

         All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among the Pledgor, certain Subsidiaries of the Pledgor, the Banks and the Pledgee, as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time.

WITNESSETH:

         WHEREAS, the Pledgor has entered into the following pledge agreements (collectively, the "Existing Pledge Agreements"):

         (a) a certain Pledge Agreement, dated as of April 29, 1993, by and between the Pledgor and Pledgee, as amended, pursuant to which, among other things, the Pledgor pledged in favor of Pledgee all of the shares of capital stock of Fine Host Services Corporation, a Delaware corporation ("Fine Host Services"), Fine Host of Vermont, Inc., a Vermont corporation ("Fine Host of Vermont"), Fine Host International Corporation, a Delaware corporation ("Fine Host International"), Fanfare, Inc., a Massachusetts corporation ("Fanfare") and Global Fanfare, Inc., an Indiana corporation ("Global Fanfare") owned by the Pledgor;

         (b) a certain Pledge Agreement, dated as of September 9, 1994 by and between the Pledgor and the Pledgee, as amended, pursuant to which, among other things, the Pledgor pledged in favor of the Pledgee all of the shares of capital stock of Creative Food Management, Inc., an Ohio corporation (formerly known as VGE Acquisition Corp.)("CFM") owned by the Pledgor;

         (c) a certain Pledge Agreement, dated as of August 1, 1995, by and between the Pledgor and the Pledgee, pursuant to which, among other things, the

Pledgor pledged in favor of USTrust all of the shares of capital stock of Northwest Food Service, Inc., an Idaho corporation ("Northwest") owned by the Pledgor; and

         (d) a certain Pledge Agreement, dated as of March 22, 1996, by and between the Pledgor and the Pledgee, pursuant to which, among other things, the Pledgor pledged in favor of USTrust all of the shares of capital stock of Southwest Food Service, Inc., a New Mexico corporation ("SWSI")(Fine Host
Services,  Fine  Host of  Vermont,  Fine  Host  International,  Fanfare,  Global
Fanfare, CFM, Northwest and SWSI are hereinafter sometimes referred to collectively as the "Corporate Subsidiaries") owned by the Pledgor; and

          WHEREAS, the Pledgor and each of its Subsidiaries (including all of the Corporate Subsidiaries) have requested that the Banks enter into the Loan Agreement in order to amend, restate and replace in its entirety the Existing Loan Agreement; and

          WHEREAS, as a condition precedent to entering into the Loan Agreement and making the Loans thereunder, the Banks have requested, among other things, that the Pledgor enter into this Agreement in order to amend, restate and replace in their entirety the Existing Pledge Agreements;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Pledgee, for the ratable benefit of the Banks, hereby amend, restate and replace all of the Existing Pledge Agreements to read in their entirety as follows:

          1. Pledgee that:

The Collateral. The Pledgor hereby represents, warrants and covenants to the

          1.1 The Pledgor is the record and legal owner of all of the issued and outstanding shares (collectively, the "Shares") of capital stock of each of the Corporate Subsidiaries;

          1.2 The Shares are free and clear of all pledges, liens, claims, charges, encumbrances and restrictions other than the security interest from the Pledgor to the Pledgee granted hereunder; and

          1.3 The Pledgor has and will have power, authority and legal right to pledge and grant a security interest in and to the Collateral (as defined below).

         The Pledgor hereby agrees to defend the Pledgee's rights and security interest in the Collateral. The Shares, together with any rights thereunder and all proceeds therefrom, including without limitation, dividends (cash or stock), income, interest, earnings, profits and other distributions thereunder, are hereinafter referred to collectively as the "Collateral."

         2. Pledge and Security Interest. The Pledgor hereby pledges and grants to the Pledgee, for the ratable benefit of the Banks, a continuing security interest in all of the now owned or hereafter acquired Collateral, as security for payment and performance of all of the Liabilities (as defined in the Loan Agreement) of the Pledgor to the Pledgee, whether now owed or hereafter incurred. In case the Pledgor shall hereafter acquire (i) any additional shares of the capital stock of any of the Corporate Subsidiaries or any corporation which may the successor of any of the Corporate Subsidiaries, (ii) any warrants or options for the purchase of shares of such capital stock of any class of any of the Corporate Subsidiaries or (ii) any securities exchangeable for or convertible into shares of such capital stock of any class of any of the Corporate Subsidiaries, by purchase or otherwise, then the Pledgor shall forthwith deliver to and pledge such shares or other securities to the Pledgee under this Agreement.

         3. Custody of Collateral. The Pledgor has delivered herewith to the Pledgee all of the certificates and instruments evidencing the Shares. The Pledgor acknowledges that the Pledgee holds the Shares hereunder, for the ratable benefit of the Banks, and as designee of the Pledgor, to hold the Shares for the purpose of perfecting the Pledgee's security interest in the Shares.

         4. Dividends, Voting. etc.. While No Default or Event of Default. So long as no Default or Event of Default (as defined in the Loan Agreement) has occurred and is continuing (or if continuing has been effectively waived by the Pledgee in writing), the Pledgor, as to the Shares, shall be entitled (subject specifically to the provisions and restrictions contained in the Loan Agreement and the rights of the Pledgee under the Loan Documents): to (a) receive all cash dividends paid in respect of the Shares (all stock dividends shall be promptly and directly delivered to the Pledgee); (b) vote the Shares (to the extent otherwise entitled thereto); and (c) give consents, waivers and ratifications in respect of the Shares; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provision of the Loan Agreement or the Loan Documents. All such rights of the Pledgor to vote and give consents, waivers and ratification with respect to the Shares shall, at the Pledgee's option as evidenced by the Pledgee's notifying the Pledgor of such election, cease in case a Default or an Event of Default shall have occurred and be continuing.

     5. Remedies Following Default or Event of Default. If a Default or an Event of Default shall occur and be continuing, the Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and in effect in the Commonwealth of Massachusetts in Massachusetts General Laws, Chapter 106, Section 1-101, et beg,. ("UCC"), all such rights. and remedies being cumulative, not exclusive, and 3

                                                          .

enforceable alternately, successively or concurrently, at such time or times as the Pledgee deems expedient:

          (a) if the Pledgee so elects and gives notice of such election to the Pledgor, the Pledgee may vote any or all Shares (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratification in respect of the stock and otherwise act with respect thereto as though it was the outright owner thereof (the Pledgor hereby irrevocably appoints the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

     (b) the Pledgee may demand, sue for, collect or make any compromises or settlement which it deems suitable in respect of the Collateral;

          (c) the Pledgee may sell, resell, assign and deliver or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms, at such place or places and at such time or times and to such persons as the Pledgee deems expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except such as may be required by law; and

          (d) the Pledgee may cause all or any part of the Collateral held by it to be transferred into its name or the name of its nominee or nominees.

         The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or any applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that any such private sales may be at prices and on other reasonable terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

         The Pledgor hereby agrees that the sending of ten (10) days' notice by certified mail return receipt requested, postage prepaid, to the Pledgor's address set forth at the head of this Agreement of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. To the extent permitted by law, the Pledgee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the

Pledgor). If any of the Collateral is sold by the Pledgee upon credit or for future delivery, the Pledgee shall not be liable for the failure of the purchaser to pay for the same and in such event the Pledgee may resell such Collateral. The Pledgee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Pledgee may buy at private sale and may make payments thereof by any means. The Pledgee may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees and all legal expenses, travel and other expenses which may be incurred by the Pledgee in attempting to collect the Liabilities, or any of them, or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Liabilities in such order as to principal or interest remaining unpaid, including legal interest thereon, and the balance of any expenses unpaid, as the Pledge in it sole discretion may reasonably determine, and any surplus shall be paid to the Pledgor.

         The Pledgee understands that certain state liquor laws that now or may in the future be applicable to the Pledgor may require that certain approvals be obtained, or certain filings be made or notices given, prior to the time at which (i) the Shares may be transferred into the name of the Pledgee or its nominee or (ii) the Pledgee may exercise control with respect to the Shares if related liquor licenses are to remain in effect.

         6. Marshalling. The Pledgee shall not be required to marshal! any present or future security for (including but not limited to this Agreement and the Collateral) the Liabilities or any of them or to resort to such security in any particular order; and all of its rights hereunder and in respect of such security shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law which might cause delay in or impede the enforcement of the Pledgee's rights under this Agreement or under any other instrument evidencing any of the Liabilities or under which any of the Liabilities is outstanding or by which any of the Liabilities is secured or guaranteed, and the Pledgor hereby irrevocably waives the benefits of all such laws.

         7. Pled~or's Liabilities Not Affected. The Liabilities of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or nonexercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of any of the Liabilities or any security therefor (including this Agreement); (b) any amendment or waiver of any of the terms of the Liabilities of the Pledgor to the Pledgee and the security therefor; (c) any amendment or waiver of any of the terms of any instrument (other than this Agreement) providing security for any of the Liabilities; or (d) the taking of additional security for any guaranty of any of the Liabilities or the release or discharge or termination of any security or guaranty for any of the Liabilities; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     8. Transfer, etc., By Pledgor. Without the prior written consent of the Pledgee, the Pledgor will not pledge or grant any security interest in or otherwise encumber any of the Collateral other than the security interest in favor of the Pledgee.
          9. Further Assurances. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, opinions and other documents and will do or cause to be done all such other things as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Pledgee hereunder.

          10. Pledgee's Exoneration. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty (except for safe custody) with respect to any part or all of the Collateral delivered hereunder, of any nature or kind or any matter or proceedings arising out of or relating thereto, but the same shall be at the Pledgor's sole risk at all times, excepting only Pledgee's gross negligence or wilful misconduct. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral against any parties thereto. The Pledgor hereby releases the Pledgee from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Liabilities, the use of the Collateral and/or any actions reasonably taken or omitted to be taken by the Pledgee with respect thereto, and the Pledgor hereby agrees to hold the Pledgee harmless from and with respect to any and all such claims, causes of action and demands, excepting only those claims, causes of action and demands attributable to the Pledgee's gross negligence or wilful misconduct.

          11. No Waiver. Etc. No act, failure or delay by the Pledgee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Pledgee of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Liabilities or the Collateral, and any and all other notices and demand whatsoever.

     12. Notices, Etc. All notices, requests and other communications hereunder shall be given in the manner provided for in the Loan Agreement.

          13. Miscellaneous Provisions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors in title and assigns of the Pledgor, and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its successors in title and assigns. This Agreement and obligations of the Pledgor hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof. If any term of this Agreement shall be held to be invalid, illegal or unenforceable the validity of all other terms hereof shall be in no way affected hereby and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

         IN WITNESS WHEREOF, the Pledgee and the Pledgor have caused this Agreement to be duly executed and delivered under seal as of the date first above written.

WITNESS:                           PLEDGOR:

                                   FINE HOST CORPORATION

                                   By:_
Name:                                   Name:
                                        Title:
                                             Its duly suthorized officer




WITNESS:                                     PLEDGEE:



Name:                                        USTRUST, as Lender and Agent

                                             By:
                                             Michael D. O'Neill, Vice President

                                                                   EXHIBIT K

                                     FORM OF
                 FIRST AMENDED AND RESTATED LLC PLEDGE AGREEMENT
         (for Membership Interest in Tarrant County Concessions, L.L.C.)

         This FIRST AMENDED AND RESTATED LLC PLEDGE AGREEMENT (the "Agreement") is entered into as of this __ day of ______, 1996, by and between (a) FINE HOST CORPORATION, a Delaware corporation with a principal office at 3 Greenwich
Office Park, Greenwich, Connecticut 06831 (the "Pledgor"), and (b) USTRUST, a Massachusetts trust company (hereinafter referred to as "USTrust" when acting for itself), as Lender and Agent (hereinafter referred to as the "Pledgee" when acting as Agent for the Banks (as defined below)) for each of (i) USTrust, (ii) The Sumitomo Bank, Limited ("Sumitomo"), (iii) State Street Bank and Trust Company ("SSB"), (iv) Bank of Boston Connecticut ("BBC"), (v) Mellon Bank, N.A. ("Mellon") and (vi) The Bank of New York ("BNY") (USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter referred to collectively as the "Banks").

         All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among the Pledgor, certain Subsidiaries of the Pledgor, the Banks and the Pledgee, as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time.

WITNESSETH:

         WHEREAS, the Pledgor has entered into a certain Pledge Agreement (the "Existing Pledge Agreement"), dated as of August 24, 1995, by and between the Pledgor and Pledgee, pursuant to which, among other things, the Pledgor granted in favor of the Pledgee a security interest in, among other things, all of the rights, title and interests of the Pledgor's membership interest ("Membership Interest") in Tarrant County Concessions, L.L.C., a Texas limited liability company (the "Limited Liability Company"); and

         WHEREAS, the Pledgor and each of its Subsidiaries have requested that the Banks enter into the Loan Agreement in order to amend, restate and replace in its entirety the Existing Loan Agreement; and

         WHEREAS, as a condition precedent to entering into the Loan Agreement and making the Loans thereunder, the Banks have requested, among other things, that the Pledgor enter into this Agreement in order to amend, restate and replace in its entirety the Existing Pledge Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Pledgee, for the ratable benefit of the Banks, hereby amend, restate and replace the Existing Pledge Agreement to read in its entirety as follows:

         1. Definitions. Terms used herein and not defined in the Loan Agreement or otherwise defined herein which are defined in the Uniform Commercial Code, as in effect, from time to time, in The Commonwealth of Massachusetts (the "UCC") have the respective meanings given to such terms in the UCC.

         2. Pledge And Grant of Security Interest in Collateral. To secure all of the Liabilities of the Pledgor to the Pledgee under the Loan Agreement and the other Loan Documents, the Pledgor hereby pledges, assigns, grants to the Pledgee, for the ratable benefit of the Banks, a continuing first priority security interest in the following, in each case whether now owned or hereafter acquired, issued or arising (collectively, the "Collateral"):

                  (a) all of the  Pledgor's  Membership  Interest in the Limited
         Liability   Company,   whether  now  existing  or   hereafter   arising
         (hereinafter referred to as the "Membership Interest");

                  (b) all payments, earnings, dividends (whether cash or in kind, including any dividends of additional Membership Interest) and other distributions (including but not limited to, all distribution of assets or property of the Limited Liability Company in the event of a liquidation or winding up of the Limited Liability Company or otherwise) received by the Limited Liability Company with respect to the Membership Interest;

                  (c) all rights, interests, and remedies available to the Pledgor pursuant to any of the foregoing, including but not limited to any voting or other rights arising from the Membership Interest, and under applicable law; and

                  (d) all proceeds, substitutions, accessions, and replacements (including any securities or other property in exchange therefore) of any of the foregoing.

         2.       UCC-1 Financing Statements; Certificates.

                  2.1 UCC-1 Financing Statements.  The Pledgor shall execute and deliver contemporaneously herewith to the Pledgee certain UCC-1 Financing Statements, in form satisfactory to the Pledgee, and will pay all costs associated with filing the same in all public offices wherever filing is deemed by the Pledgee to be necessary, desirable or otherwise appropriate.

                  2.2 Certificates. If, at any time, the Membership Interest shall be represented by one or more membership interest certificates or other certificates of ownership or any other documents, the Pledgor shall promptly deliver such certificates, or other documents to the Pledgee, accompanied by transfer powers endorsed in blank respecting such certificates or documents, duly executed, with signatures guaranteed if requested by the Pledgee.

     3.   Representations,   Warranties  and   Covenants.   The  Pledgor  hereby
represents, warrants and covenants to the Pledgee the following:

                  3.1 Locations; Supplemental Information Regarding Pledgor. The Pledgor's principal place of business, chief executive office and mailing address is located at the address set forth at the beginning of this Agreement, and the Pledgor does not and will not conduct any business under any trade name or trade style other than Pledgor's legal name or such other names or styles as may be set forth in the Loan Agreement or any of the other Loan Documents.

                  3.2 Title To Collateral. The Pledgor has good and marketable title to the Membership Interest, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement.

                  3.3 Authority. The Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Collateral hereunder do not contravene any law, rule or regulation or any judgment, decree or order of any tribunal or of any agreement or instrument to which the Pledgor is a party or by which the Pledgor or the Pledgor's property is bound or affected or constitute a default thereunder. The Pledgor covenants that the Pledgor will defend the Pledgee's rights and security interest in the Membership Interest against the claims and demands of all persons whomsoever.

                  3.4 Transfer by Pledgor. The Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Collateral or any interest therein, except as provided for in this Agreement.

         4. No Liability As Member. The foregoing pledge and security interest is for collateral purposes only and, to the fullest extent permitted by law, the Pledgee shall not, either by virtue hereof or by its receipt of distributions from or by virtue of the exercise of any of its rights hereunder, be deemed to be a member of the Limited Liability Company or to have any liability for the debts, obligations or liabilities of the Limited Liability Company, the Pledgor or any other participant in the Limited Liability Company, or to have any obligation to make capital contributions to, perform any services for, or discharge any duties of a member of the Limited Liability Company.


         5.       Liquidation, Recapitalization, Etc.

                  5.1 Any sums or other property paid or distributed upon or with respect to the Membership Interest, whether by dividend or redemption or upon the liquidation or dissolution of the Limited Liability Company, shall, except to the limited extent provided in
         Section 6, be paid over and delivered to the Pledgee to be held by the Pledgee as security for the payment and performance in full of all of the Liabilities. In case, pursuant to the recapitalization or reclassification of the Limited Liability Company or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Membership Interest or any property shall be distributed upon or with respect to any of the Membership Interest, the property so distributed shall be delivered to the Pledgee to be held by it as security for the Liabilities. Except to the limited extent provided in Section 6, all sums of money and property paid or distributed in respect of the Membership Interest, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee as security for the payment and performance in full of all of the Liabilities.

                  5.2 All sums of money that are delivered to the Pledgee pursuant to this Section 5 shall be deposited into an interest bearing account in the name of the Pledgee (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral
         Account may be invested in time deposits, certificates of deposit issued by a bank, or U.S. government obligations (such time deposits, certificates of deposit or U.S. Government obligations being hereinafter referred to, collectively, as "Cash Amounts"), that are satisfactory to both the Pledgee and the Pledgor. Interest earned on the Cash Collateral Account and on the Cash Amounts shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash

         Collateral Account, any and all Cash Amounts, any and all instruments or other writings evidencing Cash Amounts and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

                  5.3 The Pledgor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Pledgee to part with the Pledgee's possession of any instruments or other writings evidencing any Cash Amounts.


         6. Distributions, Voting, Etc., Prior to Event of Default. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends and distributions paid in respect of the Membership Interest, to vote the Membership Interest and to give consents, waivers and ratifications in respect of the Membership Interest; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Pledgor if the effect thereof would or be inconsistent with or result in any violation of any of the provisions of the Loan Agreement or this Agreement. All such rights of the Pledgor to receive cash dividends and distributions shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Membership Interest shall, at the Pledgee's option, as evidenced by the Pledgee's notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.

         7.       Remedies.

         Following Default or Event of Default. If a Default or an Event of Default shall occur and be continuing, the Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and in effect in the Commonwealth of Massachusetts in Massachusetts General Laws, Chapter 106, Section 1-101, et seq. ("UCC"), all such rights and remedies being cumulative, not exclusive, and enforceable alternately, successively or concurrently, at such time or times as the Pledgee deems expedient:

                  (a) if the Pledgee so elects and gives notice of such election to the Pledgor, the Pledgee may vote any or all of the Membership Interest (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratification in respect of the Membership Interest and otherwise act with respect thereto as though it was the outright owner thereof (the Pledgor hereby irrevocably appoints the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

     (b) the Pledgee may demand, sue for, collect or make any compromises or settlement which it deems suitable in respect of the Collateral;

                  (c) the Pledgee may sell, resell, assign and deliver or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms, at such place or places and at such time or times and to such persons as the Pledgee deems expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except such as may be required by law; and

     (d) the Pledgee may cause all or any part of the Collateral held by it to be transferred into its name or the name of its nominee or nominees.

         The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Membership Interest by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or any applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that any such private sales may be at prices and on other reasonable terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Membership Interest for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

         The Pledgor hereby agrees that the sending of ten (10) days' notice by certified mail return receipt requested, postage prepaid, to the Pledgor's address set forth at the head of this Agreement of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. To the extent permitted by law, the Pledgee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor). If any of the Collateral is sold by the Pledgee upon credit or for future delivery, the Pledgee shall not be liable for the failure of the purchaser to pay for the same and in such event the Pledgee may resell such Collateral. The Pledgee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Pledgee may buy at private sale and may make payments thereof by any means. The Pledgee may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees and all legal expenses, travel and other expenses which may be incurred by the Pledgee in attempting to collect the Liabilities, or any of them, or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Liabilities in such order as to principal or interest remaining unpaid, including legal interest thereon, and the balance of any expenses unpaid, as the Pledge in it sole discretion may reasonably determine, and any surplus shall be paid to the Pledgor.

         The Pledgee understands that certain state liquor laws that now or may in the future be applicable to the Pledgor may require that certain approvals be obtained, or certain filings be made or notices given, prior to the time at which (i) the Membership Interest may be transferred into the name of the Pledgee or its nominee or (ii) the Pledgee may exercise control with respect to the Membership Interest if related liquor licenses are to remain in effect.

         8. Costs; Legal Fees. The Pledgor agrees to pay, or to reimburse the Pledgee, as the case may be on demand, for all fees, costs and expenses (including attorneys' reasonable fees and expenses) incurred or paid by the Pledgee in connection with: (a) collection of the Liabilities or the enforcement of the Pledgee's rights and remedies under this Agreement; (b) the administration, supervision, protection of or realization on any of the Collateral held as security for any of the Liabilities; or (c) the defense of any action against the Pledgee with respect to the Pledgee's rights or remedies in respect to the Collateral; and all of the foregoing fees, costs, and expenses shall be part of the Liabilities secured by this Agreement, and may be paid by the Pledgee, acting in its sole discretion, and added to the Liabilities, in each case, whether or not any suit or other legal proceedings are commenced or pending.

         9. Marshalling. The Pledgee shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral), or other assurances of payment of, the Liabilities or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Pledgee's rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Pledgor lawfully may, the Pledgor hereby agrees that the Pledgor will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Pledgee's rights under this Agreement or under any other instrument evidencing any of the Liabilities or under which any of the Liabilities is outstanding or by which any of the Liabilities is secured or payment thereof is otherwise assured, and to the extent that the Pledgor lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

         10. Pledgor's Liabilities Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of any of the Liabilities or any security thereof (including this Agreement); (b) any amendment to or modification of the Loan Agreement or any of the Liabilities;
(c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Liabilities; or (d) the taking of additional security for, or any other assurances of payment of, any of the Liabilities or the release or discharge or termination of any security or other assurances of payment or performance for any of the Liabilities; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

         11. Further Assurances. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Pledgee hereunder. If the Pledgee so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Pledgee as a financing statement in any recording office in any jurisdiction.

         12. Pledgee's Exoneration. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than after an Event of Default shall have occurred and be continuing, to act in a commercially reasonable manner. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect the Pledgor or the Pledgor's rights in the Collateral or against other parties thereto.

         13. No Waiver, Etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. No act, failure or delay by the Pledgee shall constitute a waiver of the Pledgee's rights and remedies hereunder or otherwise. No single or partial waiver by the Pledgee of any default or right of remedy that the Pledgor may have shall operate a waiver of any other default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Liabilities or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Loan Agreement).

     14. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.
                                                         6

         15. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and the Pledgor's respective heirs, successors and assigns, and shall inure to the benefit of the Pledgee and the Pledgee's successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

     16. Conflicting Provisions. In the event of any conflict between the provisions of this Agreement and those of the Loan Agreement, the Loan Agreement shall govern.

         IN WITNESS WHEREOF, the undersigned has executed under seal this Agreement as of the date first above written.

WITNESS:                            PLEDGOR:

                                    FINE HOST CORPORATION



_________________________           By:____________________________________
Name:                                     Name:
                                          Title:
                                               Its duly authorized officer

                                    PLEDGEE:

WITNESS:                            USTRUST, as Lender and Agent




__________________________          By: ___________________________________
Name                                      Michael D. O'Neill, Vice President

                                                                      EXHIBIT L

                                     FORM OF
            FIRST AMENDED AND RESTATED JOINT VENTURE PLEDGE AGREEMENT

                                     (for )

         This FIRST AMENDED AND RESTATED JOINT VENTURE PLEDGE AGREEMENT (the "Agreement") is entered into as of this _ day of , 1996, by and between (a) FINE HOST CORPORATION, a Delaware corporation with a principal office at 3 Greenwich Office Park, Greenwich, Connecticut 06831 (the "Pledgor"), and (b) USTRUST, a Massachusetts trust company (hereinafter referred to as "USTrust" when acting for itself), as Lender and Agent (hereinafter referred to as the "Pledgee" when acting as Agent for the Banks (as defined below)) for each of (i) USTrust, (ii) The Sumitomo Bank, Limited ("Sumitomo"), (iii) State Street Bank and Trust Company ("SSB"), (iv) Bank of Boston Connecticut ("BBC"), (v) Mellon Bank, N.A. ("Mellon") and (vi) The Bank of New York ("BNY") (USTrust, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter referred to collectively as the "Banks").

         All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement. As used herein, the term "Loan Agreement" means that certain Third Amended and Restated Loan Agreement, dated of even date herewith, by and among the Pledgor, certain Subsidiaries of the Pledgor, the Banks and the Pledgee, as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time.

WITNESSETH:

         WHEREAS, the Pledgor has entered into a certain Pledge Agreement (the "Existing Pledge Agreement"), dated as of , 199_, by and between the Pledgor and Pledgee, pursuant to which, among other things, the Pledgor granted in favor of the Pledgee a security interest in, among other things, all of the rights, title and interests of the Pledgor in Joint Venture (the "Joint Venture"), a joint venture organized pursuant to a certain Joint Venture Agreement (the "Joint Venture Agreement"), dated , by and among (i) the Pledgor, (ii) and (iii)_ ; and

         WHEREAS, the Pledgor and each of its Subsidiaries have requested that the Banks enter into the Loan Agreement in order to amend, restate and replace in its entirety the Existing Loan Agreement; and

         WHEREAS, as a condition precedent to entering into the Loan Agreement and making the Loans thereunder, the Banks have requested, among other things, that the Pledgor enter into this Agreement in order to amend, restate and replace in its entirety the Existing Pledge Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Pledgee, for the ratable benefit of the Banks, hereby amend, restate and replace the Existing Pledge Agreement to read in its entirety as follows:

         1. Definitions. Terms used herein and not defined in the Loan Agreement or otherwise defined herein which are defined in the Uniform Commercial Code, as in effect, from time to time, in The Commonwealth of Massachusetts (the "UCC") have the respective meanings given to such terms in the UCC.

     2. Pledge And Grant of Security Interest in Collateral. To secure all of the Liabilities of the Pledgor to the Pledgee under the Loan Agreement and the other Loan Documents, the Pledgor hereby pledges, assigns, grants to the Pledgee, for the ratable benefit of the Banks, a continuing first priority security interest in the following, in each case whether now owned or hereafter acquired, issued or arising (collectively, the "Collateral"):

         (a) all of the joint venture interests of the Pledgor in the Joint Venture, whether now existing or hereafter acquired (hereinafter referred to as the "Joint Venture Interests");

         (b) all payments, dividends (whether cash or in kind, including any dividends of additional Joint Venture Interests) and other distributions (including but not limited to, all distribution of assets or property of the Joint Venture in the event of a liquidation or winding up of the Joint Venture or otherwise) received by the Joint Venture with respect to the Joint Venture Interests, but excluding payments constituting payment for or reimbursement of costs and expenses as provided in the Joint Venture Agreement, such payments being referred to herein as "Cost Payments";

         (c) all rights, interests, and remedies available to the Pledgor pursuant to any of the foregoing, including but not limited to any voting or other rights arising from the Joint Venture Interests, and under the Joint Venture Agreement or applicable law; and

         (d)  all  proceeds,   substitutions,   accessions,   and   replacements
(including any securities or other property in exchange therefore) of any of the foregoing.

2.

WCC-1 Financing Statements: Certificates.

         2.1 WCC-1 Financing Statements. The Pledgor shall execute and deliver contemporaneously herewith to the Pledgee certain WCC-1 Financing Statements, in form satisfactory to the Pledgee, and will pay all costs associated with filing the same in all public offices wherever filing is deemed by the Pledgee to be necessary, desirable or otherwise appropriate.

         2.2 Certificates. If, at any time, the Joint Venture Interests shall be represented by one or more joint venture certificates or other certificates of ownership or any other similar documents, the Pledgor shall promptly deliver such certificates, or other documents to the Pledgee, accompanied by transfer powers endorsed in blank respecting such certificates or documents, duly executed, with signatures guaranteed if requested by the Pledgee.

     3.   Representations.   Warranties  and   Covenants.   The  Pledgor  hereby
represents, warrants and covenants to the Pledgee the following:


         3.1 Locations: Supplemental Information Regarding Pledgor. The Pledgor's principal place of business, chief executive office and mailing address is located at the address set forth at the beginning of this Agreement, and the Pledgor does not and will not conduct any business under any trade name or trade style other than Pledgor's legal name or such other names or styles as may be set forth in the Loan Agreement or any of the other Loan Documents.

         3.2 Title To Collateral. The Pledgor has good and marketable title to the Joint Venture Interests, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement and restrictions set forth in the Joint Venture Agreement.

         3.3 Authority. The Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Collateral hereunder do not contravene any law, rule or regulation or any judgment, decree or order of any tribunal or of any agreement or instrument to which the Pledgor is a party or by which the Pledgor or the Pledgor's property is bound or affected or constitute a default thereunder. The Pledgor covenants that the Pledgor will defend the Pledgee's rights and security interest in the Joint Venture Interests against the claims and demands of all persons whomsoever.

         3.4 Transfer by Pledgor. The Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Collateral or any interest therein, except as provided for in this Agreement.

         3.5 Joint Venture Agreement. Attached hereto as Exhibit A is a true, complete and correct copy of the Joint Venture Agreement, and the Joint Venture Agreement has not been amended, modified, or rescinded and is in full force and effect as of the date hereof. The Pledgor will not amend, modify, restate, assign, pledge or otherwise alter any of the terms, conditions and provisions of the Joint Venture Agreement, without the prior written consent of the Pledgee; provided, however, that, prior to the occurrence of a default under any of the Loan Documents, the Pledgor may, without such consent, make or agree to any such amendment, modification or alternation that the Pledgor reasonably believes is in the best interest of the Pledgor and does not materially affect either the security interest granted by the Pledgor to the Pledgee hereunder or the ability of the Pledgor to make payments required to be made to the Pledgee under the Loan Documents.

         4. No Joint Venture Liability. The foregoing pledge and security interest is for collateral purposes only and, to the fullest extent permitted by law, the Piedgee shall not, either by virtue hereof or by its receipt of distributions from or by virtue of the exercise of any of its rights hereunder, be deemed to be a joint venturer of the Joint Venture or to have any liability for the debts, obligations or liabilities of the Joint Venture, the Pledgor or any other participant in the Joint Venture, or to have any obligation to make capital contributions to, perform any services for, or discharge any duties of a joint venturer of the Joint Venture.

5. Liquidation. Recapitalization. Etc.

         5.1 Any sums or other property paid or distributed upon or with respect to the Joint Venture Interests, whether by dividend or redemption or upon the liquidation or dissolution of the Joint Venture (but excluding Cost Payments), shall, except to the limited extent provided in Section 6, be paid over and delivered to the Pledgee to be held by the Pledgee as security for the payment and performance in full of all of the Liabilities. In case, pursuant to the recapitalization or reclassification of the Joint Venture or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Joint Venture Interests or any property shall be distributed upon or with respect to any of the Joint Venture Interests, the property so distributed shall be delivered to the Pledgee to be held by it as security for the Liabilities. Except to the limited extent provided in Section 6, all sums of money and property paid or distributed in respect of the Joint Venture Interests, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise (but excluding Cost Payments), that are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee as security for the payment and performance in full of all of the Liabilities.

         5.2 All sums of money that are delivered to the Pledgee pursuant to this Section 5 shall be deposited into an interest bearing account in the name of the Pledgee (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, certificates of deposit issued by a bank, or U.S. government obligations (such time deposits, certificates of deposit or U.S. Government obligations being hereinafter referred to, collectively, as "Cash Amounts"), that are satisfactory to both the Pledgee and the Pledgor. Interest earned on the Cash Collateral Account and on the Cash Amounts shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Cash Amounts, any and all instruments or other writings evidencing Cash Amounts and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

         5.3 The Pledgor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Pledgee to part with the Pledgee's possession of any instruments or other writings evidencing any Cash Amounts.

         6. Distributions. Voting. Etc.. Prior to Event of Default. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends and distributions paid in respect of the Joint Venture Interests, to vote the Joint Venture Interests and to give consents, waivers and ratifications in respect of the Joint Venture Interests; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Pledgor if the effect thereof would or be inconsistent with or result in any violation of any of the provisions of the Loan Agreement or this Agreement. All such rights of the Pledgor to receive cash dividends and distributions shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Joint Venture Interests shall, at the Pledgee's option, as evidenced by the Pledgee's notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.

         7. Remedies Following Default or Event of Default. If a Default or an Event of Default shall occur and be continuing, the Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and in effect in the Commonwealth of Massachusetts in Massachusetts General Laws, Chapter 106, Section 1-101, ~ seq. ("UCC"), all such rights and remedies being cumulative, not exclusive, and enforceable alternately, successively or concurrently, at such time or times as the Pledgee deems expedient:

         (a) if the Pledgee so elects and gives notice of such election to the Pledgor, the Pledgee may vote any or all of the Joint Venture Interests (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratification in respect of the Joint Venture Interests and otherwise act with respect thereto as though it was the outright owner thereof (the Pledgor hereby irrevocably appoints the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

     (b) the Pledgee may demand, sue for, collect or make any compromises or settlement which it deems suitable in respect of the Collateral;

         (c) the Pledgee may sell, resell, assign and deliver or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms, at such place or places and at such time or times and to such persons as the Pledgee deems expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except such as may be required by law; and

         (d) the Pledgee may cause all or any part of the Collateral held by it to be transferred into its name or the name of its nominee or nominees.

         The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Joint Venture Interests by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or any applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that any such private sales may be at prices and on other reasonable terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Joint Venture Interests for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

         The Pledgor hereby agrees that the sending of ten (10) days' notice by certified mail return receipt requested, postage prepaid, to the Pledgor's address set forth at the head of this Agreement of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. To the extent permitted by law, the Pledgee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor). If any of the Collateral is sold by the Pledgee upon credit or for future delivery, the Pledgee shall not be liable for the failure of the purchaser to pay for the same and in such event the Pledgee may resell such Collateral. The Pledgee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Pledgee may buy at private sale and may make payments thereof by any means. The Pledgee may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees and all legal expenses, travel and other expenses which may be incurred by the Pledgee in attempting to collect the Liabilities, or any of them, or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Liabilities in such order as to principal or interest remaining unpaid, including legal interest thereon, and the balance of any expenses unpaid, as the Pledge in it sole discretion may reasonably determine, and any surplus shall be paid to the Pledgor.

         The Pledgee understands that certain state liquor laws that now or may in the future be applicable to the Pledgor may require that certain approvals be obtained, or certain filings be made or notices given, prior to the time at which (i) the Joint Venture Interests may be transferred into the name of the Pledgee or its nominee or (ii) the Pledgee may exercise control with respect to the Joint Venture Interests if related liquor licenses are to remain in effect.

     8. Costs: Legal Fees. The Pledgor agrees to pay, or to reimburse the Pledgee, as the case may be on demand, for all fees, costs and expenses (including attorneys' reasonable fees and expenses) incurred or paid by the Pledgee in connection with: (a) collection of the Liabilities or the


- -- 5 --
enforcement of the Pledgee's rights and remedies under this Agreement; (b) the administration, supervision, protection of or realization on any of the Collateral held as security for any of the Liabilities; or (c) the defense of any action against the Pledgee with respect to the Pledgee's rights or remedies in respect to the Collateral; and all of the foregoing fees, costs, and expenses shall be part of the Liabilities secured by this Agreement, and may be paid by the Pledgee, acting in its sole discretion, and added to the Liabilities, in each case, whether or not any suit or other legal proceedings are commenced or pending.

         9. Marshalling. The Pledgee shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral), or other assurances of payment of, the Liabilities or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Pledgee's rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Pledgor lawfully may, the Pledgor hereby agrees that the Pledgor will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Pledgee's rights under this Agreement or under any other instrument evidencing any of the Liabilities or under which any of the Liabilities is outstanding or by which any of the Liabilities is secured or payment thereof is otherwise assured, and to the extent that the Pledgor lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

         10. Pledgor's Liabilities Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of any of the Liabilities or any security thereof (including this Agreement); (b) any amendment to or modification of the Loan Agreement or any of the Liabilities;
(c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Liabilities; or (d) the taking of additional security for, or any other assurances of payment of, any of the Liabilities or the release or discharge or termination of any security or other assurances of payment or performance for any of the Liabilities; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

         11. Further Assurances. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Pledgee hereunder. If the Pledgee so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Pledgee as a financing statement in any recording office in any jurisdiction.

         12. Pledgee's Exoneration. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than after an Event of Default shall have occurred and be continuing, to act in a commercially reasonable manner. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect the Pledgor or the Pledgor's rights in the Collateral or against other parties thereto.

     13. No Waiver. Etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. No act, failure or delay by the Pledgee shall constitute a waiver of the Pledgee's rights and remedies hereunder or otherwise. No single or partial waiver by the Pledgee of any default or right of remedy
                                                        - 6 -
that the Pledgor may have shall operate a waiver of any other default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Liabilities or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Loan Agreement).

     14. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          15. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and the Pledgor's respective heirs, successors and assigns, and shall inure to the benefit of the Pledgee and the Pledgee's successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

     16. Conflicting Provisions. In the event of any conflict between the provisions of this Agreement and those of the Loan Agreement, the Loan Agreement shall govern.

          IN WITNESS WHEREOF, the undersigned has executed under seal this Agreement as of the date first above written.



WITNESS:                                PLEDGOR:



Name:                                   FINE HOST CORPORATION
                                        By:
                                        Name:
                                        Title:
                                             Its duly authorized officer


WITNESS:                                PLEDGEE:

                                        USTRUST, as Lender and Agent
Name:                                   By:
                                        Michael D. O'Neill, Vice President

                                                                     Exhibit M

                        FORM OF ASSIGNMENT AND ASSUMPTION

         Reference is made to that certain Third Amended and Restated Loan Agreement (as the same may be hereafter further amended, modified, supplemented, extended or restated from time to time, the "Loan Agreement") dated as of June __, 1996, by and among (a) Fine Host Corporation, a Delaware corporation (the "Borrower"), (b) certain Subsidiaries of the Borrower, (c) the Bank (hereinafter referred to as the "Bank" when acting for itself), as Lender and Agent thereunder (hereinafter referred to as the "Agent" when acting as Agent for the Banks (as defined below)), (d) The Sumitomo Bank, Limited ("Sumitomo"), (e) State Street Bank and Trust Company ("SSB"), (f) Bank of Boston Connecticut ("BBC"), (g) Mellon Bank, N.A. ("Mellon") and (h) The Bank of New York ("BNY")(the Bank, Sumitomo, SSB, BBC, Mellon and BNY, together with their successors and assigns, are hereinafter sometimes referred to collectively as the "Banks"). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

     ______________________   (the   "Assignor")   and   ________________   (the
"Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee, without recourse, to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse, to the Assignor, as of the Effective Date (as defined below) (but not prior to the registration of the information contained herein in the Register pursuant to subsection 10.16 of the Loan Agreement), a __% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Loan Agreement with respect to those credit facilities contained in the Loan Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or hereto; and (c)(i) requests that the Agent, upon request by the Assignee, exchange any attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility and the Assignor holds any Notes, requests that the Agent exchange the attached Notes for a new

Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to subsection 6.1 thereof and such other documents and information as it has deem appropriate to make its own credit analysis and decision to enter into this Assignment and acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deemed appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be a party to and bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank.

         4. The effective date of this Assignment and Assumption shall be _________, 19__ (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Bank thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Agreement.

     7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         8. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective duly authorized officers.

[NAME OF ASSIGNEE]                       [NAME OF ASSIGNOR]



By:_____________________________         By:______________________________
    Name:                                     Name:
    Title:                                   Title:
         Its duly authorized officer              Its duly authorized officer


ACCEPTED:                                CONSENTED TO:


USTRUST, AS AGENT                        FINE HOST CORPORATION



By:_____________________________         By:________________________________
    Name:                                    Name:
    Title:                                   Title:
         Its duly authorized officer              Its duly authorized officer